UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KLA-TENCOR CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Lam Research Corporation stockholders and KLA-Tencor Corporation stockholders:

On behalf of the boards of directors of Lam Research Corporation and KLA-Tencor Corporation, we are pleased to enclose the joint proxy statement/prospectus relating to the merger of KLA-Tencor Corporation with a wholly owned subsidiary of Lam Research Corporation pursuant to the terms of a merger agreement entered into by KLA-Tencor and Lam Research on October 20, 2015.

If the merger is completed, each KLA-Tencor stockholder may elect to receive, for all shares of KLA-Tencor common stock held, one of the following forms of consideration, which will be payable on a per share basis and will be subject to the proration mechanism described below:

1.	both 0.5 of a share of Lam Research common stock and $32.00 in cash, which is referred to as the “mixed election;”

2.	a number of shares of Lam Research common stock equal to 0.5, plus a number of shares of Lam Research common stock equal to $32.00 divided by the volume-weighted average price of a share of Lam Research common stock measured over a five-trading day period, which is referred to as the “five-trading day VWAP,” ending approximately two days prior to the closing of the merger, which is referred to as the “stock election;” or

3.	$32.00 in cash, plus a cash amount equal to 0.5 times the five-trading day VWAP, which is referred to as the “cash election.”

Pursuant to the merger agreement, Lam Research will not be required to issue (1) a number of shares of Lam Research common stock that exceeds the product of 0.5 and the number of shares of KLA-Tencor common stock outstanding immediately prior to the effective time of the merger or (2) an amount of cash that exceeds the product of $32.00 and the number of shares of KLA-Tencor common stock outstanding immediately prior to the effective time of the merger. KLA-Tencor stockholders who make the mixed election will receive the mixed election consideration and KLA-Tencor stockholders who make the stock election or the cash election will be subject to a customary proration mechanism set forth in the merger agreement. KLA-Tencor stockholders that do not make an election will be deemed to have made the mixed election. KLA-Tencor stockholders who make the stock election or the mixed election, or who make the cash election but are subject to proration, will receive cash in lieu of any fractional share of Lam Research common stock.

Based on Lam Research’s closing stock price on January 7, 2016, the most recent practicable date for which such information was available, the merger consideration represented approximately $67.86 in value per share of KLA-Tencor common stock, which represents a premium of approximately 26% over KLA-Tencor’s closing stock price on October 20, 2015, the last trading day before the public announcement of the transaction.

The value of the merger consideration to be received in exchange for each share of KLA-Tencor common stock will fluctuate based on the market value of Lam Research common stock until the merger is completed. Shares of Lam Research common stock and shares of KLA-Tencor common stock are traded on the NASDAQ Global Select Market under the symbols “LRCX” and “KLAC,” respectively. We urge you to obtain current market quotations for the shares of common stock of Lam Research and KLA-Tencor.

Based on the number of shares of Lam Research common stock and KLA-Tencor common stock outstanding on January 7, 2016, upon completion of the merger, former KLA-Tencor stockholders will own approximately 33% of the outstanding Lam Research common stock and Lam Research stockholders immediately prior to the merger will own approximately 67% of the outstanding Lam Research common stock.

Each of Lam Research and KLA-Tencor is holding a special meeting of its stockholders to vote on matters related to the merger, as well as certain other matters in the case of Lam Research. We cannot complete the merger unless the stockholders of Lam Research approve the issuance of shares of Lam Research common stock pursuant to the merger agreement and the stockholders of KLA-Tencor adopt the merger agreement, in both cases as described in the joint proxy statement/prospectus. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the applicable special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Lam Research special meeting or the KLA-Tencor special meeting, as applicable.

The Lam Research board of directors has unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, are fair to, and in the best interests of, Lam Research and its stockholders, and are advisable. The Lam Research board of directors unanimously recommends that the Lam Research stockholders vote “FOR” the proposal to approve the issuance of shares of Lam Research common stock pursuant to the merger agreement.

The KLA-Tencor board of directors has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of KLA-Tencor and its stockholders and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The KLA-Tencor board of directors unanimously recommends that the KLA-Tencor stockholders vote “FOR” the proposal to adopt the merger agreement.

The obligations of Lam Research and KLA-Tencor to complete the merger are subject to the satisfaction or waiver of several conditions. The accompanying joint proxy statement/prospectus contains detailed information about Lam Research, KLA-Tencor, the special meetings, the merger agreement and the merger. You should read the joint proxy statement/prospectus carefully and in its entirety before voting, including the section entitled “Risk Factors” beginning on page 22.

We look forward to the successful combination of Lam Research and KLA-Tencor.

Sincerely,

Stephen G. Newberry, Chairman of the Board of Directors, Lam Research Corporation	Edward W. Barnholt, Chairman of the Board of Directors, KLA-Tencor Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated January 13, 2016 and is first being mailed to Lam Research stockholders and KLA-Tencor stockholders on or about January 19, 2016.

ADDITIONAL INFORMATION

The accompanying document is the proxy statement of Lam Research for its special meeting of stockholders, the proxy statement of KLA-Tencor for its special meeting of stockholders and the prospectus of Lam Research for its common stock to be issued in the merger. The accompanying joint proxy statement/prospectus incorporates important business and financial information about Lam Research and KLA-Tencor from other documents that are not included in or delivered with the joint proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into the joint proxy statement/prospectus free of charge by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll Free: (800) 591-8268	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022 Stockholders May Call Toll-Free: (888) 750-5834 Banks and Brokers May Call Collect: (212) 750-5833

or	or

Lam Research Corporation 4650 Cushing Parkway Fremont, CA 94538 (510) 572-0200 Attn: Investor Relations	KLA-Tencor Corporation One Technology Drive Milpitas, CA 95035 (408) 875-3000 Attn: Investor Relations

Investors may also consult Lam Research’s or KLA-Tencor’s website for more information concerning the mergers described in this joint proxy statement/prospectus. Lam Research’s website is www.lamresearch.com. KLA-Tencor’s website is www.kla-tencor.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

In addition, if you have questions about the mergers or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact D.F. King & Co., Inc., the proxy solicitor for Lam Research, toll-free at 1-800-591-8268 or collect at 1-212-269-5550, or Innisfree M&A Incorporated, the proxy solicitor for KLA-Tencor, toll-free at (888) 750-5834 or collect at (212) 750-5833. You will not be charged for any of these documents that you request. If you have any questions about the process to make your election for the merger consideration, the election form, the potential proration of certain forms of the merger consideration, the merger consideration, or related matters, please contact D.F. King & Co., Inc., the information agent for Lam Research, at 1-800-591-8268.

If you would like to request any documents, please do so by February 15, 2016 in order to receive them before the special meetings.

For a more detailed description of the information incorporated by reference into this joint proxy statement/prospectus and how you may obtain it, see the section entitled “Where You Can Find More Information.”

Lam Research Corporation

4650 Cushing Parkway

Fremont, CA 94538

(510) 572-0200

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On February 19, 2016 At

8:00 a.m. Pacific Time

To the Stockholders of Lam Research Corporation:

We are pleased to invite you to attend the special meeting of stockholders of Lam Research Corporation, a Delaware corporation, which is referred to as “Lam Research,” which will be held at the principal executive offices of Lam Research located at 4650 Cushing Parkway, Fremont, California 94538 on February 19, 2016 at 8:00 a.m. Pacific time, for the following purposes:

•

to approve the issuance of shares of Lam Research common stock to stockholders of KLA-Tencor Corporation, which is referred to as “KLA-Tencor,” pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 20, 2015, by and among Lam Research, KLA-Tencor, Topeka Merger Sub 1, Inc., a wholly owned subsidiary of Lam Research, and Topeka Merger Sub 2, Inc., a wholly owned subsidiary of Lam Research, which is referred to as the “merger agreement,” a copy of which is included as Annex A to the joint proxy statement/prospectus accompanying this notice, which is referred to as the “Share Issuance proposal;”

•

to approve a proposal to adjourn the Lam Research special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Share Issuance proposal, which is referred to as the “Lam Research Adjournment proposal;” and

•

to approve an amendment to the Lam Research certificate of incorporation, as amended, to increase the number of authorized shares of Lam Research stock from 405,000,000 to 590,000,000 and the number of authorized shares of Lam Research common stock from 400,000,000 to 585,000,000, the full text of which is attached as Annex G to the joint proxy statement/prospectus accompanying this notice, which is referred to as the “Charter Amendment proposal.”

Lam Research will transact no other business at the special meeting except such business as may properly be brought before the special meeting (including by complying with the applicable notice provisions in Lam Research’s Amended and Restated Bylaws) or any adjournment or postponement thereof. Please refer to the joint proxy statement/prospectus accompanying this notice for further information with respect to the business to be transacted at the Lam Research special meeting.

Completion of the merger contemplated by the merger agreement is conditioned on, among other things, approval of the Share Issuance proposal. Approval of the Charter Amendment proposal is not required to complete the merger. Lam Research will not proceed with the Charter Amendment if the mergers are not consummated.

The Lam Research board of directors has unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, are fair to, and in the best interests of, Lam Research and its stockholders, and are advisable. The Lam Research board of directors unanimously recommends that Lam Research stockholders vote:

•	“FOR” the Share Issuance proposal;

•	“FOR” the Lam Research Adjournment proposal; and

•	“FOR” the Charter Amendment proposal.

The Lam Research board of directors has fixed the close of business on January 7, 2016 as the record date for determination of Lam Research stockholders entitled to receive notice of, and to vote at, the Lam Research special meeting or any adjournments or postponements thereof. Approval of the Share Issuance proposal and the Lam Research Adjournment proposal each requires the affirmative vote of holders of a majority of the outstanding shares of Lam Research common stock present in person or represented by proxy at the Lam Research special meeting and entitled to vote on the proposal. Approval of the Charter Amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Lam Research common stock on the record date for the Lam Research special meeting. Whether or not a quorum is present, the chairman of the Lam Research special meeting or the holders of a majority of the shares entitled to vote and present in person or represented by proxy may adjourn such meeting to another place, date or time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. A list of the names of Lam Research stockholders of record will be available for ten days prior to the Lam Research special meeting for any purpose germane to the special meeting during regular business hours at Lam Research’s headquarters, 4650 Cushing Parkway, Fremont, CA 94538. The Lam Research stockholder list will also be available at the Lam Research special meeting for examination by any stockholder present at such meeting.

Your vote is very important. Whether or not you expect to attend in person, we urge you to submit a proxy to vote your shares as promptly as possible by either (1) accessing the website located at www.proxyvote.com and following the instructions on that site using the control number provided on your proxy card to vote over the Internet; (2) dialing 1-800-690-6903 and following the instructions provided in the recorded message; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Lam Research special meeting. Your proxy is revocable in accordance with the procedures set forth in the enclosed joint proxy statement/prospectus. If you attend the special meeting, you may vote in person even if you returned a proxy or voting instructions. If your shares are held in the Savings Plus Plan, Lam Research 401(k) Plan or in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the plan trustee or administrator, or record holder, as appropriate.

If you hold shares of Lam Research common stock in your name at the record date and plan to attend the Lam Research special meeting, please be prepared to provide valid government-issued photo identification (e.g., a driver’s license or a passport) to gain admission to the Lam Research special meeting.

If you are a beneficial owner of Lam Research common stock held in “street name,” meaning that your shares of Lam Research common stock are held by a broker, bank or other nominee holder of record at the record date and you plan to attend the Lam Research special meeting, in addition to proper identification, you will also need to provide proof of beneficial ownership at the record date to be admitted to the Lam Research special meeting. A brokerage statement or letter from a bank or broker are examples of proof of beneficial ownership. If you wish to vote your shares of Lam Research common stock held in “street name” in person at the Lam Research special meeting, you will have to obtain a written legal proxy in your name from the broker, bank or other nominee holder of record who holds your shares. If your shares are held in the Savings Plus Plan, Lam Research 401(k) Plan, you will not be able to vote those shares personally at the Lam Research special meeting.

The enclosed joint proxy statement/prospectus provides a detailed description of the merger, the merger agreement, the Share Issuance proposal, the Lam Research Adjournment proposal and the Charter Amendment proposal. We urge you to read the joint proxy statement/prospectus, including the documents incorporated by reference, and the Annexes carefully and in their entirety.

By Order of the Board of Directors of

Lam Research Corporation,

Sarah A. O’Dowd

Secretary

Fremont, California

YOUR VOTE IS IMPORTANT

We urge you to read the accompanying joint proxy statement/prospectus, including all documents incorporated by reference into the accompanying joint proxy statement/prospectus, and its Annexes carefully and in their entirety. If you have any questions concerning the merger agreement, the mergers, the Share Issuance proposal, the Lam Research Adjournment proposal, the Charter Amendment proposal or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need help voting your shares of Lam Research common stock, please contact D.F. King & Co., Inc., the proxy solicitor for Lam Research, toll-free at 1-800-591-8268 or collect at 1-212-269-5550. You will not be charged for any of these documents that you request.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On February 19, 2016, At

8:00 a.m. Pacific Time

To the Stockholders of KLA-Tencor Corporation:

We are pleased to invite you to attend the special meeting of stockholders of KLA-Tencor Corporation, a Delaware corporation, which is referred to as “KLA-Tencor,” which will be held in Building Three of KLA-Tencor’s Milpitas facility, located at Three Technology Drive, Milpitas, California, 95035, on February 19, 2016 at 8:00 a.m., Pacific time, for the following purposes:

•

to consider and vote on the proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of October 20, 2015, by and among Lam Research Corporation, which is referred to as “Lam Research,” Topeka Merger Sub 1, Inc., which is a wholly owned subsidiary of Lam Research and is referred to as “Merger Sub 1,” Topeka Merger Sub 2, Inc., which is a wholly owned subsidiary of Lam Research and is referred to as “Merger Sub 2,” and KLA-Tencor, a copy of which is included as Annex A to the joint proxy statement/prospectus accompanying this notice, which is referred to as the “merger agreement,” pursuant to which Merger Sub 1 will merge with and into KLA-Tencor, with KLA-Tencor as the surviving corporation, and then KLA-Tencor will merge with and into Merger Sub 2, with Merger Sub 2 as the ultimate surviving corporation, which is referred to as the “Merger proposal;”

•

to consider and vote on the proposal to adjourn the KLA-Tencor special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger proposal, which is referred to as the “KLA-Tencor Adjournment proposal;”

•

to consider and vote on the proposal to approve, by a non-binding, advisory vote, the compensation of KLA-Tencor’s named executive officers that is based on or relates to the merger, which is referred to as the “Merger-Related Compensation proposal;” and

•

to consider and vote on the proposal to extend the applicability of KLA-Tencor’s outside director vesting acceleration policy to outside members of the KLA-Tencor board of directors who have served on the KLA-Tencor board of directors for less than six years as of their termination date, such that the vesting of all restricted stock units held by outside directors who have served on the KLA-Tencor board of directors for less than six years will accelerate on a pro rata basis upon a separation from service with KLA-Tencor and Lam Research, which is referred to as the “Director Compensation proposal.”

KLA-Tencor will transact no other business at the special meeting except such business as may properly be brought (including by complying with the applicable notice provisions in KLA-Tencor’s amended and restated bylaws) before the special meeting or any adjournment or postponements thereof. Please refer to the joint proxy statement/prospectus accompanying this notice for further information with respect to the business to be transacted at the KLA-Tencor special meeting.

The KLA-Tencor board of directors has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of KLA-Tencor and its stockholders and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The KLA-Tencor board of directors unanimously recommends that KLA-Tencor stockholders vote:

•	“FOR” the Merger proposal;

•	“FOR” the KLA-Tencor Adjournment proposal;

•	“FOR” the Merger-Related Compensation proposal; and

•	“FOR” the Director Compensation proposal.

The KLA-Tencor board of directors has fixed the close of business on January 7, 2016 as the record date for determination of KLA-Tencor stockholders entitled to receive notice of, and to vote at, the KLA-Tencor special meeting or any adjournments or postponements thereof. Only holders of record of KLA-Tencor common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the KLA-Tencor special meeting. Approval of the Merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of KLA-Tencor common stock on the record date. Approval of the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal and the Director Compensation proposal each requires the affirmative vote of a majority of the votes cast on such proposal, assuming that a quorum is present. Whether or not a quorum is present, the chairman of the KLA-Tencor special meeting or the holders of a majority of the shares entitled to vote and present in person or represented by proxy may adjourn such meeting to another place, date or time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. A list of the names of KLA-Tencor stockholders of record will be available for ten days prior to the KLA-Tencor special meeting for any purpose germane to the special meeting during ordinary business hours at KLA-Tencor’s principal executive offices, located at One Technology Drive, Milpitas, California 95035. The KLA-Tencor stockholder list will also be available at the KLA-Tencor special meeting for examination by any stockholder present at such meeting.

Your vote is very important. Whether or not you expect to attend the KLA-Tencor special meeting in person, we urge you to submit a proxy to vote your shares as promptly as possible by either: (1) accessing the website located at www.envisionreports.com/klac and following the instructions on that site using the control number provided on your proxy card to vote over the Internet; (2) dialing 1-800-652-8683 and following the instructions provided in the recorded message; or (3) by completing, signing, dating and returning the enclosed proxy card promptly in the postage-paid envelope provided, so that your shares may be represented and voted at the KLA-Tencor special meeting. Your proxy is revocable in accordance with the procedures set forth in the enclosed joint proxy statement/prospectus. If you attend the special meeting, you may vote in person even if you returned a proxy or voting instructions.

If you hold shares of KLA-Tencor common stock in your name at the record date and plan to attend the KLA-Tencor special meeting, please be prepared to provide valid government-issued photo identification (e.g., a driver’s license or a passport) to gain admission to the KLA-Tencor special meeting.

If you are a beneficial owner of KLA-Tencor common stock held in “street name,” meaning that your shares of KLA-Tencor common stock are held by a broker, bank or other nominee holder of record at the record date and you plan to attend the KLA-Tencor special meeting, in addition to proper identification, you will also need to provide proof of beneficial ownership at the record date to be admitted to the KLA-Tencor special meeting. A brokerage statement or letter from a bank or broker are examples of proof of beneficial ownership. If you wish to vote your shares of KLA-Tencor common stock held in “street name” in person at the KLA-Tencor special meeting, you will have to obtain a written legal proxy in your name from the broker, bank or other nominee holder of record who holds your shares.

The enclosed joint proxy statement/prospectus provides a detailed description of the merger, the merger agreement, the Merger proposal, the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal and the Director Compensation proposal. We urge you to read the joint proxy statement/prospectus, including the documents incorporated by reference, and the Annexes, carefully and in their entirety.

By Order of the Board of Directors of KLA-

Tencor Corporation

Richard P. Wallace

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

We urge you to read the accompanying joint proxy statement/prospectus, including all documents incorporated by reference into the accompanying joint proxy statement/prospectus, and its Annexes carefully and in their entirety. If you have any questions concerning the merger agreement, the mergers, the Merger proposal, the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal, the Director Compensation proposal or the accompanying joint proxy statement/prospectus, would like additional copies of the accompanying joint proxy statement/prospectus or need help voting your shares of KLA-Tencor common stock, please contact Innisfree M&A Incorporated (“Innisfree”), the proxy solicitor for KLA-Tencor, toll-free at (888) 750-5834 or collect at (212) 750-5833. You will not be charged for any of these documents that you request. If you have any questions about the process to make your election for the merger consideration, the election form, the potential proration of certain forms of the merger consideration, the merger consideration, or related matters, please contact D.F. King & Co., Inc., the information agent for Lam Research, at 1-800-591-8268.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission, which is referred to as the “SEC,” by Lam Research, constitutes a prospectus of Lam Research under Section 5 of the Securities Act of 1933, as amended, which is referred to as the “Securities Act,” with respect to the shares of Lam Research common stock to be issued to KLA-Tencor stockholders pursuant to the merger agreement. This joint proxy statement/prospectus also constitutes a joint proxy statement for both Lam Research and KLA-Tencor under Section 14(a) of the Securities Exchange Act of 1934, as amended, which is referred to as the “Exchange Act.” It also constitutes a notice of meeting with respect to the special meeting of Lam Research stockholders and a notice of meeting with respect to the special meeting of KLA-Tencor stockholders.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated January 13, 2016. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any other date. You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither our mailing of this joint proxy statement/prospectus to Lam Research stockholders or KLA-Tencor stockholders nor the issuance by Lam Research of shares of common stock pursuant to the merger agreement will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation. Information contained in this joint proxy statement/prospectus regarding Lam Research has been provided by Lam Research and information contained in this joint proxy statement/prospectus regarding KLA-Tencor has been provided by KLA-Tencor.

All references in this joint proxy statement/prospectus to “Lam Research” refer to Lam Research Corporation, a Delaware corporation; all references in this joint proxy statement/prospectus to “KLA-Tencor” refer to KLA-Tencor Corporation, a Delaware corporation; all references to “Merger Sub 1” refer to Topeka Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Lam Research formed for the sole purpose of effecting the merger, or its permitted assignees; all references to “Merger Sub 2” refer to Topeka Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of Lam Research formed for the sole purpose of effecting the subsequent merger, or its permitted assignees; all references to “Merger Subs” refer to Merger Sub 1 and Merger Sub 2; unless otherwise indicated or as the context requires, all references in this joint proxy statement/prospectus to “we,” “our” and “us” refer to Lam Research and KLA-Tencor collectively; unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger and Reorganization, dated as of October 20, 2015 by and among Lam Research, KLA-Tencor, Merger Sub 1 and Merger Sub 2, a copy of which is included as Annex A to this joint proxy statement/prospectus; all references to the “merger” refer to the merger of Merger Sub 1 with and into KLA-Tencor, with KLA-Tencor as the surviving corporation; all references to the “subsequent merger” refer to the merger of KLA-Tencor, as the surviving corporation in the merger, with and into Merger Sub 2; and all references to the “mergers” refer to the merger and the subsequent merger.

(continued)

(continued)

QUESTIONS AND ANSWERS

The following are some questions that you, as a stockholder of Lam Research or KLA-Tencor, may have regarding the mergers and the other matters being considered at the special meetings and the answers to those questions. Lam Research and KLA-Tencor urge you to carefully read the remainder of this joint proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the mergers and the other matters being considered at the special meetings. Additional important information is also contained in the Annexes to, and the documents incorporated by reference into, this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” for more information.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	Lam Research and KLA-Tencor have agreed to a business combination pursuant to the terms of the merger agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement is included in this joint proxy statement/prospectus as Annex A. In order to complete the mergers, among other things:

•	Lam Research stockholders must approve the Share Issuance proposal, which is defined below under “—Questions and Answers about the Proposals;” and

•	KLA-Tencor stockholders must approve the Merger proposal, which is defined below under “—Questions and Answers about the Proposals.”

Lam Research is holding a special meeting of its stockholders in order to obtain approval of the Share Issuance proposal. Approval of the Share Issuance proposal requires the affirmative vote of holders of a majority of the outstanding shares of Lam Research common stock present in person or represented by proxy at the Lam Research special meeting and entitled to vote on the proposal. Lam Research stockholders will also be asked to approve the Lam Research Adjournment proposal and the Charter Amendment proposal, each as defined below under “—Questions and Answers about the Proposals.” Approval of the Lam Research Adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Lam Research common stock present in person or represented by proxy at the Lam Research special meeting and entitled to vote on the proposal. Approval of the Charter Amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Lam Research common stock on the record date for the Lam Research special meeting. It is important that Lam Research stockholders vote their shares on each of these matters, regardless of the number of shares owned. Approval of the Charter Amendment proposal is not required to complete the mergers.

KLA-Tencor is holding a special meeting of its stockholders in order to obtain approval of the Merger proposal. Adoption of the merger agreement pursuant to the Merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of KLA-Tencor common stock entitled to vote thereon. KLA-Tencor stockholders will also be asked to approve the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal and the Director Compensation proposal, each as defined below under “—Questions and Answers about the Proposals.” Approval of the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal and the Director Compensation proposal each requires the affirmative vote of a majority of the votes cast at the special meeting, assuming that a quorum is present. Whether or not a quorum is present, the chairman of the KLA-Tencor special meeting or the holders of the majority of the shares entitled to vote and present in person or represented by proxy will have the power to adjourn the KLA-Tencor special meeting to another place, date or time. It is important that KLA-Tencor stockholders vote their shares on each of these matters, regardless of the number of shares owned.

This joint proxy statement/prospectus, including its Annexes, contains and incorporates by reference important information about Lam Research and KLA-Tencor, the mergers and the special meetings of Lam Research and KLA-Tencor. You should read all the available information carefully and in its entirety.

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Questions and Answers About the Proposals

Q:	What proposals am I being asked to vote on?

A:	Lam Research Stockholders: At the Lam Research special meeting, Lam Research stockholders will be asked to consider and vote on:

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the “Share Issuance proposal,” which is a proposal to approve the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, a copy of which is included as Annex A to this joint proxy statement/prospectus;

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the “Lam Research Adjournment proposal,” which is a proposal to adjourn the Lam Research special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Share Issuance proposal; and

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the “Charter Amendment proposal,” which is a proposal to approve an amendment to the Lam Research certificate of incorporation, as amended, to increase the number of authorized shares of Lam Research stock from 405,000,000 to 590,000,000 and the number of authorized shares of Lam Research common stock from 400,000,000 to 585,000,000, the full text of which is attached as Annex G to this joint proxy statement/prospectus.

See the section entitled “The Lam Research Proposals” for more information about these proposals. It is important that Lam Research stockholders vote their shares on each of these proposals, regardless of the number of shares owned.

KLA-Tencor Stockholders: At the KLA-Tencor special meeting, KLA-Tencor stockholders will be asked to consider and vote on:

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the “Merger proposal,” which is a proposal to adopt the merger agreement, a copy of which is included as Annex A to this joint proxy statement/prospectus, pursuant to which Merger Sub 1 will merge with and into KLA-Tencor, with KLA-Tencor as the surviving corporation, and then KLA-Tencor will merge with and into Merger Sub 2, with Merger Sub 2 as the ultimate surviving corporation;

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the “KLA-Tencor Adjournment proposal,” which is a proposal to adjourn the KLA-Tencor special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger proposal;

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the “Merger-Related Compensation proposal,” which is a non-binding, advisory vote to approve the compensation that may be paid or become payable to KLA-Tencor’s named executive officers that is based on or otherwise relates to the merger; and

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the “Director Compensation proposal,” which is a proposal to extend the applicability of KLA-Tencor’s outside director vesting acceleration policy by waiving the six year service requirement for outside members of the KLA-Tencor board of directors, such that the vesting of all restricted stock units held by outside directors who have served on the KLA-Tencor board of directors for less than six years will accelerate on a pro rata basis upon a separation from service with KLA-Tencor and Lam Research. The restricted stock units granted to the outside directors of the KLA-Tencor board of directors are the largest component of the annual director compensation program, which consists of a combination of restricted stock units and cash that the Compensation Committee of the KLA-Tencor board of directors has determined to be competitive with companies similarly situated with KLA-Tencor based on market data provided to it.

See the section entitled “The KLA-Tencor Proposals” for more information about these proposals. It is important that KLA-Tencor stockholders vote their shares on each of these proposals, regardless of the number of shares owned.

Questions and Answers About the Merger

Q:	What will happen in the merger?

A:	In the merger, KLA-Tencor will become a wholly owned subsidiary of Lam Research and will no longer be a publicly held corporation. Immediately following the effective time of the merger, two members of the KLA-Tencor board of directors, which is referred to as the “KLA-Tencor Board,” will be appointed to the Lam Research board of directors, which is referred to as the “Lam Research Board.” As of the date of this joint proxy statement/prospectus, Lam Research and KLA-Tencor have mutually agreed that John T. Dickson and Gary B. Moore, each of whom is currently a director of KLA-Tencor, will be the designated directors. See the sections entitled “Summary—The Merger” and “The Merger Agreement,” and the merger agreement attached as Annex A to this joint proxy statement/prospectus, for more information about the mergers.

Q:	What will I receive in the merger?

A:	Lam Research Stockholders: If the merger is completed, Lam Research stockholders will not receive any merger consideration and will continue to hold their shares of Lam Research common stock.

KLA-Tencor Stockholders: If the merger is completed, each KLA-Tencor stockholder may elect to receive, for all shares of KLA-Tencor common stock held, one of the following forms of consideration, which will be payable on a per share of KLA-Tencor common stock basis, and is collectively referred to as the “merger consideration:”

•	“mixed consideration,” consisting of 0.5 shares of Lam Research common stock and $32.00 in cash;

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“all-stock consideration,” consisting of (1) a number of shares of Lam Research common stock equal to 0.5 plus (2) a number of shares of Lam Research common stock equal to $32.00 divided by the volume-weighted average price of Lam Research common stock over a five-day trading period ending approximately two days before the closing of the merger, which is referred to as the “five-trading day VWAP,” subject to proration as described below in “—I am a KLA-Tencor stockholder. If I elect all-stock consideration or all-cash consideration, is my election subject to proration?;” or

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“all-cash consideration,” consisting of (1) $32.00 in cash plus (2) an amount in cash equal to 0.5 times the five-trading day VWAP, subject to proration as described below in “—I am a KLA-Tencor stockholder. If I elect all-stock consideration or all-cash consideration, is my election subject to proration?”

KLA-Tencor stockholders that do not make an election will be deemed to have elected to receive the mixed consideration. KLA-Tencor stockholders will not receive any fractional shares of Lam Research common stock in the merger. Instead, Lam Research will, at its option, pay cash or distribute proceeds from sales of fractional shares in lieu of delivering any fractional shares of Lam Research common stock.

Based on the closing price of Lam Research common stock on the NASDAQ Global Select Market on October 20, 2015, the last trading day before the public announcement of the merger agreement, the merger consideration represented approximately $67.02 in value per share of KLA-Tencor common stock. Based on the closing price of Lam Research common stock on the NASDAQ Global Select Market on January 7, 2016, the most recent practicable date for which such information was available, the merger consideration represented approximately $67.86 in value per share of KLA-Tencor common stock. The value of the merger consideration will depend on, and change as a result of, changes in the market price of Lam Research common stock following the date of this joint proxy statement/prospectus. The market price of Lam Research common stock when KLA-Tencor stockholders receive shares of Lam Research common stock after the merger is completed could be greater than, less than or the same as the market price of Lam Research common stock on the date of this joint proxy statement/prospectus, the market price of Lam Research common stock at the time of the respective special meetings or any adjournment or postponement thereof, or the five-trading day VWAP.

Q:	I am a KLA-Tencor stockholder. How do I make an election as to the form of consideration that I will receive in the merger?

A:	An election form is being mailed separately to each holder of record of KLA-Tencor common stock at the close of business on January 7, 2016, which is referred to as the “KLA-Tencor record date,” together with this joint proxy statement/prospectus. In order to make a valid election, KLA-Tencor stockholders must return their properly completed and signed election form, together (if the stockholder holds certificated shares) with all stock certificates and related documentation, to Computershare Trust Company, N.A., which is referred to as the “exchange agent,” in accordance with the instructions contained in the election form, prior to 6:00 a.m. Pacific time on the fourth business day after the date of satisfaction or waiver of the last of the conditions to the merger (other than any such conditions that by their nature are to be satisfied at the closing of the merger), which date is referred to as the “election deadline.” At least three business days prior to the election deadline, Lam Research will publish a press release announcing the election deadline.

Q:	I am a KLA-Tencor stockholder, and my shares are held in “street name” through a broker, bank or other nominee. How do I make an election as to the form of consideration that I will receive in the merger?

A:	If your shares are held in the name of a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “record holder” of such shares. If this is the case, your broker, bank or other nominee will forward you an election form with instruction on how to elect the form of consideration that you will receive in the merger. Please follow the instructions provided to you by your broker, bank or other nominee in order to make your election.

Q:	I am a KLA-Tencor stockholder. If I do not make any election as to the form of consideration that I will receive in the merger, what will I receive in the merger?

A:	You will receive the mixed consideration.

Q:	I am a KLA-Tencor stockholder. Can I make one election for some of my shares and another election or elections for the rest?

A:	No. Your election will be effective as to all of the shares of KLA-Tencor common stock held by you.

Q:	I am a KLA-Tencor stockholder. Can I change my election after submitting an initial election?

A:	Yes. You may change your election by submitting a subsequently dated election form to the exchange agent by the election deadline.

Q:	I am a KLA-Tencor stockholder. Can I sell my shares after submitting an initial election?

A:	Yes. However, after an election has been properly made by a KLA-Tencor stockholder, such stockholder is obligated to revoke the election prior to any subsequent sale or transfer of KLA-Tencor shares as to which such election relates.

Q:	I am a KLA-Tencor stockholder. If I elect all-stock consideration or all-cash consideration, is my election subject to proration?

A:	Yes, elections for all-stock consideration and all-cash consideration are subject to proration as follows:

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The aggregate amount of cash that Lam Research is obligated to pay to KLA-Tencor stockholders in the merger will not exceed $32.00 multiplied by the number of shares of KLA-Tencor common stock outstanding immediately prior to the effective time of the merger (excluding shares owned by Lam

Research, KLA-Tencor or any subsidiary of Lam Research or KLA-Tencor at such time). The aggregate number of shares of Lam Research common stock that Lam Research is obligated to issue to KLA-Tencor stockholders in the merger will not exceed 0.5 multiplied by the number of shares of KLA-Tencor common stock outstanding immediately prior to the effective time (excluding shares owned by Lam Research, KLA-Tencor or any subsidiary of Lam Research or KLA-Tencor at such time).

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Cash and stock will first be allocated to satisfy elections of KLA-Tencor stockholders who have elected to receive the mixed consideration or who made no election (and who will accordingly receive the mixed consideration), such that each such KLA-Tencor stockholder (other than a KLA-Tencor stockholder that perfects appraisal rights) receives 0.5 shares of Lam Research common stock and $32.00 in cash for each share of KLA-Tencor stock held. The remaining available cash and shares of Lam Research common stock to be paid as merger consideration will thereafter be allocated among the KLA-Tencor stockholders who have elected to receive the all-stock consideration or the all-cash consideration.

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If the number of shares of KLA-Tencor common stock that are subject to elections to receive the all-cash consideration multiplied by the amount of the all-cash consideration exceeds the remaining cash available to fully satisfy such elections (after payment of cash in respect of shares of KLA-Tencor common stock that are subject to elections to receive the mixed consideration, or no election), then:

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holders of KLA-Tencor common stock who elected to receive the all-cash consideration (other than a KLA-Tencor stockholder that perfects appraisal rights) will receive for each share of KLA-Tencor common stock held immediately prior to the effective time of the merger (1) the amount of cash remaining available to fully satisfy such all cash-elections, divided by the number of shares of KLA-Tencor common stock that are subject to elections to receive the all-cash consideration; and (2) a number of shares of Lam Research common stock that is determined by dividing the difference between the all-cash consideration (determined without regard to any proration) less the all-cash consideration after the foregoing proration, by the five-trading day VWAP; and

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holders of KLA-Tencor common stock who elected to receive the all-stock consideration (other than a KLA-Tencor stockholder that perfects appraisal rights) will receive, for each share of KLA-Tencor common stock held immediately prior to the effective time of the merger, the all-stock consideration.

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If the number of shares of KLA-Tencor common stock that are subject to elections to receive the all-stock consideration multiplied by the all-stock consideration exceeds the remaining shares of Lam Research common stock available for issuance to fully satisfy such elections (after the issuance of shares of Lam Research common stock in respect of shares of KLA-Tencor common stock that are subject to elections to receive the mixed consideration, or no election), then:

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holders of KLA-Tencor common stock who elected to receive the all-stock consideration (other than a KLA-Tencor stockholder that perfects appraisal rights) will receive for each share of KLA-Tencor common stock held immediately prior to the effective time of the merger (1) the number of shares of Lam Research common stock remaining available to fully satisfy such all-stock elections, divided by the number of shares of KLA-Tencor common stock that are subject to elections to receive the all-stock consideration; and (2) an amount of cash that is equal to the difference between the all-cash consideration and the product of the five-trading day VWAP and the number of shares of Lam Research common stock determined in the foregoing clause (1); and

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holders of KLA-Tencor common stock who elected to receive the all-cash consideration (other than a KLA-Tencor stockholder that perfects appraisal rights) will receive, for each share of KLA-Tencor common stock held immediately prior to the effective time of the merger, the all-cash consideration.

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Q:	What is the value of the merger consideration?

A:	The value of the merger consideration that KLA-Tencor stockholders receive will depend on the five-trading day VWAP and on the price per share of Lam Research common stock when the shares are issued to KLA-Tencor stockholders. Because the effective time of the merger will occur and the five-trading day VWAP will be calculated sometime after the respective special meetings, the value of the merger consideration that KLA-Tencor stockholders receive will not be known at the time of the special meetings and may be greater than, less than or the same as the current price or the price at the time of the special meetings. We urge you to obtain current market quotations of Lam Research common stock and KLA-Tencor common stock.

Q:	How can I get more information about making the election, the election form, the potential proration, and the merger consideration?

A:	If you have any questions about the process to make your election for the merger consideration, the election form, the potential proration of certain forms of the merger consideration, the merger consideration, or related matters, please contact D.F. King & Co., Inc., the information agent for Lam Research, at 1-800-591-8268.

Q:	What will happen to my Lam Research stock options and other equity awards in the merger?

A:	The completion of the merger will not accelerate the vesting or settlement of any outstanding stock options or other equity awards granted under any of Lam Research’s equity incentive plans, and all such stock options and other equity awards will continue to vest in accordance with their applicable terms.

Q:	What will happen to my KLA-Tencor options or KLA-Tencor restricted stock units in the merger?

A:	Under the terms of the merger agreement, at the effective time of the merger:

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Lam Research will convert each then-outstanding restricted stock unit representing a right to receive shares of KLA-Tencor common stock, which is referred to as a “KLA-Tencor RSU,” that is unvested (including performance-based restricted stock units) and that is held by an individual who will continue in the service of Lam Research or KLA-Tencor as of the effective time of the merger, each such individual is referred to as a “continuing service provider,” into a restricted stock unit representing a right to receive Lam Research common stock, which is referred to as a “Lam Research RSU,” with economically equivalent terms as applied immediately prior to the effective time of the merger;

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each share of KLA-Tencor common stock underlying a KLA-Tencor RSU that is vested (after taking into account any acceleration of vesting that occurs at the effective time of the merger) but which such share of stock has not yet been issued will be issued as of immediately prior to the effective time of the merger, treated as KLA-Tencor common stock in the merger and converted into the right to receive the merger consideration; and

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each KLA-Tencor stock option will be cancelled and converted into the right to receive an amount of cash (without interest) equal to the product of (a) the number of shares of KLA-Tencor common stock subject to such KLA-Tencor stock option multiplied by (b) (i) the all-cash consideration less (ii) the exercise price per share for such KLA-Tencor stock option.

See the section entitled “The Merger Agreement—Treatment of KLA-Tencor Equity Awards” for a discussion of these awards.

At the effective time of the merger, each KLA-Tencor RSU that is unvested (after applying any rights to accelerated vesting in connection with the mergers) and held by an individual who is not a continuing service provider will be cancelled without payment of any consideration.

Q:	What happens if the merger is not completed?

A:	If the Merger proposal is not approved by KLA-Tencor stockholders, the Share Issuance proposal is not approved by Lam Research stockholders or if the merger is not completed for any other reason, KLA-Tencor stockholders will not receive any payment for their shares of KLA-Tencor common stock pursuant to the merger agreement. Instead, KLA-Tencor will remain an independent public company and its common stock will continue to be listed and traded on the NASDAQ Global Select Market. If the merger agreement is terminated under specified circumstances, KLA-Tencor may be required to pay Lam Research a termination fee of $290 million, and if the merger agreement is terminated under certain other circumstances, Lam Research may be required to pay KLA-Tencor a termination fee of $290 million. See the section entitled “The Merger Agreement—Expenses and Termination Fees; Liability for Breach” for a more detailed discussion of the termination fees. The Charter Amendment proposal, if approved by Lam Research stockholders at the special meeting, will not be given effect if the mergers are not consummated.

Q:	How does the Lam Research Board recommend that Lam Research stockholders vote?

A:	After careful consideration, the Lam Research Board unanimously approved the merger agreement and the transactions contemplated by the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, are fair to, and in the best interests of, Lam Research and its stockholders, and are advisable. For more information regarding the factors considered by the Lam Research Board in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, see the section entitled “The Merger—Lam Research’s Reasons for the Merger; Recommendation of the Lam Research Board.” The Lam Research Board unanimously recommends that Lam Research stockholders vote (1) “FOR” the Share Issuance proposal; (2) “FOR” the Lam Research Adjournment Proposal; and (3) “FOR” the Charter Amendment proposal.

Q:	How does the KLA-Tencor Board recommend that KLA-Tencor stockholders vote?

A:	After careful consideration, the KLA-Tencor Board has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of KLA-Tencor and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. For more information regarding the factors considered by the KLA-Tencor Board in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, see the section entitled “The Merger—KLA-Tencor’s Reasons for the Merger; Recommendation of the KLA-Tencor Board.” The KLA-Tencor Board unanimously recommends that KLA-Tencor stockholders vote “FOR” the Merger proposal, “FOR” the KLA-Tencor Adjournment proposal, “FOR” the Merger-Related Compensation proposal and “FOR” the Director Compensation proposal.

Q:	When do you expect the mergers to be completed?

A:	Lam Research and KLA-Tencor hope to complete the mergers as soon as reasonably possible and, as of the date of this joint proxy statement/prospectus, expect the closing to occur in mid-calendar year 2016. However, the mergers are subject to various regulatory clearances and the satisfaction or waiver of other conditions, and factors outside the control of Lam Research and KLA-Tencor could result in the mergers being completed earlier, later or not at all. Several months or longer may elapse between the Lam Research and KLA-Tencor special meetings and the completion of the mergers.

Q:	Are stockholders entitled to appraisal or dissenters’ rights?

A:	Lam Research stockholders: No. Lam Research stockholders are not entitled to appraisal or dissenters’ rights in connection with the mergers.

KLA-Tencor stockholders: Yes. Under Section 262 of the Delaware General Corporation Law, which is referred to as the “DGCL,” if the merger is completed, KLA-Tencor stockholders who do not vote in favor of the Merger proposal and who otherwise comply with the procedures for exercising appraisal rights under Section 262 of the DGCL will be entitled, in lieu of receiving the merger consideration, to obtain payment in cash of the fair value of their shares of KLA-Tencor common stock as determined by the Court of Chancery of the State of Delaware, which is referred to as the “Court of Chancery.” The right to seek appraisal will be lost if a KLA-Tencor stockholder votes “FOR” the Merger proposal. However, voting “AGAINST” the Merger proposal (including a broker non-vote or abstention which has the effect of a vote “AGAINST” the Merger proposal) is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights. See the section entitled “Appraisal Rights” for more information. KLA-Tencor stockholders who wish to exercise appraisal rights must follow the procedures prescribed by the DGCL. In addition, a copy of Section 262 of the DGCL is included as Annex D to this joint proxy statement/prospectus. Failure to comply with the provisions of Section 262 of the DGCL will result in loss of appraisal rights and receipt of the merger consideration payable as a mixed election, unless another election was timely and validly made, in which case, the former dissenting KLA-Tencor stockholder will receive the same form of merger consideration as the other KLA-Tencor stockholders that made such election.

Q:	What are the conditions to the completion of the mergers?

A:	Completion of the mergers is subject to certain closing conditions, including but not limited to (1) approval of the Share Issuance proposal by Lam Research stockholders; (2) approval of the Merger proposal by KLA-Tencor stockholders; (3) receipt of all required regulatory approvals; and (4) satisfaction of other customary conditions. See the section entitled “The Merger Agreement—Conditions to Completion of the Merger” for more information. The consummation of the mergers is not subject to a financing condition.

Q:	What is the amount of financing to be incurred in connection with the merger?

A:	Lam Research has entered into (1) a senior unsecured term loan agreement which provides up to $900 million in term loans, subject to certain conditions; and (2) a debt commitment letter which provides for a senior unsecured 364-day bridge facility in a principal amount of up to $3.3 billion, subject to certain conditions. Lam Research has also entered into an amendment and restatement of its existing revolving credit agreement pursuant to which, among other things, the revolving lenders agreed to increase their aggregate commitments under the revolving credit agreement from $300 million to $750 million.

Lam Research intends to fund the cash component of the merger consideration and related fees and expenses and to prepay KLA-Tencor’s $671 million term loan with a combination of approximately $1.9 billion of the combined companies’ balance sheet cash and proceeds of approximately $3.9 billion under the term loans, the revolving credit agreement and from the issuance of debt securities or, to the extent necessary, borrowings under the bridge facility. Lam Research also expects to guarantee KLA-Tencor’s existing notes in the aggregate principal amount of $2.5 billion.

Q:	Is the completion of the merger subject to a financing condition?

A:	No. The receipt of financing by Lam Research is not a condition to completion of the merger and, accordingly, Lam Research will be required to complete the merger (assuming that all of the conditions to its obligations to complete the merger under the merger agreement are satisfied) whether or not debt financing or other financing is available on acceptable terms or at all.

Q:	What are the material U.S. federal income tax consequences of the mergers to U.S. holders of KLA-Tencor common stock?

A:	The mergers, taken together as an integrated transaction, are intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the “Code.” Assuming that the mergers qualify as a reorganization, a U.S. holder of KLA-Tencor common stock who surrenders such stock solely in exchange for Lam Research common stock pursuant to the merger generally will not recognize gain or loss for U.S. federal income tax purposes, except with respect to cash received in lieu of any fractional share. A U.S. holder of KLA-Tencor common stock who surrenders such stock solely in exchange for cash in the merger will generally recognize gain or loss on such exchange. Finally, a U.S. holder of KLA-Tencor common stock will generally recognize gain, but not loss, if the U.S. holder surrenders its shares of KLA-Tencor common stock in exchange for a combination of Lam Research common stock and cash. In such case, that U.S. holder will generally recognize gain equal to the lesser of (1) the cash received (other than cash in lieu of any fractional share) and (2) the excess of the sum of the cash received (other than cash in lieu of any fractional share) and the fair market value (on the date of the merger) of the Lam Research common stock received (including any fractional share for which cash was paid) over such U.S. holder’s adjusted tax basis in the shares of KLA-Tencor common stock surrendered by such U.S. holder in the merger. Such U.S. holder will generally recognize gain or loss on the receipt of cash in lieu of any fractional share. See the section entitled “Material U.S. Federal Income Tax Consequences” for more information.

Questions and Answers About the Special Meetings

Q:	When and where will the special meetings be held?

A:	Lam Research Stockholders: The special meeting of Lam Research stockholders will be held at the principal executive offices of Lam Research, which are located at 4650 Cushing Parkway, Fremont, California 94538, on February 19, 2016, at 8:00 a.m., Pacific time.

KLA-Tencor Stockholders: The special meeting of KLA-Tencor stockholders will be held in Building Three of KLA-Tencor’s Milpitas facility, located at Three Technology Drive, Milpitas, California, 95035, on February 19, 2016, at 8:00 a.m., Pacific time.

Q:	Who is entitled to vote at the special meetings?

A:	Lam Research Stockholders: Only holders of record of Lam Research common stock at the close of business on January 7, 2016, which is referred to as the “Lam Research record date,” are entitled to notice of, and to vote at, the Lam Research special meeting or any adjournment or postponement of the Lam Research special meeting.

KLA-Tencor Stockholders: Only holders of record of KLA-Tencor common stock as of the KLA-Tencor record date are entitled to notice of, and to vote at, the KLA-Tencor special meeting or any adjournment or postponement of the KLA-Tencor special meeting.

Q:	What constitutes a quorum at the special meetings?

A:

Lam Research Stockholders: Stockholders who hold shares representing a majority of the Lam Research common stock issued and outstanding on the record date for the Lam Research special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Lam Research special meeting. Whether or not a quorum is present, the chairman of the Lam Research special meeting or the holders of a majority of the shares entitled to vote and present in person or represented by proxy may adjourn such meeting to another place, date or time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Abstentions will be included in the calculation of the number of shares of Lam Research common stock represented at the Lam Research special meeting for purposes of determining whether a quorum has been achieved. Broker non-votes will not be included in the calculation of the number of shares of Lam Research common stock represented at the Lam Research special meeting for purposes of determining whether a quorum has been achieved.

KLA-Tencor Stockholders: Stockholders who hold shares representing a majority of the KLA-Tencor common stock issued and outstanding on the record date for the KLA-Tencor special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business at the KLA-Tencor special meeting. Whether or not a quorum is present, the chairman of the KLA-Tencor special meeting or the holders of a majority of the shares entitled to vote and present in person or represented by proxy may adjourn such meeting to another place, date or time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Abstentions will be included in the calculation of the number of shares of KLA-Tencor common stock represented at the KLA-Tencor special meeting for purposes of determining whether a quorum has been achieved. Broker non-votes will not be included in the tabulation of the number of shares of KLA-Tencor common stock represented at the KLA-Tencor special meeting for purposes of determining whether a quorum has been achieved.

Q:	How do I vote if I am a stockholder of record?

A:	Lam Research Stockholders. If you are a stockholder of record of Lam Research as of the Lam Research record date you may vote in person by ballot by attending the Lam Research special meeting. To ensure your shares are represented at the Lam Research special meeting, you may authorize a proxy to vote by:

•

accessing the website located at www.proxyvote.com and following the instructions on that site using the control number provided on your proxy card to vote over the Internet anytime up to 11:59 p.m. Eastern time on February 18, 2016;

•	dialing 1-800-690-6903 and following the instructions provided in the recorded message anytime up to 11:59 p.m. Eastern time on February 18, 2016; or

•	signing and returning your proxy card in the postage-paid envelope provided.

If you hold Lam Research shares in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at the Lam Research special meeting. If you hold shares through an employee plan provided by Lam Research, please see the question below “How are my employee plan shares voted?”

If you hold shares of Lam Research common stock in your name as of the Lam Research record date and plan to attend the Lam Research special meeting, please be prepared to provide valid government-issued photo identification (e.g., a driver’s license or a passport) to gain admission to the Lam Research special meeting.

x

If you hold Lam Research shares in “street name” through a stock brokerage account or through a bank or other nominee at the Lam Research record date and you plan to attend the Lam Research special meeting, in addition to proper identification, you will also need to provide proof of beneficial ownership at the Lam Research record date to be admitted to the Lam Research special meeting. A brokerage statement or letter from a bank or broker are examples of proof of beneficial ownership. If you wish to vote your shares of Lam Research common stock held in “street name” in person at the Lam Research special meeting, you will have to obtain a written legal proxy in your name from the broker, bank or other nominee holder of record who holds your shares.

KLA-Tencor Stockholders. If you are a holder of record of KLA-Tencor common stock as of the KLA-Tencor record date, you may vote in person by ballot by attending the KLA-Tencor special meeting. To ensure your shares are represented at the KLA-Tencor special meeting, you may authorize a proxy to vote by:

•

accessing the website located at www.envisionreports.com/klac and following the instructions on that site using the control number provided on your proxy card to vote over the Internet anytime up to 11:59 p.m. Eastern time on February 18, 2016;

•	dialing 1-800-652-8683 and following the instructions provided in the recorded message anytime up to 11:59 p.m. Eastern time on February 18, 2016; or

•	signing and returning your proxy card in the postage-paid envelope provided.

If you hold shares of KLA-Tencor common stock in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at the KLA-Tencor special meeting.

If you hold shares of KLA-Tencor common stock in your name at the KLA-Tencor record date and plan to attend the KLA-Tencor special meeting, please be prepared to provide valid government-issued photo identification (e.g., a driver’s license or a passport) to gain admission to the KLA-Tencor special meeting.

If you hold KLA-Tencor shares in “street name” through a stock brokerage account or through a bank or other nominee at the record date and you plan to attend the KLA-Tencor special meeting, in addition to proper identification, you will also need to provide proof of beneficial ownership at the KLA-Tencor record date to be admitted to the KLA-Tencor special meeting. A brokerage statement or letter from a bank or broker are examples of proof of beneficial ownership. If you wish to vote your shares of KLA-Tencor common stock held in “street name” in person at the KLA-Tencor special meeting, you will have to obtain a written legal proxy in your name from the broker, bank or other nominee holder of record who holds your shares.

Q:	How many votes do I have?

A:	Lam Research Stockholders: Holders of Lam Research common stock are entitled to one vote for each share of Lam Research common stock owned as of the close of business on the Lam Research record date. On the Lam Research record date, there were 158,883,421 shares of Lam Research common stock outstanding and entitled to vote at the Lam Research special meeting.

KLA-Tencor Stockholders: Holders of KLA-Tencor common stock are entitled to one vote for each share of KLA-Tencor common stock owned as of the close of business on the KLA-Tencor record date. On the KLA-Tencor record date, there were 155,664,541 shares of KLA-Tencor common stock outstanding and entitled to vote at the KLA-Tencor special meeting.

Q:	What vote is required to approve each proposal?

A:

Lam Research Stockholders: Approval of the Share Issuance proposal and the Lam Research Adjournment proposal at the Lam Research special meeting each requires the affirmative vote of holders of a majority of the outstanding shares of Lam Research common stock present in person or represented by proxy at the Lam

Research special meeting and entitled to vote on the proposal. Approval of the Charter Amendment proposal requires the affirmative vote of holders of a majority of the shares of Lam Research common stock outstanding on the Lam Research record date. Abstentions are treated the same as votes against each such proposal. Failures to vote and broker non-votes, which are described below, will have no effect on the Share Issuance proposal or the Lam Research Adjournment proposal (assuming a quorum is present), but will have the effect of a vote against the Charter Amendment proposal.

KLA-Tencor Stockholders: Approval of the Merger proposal requires the affirmative vote of holders of a majority of the shares of KLA-Tencor common stock outstanding on the KLA-Tencor record date. Failures to vote, abstentions and broker non-votes will have the effect of a vote against the Merger proposal. Approval of the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal and the Director Compensation proposal each requires the affirmative vote of a majority of the votes cast at the KLA-Tencor special meeting. Abstentions, failures to vote and broker non-votes will have no effect on the KLA-Tencor Adjournment proposal (assuming a quorum is present), the Merger-Related Compensation proposal (assuming a quorum is present) or the Director Compensation proposal (assuming a quorum is present).

Q:	My shares are held in “street name” by my broker, bank or other nominee. Will my broker, bank or other nominee automatically vote my shares for me?

A:	No. If your shares are held in the name of a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “record holder” of such shares. If this is the case, this joint proxy statement/prospectus has been forwarded to you by your broker, bank or other nominee. As the beneficial holder, unless your broker, bank or other nominee has discretionary authority over your shares, you generally have the right to direct your broker, bank or other nominee as to how to vote your shares. You can contact your broker to obtain instructions on how to instruct them with respect to the voting of your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority. This is often called a “broker non-vote.”

In connection with the Lam Research special meeting, broker non-votes will have no effect on the Share Issuance proposal (assuming a quorum is present) or the Lam Research Adjournment proposal (assuming a quorum is present) but will have the same effect as votes “AGAINST” the Charter Amendment proposal.

In connection with the KLA-Tencor special meeting, broker non-votes will have the effect of a vote “AGAINST” the Merger proposal, but will not be sufficient for stockholders seeking to perfect their appraisal rights. See the section entitled “Appraisal Rights” for more information. Broker non-votes will have no effect on the outcome of the KLA-Tencor Adjournment proposal (assuming a quorum is present), the Merger-Related Compensation proposal (assuming a quorum is present) or the Director Compensation proposal (assuming a quorum is present).

You should therefore provide your broker, bank or other nominee with instructions as to how to vote your shares of Lam Research common stock or KLA-Tencor common stock.

Please follow the voting instructions provided by your broker, bank or other nominee so that it may vote your shares on your behalf. Please note that you may not vote shares held in street name by returning a proxy card directly to Lam Research or KLA-Tencor or by voting in person at the applicable special meeting unless you first obtain a proxy from your broker, bank or other nominee.

Q:	How are my employee plan shares voted?

A:

Employees of Lam Research: If you participate in the Savings Plus Plan, Lam Research 401(k) Plan, which is referred to as the “401(k) Plan,” and hold Lam Research common stock in your personal 401(k) Plan account as of the Lam Research record date, then you may vote, by proxy, your interest in Lam Research common stock held by the 401(k) Plan. The trustee of the 401(k) Plan, Fidelity Management Trust, which is referred to as the “401(k) Plan trustee,” will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that they receive. You may instruct the 401(k) Plan trustee, in a confidential manner, how to vote (including an instruction not to vote) the shares allocated to your 401(k) Plan account by one of the following three methods:

•

accessing the website located at www.proxyvote.com and following the instructions on that site using the control number provided on your proxy card to vote over the Internet anytime up to 11:59 p.m. Eastern time on February 16, 2016;

•	dialing 1-800-690-6903 and following the instructions provided in the recorded message, anytime up to 11:59 p.m. Eastern time on February 16, 2016; or

•

marking, signing and mailing your proxy card to the address indicated on your proxy card. Your proxy card must be received by the 401(k) Plan trustee at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, no later than 11:59 p.m. Eastern time on February 16, 2016, to ensure that the trustee is able to vote your shares in accordance with your wishes.

In addition, since only the trustee can vote the shares of Lam Research common stock allocated to your 401(k) Plan account, you will not be able to vote those shares personally at the Lam Research special meeting. Please note that the applicable trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will not vote the shares allocated to your 401(k) Plan account unless the trustee is required to do so by applicable law.

If you are a participant (or a beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of Lam Research common stock outside of your 401(k) Plan account, you should receive a proxy card for shares credited to your account in the 401(k) Plan and a separate proxy card if you are a record holder of additional shares of Lam Research common stock or voting instruction card if you hold additional shares of Lam Research common stock through a broker, bank or other nominee. You must vote shares that you hold as a stockholder of record, shares that you hold through a broker, bank or other nominee and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to such shares of Lam Research common stock.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	For purposes of each of the Lam Research special meeting and the KLA-Tencor special meeting, an abstention occurs when a respective stockholder attends the applicable special meeting in person and does not vote or returns a proxy with an “abstain” vote.

Lam Research Stockholders:

•

Share Issuance proposal. If you attend the Lam Research special meeting in person but fail to vote, or you mark your proxy or voting instructions to abstain, it will have the same effect as a vote “AGAINST” the Share Issuance proposal. If you fail to vote by not attending the Lam Research special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the Share Issuance proposal (assuming a quorum is present).

•

Lam Research Adjournment proposal. If you attend the Lam Research special meeting in person but fail to vote, or you mark your proxy or voting instructions to abstain, it will have the same effect as a vote “AGAINST” the Lam Research Adjournment proposal. If you fail to vote by not attending the Lam Research special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the Lam Research Adjournment proposal (assuming a quorum is present).

•	Charter Amendment proposal. If you attend the Lam Research special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the Lam

Research special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have the same effect as a vote “AGAINST” the Charter Amendment proposal.

If you are a Lam Research stockholder through the 401(k) Plan and fail to instruct the 401(k) Plan trustee how to vote, the trustee will not vote the shares of Lam Research common stock allocated to your 401(k) Plan account, as described above under the question “How are my employee plan shares voted?”

KLA-Tencor Stockholders:

•

Merger proposal. If you attend the KLA-Tencor special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the KLA-Tencor special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have the same effect as a vote “AGAINST” the Merger proposal. Voting against, abstaining from voting on, or failing to vote on the Merger proposal will not in and of itself be sufficient for stockholders seeking to perfect their appraisal rights to obtain appraisal rights for their shares of KLA-Tencor common stock. See the section entitled “Appraisal Rights” for more information.

•

KLA-Tencor Adjournment proposal. If you attend the KLA-Tencor special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the KLA-Tencor special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the KLA-Tencor Adjournment proposal (assuming a quorum is present).

•

Merger-Related Compensation proposal. If you attend the KLA-Tencor special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the KLA-Tencor special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the Merger-Related Compensation proposal (assuming a quorum is present).

•

Director Compensation proposal. If you attend the KLA-Tencor special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the KLA-Tencor special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the Director Compensation proposal (assuming a quorum is present).

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	Lam Research Stockholders: If you properly complete and sign your proxy card but do not indicate how your shares of Lam Research common stock should be voted on a matter, the shares of Lam Research common stock represented by your proxy will be voted as the Lam Research Board recommends and, therefore, “FOR” the Share Issuance proposal, “FOR” the Lam Research Adjournment proposal and “FOR” the Charter Amendment proposal.

KLA-Tencor Stockholders: If you properly complete and sign your proxy card but do not indicate how your shares of KLA-Tencor common stock should be voted on a matter, the shares of KLA-Tencor common stock represented by your proxy will be voted as the KLA-Tencor Board recommends and, therefore, “FOR” the Merger proposal, “FOR” the KLA-Tencor Adjournment proposal, “FOR” the Merger-Related Compensation proposal and “FOR” the Director Compensation proposal.

Q:	Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?

A:	Yes.

If you are the holder of record of either Lam Research common stock or KLA-Tencor common stock: If you are the holder of record of either Lam Research common stock or KLA-Tencor common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at your special meeting. You can do this in one of three ways:

•	you can grant a new, valid proxy bearing a later date (including by telephone or through the Internet);

•	you can send a signed notice of revocation; or

•

you can attend your special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person. Simply attending the Lam Research special meeting or the KLA-Tencor special meeting without voting or affirmatively revoking any proxy previously given will not revoke any proxy that you have previously given, or change your vote.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by Lam Research or KLA-Tencor, as applicable, no later than the beginning of the applicable special meeting. If you have submitted a proxy for your shares by telephone or via the Internet, you may revoke your prior telephone or Internet proxy by any manner described above.

If you hold shares of either Lam Research common stock or KLA-Tencor common stock in “street name”: If your shares are held in street name, you must contact your broker, bank or other nominee to change your vote.

If you hold shares of Lam Research in the 401(k) Plan: If you hold interests in shares of Lam Research common stock in the 401(k) Plan, you may revoke your instructions to the 401(k) Plan trustee and change your vote with respect to voting the shares allocated to you in the 401(k) Plan by submitting new voting instructions under any one of the three methods described above under the question “How are my employee plan shares voted?” The latest dated instructions actually received by the 401(k) Plan trustee in accordance with the instructions for voting set forth in this joint proxy statement/prospectus, before 11:59 p.m. Eastern time on February 16, 2016, will be the instructions that are followed, and all earlier instructions will be revoked.

Q:	Do I need to do anything with my shares of common stock other than voting on the proposals at the special meeting?

A:	Lam Research Stockholders: If you are a Lam Research stockholder, after the merger is completed, you are not required to take any action with respect to your shares of Lam Research common stock.

KLA-Tencor Stockholders: If you are a KLA-Tencor stockholder, after the merger is completed, each share of KLA-Tencor common stock you hold will be converted automatically into the right to receive the merger consideration, subject to the terms of the merger agreement, including the ability to elect to receive either the mixed consideration, the all-stock consideration or the all-cash consideration, together with cash in lieu of any fractional shares. You will receive instructions at that time regarding exchanging your shares of KLA-Tencor common stock for shares of Lam Research common stock. You do not need to take any action at this time. Please do not send your KLA-Tencor stock certificates with your proxy card; however, if you hold certificated shares, you will be required to submit your share certificates with your election form to validly make an election regarding the form of merger consideration that you would receive. See “Questions and Answers About the Merger—What will I receive in the Merger?” for more information.

Q:	Should I send in my stock certificates now?

A:

You do not need to send your stock certificates, if any, with your proxy card. However, in order to make a valid election, KLA-Tencor stockholders who hold certificated shares are required to send their stock certificates with the election form to the election agent. If you do not submit your stock certificates with the election form, then after completion of the merger, Lam Research’s exchange agent will send you a letter of transmittal and instructions for exchanging your shares of KLA-Tencor common stock for the merger consideration. The shares of Lam Research common stock that you receive in the merger will be issued in book-entry form unless a physical certificate is requested by a KLA-Tencor stockholder or otherwise required under applicable law. See the section entitled “The Merger Agreement— Election Procedures and Proration” for more information. Lam Research stockholders will keep their existing stock certificates, if any, and will not be required to take any action with respect to their certificates.

Q:	What happens if I sell my shares of Lam Research common stock or KLA-Tencor common stock before the applicable special meeting?

A:	Lam Research stockholders: The Lam Research record date is earlier than the date of the Lam Research special meeting. If you transfer your shares of Lam Research common stock after the Lam Research record date but before the Lam Research special meeting, you will retain your right to vote at the Lam Research special meeting.

KLA-Tencor stockholders: The KLA-Tencor record date is earlier than the date of the KLA-Tencor special meeting and the date that the mergers are expected to be completed. If you transfer your KLA-Tencor shares after the KLA-Tencor record date but before the KLA-Tencor special meeting, you will retain your right to vote at the KLA-Tencor special meeting, but will have transferred the right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares through the effective date of the merger.

Q:	What if I hold shares in both Lam Research and KLA-Tencor?

A:	If you are a stockholder of Lam Research and a stockholder of KLA-Tencor, you will receive two separate packages of proxy materials. A vote cast as a Lam Research stockholder will not count as a vote cast as a KLA-Tencor stockholder, and a vote cast as a KLA-Tencor stockholder will not count as a vote cast as a Lam Research stockholder. Therefore, please separately submit a proxy for each of your Lam Research and KLA-Tencor shares.

Q:	Who can help answer my questions?

A:	Lam Research stockholders or KLA-Tencor stockholders who have questions about the mergers, the other matters to be voted on at the special meetings, or how to submit a proxy or desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

If you are a Lam Research stockholder: D.F. King & Co., Inc. 48 Wall Street New York, NY 10005 Banks and Brokers Call Collect: (212) 269-5550 All Others Call Toll Free: (800) 591-8268

If you are a KLA-Tencor stockholder:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders May Call Toll-Free: (888)  750-5834

Banks and Brokers May Call Collect: (212)  750-5833

or	or

Lam Research Corporation 4650 Cushing Parkway Fremont, California 94538 Telephone: 510-572-0200 Attn: Investor Relations	KLA-Tencor Corporation One Technology Drive Milpitas, CA 95035 (408) 875-3000 Attn: Investor Relations

If you have any questions about the process to make your election for the merger consideration, the election form, the potential proration of certain forms of the merger consideration, the merger consideration, or related matters, please contact D.F. King & Co., Inc., the information agent for Lam Research, at 1-800-591-8268.

SUMMARY

This summary highlights selected information contained elsewhere in this joint proxy statement/prospectus and may not contain all the information that is important to you with respect to the mergers and the other matters to be considered at the Lam Research and KLA-Tencor special meetings. Lam Research and KLA-Tencor urge you to read the remainder of this joint proxy statement/prospectus carefully, including the attached Annexes, and the other documents to which we have referred you. See also the section entitled “Where You Can Find More Information.” We have included page references in this summary to direct you to more complete descriptions of the topics presented below.

The Companies

Lam Research Corporation

Lam Research Corporation, a Delaware corporation, has been a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry for more than 35 years. Lam Research designs, manufactures, markets, refurbishes and services semiconductor processing systems that are used in the fabrication of integrated circuits. Its market-leading products are designed to help its customers build smaller, faster, more powerful and more power-efficient devices that are used in a variety of electronic products, including cell phones, tablets, computers, storage devices and networking equipment. Lam Research’s customers include semiconductor manufacturers that make memory, microprocessors and other logic integrated circuits for a wide range of electronics, including cell phones, computers, tablets, storage devices and networking equipment.

Lam Research’s common stock is traded on the NASDAQ Global Select Market under the symbol “LRCX.”

The principal executive offices of Lam Research are located at 4650 Cushing Parkway, Fremont, CA 94538, and its telephone number is (510) 572-0200.

KLA-Tencor Corporation

KLA-Tencor Corporation, a Delaware corporation, is a leading supplier of process control and yield management solutions for the semiconductor and related nanoelectronics industries. KLA-Tencor’s broad portfolio of defect inspection and metrology products, and related service, software and other offerings primarily supports integrated circuit, which is referred to as an “IC” or “chip,” manufacturers throughout the entire semiconductor fabrication process, from research and development to final volume production. KLA-Tencor provides leading-edge equipment, software and support that enable IC manufacturers to identify, resolve and manage significant advanced technology manufacturing process challenges and obtain higher finished product yields at lower overall cost. In addition to serving the semiconductor industry, KLA-Tencor also provides a range of technology solutions to a number of other high technology industries, including the LED and data storage industries, as well as general materials research.

KLA-Tencor’s common stock is traded on the NASDAQ Global Select Market under the symbol “KLAC.”

The principal executive offices of KLA-Tencor are located at One Technology Drive, Milpitas, California, 95035, and its telephone number is (408) 875-3000.

Topeka Merger Sub 1, Inc.

Topeka Merger Sub 1, Inc., a wholly owned subsidiary of Lam Research, is a Delaware corporation that was formed on October 16, 2015 for the sole purpose of effecting the merger. In the merger, Merger Sub 1 will be merged with and into KLA-Tencor, with KLA-Tencor surviving as a wholly owned subsidiary of Lam Research.

Topeka Merger Sub 2, Inc.

Topeka Merger Sub 2, Inc., a wholly owned subsidiary of Lam Research, is a Delaware corporation that was formed on October 16, 2015 for the sole purpose of effecting the subsequent merger. In the subsequent merger, KLA-Tencor will be merged with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly owned subsidiary of Lam Research.

The Merger

A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. Lam Research and KLA-Tencor encourage you to read the entire merger agreement carefully, because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled “The Merger Agreement.”

Structure of the Mergers (see page 106)

In the merger, Merger Sub 1 will be merged with and into KLA-Tencor. KLA-Tencor will be the surviving corporation in the merger, will be a wholly owned subsidiary of Lam Research following completion of the merger, and will no longer be a publicly held corporation. Immediately following the effective time of the merger, KLA-Tencor will be merged with and into Merger Sub 2. Merger Sub 2 will be the surviving corporation in the subsequent merger and a wholly owned subsidiary of Lam Research. Immediately following the effective time of the merger, two members of the KLA-Tencor Board will be appointed to the Lam Research Board.

Merger Consideration (see page 107)

If the merger is completed, each KLA-Tencor stockholder may elect to receive, for all shares of KLA-Tencor common stock held, one of the following forms of the merger consideration:

•	“mixed consideration,” consisting of 0.5 shares of Lam Research common stock and $32.00 in cash;

•

“all-stock consideration,” consisting of (1) a number of shares of Lam Research common stock equal to 0.5 plus (2) a number of shares of Lam Research common stock equal to $32.00 divided by the five-trading day VWAP, subject to proration as described below under the section entitled “—Proration Mechanism;” or

•

“all-cash consideration,” consisting of (1) $32.00 in cash plus (2) an amount in cash equal to 0.5 times the five-trading day VWAP, subject to proration as described below under the section entitled “—Proration Mechanism.”

KLA-Tencor stockholders that do not make an election will be deemed to have elected to receive the mixed consideration. KLA-Tencor stockholders will not receive any fractional shares of Lam Research common stock in the merger. Instead, Lam Research will, at its option, pay cash or distribute proceeds from sales of fractional shares in lieu of delivering any fractional shares of Lam Research common stock that a KLA-Tencor stockholder would otherwise have been entitled to receive.

Proration Mechanism (see page 107)

Elections for all-stock consideration and all-cash consideration are subject to proration as follows:

•

The aggregate amount of cash that Lam Research is obligated to pay to KLA-Tencor stockholders in the merger will not exceed $32.00 multiplied by the number of shares of KLA-Tencor common stock outstanding immediately prior to the effective time of the merger (excluding shares owned by Lam Research, KLA-Tencor or any subsidiary of Lam Research or KLA-Tencor at such time). The aggregate number of shares of Lam Research common stock that Lam Research is obligated to issue to KLA-Tencor stockholders in the merger will not exceed 0.5 multiplied by the number of shares of

KLA-Tencor common stock outstanding immediately prior to the effective time (excluding shares owned by Lam Research, KLA-Tencor or any subsidiary of Lam Research or KLA-Tencor at such time).

•

Cash and stock will first be allocated to satisfy elections of KLA-Tencor stockholders who have elected to receive the mixed consideration or who made no election (and who will accordingly receive the mixed consideration), such that each such KLA-Tencor stockholder (other than a KLA-Tencor stockholder that perfects appraisal rights) receives 0.5 shares of Lam Research common stock and $32.00 in cash for each share of KLA-Tencor common stock held. The remaining available cash and shares of Lam Research common stock to be paid as merger consideration will thereafter be allocated among the KLA-Tencor stockholders who have elected to receive the all-stock consideration or the all-cash consideration.

•

If the number of shares of KLA-Tencor common stock that are subject to elections to receive the all-cash consideration multiplied by the amount of the all-cash consideration exceeds the remaining cash available to fully satisfy such elections (after payment of cash in respect of shares of KLA-Tencor common stock that are subject to elections to receive the mixed consideration, or no election), then:

•

holders of KLA-Tencor common stock who elected to receive the all-cash consideration (other than a KLA-Tencor stockholder that perfects appraisal rights) will receive for each share of KLA-Tencor common stock held immediately prior to the effective time of the merger (1) the amount of cash remaining available to fully satisfy such all cash-elections, divided by the number of shares of KLA-Tencor common stock that are subject to elections to receive the all-cash consideration; and (2) a number of shares of Lam Research common stock that is determined by dividing the difference between the all-cash consideration (determined without regard to any proration) less the all-cash consideration after the foregoing proration, by the five-trading day VWAP; and

•

holders of KLA-Tencor common stock who elected to receive the all-stock consideration (other than a KLA-Tencor stockholder that perfects appraisal rights) will receive, for each share of KLA-Tencor common stock held immediately prior to the effective time of the merger, the all-stock consideration.

•

If the number of shares of KLA-Tencor common stock that are subject to elections to receive the all-stock consideration multiplied by the all-stock consideration exceeds the remaining shares of Lam Research common stock available for issuance to fully satisfy such elections (after the issuance of shares of Lam Research common stock in respect of shares of KLA-Tencor common stock that are subject to elections to receive the mixed consideration, or no election), then:

•

holders of KLA-Tencor common stock who elected to receive the all-stock consideration (other than a KLA-Tencor stockholder that perfects appraisal rights) will receive for each share of KLA-Tencor common stock held immediately prior to the effective time of the merger (1) the number of shares of Lam Research common stock remaining available to fully satisfy such all-stock elections, divided by the number of shares of KLA-Tencor common stock that are subject to elections to receive the all-stock consideration; and (2) an amount of cash that is equal to the difference between the all-cash consideration and the product of the five-trading day VWAP and the number of shares of Lam Research common stock determined in the foregoing clause (1); and

•

holders of KLA-Tencor common stock who elected to receive the all-cash consideration (other than a KLA-Tencor stockholder that perfects appraisal rights) will receive, for each share of KLA-Tencor common stock held immediately prior to the effective time of the merger, the all-cash consideration.

Material U.S. Federal Income Tax Consequences (see page 127)

It is a condition to the completion of the mergers that each of Jones Day, tax counsel to Lam Research, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, tax counsel to KLA-Tencor, deliver an opinion, dated on the closing date of the mergers, to the effect that the mergers will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Each party may waive the requirement to receive an opinion from its tax counsel as a condition to such party’s obligation to complete the mergers. Assuming that the mergers qualify as a reorganization, a U.S. holder of KLA-Tencor common stock who surrenders such stock solely in exchange for Lam Research common stock pursuant to the merger generally will not recognize gain or loss for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional shares. A U.S. holder of KLA-Tencor common stock who surrenders such stock solely in exchange for cash in the merger will generally recognize gain or loss on such exchange. A U.S. holder of KLA-Tencor common stock will generally recognize gain, but not loss, if the U.S. holder surrenders its shares of KLA-Tencor common stock in exchange for a combination of Lam Research common stock and cash. In such case, that U.S. holder will generally recognize gain equal to the lesser of (1) the cash received (other than cash in lieu of any fractional share) and (2) the excess of the sum of the cash received (other than cash in lieu of any fractional share) and the fair market value (on the date of the merger) of the Lam Research common stock received (including any fractional share for which cash was paid) over such U.S. holder’s adjusted tax basis in the shares of KLA-Tencor common stock surrendered by such U.S. holder in the merger. Such U.S. holder will generally recognize gain or loss on the receipt of cash in lieu of any fractional share.

The tax opinions regarding the mergers will not address any state, local or foreign tax consequences of the mergers. The opinions will be based on certain assumptions and representations as to factual matters from Lam Research and KLA-Tencor, as well as certain covenants and undertakings by Lam Research and KLA-Tencor, substantially in the forms set forth in the disclosure letters contained in the schedules to the merger agreement. If any of the assumptions, representations, covenants or undertakings is incorrect, incomplete, inaccurate or is violated prior to the effective time of the merger, one or both of the opinions may not be delivered and, if delivered, the conclusions reached by counsel in their opinions cannot be relied upon. In such case, the tax consequences of the mergers could differ from those described in this joint proxy statement/prospectus. Neither Lam Research nor KLA-Tencor is currently aware of, nor expects, any facts or circumstances that would cause any of the assumptions, representations, covenants or undertakings set forth in the form letters attached to the merger agreement to be incorrect, incomplete, inaccurate or violated.

An opinion of counsel represents such counsel’s best legal judgment but is not binding on the Internal Revenue Service, which is referred to as the “IRS,” or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge.

You should consult your own tax advisor regarding the particular tax consequences to you of the mergers.

Recommendation of the Lam Research Board (see page 63)

After careful consideration, the Lam Research Board unanimously approved the merger agreement and the transactions contemplated by the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, are fair to, and in the best interests of, Lam Research and its stockholders, and are advisable. For more information regarding the factors considered by the Lam Research Board in reaching its decision to approve the merger agreement and to authorize the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, see the section entitled “The Merger—Lam Research’s Reasons for the Merger; Recommendation of the Lam Research Board.” The Lam Research Board unanimously recommends that Lam Research stockholders vote “FOR” the Share Issuance proposal, “FOR” the Lam Research Adjournment proposal and “FOR” the Charter Amendment proposal.

Recommendation of the KLA-Tencor Board (see page 60)

After careful consideration, the KLA-Tencor Board has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of KLA-Tencor and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. For more information regarding the factors considered by the KLA-Tencor Board in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, see the section entitled “The Merger—KLA-Tencor’s Reasons for the Merger; Recommendation of the KLA-Tencor Board.” The KLA-Tencor Board unanimously recommends that KLA-Tencor stockholders vote “FOR” the Merger proposal, “FOR” the KLA-Tencor Adjournment proposal, “FOR” the Merger-Related Compensation proposal and “FOR” the Director Compensation proposal.

Opinion of Lam Research’s Financial Advisor (see page 67)

At a meeting of the Lam Research Board on October 20, 2015, Goldman, Sachs & Co., which is referred to as “Goldman Sachs,” delivered its oral opinion to the Lam Research Board, which was subsequently confirmed in writing, that, as of October 20, 2015 and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the aggregate merger consideration to be paid by Lam Research pursuant to the merger agreement was fair from a financial point of view to Lam Research.

The full text of the written opinion of Goldman Sachs, dated October 20, 2015, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B and is incorporated into this joint proxy statement/prospectus by reference. Goldman Sachs provided its opinion for the information and assistance of the Lam Research Board in connection with its consideration of the mergers. The Goldman Sachs opinion is not a recommendation as to how any holder of Lam Research common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between Lam Research and Goldman Sachs, Lam Research has agreed to pay Goldman Sachs a transaction fee of $35 million, a portion of which is payable upon the consummation of the merger. In addition, the engagement letter provides that Lam Research may pay Goldman Sachs an additional transaction fee of $5 million at Lam Research’s sole discretion.

Opinion of KLA-Tencor’s Financial Advisor (see page 75)

KLA-Tencor retained Qatalyst Partners LP, which is referred to as “Qatalyst Partners,” to act as its financial advisor in connection with the mergers. KLA-Tencor selected Qatalyst Partners to act as its financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of its business and affairs and the industry in which it operates. At a meeting of the KLA-Tencor Board on October 20, 2015, Qatalyst Partners rendered its oral opinion to the KLA-Tencor Board, which was subsequently confirmed in writing, that as of October 20, 2015 and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth in its written opinion, the merger consideration to be received by the holders of shares of KLA-Tencor common stock, other than Lam Research or any affiliates of Lam Research, pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of Qatalyst Partners, dated October 20, 2015, is attached to this joint proxy statement/prospectus as Annex C and is incorporated into this joint proxy statement/prospectus by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the KLA-Tencor Board and addressed only, as of the date of the opinion, the fairness from a financial point of view of the merger consideration to be received by the holders of shares of KLA-Tencor common stock, other than Lam Research or any affiliates of Lam Research, pursuant to the merger agreement. It does not address any other aspect of the mergers and does not constitute a recommendation as to how any holder of shares of KLA-Tencor common stock or any holder of shares of Lam Research common stock should vote with respect to the mergers or any other matter. For a further discussion of Qatalyst Partners’ opinion, see the section entitled “The Merger—Opinion of KLA-Tencor’s Financial Advisor.” Pursuant to an engagement letter between KLA-Tencor and Qatalyst Partners, KLA-Tencor has agreed to pay Qatalyst Partners a fee of approximately $58,000,000, $100,000 of which was payable upon the execution of such engagement letter and $5,000,000 of which was payable upon delivery of its opinion, and the remaining portion of which will be paid upon, and subject to, consummation of the merger (provided that the final actual fee will be, in part, based on an average of the closing prices of Lam Research common stock over ten trading days approaching the closing of the merger).

Interests of KLA-Tencor Directors and Executive Officers in the Merger (see page 88)

KLA-Tencor’s directors and executive officers have economic interests in the merger that may be different from, or in addition to, those of KLA-Tencor stockholders generally. As described in more detail under the section entitled “The Merger—Interests of KLA-Tencor Directors and Executive Officers in the Merger,” these interests include, but are not limited to, certain payments and benefits that are expected to be provided to the executive officers upon consummation of the merger or in connection with termination of their employment under certain circumstances prior to or following the merger.

The KLA-Tencor Board was aware of and considered these interests, among other matters, in reaching its decisions to adopt and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement (except for the interests of Ms. Higashi and Messrs. Moore and Rango that will arise if the KLA-Tencor stockholders approve the Director Compensation proposal).

Board of Directors Following the Merger (see page 96)

Immediately following the effective time of the merger, two directors from the KLA-Tencor Board, to be mutually designated by Lam Research and KLA-Tencor, will become members of the Lam Research Board. As of the date of this joint proxy statement/prospectus, Lam Research and KLA-Tencor have mutually agreed that John T. Dickson and Gary B. Moore, each of whom is currently a director of KLA-Tencor, will be the designated directors. Upon appointment, each director will receive prorated annual compensation for his or her service as a director consistent with Lam Research’s policies for compensation of non-employee directors. Lam Research has agreed to indemnify the designated directors on the same terms as the other non-employee directors of Lam Research.

Treatment of Lam Research Stock Options and Other Equity Awards (see page 98)

The completion of the merger will not accelerate the vesting or settlement of any outstanding stock options or other equity awards granted under any of Lam Research’s equity incentive plans, and all such stock options and other equity awards will continue to vest in accordance with their applicable terms.

Treatment of KLA-Tencor Equity Awards (see page 98)

Under the terms of the merger agreement, at the effective time of the merger, (1) Lam Research will convert each then-unvested KLA-Tencor RSU (including performance-based restricted stock units) that is held by a continuing service provider into a Lam Research RSU with economically equivalent terms as applied immediately prior to the effective time of the merger; (2) each share of KLA-Tencor common stock underlying KLA-Tencor RSUs that is vested (after taking into account any acceleration of vesting that occurs at the effective time of the merger) but as to which such share of stock has not yet been issued will be issued as of immediately prior to the effective time of the merger, treated as KLA-Tencor common stock in the merger and converted into the right to receive the merger consideration; and (3) each KLA-Tencor stock option will be cancelled and converted into the right to receive an amount of cash (without interest) equal to the product of (a) the number of shares of KLA-Tencor common stock subject to such KLA-Tencor stock option multiplied by (b) (i) the all-cash consideration less (ii) the exercise price per share for such KLA-Tencor option. At the effective time of the merger, each KLA-Tencor RSU that is unvested and held by an individual who is not a continuing service provider will be cancelled without payment of any consideration. See the section entitled “The Merger Agreement—Treatment of KLA-Tencor Equity Awards” for a discussion of these awards.

Regulatory Clearances Required for the Merger (see page 126)

Lam Research and KLA-Tencor are required to submit notifications to various competition authorities prior to completing the merger. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the “HSR Act,” Lam Research and KLA-Tencor must file notifications with the Federal Trade Commission and the Antitrust Division of the Department of Justice and observe a mandatory pre-merger waiting period before completing the merger. In addition, Lam Research and KLA-Tencor are required to submit notifications with competition authorities in China, Germany, Ireland, Israel, Japan, Korea and Taiwan.

Although Lam Research and KLA-Tencor expect to obtain all required regulatory clearances, Lam Research and KLA-Tencor cannot assure you that the antitrust regulators or other government agencies, including state attorneys general or private parties, will not initiate actions to challenge the merger before or after it is completed. Any such challenge to the merger could result in an administrative or court order enjoining the merger or in restrictions or conditions that would have a material adverse effect on the combined company if the mergers are completed. Such restrictions and conditions could include requiring the divestiture or spin-off of assets or businesses, the required licensing of intellectual property rights, or limitations on the ability of the combined company to operate its business as it sees fit. Neither Lam Research nor KLA-Tencor can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the mergers.

Expected Timing of the Mergers

Lam Research and KLA-Tencor currently expect the closing of the mergers to occur in mid-calendar year 2016. However, the merger is subject to various regulatory clearances and the satisfaction or waiver of other conditions as described in the merger agreement, and it is possible that factors outside the control of Lam Research and KLA-Tencor could result in the mergers being completed earlier, later or not at all.

Conditions to Completion of the Mergers (see page 120)

As more fully described in this joint proxy statement/prospectus and in the merger agreement, the obligations of Lam Research and the Merger Subs, on the one hand, and KLA-Tencor, on the other hand, to complete the merger are subject to the satisfaction of a number of conditions, including the following:

•	approval of the Merger proposal;

•	approval of the Share Issuance proposal;

•

effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of a stop order or proceedings threatened or initiated by the SEC relating thereto;

•	absence of any law or any temporary restraining order, injunction or other order issued by any court of competent jurisdiction prohibiting, making illegal or preventing the consummation of the merger;

•	the waiting period (or any extension thereof) applicable to the merger under the antitrust laws of the United States having expired or been earlier terminated;

•	any required waiting periods or affirmative approvals under certain foreign antitrust laws having expired or been obtained;

•	authorization for the listing on the NASDAQ Global Select Market of the shares of Lam Research common stock to be issued to KLA-Tencor stockholders pursuant to the merger;

•	accuracy of the representations and warranties made in the merger agreement by the other party, subject to certain materiality thresholds;

•

the other party having performed or complied with, in all material respects, all its obligations under the merger agreement required to be performed or complied with on or prior to the closing date of the merger;

•	the absence since the date of the merger agreement of any event or condition that has had or would reasonably be expected to have a material adverse effect on the other party;

•	the receipt of a customary closing certificate executed by the other party; and

•	receipt of a tax opinion from such party’s tax counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

No Solicitation of Alternative Proposals (see page 114)

The merger agreement prohibits Lam Research and KLA-Tencor from soliciting or engaging in discussions or negotiations with a third party with respect to a proposal for a competing transaction, including the acquisition of a significant interest in Lam Research’s or KLA-Tencor’s common stock or assets. Notwithstanding those restrictions, prior to obtaining the relevant stockholder approval, each of the Lam Research Board and KLA-Tencor Board is permitted to furnish information with respect to Lam Research or KLA-Tencor, respectively, and enter into discussions with, and only with, a person who has made an unsolicited bona fide written acquisition proposal if the board of directors of such party (1) determines in good faith (after consultation with its outside legal and financial advisors) that such acquisition proposal constitutes or is reasonably likely to result in a superior proposal; and (2) obtains from such person an executed confidentiality agreement.

Termination of the Merger Agreement (see page 121)

Lam Research and KLA-Tencor may mutually agree to terminate the merger agreement at any time. Either party may also terminate the merger agreement if the merger is not consummated by July 20, 2016, subject to extension by mutual agreement of the parties or in the event that certain regulatory clearances have not yet been obtained, provided that in no event shall any such extension be to a date that is later than October 20, 2016 unless both of Lam Research and KLA-Tencor agree. See the section entitled “The Merger Agreement—Termination of the Merger Agreement” for a discussion of these and other rights of each of Lam Research and KLA-Tencor to terminate the merger agreement.

Expenses and Termination Fees (see page 123)

Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated in the merger agreement will be paid by the party incurring those expenses, subject to the specific exceptions discussed in this joint proxy statement/prospectus where Lam Research or KLA-Tencor, as the case may be, may be required to pay a termination fee of $290 million. See the section entitled “The Merger Agreement—Expenses and Termination Fees; Liability for Breach” for a discussion of the circumstances under which such termination fees will be required to be paid. Lam Research and KLA-Tencor have agreed to share equally all fees and expenses relating to printing, filing and distributing this joint proxy statement/prospectus, all SEC and other regulatory filing fees incurred in connection with this joint proxy statement/prospectus and the registration statement of which it is a part, and any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar taxes.

Accounting Treatment (see page 132)

Lam Research prepares its financial statements under existing U.S. generally accepted accounting principles, which are referred to as “GAAP standards,” which are subject to change and interpretation. The mergers will be accounted for using the acquisition method of accounting with Lam Research being considered the acquiror of KLA-Tencor for accounting purposes.

Appraisal Rights (see page 170)

Under Section 262 of the DGCL, KLA-Tencor stockholders who do not vote in favor of the Merger proposal, who continuously hold their shares of KLA-Tencor common stock through the effective time of the merger and who otherwise comply with the applicable requirements of Section 262 of the DGCL have the right to seek appraisal of the fair value of their shares of KLA-Tencor common stock, as determined by the Court of Chancery if the merger is completed. The “fair value” of shares of KLA-Tencor common stock as determined by the Court of Chancery could be greater than, the same as, or less than the value of the merger consideration that a stockholder of KLA-Tencor would otherwise be entitled to receive under the terms of the merger agreement.

The right to seek appraisal will be lost if a KLA-Tencor stockholder votes “FOR” the Merger proposal. However, voting “AGAINST” the Merger proposal (including a broker non-vote or abstention which has the effect of a vote “AGAINST” the Merger proposal) is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights.

KLA-Tencor stockholders who wish to exercise their right to seek appraisal of their shares under the DGCL must so advise KLA-Tencor by submitting a written demand for appraisal in the form described in this joint proxy statement/prospectus prior to the vote on the Merger proposal, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. These procedures are summarized in this joint proxy statement/prospectus. See the section entitled “Appraisal Rights” for more information. A person having a beneficial interest in shares of KLA-Tencor common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized in this joint proxy statement/prospectus and in a timely manner to perfect appraisal rights. In view of the complexity of Section 262 of the DGCL, KLA-Tencor stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

In addition, a copy of Section 262 of the DGCL is included as Annex D to this joint proxy statement/prospectus. Failure to comply with the provisions of Section 262 of the DGCL will result in loss of appraisal rights and receipt of the merger consideration payable as the mixed election, unless another election was timely and validly made, in which case, the former dissenting KLA-Tencor stockholder will receive the same per share consideration as the other KLA-Tencor stockholders that made such election.

Lam Research stockholders are not entitled to appraisal or dissenters’ rights in connection with the mergers under Delaware law.

Comparison of Rights of Lam Research Stockholders and KLA-Tencor Stockholders (see page 156)

KLA-Tencor stockholders receiving Lam Research common stock as all or part of their merger consideration will have different rights once they become stockholders of Lam Research due to differences between the governing corporate documents of KLA-Tencor and the governing corporate documents of Lam Research. These differences are described in detail under the section entitled “Comparison of Rights of Lam Research Stockholders and KLA-Tencor Stockholders.”

Listing of Additional Shares of Lam Research Common Stock; Delisting and Deregistration of Shares of KLA-Tencor Common Stock (see page 98)

It is a condition to the completion of the merger that the shares of Lam Research common stock to be issued to KLA-Tencor stockholders pursuant to the merger agreement be authorized for listing on the NASDAQ Global Select Market at the effective time of the merger. Upon completion of the merger, shares of KLA-Tencor common stock currently listed on the NASDAQ Global Select Market will cease to be listed on the NASDAQ Global Select Market and will be subsequently deregistered under the Exchange Act.

Description of Financing Transactions (see page 101)

Lam Research has entered into (1) a senior unsecured term loan agreement which provides up to $900 million in term loans, subject to certain conditions; and (2) a debt commitment letter which provides for a senior unsecured 364-day bridge facility in a principal amount of up to $3.3 billion, subject to certain conditions. Lam Research has also entered into an amendment and restatement of its existing revolving credit agreement pursuant to which, among other things, the revolving lenders agreed to increase their aggregate commitments under the revolving credit agreement from $300 million to $750 million.

Lam Research intends to fund the cash component of the merger consideration and related fees and expenses and to prepay KLA-Tencor’s $671 million term loan with a combination of approximately $1.9 billion of the combined companies’ balance sheet cash and proceeds of approximately $3.9 billion under the term loans, the revolving credit agreement and from the issuance of debt securities or, to the extent necessary, borrowings under the bridge facility. Lam Research also expects to guarantee KLA-Tencor’s existing notes in the aggregate principal amount of $2.5 billion.

Lam Research intends to pursue financing that would replace or supplement financing available under the bridge facility. There can be no assurance that any replacement or supplemental financing will be available to Lam Research at all or on acceptable terms.

The Meetings

The Lam Research Special Meeting (see page 32)

The Lam Research special meeting will be held at the principal executive offices of Lam Research, which are located at 4650 Cushing Parkway, Fremont, California 94538, on February 19, 2016, at 8:00 a.m. Pacific time. The Lam Research special meeting is being held to consider and vote on:

•

the Share Issuance proposal, which is the proposal to approve the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, a copy of which is included as Annex A to this joint proxy statement/prospectus;

•

the Lam Research Adjournment proposal, which is the proposal to adjourn the Lam Research special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Share Issuance proposal; and

•

the Charter Amendment proposal, which is the proposal to approve the amendment to the Lam Research certificate of incorporation, as amended, to increase the number of authorized shares of Lam Research stock from 405,000,000 to 590,000,000 and the number of authorized shares of Lam Research common stock from 400,000,000 to 585,000,000, the full text of which is attached as Annex G to this joint proxy statement/prospectus.

Completion of the merger is conditioned on the approval of the Share Issuance proposal, but not on the approval of the Lam Research Adjournment proposal or the Charter Amendment proposal.

Only holders of record of Lam Research common stock at the close of business on January 7, 2016, which is referred to as the Lam Research record date, are entitled to receive notice of, and to vote at, the Lam Research special meeting or any adjournments or postponements thereof. On the Lam Research record date, 158,883,421 shares of Lam Research common stock were issued and outstanding, approximately 0.5% of which were owned and entitled to be voted by Lam Research directors and executive officers or their affiliates. Lam Research currently expects that Lam Research’s directors and executive officers will vote their shares in favor of the Share Issuance proposal, the Lam Research Adjournment proposal and the Charter Amendment proposal, although none of them has entered into any agreement obligating them to do so.

Required Vote (see page 33)

You may cast one vote for each share of Lam Research common stock that you own. Approval of the Share Issuance proposal and the Lam Research Adjournment proposal each requires the affirmative vote of holders of a majority of the shares of Lam Research common stock present in person or represented by proxy and entitled to vote on the proposal. Approval of the Charter Amendment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Lam Research common stock on the Lam Research record date.

If necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Share Issuance proposal, the chairman of the Lam Research special meeting or the holders of a majority of the shares entitled to vote and present in person or by proxy, whether or not a quorum is present, may adjourn the meeting to another place, date or time. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

How Proxies are Counted; Failure to Vote; Abstentions and Broker Non-Votes (see page 34)

•

Share Issuance proposal. If you are a Lam Research stockholder and attend the Lam Research special meeting in person but fail to vote, or you mark your proxy or voting instructions to abstain, it will have the same effect as a vote “AGAINST” the Share Issuance proposal. If you are a Lam Research stockholder and fail to vote by not attending the Lam Research special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the Share Issuance proposal (assuming a quorum is present).

•

Lam Research Adjournment proposal. If you are a Lam Research stockholder and attend the Lam Research special meeting in person but fail to vote, or you mark your proxy or voting instructions to abstain, it will have the same effect as a vote “AGAINST” the Lam Research Adjournment proposal. If you are a Lam Research stockholder and fail to vote by not attending the Lam Research special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the Lam Research Adjournment proposal (assuming a quorum is present).

•

Charter Amendment proposal. If you are a Lam Research stockholder and attend the Lam Research special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the Lam Research special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have the same effect as a vote “AGAINST” the Charter Amendment proposal.

If you are a Lam Research stockholder through the 401(k) Plan and fail to instruct the 401(k) Plan trustee how to vote, the trustee will not vote the shares of Lam Research common stock allocated to your 401(k) Plan account.

The KLA-Tencor Special Meeting (see page 41)

The KLA-Tencor special meeting is scheduled to be held at Building Three of KLA-Tencor’s Milpitas facility, located at Three Technology Drive, Milpitas, California, 95035, on February 19, 2016 at 8:00 a.m., Pacific time, to consider and vote on:

•

the Merger proposal, which is the proposal to adopt the merger agreement, a copy of which is included as Annex A to the joint proxy statement/prospectus, pursuant to which Merger Sub 1 will merge with and into KLA-Tencor, with KLA-Tencor as the surviving corporation, and then KLA-Tencor will merge with and into Merger Sub 2, with Merger Sub 2 as the ultimate surviving corporation;

•

the KLA-Tencor Adjournment proposal, which is the proposal to adjourn the KLA-Tencor special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger proposal;

•

the Merger-Related Compensation proposal, which is the proposal to approve by a non-binding, advisory vote the compensation of KLA-Tencor’s named executive officers that is based on or otherwise relates to the merger; and

•

the Director Compensation proposal, which is a proposal to extend the applicability of KLA-Tencor’s outside director vesting acceleration policy to outside members of the KLA-Tencor Board who have served on the KLA-Tencor Board for less than six years as of their termination date, such that the vesting of all restricted stock units held by outside directors who have served on the KLA-Tencor Board for less than six years will accelerate on a pro rata basis upon a separation from service with KLA-Tencor and Lam Research. The restricted stock units granted to the outside directors of the KLA-Tencor Board are the largest component of the annual director compensation program, which consists of a combination of restricted stock units and cash that the Compensation Committee of the KLA-Tencor Board has determined to be competitive with companies similarly situated with KLA-Tencor based on market data provided to it.

Only holders of record of KLA-Tencor common stock as of the KLA-Tencor record date are entitled to notice of, and to vote at, the KLA-Tencor special meeting or any adjournments or postponements thereof. On the KLA-Tencor record date, 155,664,541 shares were issued and outstanding, approximately 0.2% of which were owned and entitled to be voted by KLA-Tencor’s directors, executive officers or their affiliates. KLA-Tencor currently expects that its directors and executive officers will vote their shares in favor of the Merger proposal, the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal and the Director Compensation proposal.

Required Vote (see page 42)

You may cast one vote for each share of KLA-Tencor common stock you own. Approval of the Merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of KLA-Tencor common stock entitled to vote on the proposal. Approval of the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal and the Director Compensation proposal each requires the affirmative vote of a majority of the votes cast at the special meeting, assuming that a quorum is present. Whether or not KLA-Tencor stockholders approve the KLA-Tencor Adjournment proposal, and whether or not a quorum is present, the chairman of the KLA-Tencor special meeting or the holders of a majority of the shares entitled to vote and present in person or represented by proxy will have the power to adjourn the KLA-Tencor special meeting to another place, date or time. If necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Merger proposal, the special meeting may be adjourned to another time or place without further notice unless the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

How Proxies are Counted; Failure to Vote; Abstentions and Broker Non-Votes (see page 43)

•

Merger proposal. If you are a KLA-Tencor stockholder and attend the KLA-Tencor special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the KLA-Tencor special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have the same effect as a vote “AGAINST” the Merger proposal. Voting against, abstaining from voting on, or failing to vote on the Merger proposal will not in and of itself be sufficient for stockholders seeking to perfect their appraisal rights to obtain appraisal rights for their shares of KLA-Tencor common stock. See the section entitled “Appraisal Rights” for more information.

•

KLA-Tencor Adjournment proposal. If you are a KLA-Tencor stockholder and attend the KLA-Tencor special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the KLA-Tencor special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the KLA-Tencor Adjournment proposal (assuming a quorum is present).

•

Merger-Related Compensation proposal. If you are a KLA-Tencor stockholder and attend the KLA-Tencor special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the KLA-Tencor special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the Merger-Related Compensation proposal (assuming a quorum is present).

•

Director Compensation proposal. If you are a KLA-Tencor stockholder and attend the KLA-Tencor special meeting in person but fail to vote, you mark your proxy or voting instructions to abstain, you fail to vote by not attending the KLA-Tencor special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote, it will have no effect on the Director Compensation proposal (assuming a quorum is present).

Summary Consolidated Historical Financial Data

Summary Consolidated Historical Financial Data of Lam Research

The following statement of operations data for the fiscal years ended June 28, 2015, June 29, 2014 and June 30, 2013 and the balance sheet data as of June 28, 2015 and June 29, 2014 have been derived from the audited consolidated financial statements of Lam Research contained in its Annual Report on Form 10-K for the fiscal year ended June 28, 2015, which statements are incorporated by reference into this joint proxy statement/prospectus. The statement of operations data for the fiscal years ended June 24, 2012 and June 26, 2011 and the balance sheet data as of June 30, 2013, June 24, 2012 and June 26, 2011 have been derived from Lam Research’s audited consolidated financial statements for such periods, which statements have not been incorporated by reference into this joint proxy statement/prospectus.

The statement of operations data for the three months ended September 27, 2015 and September 28, 2014, and the balance sheet data as of September 27, 2015 have been derived from Lam Research’s unaudited interim condensed consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2015, which statements are incorporated by reference into this joint proxy statement/prospectus. The balance sheet data as of September 28, 2014 has been derived from Lam Research’s unaudited condensed consolidated financial statements for such period, which statements have not been incorporated by reference into this joint proxy statement/prospectus. These financial statements are unaudited, but, in the opinion of Lam Research’s management, contain all adjustments necessary to present fairly Lam Research’s financial position, results of operations and cash flows for the periods indicated.

You should read this summary consolidated historical financial data together with the financial statements that are incorporated by reference into this joint proxy statement/prospectus and their accompanying notes and management’s discussion and analysis of financial condition and results of operations contained in the periodic reports incorporated by reference into this joint proxy statement/prospectus.

Statement of Operations Data of Lam Research:

	Three Months Ended		Year Ended
	September 27, 2015(1)	September 28, 2014(1)	June 28, 2015(1)	June 29, 2014(1)	June 30, 2013(1)	June 24, 2012(1)	June 26, 2011
	(in thousands, except per share data)
Revenue	$1,600,043	$1,152,368	$5,259,312	$4,607,309	$3,598,916	$2,665,192	$3,237,693
Gross margin	722,363	505,539	2,284,336	2,007,481	1,403,059	1,084,069	1,497,232
Goodwill impairment(2)	—	—	79,444	—	—	—	—
Restructuring charges, net	—	—	—	—	1,813	1,725	11,579
Operating income	335,428	168,298	788,039	677,669	118,071	237,733	804,285
Net income	288,679	141,081	655,577	632,289	113,879	168,723	723,748
Net income per share:
Basic	$1.82	$0.87	$4.11	$3.84	$0.67	$1.36	$5.86
Diluted	$1.66	$0.80	$3.70	$3.62	$0.66	$1.35	$5.79
Cash dividends declared per common share	$0.30	$0.18	$0.84	$0.18	$—	$—	$—

Balance Sheet Data of Lam Research:

	September 27, 2015	September 28, 2014	June 28, 2015	June 29, 2014	June 30, 2013	June 24, 2012	June 26, 2011
	(in thousands, except per share data)
Working capital	$4,234,040	$3,091,351	$3,639,488	$3,201,661	$2,389,354	$2,988,181	$2,592,506
Total assets	9,594,431	7,893,828	9,364,648	7,993,306	7,250,315	8,004,652	4,053,867
Long-term obligations, less current portion	1,775,670	1,221,098	1,388,335	1,198,221	1,170,048	1,228,500	903,263
Current portion of long-term debt and capital leases	969,392	519,099	1,359,650	518,267	514,655	511,139	4,782

(1)	Amount includes operating results of Novellus Systems, Inc., which is referred to as “Novellus.” Fiscal year 2012 amounts include 20 days of operating results of Novellus from the acquisition date of June 4, 2012. The Novellus acquisition was accounted for as a business combination in accordance with applicable accounting guidance.
(2)	Goodwill impairment analysis during fiscal year 2015 resulted in a non-cash impairment charge upon Lam Research’s single-wafer clean reporting unit, extinguishing the goodwill ascribed to the reporting unit.

Summary Consolidated Historical Financial Data of KLA-Tencor

The following statement of operations data for the fiscal years ended June 30, 2015, June 30, 2014, and June 30, 2013 and the balance sheet data as of June 30, 2015 and June 30, 2014 have been derived from the audited consolidated financial statements of KLA-Tencor contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2015, which statements are incorporated by reference into this joint proxy statement/prospectus. The statement of operations data for the fiscal years ended June 30, 2012 and June 30, 2011 and the balance sheet data as of June 30, 2013, June 30, 2012 and June 30, 2011 have been derived from KLA-Tencor’s audited consolidated financial statements for such periods, which statements have not been incorporated by reference into this joint proxy statement/prospectus.

The statement of operations data for the three months ended September 30, 2015 and September 30, 2014, and the balance sheet data as of September 30, 2015 have been derived from KLA-Tencor’s unaudited interim consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, which statements are incorporated by reference into this joint proxy statement/prospectus. The balance sheet data as of September 30, 2014 has been derived from KLA-Tencor’s unaudited condensed consolidated financial statements for such period, which statements have not been incorporated by reference into this joint proxy statement/prospectus. These financial statements are unaudited, but, in the opinion of KLA-Tencor’s management, contain all adjustments necessary to present fairly KLA-Tencor’s financial position, results of operations and cash flows for the periods indicated.

You should read this summary consolidated historical financial data together with the financial statements that are incorporated by reference into this joint proxy statement/prospectus and their accompanying notes and management’s discussion and analysis of financial condition and results of operations contained in the period reports incorporated by reference into this joint proxy statement/prospectus.

Statement of Operations Data of KLA-Tencor:

	Three Months Ended		Year Ended
(in thousands, except per share data)	September 30, 2015	September 30, 2014	June 30, 2015	June 30, 2014	June 30, 2013	June 30, 2012	June 30, 2011
Consolidated Statement of Operations:
Revenue	$642,644	$642,901	$2,814,049	$2,929,408	$2,842,781	$3,171,944	$3,175,167
Net income(1)	104,897	72,233	366,158	582,755	543,149	756,015	794,488
Cash dividend declared per common share (including a special cash dividend of $16.50 per share declared during the three months ended December 31, 2014)	$0.52	$0.50	$18.50	$1.80	$1.60	$1.40	$1.00
Net income per share:
Basic	$0.67	$0.44	$2.26	$3.51	$3.27	$4.53	$4.75
Diluted	$0.66	$0.43	$2.24	$3.47	$3.21	$4.44	$4.66

Balance Sheet Data of KLA-Tencor:

(in thousands)	September 30, 2015	September 30, 2014	June 30, 2015	June 30, 2014	June 30, 2013	June 30, 2012	June 30, 2011
Consolidated Balance Sheets:
Cash, cash equivalents and marketable securities	$2,269,447	$2,942,492	$2,387,111	$3,152,637	$2,918,881	$2,534,444	$2,038,535
Working capital	2,760,177	3,563,700	2,902,813	3,690,484	3,489,236	3,300,401	2,796,414
Total assets(3)	4,571,323	5,301,572	4,826,012	5,535,846	5,283,804	5,096,020	4,670,498
Long-term debt(2)(3)	3,151,046	748,054	3,173,435	745,101	743,823	742,545	741,267
Total stockholders’ equity(2)	294,441	3,529,720	421,439	3,669,346	3,482,152	3,315,595	2,860,893

(1)	Net income decreased to $366.2 million in the fiscal year ended June 30, 2015, primarily as a result of the impact of the pre-tax net loss of $131.7 million for the loss on extinguishment of debt and certain one-time expenses of $2.5 million associated with the leveraged recapitalization that was completed during the three months ended December 31, 2014.
(2)	Long-term debt increased to $3.17 billion at the end of fiscal year ended June 30, 2015, because, as part of the leveraged recapitalization plan, KLA-Tencor issued $2.50 billion aggregate principal amount of senior, unsecured long-term notes, entered into $750 million of five-year senior unsecured pre-payable term loans and a $500 million unfunded revolving credit facility and redeemed the $750 million aggregate principal amount of 6.900% Senior Notes due in 2018. Refer to Note 7 of the KLA-Tencor June 30, 2015 Consolidated Financial Statements, “Debt” for additional details, which are incorporated by reference into this joint proxy statement/prospectus. KLA-Tencor’s total stockholders’ equity decreased to $421.4 million at the end of fiscal year ended June 30, 2015, because, as part of KLA-Tencor’s leveraged recapitalization plan, KLA-Tencor declared a special cash dividend of approximately $2.76 billion. Refer to Note 8 of the KLA-Tencor June 30, 2015 Consolidated Financial Statements, “Equity and Long-term Incentive Compensation Plans” for additional details, which are incorporated by reference into this joint proxy statement/prospectus.
(3)	KLA-Tencor early adopted the accounting standard update regarding simplification of the presentation of debt issuance costs, which requires that debt issuance costs related to a recognized debt liability be presented on the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Accordingly, KLA-Tencor applied the accounting standard update on a retrospective basis by reclassifying the presentation of the debt issuance costs which was originally included in other current and other non-current assets against the long-term debt on the KLA-Tencor Consolidated Balance Sheets as of June 30, 2014, 2013, 2012 and 2011. The change in the classification of the debt issuance costs reduced total assets and total liabilities by $2.8 million, $3.6 million, $4.3 million and $5.0 million as of June 30, 2014, 2013, 2012 and 2011, respectively. There is no impact to the KLA-Tencor Consolidated Statements of Operations, Comprehensive Income, Stockholder’s Equity and Cash Flows for the fiscal years ended June 30, 2014, 2013, 2012 and 2011.

Summary Unaudited Pro Forma Condensed Combined Financial Information of Lam Research and KLA-Tencor

The following table presents selected unaudited pro forma combined financial information about Lam Research’s consolidated balance sheet and statements of operations, after giving effect to the merger with KLA-Tencor. The information under “Statement of Operations Data” in the table below assumes the merger had been consummated on June 30, 2014, the beginning of the earliest period presented. The information under “Balance Sheet Data” in the table below assumes the merger had been consummated on September 27, 2015. This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with Lam Research considered the acquiror of KLA-Tencor. See the section entitled “Accounting Treatment” for more information.

The unaudited pro forma condensed combined financial information includes adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The information presented below should be read in conjunction with the historical consolidated financial statements of each of Lam Research and KLA-Tencor, including the related notes, filed by each of them with the SEC, and with the pro forma condensed combined financial statements of Lam Research and KLA-Tencor, including the related notes, appearing elsewhere in this joint proxy statement/prospectus. See the sections entitled “Where You Can Find More Information” and “Unaudited Pro Forma Condensed Combined Financial Information” for more information. The unaudited pro forma condensed combined financial data are not necessarily indicative of results that actually would have occurred or that may occur in the future had the merger been completed on the dates indicated.

Statement of Operations Data:

(in thousands, except per share data)	Three Months Ended September 27, 2015	Fiscal Year Ended June 28, 2015
Revenue	$2,239,867	$8,068,960
Gross Margin	1,017,014	3,576,477
Operating Income	334,193	810,782
Net Income	244,861	428,518
Net Income per share:
Basic	$1.03	$1.79
Diluted	$0.96	$1.67

Balance Sheet Data:

(in thousands)	September 27, 2015
Working Capital	$5,471,404
Total Assets	24,410,976
Long-term obligations, less current portion	7,681,995
Current portion of long-term debt and capital leases	1,114,392

Unaudited Comparative Per Share Data

Presented below are Lam Research’s historical per share data for the three months ended September 27, 2015 and the year ended June 28, 2015, KLA-Tencor’s historical per share data for the three months ended September 30, 2015 and the year ended June 30, 2015, unaudited pro forma combined per share data for the three months ended September 27, 2015 and the year ended June 28, 2015, and unaudited pro forma equivalent data for the three months ended September 27, 2015 and the year ended June 28, 2015. This information should be read together with the consolidated financial statements and related notes of Lam Research and KLA-Tencor that are incorporated by reference into this joint proxy statement/prospectus and with the unaudited pro forma condensed combined financial data included under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the beginning of the periods presented or on the dates presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The historical book value per share is computed by dividing total stockholders’ equity by the number of diluted shares of common stock outstanding at the end of the period. The pro forma net income per share of the combined company is computed by dividing the pro forma net income by the pro forma weighted average number of diluted shares outstanding. The pro forma book value per share of the combined company is computed by dividing total pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding at the end of the period.

	Three Months Ended September 27, 2015	Fiscal Year Ended June 28, 2015
LAM RESEARCH HISTORICAL DATA
Historical diluted per common share
Net income per share	$1.66	$3.70
Book value per share	$30.73	$28.82

	Three Months Ended September 30, 2015	Fiscal Year Ended June 30, 2015
KLA-TENCOR HISTORICAL DATA
Historical diluted per common share
Net income per share	$0.66	$2.24
Book value per share	$1.86	$2.57

	Three Months Ended September 27, 2015	Fiscal Year Ended June 28, 2015
LAM RESEARCH PRO FORMA COMBINED DATA
Unaudited diluted pro forma per common share
Net income per share	$0.96	$1.67
Book value per share(1)	$45.14	n/m

	Three Months Ended September 27, 2015	Fiscal Year Ended June 28, 2015
KLA-TENCOR PRO FORMA EQUIVALENT
Unaudited diluted pro forma per common share
Net income per share	$0.48	$0.83
Book value per share(1)	$22.57	n/m

(1)	Pro forma book value per share as of June 28, 2015 is not meaningful as purchase accounting adjustments were calculated as of September 27, 2015.

Unaudited Comparative Market Value and Dividend Information

The following table presents trading information for Lam Research and KLA-Tencor common stock on the NASDAQ Global Select Market on October 20, 2015, the last trading day before announcement of the merger and January 7, 2016, the most recent practicable trading day before the date of this joint proxy statement/prospectus. For illustrative purposes, the following table also provides KLA-Tencor equivalent per share information, assuming the mixed election, which is equal to (1) 0.5 of a share of Lam Research common stock plus (2) $32.00 in cash for each share of KLA-Tencor common stock outstanding.

	Lam Research Common Stock			KLA-Tencor Common Stock			Equivalent Per-Share Value
Date	High	Low	Close	High	Low	Close	High	Low	Close
October 20, 2015	$71.99	$66.50	$70.03	$54.82	$52.89	$53.86	$68.00	$65.25	$67.02
January 7, 2016	$73.52	$71.46	$71.71	$66.66	$65.41	$65.94	$68.76	$67.73	$67.86

The market prices of shares of Lam Research and KLA-Tencor common stock fluctuate, and the value of the merger consideration will fluctuate with the market price of the Lam Research common stock. As a result, we urge you to obtain current market quotations of Lam Research and KLA-Tencor common stock.

The table below sets forth, for the fiscal quarters indicated, quarterly dividends paid per share of Lam Research common stock, in U.S. dollars per share. On the Lam Research record date, there were 158,883,421 shares of Lam Research common stock outstanding. Lam Research instituted a quarterly dividend in June 2014.

Fiscal Period:	Date Paid	$ Per Share
Fiscal Year 2016
Third Quarter	January 6	$0.30
Second Quarter	September 30	$0.30
First Quarter	July 1	$0.30
Fiscal Year 2015
Fourth Quarter	April 1	$0.18
Third Quarter	January 1	$0.18
Second Quarter	October 1	$0.18
First Quarter	July 2	$0.18

The table below sets forth, for the fiscal quarters indicated, quarterly dividends paid per share of KLA-Tencor common stock, in U.S. dollars per share. On the KLA-Tencor record date, there were 155,664,541 shares of KLA-Tencor common stock outstanding.

Fiscal Period:	Date Paid	$ Per Share
Fiscal Year 2016
Third Quarter (through January 7, 2016)	—	—
Second Quarter	December 1	$0.52
First Quarter	September 1	$0.52
Fiscal Year 2015
Fourth Quarter	June 1	$0.50
Third Quarter	March 2	$0.50
Second Quarter (special dividend)	December 9	$16.50
Second Quarter	December 1	$0.50
First Quarter	September 2	$0.50
Fiscal Year 2014
Fourth Quarter	June 2	$0.45
Third Quarter	March 3	$0.45
Second Quarter	December 2	$0.45
First Quarter	September 3	$0.45
Fiscal Year 2013
Fourth Quarter	June 3	$0.40
Third Quarter	March 1	$0.40
Second Quarter	December 3	$0.40
First Quarter	September 4	$0.40
Fiscal Year 2012
Fourth Quarter	June 1	$0.35
Third Quarter	March 1	$0.35
Second Quarter	December 1	$0.35
First Quarter	September 1	$0.35

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect Lam Research’s and KLA-Tencor’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Lam Research’s and KLA-Tencor’s expectations with respect to the synergies, costs and other anticipated financial impacts of the proposed mergers; future financial and operating results of the combined company; financial projections of KLA-Tencor and Lam Research; the combined company’s plans, objectives, expectations and intentions with respect to future operations and services; approval of the proposed mergers by stockholders and by governmental regulatory authorities; the methods that Lam Research will use to finance the merger and the satisfaction of the closing conditions to the proposed merger; and the timing of the completion of the proposed mergers. Without limiting the generality of the preceding sentence, certain statements contained in the sections “The Merger—Background of the Merger,” “The Merger—Lam Research’s Reasons for the Merger; Recommendation of the Lam Research Board,” “The Merger—KLA-Tencor’s Reasons for the Merger; Recommendation of the KLA-Tencor Board,” “The Merger—Certain Projections of Lam Research and KLA-Tencor” contain forward-looking statements.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Lam Research and KLA-Tencor and are difficult to predict. In addition to the risks and uncertainties described in the section entitled “Risk Factors” and those described in any documents that are incorporated by reference into this joint proxy statement/prospectus, such risks and uncertainties include, among others: (1) the risk that the conditions to the closing of the mergers are not satisfied, including the risk that required approvals for the mergers from governmental authorities or the stockholders of KLA-Tencor or Lam Research are not obtained; (2) litigation relating to the mergers; (3) uncertainties as to the timing of the consummation of the mergers and the ability of each party to consummate the mergers; (4) risks that the proposed mergers disrupt the current plans and operations of KLA-Tencor or Lam Research; (5) the ability of KLA-Tencor and Lam Research to retain and hire key personnel; (6) competitive responses to the proposed mergers and the impact of competitive products; (7) unexpected costs, charges or expenses resulting from the mergers; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the mergers; (9) the combined company’s ability to achieve the financial and operating results, growth prospects and synergies expected from the mergers, as well as delays, challenges and expenses associated with integrating the existing businesses of Lam Research and KLA-Tencor; (10) the combined company’s ability to maintain and improve relationships with customers, suppliers and other third parties following the mergers; (11) the terms and availability of the indebtedness planned to be incurred in connection with the merger; and (12) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry and overall economy as well as the financial performance and expectations of Lam Research’s and KLA-Tencor’s existing and prospective customers.

Lam Research and KLA-Tencor caution that the foregoing list of factors is not exclusive and that you should not place undue reliance on any forward-looking statement. All subsequent written and oral forward-looking statements concerning Lam Research, KLA-Tencor, the proposed mergers or other matters and attributable to Lam Research or KLA-Tencor or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. All forward-looking statements contained in this joint proxy statement/prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained and neither Lam Research nor KLA-Tencor undertakes any obligation to update publicly any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

RISK FACTORS

In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the Merger proposal, in the case of KLA-Tencor stockholders, or for the Share Issuance proposal, in the case of Lam Research stockholders. In addition, you should read and consider the risks associated with each of the businesses of Lam Research and KLA-Tencor because these risks will also affect the combined company. These risks can be found in the Annual Reports on Form 10-K for the fiscal year ended June 28, 2015, for Lam Research, and June 30, 2015, for KLA-Tencor, and any amendments thereto, as such risks may be updated or supplemented in each company’s subsequently filed Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which will be incorporated by reference into this joint proxy statement/prospectus as they are filed. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.”

Risk Factors Relating to the Merger

The value of the merger consideration that KLA-Tencor stockholders will receive in the merger will vary and will not be known until completion of the merger.

The value of the merger consideration that KLA-Tencor stockholders will receive will depend on the five-trading day VWAP and on the price per share of Lam Research common stock at the effective time of the merger. The prices of Lam Research common stock and KLA-Tencor common stock at the closing of the merger may vary from their prices on the date the merger agreement was executed, on the date of this joint proxy statement/prospectus and on the date of each special meeting. As a result, the value of the merger consideration will also vary. These variations could result from changes in the business, operations or prospects of Lam Research or KLA-Tencor prior to or following the merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Lam Research or KLA-Tencor. Lam Research and KLA-Tencor will likely complete the merger a considerable period of time after the date of both the Lam Research special meeting and the KLA-Tencor special meeting. Therefore, at the time of the KLA-Tencor special meeting, KLA-Tencor stockholders will not know with certainty the value of any shares of Lam Research common stock that they may receive upon completion of the merger, and the value may be less than the current price or the price at the time of the KLA-Tencor special meeting.

The merger consideration will not be adjusted for changes in the market price of either Lam Research common stock or KLA-Tencor common stock between the date of signing the merger agreement and completion of the merger.

Current Lam Research stockholders and KLA-Tencor stockholders will generally have a reduced ownership and voting interest after the merger.

Lam Research expects to issue or reserve for issuance 80,762,759 shares of Lam Research common stock to KLA-Tencor stockholders in the merger (including shares of Lam Research common stock issuable in connection with outstanding KLA-Tencor equity awards). Based on the number of shares of common stock of Lam Research and KLA-Tencor outstanding as of the Lam Research record date and the KLA-Tencor record date, upon the completion of the merger, current Lam Research stockholders and former KLA-Tencor stockholders would own approximately 67% and 33% of the common stock of Lam Research, respectively.

Lam Research stockholders and KLA-Tencor stockholders currently have the right to vote for their respective directors and on other matters affecting their respective companies. When the merger occurs, each KLA-Tencor stockholder that receives shares of Lam Research common stock and is not already a stockholder of Lam Research will become a stockholder of Lam Research with a percentage ownership of the combined company that will be smaller than such stockholder’s percentage ownership of KLA-Tencor prior to the merger. Correspondingly, each Lam Research stockholder will remain a stockholder of Lam Research with a percentage ownership of the combined company that will generally be smaller than such stockholder’s percentage of Lam Research prior to the merger. As a result of these reduced ownership percentages, Lam Research stockholders will generally have less voting power in the combined company than they now have with respect to Lam Research, and former KLA-Tencor stockholders will generally have less voting power in the combined company than they now have with respect to KLA-Tencor.

The merger is subject to the receipt of consents and clearances from domestic and foreign regulatory authorities that may impose conditions that could have an adverse effect on Lam Research, KLA-Tencor or the combined company or, if not obtained, could prevent completion of the merger.

Before the merger may be completed, applicable waiting periods must expire or terminate under antitrust and competition laws and various approvals or consents must be obtained from regulatory entities. In deciding whether to grant antitrust or regulatory clearances, the relevant governmental entities will consider the effect of the merger on competition within their relevant jurisdiction. The terms and conditions of any approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company’s business. The merger agreement may require Lam Research and KLA-Tencor to comply with conditions imposed by regulatory entities and, in certain circumstances, either company may refuse to close the merger on the basis of those regulatory conditions. There can be no assurance that regulators will not impose conditions, terms, obligations or restrictions, or that such conditions, terms, obligations or restrictions will not have the effect of delaying completion of the merger or imposing additional material costs on or materially limiting the revenues of the combined company following the merger. In addition, neither Lam Research nor KLA-Tencor can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. For a more detailed description of the regulatory review process, see the section entitled “The Merger—Regulatory Clearances Required for the Merger.”

The consummation of the merger is conditioned on there being no material adverse effect on either of Lam Research’s or KLA-Tencor’s businesses. Ongoing changes in the technology industry, and the semiconductor industry in particular, could expose Lam Research’s and KLA-Tencor’s businesses to significant risks, which may result in a material adverse effect.

Each of Lam Research’s and KLA-Tencor’s obligations to consummate the merger is subject to certain customary conditions, including that there be no material adverse effect (as defined in the merger agreement) on the other’s business. There is no assurance that this condition to the merger will be satisfied in a timely manner or at all.

In addition, the semiconductor equipment industry and other industries that Lam Research and KLA-Tencor serve are constantly developing and changing. Many of the risks associated with operating in these industries are comparable to the risks faced by all technology companies, such as the uncertainty of future growth rates, pricing trends and changes in customers’ capital spending patterns. If either Lam Research or KLA-Tencor fails to appropriately adjust their respective cost structure and operations to adapt to any of these trends, or respond to new technological advances, Lam Research or KLA-Tencor could experience a material adverse effect on their respective businesses, financial condition and operating results.

Any delay in completing the merger may reduce or eliminate the benefits expected to be achieved thereunder.

In addition to the required regulatory clearances, the merger is subject to a number of other conditions beyond Lam Research’s and KLA-Tencor’s control that may prevent, delay or otherwise materially adversely affect its completion. We cannot predict whether and when these other conditions will be satisfied. Furthermore, the requirements for obtaining the required clearances and approvals could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger could cause the combined company not to realize some or all of the synergies that Lam Research and KLA-Tencor expect to achieve if the merger is successfully completed within its expected time frame. Neither Lam Research nor KLA-Tencor will be obligated to close the merger if the merger is not consummated by July 20, 2016, which deadline may be extended under certain circumstances to October 20, 2016. See the section entitled “The Merger Agreement—Conditions to Completion of the Merger” for more information.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees which could adversely affect the future business and operations of the combined company.

Lam Research and KLA-Tencor are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. The combined company’s success after the merger will depend in part upon its ability to retain key management personnel and other key employees. Current and prospective employees of Lam Research and KLA-Tencor may experience uncertainty about their roles within the combined company following the merger or other concerns regarding the timing and completion of the merger or the operations of the combined company, any of which may have an adverse effect on the ability of each of Lam Research and KLA-Tencor to attract or retain key management and other key personnel. Accordingly, no assurance can be given that the combined company will be able to attract or retain key management personnel and other key employees of Lam Research and KLA-Tencor to the same extent that Lam Research and KLA-Tencor have previously been able to attract or retain their own employees.

Several lawsuits have been filed against Lam Research and KLA-Tencor challenging the merger and an adverse ruling may prevent the merger from being completed.

Lam Research, KLA-Tencor, Merger Sub 1 and Merger Sub 2, as well as the members of the KLA-Tencor Board, have been named as defendants in several lawsuits brought by KLA-Tencor stockholders. Additional lawsuits may be filed against Lam Research, KLA-Tencor, Merger Sub 1, Merger Sub 2 and the directors of one of the foregoing companies in connection with the merger. See the section entitled “The Merger—Litigation Related to the Merger” for more information about the lawsuits that have been filed related to the merger.

One of the conditions to the closing of the merger is that no order, injunction, decree or other legal restraint or prohibition shall be in effect that prevents completion of the merger. Consequently, if a settlement or other resolution is not reached in the lawsuits referenced above and the plaintiffs secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting the defendants’ ability to complete the merger, then such injunctive or other relief may prevent the merger from becoming effective within the expected time frame or at all.

If the mergers do not qualify as a reorganization under Section 368(a) of the Code, the stockholders of KLA-Tencor may be required to pay substantial U.S. federal income taxes.

It is a condition to the completion of the mergers that each of Jones Day, tax counsel to Lam Research, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, tax counsel to KLA-Tencor, deliver an opinion, dated on the closing date of the mergers, to the effect that the mergers will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Each party may waive the requirement to receive an opinion from its tax counsel as a condition to such party’s obligation to complete the mergers. These opinions will be based on certain assumptions and representations as to factual matters from Lam Research and KLA-Tencor, as well as certain covenants and undertakings by Lam Research and KLA-Tencor, all of which must continue to be true and accurate as of the effective time of the merger. If any of the assumptions, representations, covenants or undertakings is incorrect, incomplete, inaccurate or is violated, one or both of the opinions may not be delivered and, if delivered, the conclusions reached by counsel in their opinions cannot be relied upon and the tax consequences of the mergers could differ from those described in this joint proxy statement/prospectus. Additionally, an opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinions or that a court will not sustain such a challenge. If the IRS or a court determines that the mergers do not qualify as a “reorganization,” a U.S. holder of KLA-Tencor common stock would generally recognize taxable gain or loss for U.S. federal income tax purposes upon the exchange of KLA-Tencor common stock for Lam Research common stock, cash, or a combination thereof pursuant to the merger. See the section entitled “Material U.S. Federal Income Tax Consequences” for more information.

Failure to complete the merger could negatively impact the stock prices and the future business and financial results of Lam Research and KLA-Tencor.

If the merger is not completed, the ongoing businesses of Lam Research and KLA-Tencor may be adversely affected, and Lam Research and KLA-Tencor will be subject to several risks, including the following:

•	being required to pay a termination fee of up to $290 million under certain circumstances provided in the merger agreement;

•	having to pay certain costs relating to the merger, such as legal, accounting, financial advisor and printing fees;

•	having had the focus of each company’s management on the merger instead of on pursuing other opportunities that could have been beneficial to the companies;

•	having a potential effect on the relationships with employees, customers, suppliers, distributors and regulators;

•

having had the restrictions on the conduct of the respective businesses pursuant to the terms of the merger agreement, potentially delaying or preventing the respective companies from undertaking business opportunities that, absent the merger agreement, may have been pursued; and

•	having had the potential benefits of the merger reflected in their respective stock prices, which could lead to stock price volatility and declines if the merger is not completed.

There can be no assurance that Lam Research will be able to secure the financing it intends to use to pay the cash component of the merger consideration.

Lam Research has entered into (1) a senior unsecured term loan agreement which provides up to $900 million in term loans, subject to certain conditions; and (2) a debt commitment letter which provides for a senior unsecured 364-day bridge facility in a principal amount of up to $3.3 billion, subject to certain conditions. Lam Research has also entered into an amendment and restatement of its existing revolving credit agreement pursuant to which, among other things, the revolving lenders agreed to increase their aggregate commitments under the revolving credit agreement from $300 million to $750 million.

Lam Research intends to fund the cash component of the merger consideration and related fees and expenses and to prepay KLA-Tencor’s $671 million term loan with a combination of approximately $1.9 billion of the combined companies’ balance sheet cash and proceeds of approximately $3.9 billion under the term loans, the revolving credit agreement and from the issuance of debt securities or, to the extent necessary, borrowings under the bridge facility. Lam Research also expects to guarantee KLA-Tencor’s existing notes in the aggregate principal amount of $2.5 billion. Lam Research intends to pursue financing that would replace or supplement financing available under the bridge facility.

The availability of the term loans and any debt financing pursuant to the bridge commitment letter is, and other financing Lam Research might arrange will be, subject to certain conditions precedent. In addition, the commitments under the bridge facility commitment letter will terminate upon the first to occur of (i) the execution and delivery of definitive financing documentation for the bridge facility; (ii) the consummation of the merger without using the bridge facility; (iii) the termination of the obligations of Lam Research or Merger Sub 1 to consummate the merger pursuant to the merger agreement, and (iv) July 20, 2016 (or, to the extent this date is extended in accordance with the merger agreement, such extended date occurring on or prior to October 20,

2016). Therefore, no assurance can be given that the financing pursuant to the term loans, the bridge facility or debt securities described above will be available.

Lam Research’s obligation to complete the merger is not subject to a financing contingency. In the event that the term loans, bridge facility or the replacement financing is not available, other financing may not be available on acceptable terms, in a timely manner, or at all. If Lam Research is unable to secure alternative financing, the merger may not be completed and Lam Research could be liable to KLA-Tencor for breach of the merger agreement in connection with its failure to consummate the merger.

The merger agreement contains provisions that could discourage a potential competing acquiror of either Lam Research or KLA-Tencor.

The merger agreement contains “no shop” provisions that, subject to limited exceptions, restrict each of Lam Research’s and KLA-Tencor’s ability to solicit, initiate or knowingly encourage and facilitate competing third-party proposals for the acquisition of their respective company’s stock or assets. Further, even if the Lam Research Board or the KLA-Tencor Board withdraws or qualifies its recommendation with respect to the merger, Lam Research or KLA-Tencor, as the case may be, will still be required to submit each of their merger-related proposals to a vote at their special meeting, unless the merger agreement is earlier terminated. In addition, the other party generally has an opportunity to offer to modify the terms of the merger in response to any competing acquisition proposals before the board of directors of the company that has received a third-party proposal may withdraw or qualify its recommendation with respect to the merger. The merger agreement further provides that, upon termination of the merger agreement under specified circumstances, including certain terminations in connection with an alternative business combination transaction as permitted by the terms of the merger agreement, either Lam Research or KLA-Tencor may be required to pay the other a termination fee of $290 million. See the sections entitled “The Merger Agreement—No Solicitation of Alternative Proposals,” “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Expenses and Termination Fees; Liability for Breach” for more information.

These provisions could discourage a potential third-party acquiror that might have an interest in acquiring all or a significant portion of Lam Research or KLA-Tencor from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share cash or market value than the market value proposed to be received or realized in the merger. These provisions might also result in a potential third-party acquiror proposing to pay a lower price to the stockholders than it might otherwise have proposed to pay because of the added expense of the $290 million termination fee that may become payable in certain circumstances.

If the merger agreement is terminated and either Lam Research or KLA-Tencor determines to seek another business combination, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger.

The opinions obtained by the boards of directors of Lam Research and KLA-Tencor from their respective financial advisors will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

Neither the Lam Research Board nor the KLA-Tencor Board has obtained an updated opinion as of the date of this joint proxy statement/prospectus from Goldman Sachs, Lam Research’s financial advisor, or Qatalyst Partners, KLA-Tencor’s financial advisor, nor have they requested such an update at any time in the future. These opinions were necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to the financial advisors as of, the date of such opinions. Developments subsequent to the date of such opinions, including changes in the operations and prospects of Lam Research or KLA-Tencor, general market and economic conditions and other factors that may be beyond the control of Lam Research and KLA-Tencor, may affect such opinions. The opinions do not speak as of the time of the special meetings, as of the time the merger will be completed or as of any date other than the dates of such opinions. The opinions are included as Annexes B and C to this joint proxy statement/prospectus.

For a description of the opinion that the Lam Research Board received from its financial advisor and a summary of the material financial analyses it provided to the Lam Research Board in connection with rendering such opinion, see the section entitled “The Merger—Opinion of Lam Research’s Financial Advisor.” For a description of the opinion that the KLA-Tencor Board received from its financial advisor and a summary of the material financial analyses it provided to the KLA-Tencor Board in connection with rendering such opinion, see the section entitled “The Merger—Opinion of KLA-Tencor’s Financial Advisor.” For a description of the other factors considered by the Lam Research Board in determining to approve the merger agreement and the merger, see the section entitled “The Merger—Lam Research’s Reasons for the Merger; Recommendation of the Lam Research Board.” For a description of the other factors considered by the KLA-Tencor Board in determining to approve the merger agreement and the merger, see the section entitled “The Merger—KLA-Tencor’s Reasons for the Merger; Recommendation of the KLA-Tencor Board.”

Future results of the combined company may differ materially from the unaudited pro forma financial statements included in this joint proxy statement/prospectus and the financial forecasts prepared by Lam Research and KLA-Tencor in connection with the discussions concerning the merger.

The pro forma financial statements contained in this joint proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the merger for several reasons. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information. The actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements or the financial forecasts prepared by Lam Research and KLA-Tencor. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company.

KLA-Tencor’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of KLA-Tencor stockholders generally.

KLA-Tencor’s executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of KLA-Tencor stockholders generally. KLA-Tencor’s executive officers negotiated the terms of the merger agreement. Certain of KLA-Tencor’s compensation and benefit plans and arrangements in which KLA-Tencor’s executive officers and directors participate provide for payment or accelerated vesting or distribution of certain rights or benefits upon completion of the merger. Executive officers and directors of KLA-Tencor also have rights to indemnification and directors’ and officers’ liability insurance that will survive completion of the merger.

The KLA-Tencor Board was aware of these interests at the time it approved the merger agreement and the merger (except for the interests of Ms. Higashi and Messrs. Moore and Rango that will arise if the KLA-Tencor stockholders approve the Director Compensation proposal as the KLA-Tencor Board did not determine to submit the Director Compensation proposal to KLA-Tencor stockholders until after it had approved the merger agreement). These interests may cause KLA-Tencor’s directors and executive officers to view the merger differently and more favorably than you may view it. See the section entitled “The Merger—Interests of KLA-Tencor Directors and Executive Officers in the Merger” for more information.

The shares of Lam Research common stock to be received by KLA-Tencor stockholders upon completion of the merger will have different rights from shares of KLA-Tencor common stock.

Upon completion of the merger, KLA-Tencor stockholders will no longer be stockholders of KLA-Tencor. Instead, former KLA-Tencor stockholders who receive Lam Research stock will become stockholders of Lam Research and their rights as Lam Research stockholders will be governed by the terms of Lam Research’s certificate of incorporation, as amended, and Lam Research’s amended and restated bylaws. The terms of Lam

Research’s certificate of incorporation, as amended, and amended and restated bylaws are in some respects materially different than the terms of KLA-Tencor’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws, which currently govern the rights of KLA-Tencor stockholders. See the section entitled “Comparison of Rights of Lam Research Stockholders and KLA-Tencor Stockholders” for a discussion of the different rights associated with shares of Lam Research common stock and shares of KLA-Tencor common stock.

Risk Factors Relating to the Combined Company Following the Merger

The combined company may be unable to integrate the businesses of Lam Research and KLA-Tencor successfully or realize the anticipated benefits of the merger.

The merger involves the combination of two companies that currently operate as independent public companies. The combined company will be required to devote significant management attention and resources to integrating the business practices and operations of Lam Research and KLA-Tencor. Potential difficulties that the combined company may encounter as part of the integration process include the following:

•

the inability to successfully combine the businesses of Lam Research and KLA-Tencor in a manner that permits the combined company to achieve the full revenue and cost synergies and other benefits anticipated to result from the merger;

•

complexities associated with managing the combined businesses, including difficulty addressing possible differences in corporate cultures and management philosophies and the challenge of integrating complex systems, technology, networks and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, suppliers, employees and other constituencies; and

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the merger.

In addition, Lam Research and KLA-Tencor have operated and, until the completion of the merger will continue to operate, independently. It is possible that the integration process could result in:

•	diversion of the attention of each company’s management; and

•	the disruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies,

any of which could adversely affect each company’s ability to maintain relationships with customers, suppliers, employees and other constituencies or Lam Research’s and KLA-Tencor’s ability to achieve the anticipated benefits of the merger, or could reduce each company’s earnings or otherwise adversely affect the business and financial results of the combined company.

The future results of the combined company will suffer if the combined company does not effectively manage its expanded operations following the merger.

Following the merger, the size of the business of the combined company will increase significantly beyond the current size of either Lam Research’s or KLA-Tencor’s business. The combined company’s future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings, revenue enhancements or other benefits currently anticipated from the merger.

The combined company is expected to incur substantial expenses related to the merger and the integration of Lam Research and KLA-Tencor.

The combined company is expected to incur substantial expenses in connection with the merger and the integration of Lam Research and KLA-Tencor. There are a large number of processes, policies, procedures, operations, technologies and systems that may need to be integrated, including purchasing, accounting and finance, sales, payroll, pricing, marketing and benefits. While Lam Research and KLA-Tencor have assumed that a certain level of expenses will be incurred, there are many factors beyond their control that could affect the total amount or the timing of the integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. These expenses could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings. These integration expenses likely will result in the combined company taking significant charges against earnings following the completion of the merger, and the amount and timing of such charges are uncertain at present.

The merger may result in a loss of customers or strategic alliances.

As a result of the merger, some of the customers, potential customers or strategic partners of Lam Research or KLA-Tencor may terminate or scale back their business relationship with the combined company. Some customers may not wish to source a larger percentage of their needs from a single company, or may feel that Lam Research or KLA-Tencor, as applicable, and thus the combined company is too closely allied with one of their competitors. Potential customers or strategic partners may delay entering into, or decide not to enter into, a business relationship with the combined company because of the merger. If customer relationships or strategic alliances are adversely affected by the merger, the combined company’s business and financial performance could suffer.

Third parties may terminate or alter existing contracts with KLA-Tencor.

KLA-Tencor has contracts with suppliers, distributors, customers, licensors, licensees, lessors and other business partners that have “change of control” or similar clauses that allow the counterparty to terminate or change the terms of their contract upon the closing of the transactions contemplated by the merger agreement. Lam Research or KLA-Tencor may seek to obtain consent from these other parties, but if these third party consents are not obtained, or are obtained on unfavorable terms, the combined company may lose the benefit of such contracts, including benefits that may be material to the business of the combined company.

The indebtedness of Lam Research following completion of the mergers will be substantially greater than Lam Research’s indebtedness on a stand-alone basis and greater than the combined indebtedness of Lam Research and KLA-Tencor existing prior to the mergers. This increased level of indebtedness could adversely affect Lam Research, including by decreasing Lam Research’s business flexibility, and will increase its borrowing costs. Downgrades in Lam Research’s ratings could adversely affect Lam Research’s business, cash flows, financial condition and operating results.

Lam Research intends to fund the cash component of the merger consideration and related fees and expenses and to prepay KLA-Tencor’s $671 million term loan with a combination of approximately $1.9 billion of the combined companies’ balance sheet cash and proceeds of approximately $3.9 billion under the term loans, the revolving credit agreement and from the issuance of debt securities or, to the extent necessary, borrowings under the bridge facility. Lam Research also expects to guarantee KLA-Tencor’s existing notes in the aggregate principal amount of $2.5 billion. Lam Research’s substantially increased indebtedness and higher debt-to-equity ratio following completion of the mergers in comparison to that of Lam Research prior to the merger will have the effect, among other things, of reducing Lam Research’s flexibility to respond to changing business and economic conditions and will increase Lam Research’s borrowing costs. In addition, the amount of cash required to service Lam Research’s increased indebtedness levels and thus the demands on Lam Research’s cash resources will be greater than the amount of cash flows required to service the indebtedness of Lam Research or KLA-

Tencor individually prior to the merger. The increased levels of indebtedness could also reduce funds available for Lam Research’s investments in product development as well as capital expenditures, dividends, share repurchases and other activities and may create competitive disadvantages for Lam Research relative to other companies with lower debt levels.

In addition, Lam Research’s credit ratings impact the cost and availability of future borrowings, and, as a result, Lam Research’s cost of capital. Lam Research’s ratings reflect each rating organization’s opinion of Lam Research’s financial strength, operating performance and ability to meet Lam Research’s debt obligations or obligations to Lam Research’s insureds. Each of the ratings organizations reviews Lam Research’s ratings periodically, and there can be no assurance that Lam Research’s current ratings will be maintained in the future. Downgrades in Lam Research’s ratings could adversely affect Lam Research’s business, cash flows, financial condition and operating results.

Other Risk Factors of Lam Research and KLA-Tencor

Lam Research’s and KLA-Tencor’s businesses are and will be subject to the risks described above. In addition, Lam Research and KLA-Tencor are, and will continue to be, subject to the risks described in Lam Research’s Annual Report on Form 10-K for the fiscal year ended June 28, 2015, and KLA-Tencor’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” for the location of information incorporated by reference into this joint proxy statement/prospectus.

THE COMPANIES

Lam Research Corporation

Lam Research Corporation, a Delaware corporation, has been a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry for more than 35 years. Lam Research designs, manufactures, markets, refurbishes and services semiconductor processing systems that are used in the fabrication of integrated circuits. Its market-leading products are designed to help its customers build smaller, faster, more powerful and more power-efficient devices that are used in a variety of electronic products, including cell phones, tablets, computers, storage devices and networking equipment. Lam Research’s customers include semiconductor manufacturers that make memory, microprocessors, and other logic integrated circuits for a wide range of electronics; including cell phones, computers, tablets, storage devices and networking equipment.

Lam Research’s common stock is traded on the NASDAQ Global Select Market under the symbol “LRCX.”

The principal executive offices of Lam Research are located at 4650 Cushing Parkway, Fremont, CA 94538, and its telephone number is (510) 572-0200.

KLA-Tencor Corporation

KLA-Tencor Corporation, a Delaware corporation, is a leading supplier of process control and yield management solutions for the semiconductor and related nanoelectronics industries. KLA-Tencor’s broad portfolio of defect inspection and metrology products, and related service, software and other offerings primarily supports chip manufacturers throughout the entire semiconductor fabrication process, from research and development to final volume production. KLA-Tencor provides leading-edge equipment, software and support that enable IC manufacturers to identify, resolve and manage significant advanced technology manufacturing process challenges and obtain higher finished product yields at lower overall cost. In addition to serving the semiconductor industry, KLA-Tencor also provides a range of technology solutions to a number of other high technology industries, including the LED and data storage industries, as well as general materials research.

KLA-Tencor’s common stock is traded on the NASDAQ Global Select Market under the symbol “KLAC.”

The principal executive offices of KLA-Tencor are located at One Technology Drive, Milpitas, California, 95035, and its telephone number is (408) 875-3000.

Topeka Merger Sub 1, Inc.

Topeka Merger Sub 1, Inc., a wholly owned subsidiary of Lam Research, is a Delaware corporation that was formed on October 16, 2015 for the sole purpose of effecting the merger. In the merger, Merger Sub 1 will be merged with and into KLA-Tencor, with KLA-Tencor surviving as a wholly owned subsidiary of Lam Research.

Topeka Merger Sub 2, Inc.

Topeka Merger Sub 2, Inc., a wholly owned subsidiary of Lam Research, is a Delaware corporation that was formed on October 16, 2015 for the sole purpose of effecting the subsequent merger. In the subsequent merger, KLA-Tencor will be merged with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly owned subsidiary of Lam Research.

THE LAM RESEARCH SPECIAL MEETING

This joint proxy statement/prospectus is being provided to the Lam Research stockholders as part of a solicitation of proxies by the Lam Research Board for use at the Lam Research special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy statement/prospectus provides Lam Research stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Lam Research special meeting.

Date, Time and Place

The Lam Research special meeting will be held at the principal executive offices of Lam Research, which are located at 4650 Cushing Parkway, Fremont, California 94538, at 8:00 a.m. Pacific time on February 19, 2016.

Purpose of the Lam Research Special Meeting

At the Lam Research special meeting, Lam Research stockholders will be asked to consider and vote on:

•

the Share Issuance proposal, which is the proposal to approve the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, a copy of which is included as Annex A to this joint proxy statement/prospectus;

•

the Lam Research Adjournment proposal, which is the proposal to adjourn the Lam Research special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Share Issuance proposal; and

•

the Charter Amendment proposal, which is the proposal to approve the amendment to the Lam Research certificate of incorporation, as amended, to increase the number of authorized shares of Lam Research stock from 405,000,000 to 590,000,000 and the number of authorized shares of Lam Research common stock from 400,000,000 to 585,000,000, the full text of which is attached as Annex G to this joint proxy statement/prospectus.

Completion of the merger is conditioned on the approval of the Share Issuance proposal, but not upon the approval of the Lam Research Adjournment proposal or the Charter Amendment proposal.

Recommendation of the Board of Directors of Lam Research

After careful consideration, the Lam Research Board unanimously approved the merger agreement and the transactions contemplated by the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, are fair to, and in the best interests of, Lam Research and its stockholders, and are advisable. For more information regarding the factors considered by the Lam Research Board in reaching its decision to approve the merger agreement and to authorize the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement, see the section entitled “The Merger—Lam Research’s Reasons for the Merger; Recommendation of the Lam Research Board.”

The Lam Research Board unanimously recommends that Lam Research stockholders vote “FOR” the Share Issuance proposal, “FOR” the Lam Research Adjournment proposal and “FOR” the Charter Amendment proposal.

Lam Research Record Date; Stockholders Entitled to Vote

Only Lam Research stockholders on the Lam Research record date are entitled to notice of, and to vote at, the Lam Research special meeting or any adjournments or postponements thereof.

On the Lam Research record date, there were 158,883,421 shares of Lam Research common stock issued and outstanding and entitled to vote at the Lam Research special meeting. Lam Research stockholders will have one vote for each share of Lam Research common stock they owned on the Lam Research record date. A list of stockholders of Lam Research will be available for review for any purpose germane to the special meeting at the principal executive officers of Lam Research, which are located at 4650 Cushing Parkway, Fremont, CA 94538, during ordinary business hours for a period of 10 days before the special meeting. The list will also be available at the special meeting for examination by any stockholder of record present at the special meeting.

Voting by Lam Research’s Directors and Executive Officers

On the Lam Research record date, directors and executive officers of Lam Research or their affiliates were entitled to vote 747,129 shares of Lam Research common stock, or approximately 0.5% of the shares of Lam Research common stock outstanding on that date. We currently expect that Lam Research directors and executive officers will vote their shares in favor of the Share Issuance proposal, the Lam Research Adjournment proposal and the Charter Amendment proposal, although none of them has entered into any agreement obligating them to do so.

Quorum

A quorum is necessary to hold a valid special meeting of Lam Research stockholders. The presence in person or by proxy of a majority of the shares of Lam Research common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. If a quorum is not present, or if fewer shares of Lam Research common stock are voted in favor of the Share Issuance proposal than the number required for its approval, the special meeting may be adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

Abstentions (shares of Lam Research common stock for which proxies have been received but for which the holders have abstained from voting) will be included in the calculation of the number of shares of Lam Research common stock represented at the Lam Research special meeting for purposes of determining whether a quorum has been achieved. Broker non-votes will not be included in the calculation of the number of shares of Lam Research common stock represented at the Lam Research special meeting for purposes of determining whether a quorum has been achieved.

Required Vote

•

The Share Issuance proposal requires the affirmative vote of holders of a majority of the outstanding shares of Lam Research common stock present in person or represented by proxy at the Lam Research special meeting and entitled to vote on the proposal.

•

The Lam Research Adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Lam Research common stock present in person or represented by proxy at the Lam Research special meeting and entitled to vote on the proposal.

•	The Charter Amendment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Lam Research common stock on the Lam Research record date.

Completion of the merger is conditioned on the approval of the Share Issuance proposal, but not upon the approval of the Lam Research Adjournment proposal or the Charter Amendment proposal.

Broker Non-Votes

The proposals to be considered at the Lam Research special meeting are non-routine matters, and banks, brokers and other nominees who hold shares of Lam Research common stock in “street name” for their customers, but do not have discretionary authority to vote the shares, may not exercise their voting discretion with respect to the Share Issuance proposal, the Lam Research Adjournment proposal or the Charter Amendment proposal. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the foregoing proposals.

In connection with the Lam Research special meeting, broker non-votes will have no effect on the Share Issuance proposal (assuming a quorum is present) or the Lam Research Adjournment proposal (assuming a quorum is present) but will have the same effect as votes “AGAINST” the Charter Amendment proposal.

You should therefore provide your broker, bank or other nominee with instructions as to how to vote your shares of Lam Research common stock.

Please follow the voting instructions provided by your broker, bank or other nominee so that it may vote your shares on your behalf. Please note that you may not vote shares held in street name by returning a proxy card directly to Lam Research or by voting in person at the applicable special meeting unless you first obtain a proxy from your broker, bank or other nominee.

How Proxies are Counted; Failure to Vote; Abstentions

All shares of Lam Research common stock represented by properly executed proxies received in time for the Lam Research special meeting will be voted at the special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Share Issuance proposal, “FOR” the Lam Research Adjournment proposal and “FOR” the Charter Amendment proposal.

Only shares of Lam Research common stock affirmatively voted “FOR” the proposals, and properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the foregoing proposals. For shares of Lam Research common stock held in “street name,” only shares of Lam Research common stock affirmatively voted “FOR” the proposals will be counted as favorable votes for such proposals.

If you are a Lam Research stockholder that attends the Lam Research special meeting in person but fail to vote, or you mark your proxy or voting instructions to abstain with respect to each proposal, it will have the same effect as a vote “AGAINST” the Share Issuance proposal, the Lam Research Adjournment Proposal and the Charter Amendment Proposal. If you are a Lam Research stockholder and fail to vote by not attending the Lam Research special meeting, in person or by proxy, or you fail to instruct your broker, bank or other nominee to vote it will have no effect on the Share Issuance proposal (assuming a quorum is present) or the Lam Research Adjournment proposal (assuming a quorum is present) and will have the same effect as a vote “AGAINST” the Charter Amendment proposal.

If you are a Lam Research stockholder through the 401(k) Plan and fail to instruct the 401(k) Plan trustee how to vote, the trustee will not vote the shares of Lam Research common stock allocated to your 401(k) Plan account.

Voting at the Special Meeting

Whether or not you plan to attend the Lam Research special meeting, please vote your shares. If you are a registered or “record” holder, which means your shares of Lam Research common stock are registered in your name with Lam Research’s transfer agent and registrar, you may vote in person at the special meeting or by proxy. If your shares of Lam Research common stock are held in “street name,” which means your shares are held of record in an account with a broker, bank or other nominee, you must follow the instructions from your broker, bank or other nominee in order to vote.

In addition, if you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a proxy executed in your favor from your bank, broker or other nominee, along with proper identification.

Voting in Person

If you plan to attend the Lam Research special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of Lam Research common stock are held in “street name,” and you wish to vote at the special meeting, you must bring to the special meeting a proxy executed in your favor from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the special meeting.

Voting by Proxies

If you are a stockholder of record on the Lam Research record date, a proxy card is enclosed for your use. Lam Research requests that you submit a proxy via the Internet by accessing the website located at www.proxyvote.com and following the instructions on that site using the control number provided on your proxy card at any time up to 11:59 p.m. Eastern time on February 18, 2016, by telephone by dialing 1-800-690-6903 and following the instructions provided in the recorded message at any time up to 11:59 p.m. Eastern time on February 18, 2016, or by signing the accompanying proxy card and returning it promptly in the postage-paid envelope provided.

Your vote is important. Lam Research stockholders should sign and return the enclosed proxy card whether or not they plan to attend the Lam Research special meeting in person. You can always change your vote at the special meeting. Proxies submitted through the specified Internet website or by phone must be received by 11:59 p.m. Eastern time on February 18, 2016.

Voting of Shares Held in the Lam Research 401(k) Plan

If you participate in the 401(k) Plan and hold Lam Research common stock in your personal 401(k) Plan account as of the Lam Research record date, then you may vote, by proxy, your interest in Lam Research common stock held by the 401(k) Plan. The 401(k) Plan trustee will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that they receive. You may instruct the 401(k) Plan trustee, in a confidential manner, how to vote (including an instruction not to vote) the shares allocated to your 401(k) Plan account by one of the following three methods:

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accessing the website located at www.proxyvote.com and following the instructions on that site using the control number provided on your proxy card to vote over the Internet anytime up to 11:59 p.m. Eastern time on February 16, 2016;

•	dialing 1-800-690-6903 and following the instructions provided in the recorded message, anytime up to 11:59 p.m. Eastern time on February 16, 2016; or

•

marking, signing and mailing your proxy card to the address indicated on your proxy card. Your proxy card must be received by the 401(k) Plan trustee at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, no later than 11:59 p.m. Eastern time on February 16, 2016, to ensure that the trustee is able to vote your shares in accordance with your wishes.

In addition, since only the trustee can vote the shares of Lam Research common stock allocated to your 401(k) Plan account, you will not be able to vote those shares personally at the Lam Research special meeting.

Please note that the applicable trust agreement governing the 401(k) Plan provides that if the trustee does not receive your voting instructions, the trustee will not vote the shares allocated to your 401(k) Plan account unless the trustee is required to do so by applicable law.

If you are a participant (or a beneficiary of a deceased participant) in the 401(k) Plan and you also own other shares of Lam Research common stock outside of your 401(k) Plan account, you should receive a proxy card for shares credited to your account in the 401(k) Plan and a separate proxy card if you are a record holder of additional shares of Lam Research common stock or voting instruction card if you hold additional shares of Lam Research common stock through a broker, bank or other nominee. You must vote shares that you hold as a stockholder of record, shares that you hold through a broker, bank or other nominee and shares that are allocated to your 401(k) Plan account separately in accordance with each of the proxy cards and voting instruction cards you receive with respect to such shares of Lam Research common stock.

Revocation of Proxies

If you are a record holder of Lam Research common stock on the Lam Research record date, you can change your vote or revoke your proxy at any time before your proxy is voted at the Lam Research special meeting. You can do this in one of three ways:

•	timely delivering a signed notice of revocation to the Secretary of Lam Research;

•	timely delivering a new, valid proxy bearing a later date by submitting instructions through the Internet, by telephone or by mail as described on the proxy card; or

•

attending the Lam Research special meeting and voting in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person. Simply attending the Lam Research special meeting without voting will not revoke any proxy that you have previously given or change your vote.

A registered stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. If you choose either of the first two methods, your notice of revocation of your new proxy must be received by Lam Research no later than 8:00 a.m. Pacific time on February 19, 2016. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:

Secretary

Lam Research Corporation

4650 Cushing Parkway

Fremont, California, 94538

Please note that if your shares of Lam Research common stock are held in “street name” through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee in accordance with its established procedures. If your shares of Lam Research common stock are held in the name of a broker, bank or other nominee and you decide to change your vote by attending the special meeting and voting in person, your vote in person at the special meeting will not be effective unless you have obtained and present an executed proxy issued in your name from the record holder (your broker, bank or nominee).

Solicitation of Proxies

Lam Research is soliciting proxies for the Lam Research special meeting and the cost of proxy solicitation will be borne by Lam Research. In addition to solicitation by use of mails, proxies may be solicited by Lam Research directors, officers and employees in person, by telephone or by other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Lam Research common stock held of record, and Lam

Research may reimburse these individuals for their reasonable expenses. To help assure the presence in person or by proxy of the largest number of Lam Research stockholders possible, Lam Research has engaged D.F. King & Co., Inc., a proxy solicitation firm, to solicit proxies on Lam Research’s behalf. Lam Research has agreed to pay D.F. King & Co., Inc., a proxy solicitation fee not to exceed $17,500. Lam Research will also reimburse D.F. King & Co., Inc., for its reasonable out-of-pocket costs and expenses.

Adjournments

Whether or not a quorum is present, the chairman of the Lam Research special meeting or the holders of a majority of the shares entitled to vote and present in person or represented by proxy may adjourn such meeting to another place, date or time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

THE LAM RESEARCH PROPOSALS

Proposal 1. The Share Issuance Proposal (Proposal 1 on the Lam Research Proxy Card)

Companies listed on the NASDAQ Global Select Market, as Lam Research is, must comply with a series of rules adopted by The NASDAQ Stock Exchange in order to remain listed. Under one of those rules, Listing Rule 5635(a), a listed company is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company if the number of shares of common stock to be issued equals or exceeds 20% of the number of shares of common stock outstanding before the issuance. If the merger is completed, it is currently estimated that Lam Research will issue or reserve for issuance 80,762,759 shares of Lam Research common stock in connection with the merger, including shares of Lam Research common stock issuable in respect of KLA-Tencor RSUs. On an as-converted basis, the aggregate number of shares of Lam Research common stock to be issued in the merger will exceed 20% of the shares of Lam Research common stock outstanding before such issuance and for this reason Lam Research must obtain the approval of Lam Research stockholders for the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement.

Lam Research is asking its stockholders to approve the Share Issuance proposal. The issuance of these securities to KLA-Tencor stockholders is necessary to effect the merger and the approval of the Share Issuance proposal is required for completion of the merger and is a condition to the completion of the merger.

The Lam Research Board unanimously recommends a vote “FOR” the Share Issuance proposal (Proposal 1).

Proposal 2. The Lam Research Adjournment Proposal (Proposal 2 on the Lam Research Proxy Card)

In the Lam Research Adjournment proposal, Lam Research is asking its stockholders to authorize the holder of any proxy solicited by the Lam Research Board to vote in favor of granting authority to the proxy holders, and each of them individually, to adjourn the Lam Research special meeting to another time and place from time to time for the purpose of soliciting additional proxies. If the Lam Research stockholders approve the Lam Research Adjournment proposal, Lam Research could adjourn the Lam Research special meeting and any adjourned session of the Lam Research special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Lam Research stockholders who have previously voted.

If a quorum is not present at the Lam Research special meeting, then the chairman of the meeting or Lam Research stockholders present in person or represented by proxy at the Lam Research special meeting and entitled to vote thereat may adjourn such meeting to another time and place. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

The Lam Research Board unanimously recommends a vote “FOR” the Lam Research Adjournment proposal (Proposal 2).

Proposal 3. The Charter Amendment Proposal (Proposal 3 on the Lam Research Proxy Card)

Overview

Lam Research’s certificate of incorporation, as amended, currently provides that the total number of shares of Lam Research capital stock that Lam Research has authority to issue is 405,000,000 shares, consisting of (1) 400,000,000 shares of common stock and (2) 5,000,000 shares of preferred stock.

Lam Research has proposed to increase the authorized shares of Lam Research common stock from 400,000,000 shares of common stock to 585,000,000 shares of common stock and, in order to effect this change, to increase the total number of shares of capital stock authorized in the Lam Research certificate of incorporation, as amended, from 405,000,000 to 590,000,000, which changes are referred to collectively as the “Charter Amendment.” As of January 7, 2016 and after giving effect to the mergers and these amendments to Lam Research’s certificate of incorporation, as amended, Lam Research expects to have 345,353,820 shares of authorized but unissued shares of common stock immediately following the effective time of the mergers (with 97,879,581 treasury shares counted as unissued). Of this amount, 104,219,533 shares are reserved for issuance.

In December 2015, the Lam Research Board acted unanimously to adopt the Charter Amendment and to recommend to the Lam Research stockholders that they approve the adoption of the Charter Amendment, subject to completion of the merger. The Charter Amendment will only be filed if the merger is completed. Under the DGCL, Lam Research is required to obtain approval from the Lam Research stockholders to amend the Lam Research certificate of incorporation, as amended, to increase the number of shares of common stock authorized for issuance. If the Charter Amendment proposal is approved by the Lam Research stockholders at the special meeting, the Charter Amendment will be effective upon the filing of a certificate of amendment setting forth such amendment with the Secretary of State of the State of Delaware (or at such later time as may be specified therein), which filing is expected to occur promptly after the merger is completed. The full text of the form of the Charter Amendment, which would replace the first paragraph of Article FOURTH of the Lam Research certificate of incorporation, as amended, in its entirety, is attached as Annex G to this joint proxy statement/prospectus.

The approval of the Charter Amendment proposal is not required to complete the mergers. The Charter Amendment proposal, if approved by Lam Research stockholders at the Lam Research special meeting, will not be given effect if the mergers are not consummated.

Reasons for the Charter Amendment Proposal

The Lam Research certificate of incorporation, as amended, currently authorizes Lam Research to issue up to 405,000,000 shares of capital stock, consisting of 400,000,000 shares of Lam Research common stock and 5,000,000 shares of Lam Research preferred stock. As of January 7, 2016, (1) 158,883,421 shares of Lam Research common stock were outstanding and no shares of Lam Research preferred stock were outstanding; (2) 97,879,581 shares of Lam Research common stock were held in Lam Research’s treasury; (3) 762,729 shares of Lam Research common stock were subject to outstanding options to purchase Lam Research’s common stock, of which 556,607 such options were exercisable; (4) 1,369,712 shares of Lam Research common stock were subject to outstanding performance-based restricted stock units; (5) 2,896,377 shares of Lam Research common stock were subject to outstanding restricted stock units; (6) 6,841,626 shares of Lam Research common stock were reserved for issuance pursuant to Lam Research’s employee stock purchase plan; (7) 19,201,422 shares of Lam Research common stock were reserved for issuance pursuant to Lam Research’s stock incentive plans; (8) 40,084,003 shares of Lam Research common stock were reserved for issuance upon conversion of Lam Research’s 0.5% Convertible Senior Notes due May 2016 and 1.25% Convertible Senior Notes due May 2018 and the Novellus Systems, Inc. 2.625% Convertible Senior Notes due May 2041; and (9) 28,563,664 shares of Lam Research common stock were reserved for issuance upon the exercise of the warrants issued by Lam Research in connection with the Lam Research convertible notes. In addition, Lam Research expects to issue 80,762,759 additional shares of Lam Research common stock to former holders of KLA-Tencor common stock, which includes additional shares of Lam Research common stock underlying Lam Research RSUs into which certain KLA-Tencor RSUs will be substituted upon consummation of the merger, and reserve approximately 4,500,000 additional shares of Lam Research common stock for issuance following the consummation of the merger under the KLA-Tencor 2004 Equity Incentive Plan. As a result, as of January 7, 2016 and after giving effect to the expected shares to be issued or reserved in connection with the mergers, Lam Research had 56,134,287 shares of Lam Research common stock available for future issuance in excess of the outstanding Lam Research common stock, Lam Research’s future obligations to issue Lam Research common stock, and other shares of Lam Research common stock that Lam Research had reserved or expected to reserve under existing stock plans.

The Lam Research Board believes that it is important to have available for issuance a number of authorized shares of Lam Research common stock that will be adequate to provide for future stock issuances to meet future corporate needs. In connection with Lam Research’s acquisition of Novellus, Lam Research did not propose an increase in its authorized shares. The increase pursuant to the Charter Amendment proposal approximates, and is intended to replace, the shares issued by Lam Research in the Novellus acquisition, including shares that may be issued upon the conversion of debt assumed in that transaction, and proposed to be issued pursuant to the merger, and not to replace other share issuances or reservations. The additional authorized shares would be available for issuance from time to time in the discretion of the Lam Research Board, without further stockholder action except as may be required for a particular transaction by law or the rules and regulations of the NASDAQ Global Select Market. The shares of Lam Research common stock would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of either equity or convertible debt, stock dividends, stock splits, or issuances under current and future stock plans. The Lam Research Board believes that these additional shares will provide Lam Research with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of Lam Research’s existing obligations on the date of mailing of this joint proxy statement/prospectus and as otherwise described in this joint proxy statement/prospectus, Lam Research does not currently have any plans, understandings or agreements for the issuance or use of the additional shares of Lam Research common stock to be approved under this proposal.

Principal Effects on Outstanding Common Stock

Holders of Lam Research common stock are entitled to one vote per share on all matters submitted to a vote of Lam Research stockholders and to receive ratably dividends, if any, as may be declared from time to time by the Lam Research Board from funds legally available therefor, subject to the payment of any outstanding preferential dividends declared with respect to any Lam Research preferred stock that from time to time may be outstanding. Upon Lam Research’s liquidation, dissolution or winding up, holders of Lam Research common stock are entitled to share ratably in any assets available for distribution to Lam Research stockholders after payment of all of Lam Research’s obligations, subject to the rights to receive preferential distributions of the holders of any Lam Research preferred stock then outstanding.

The proposed amendment to Lam Research’s certificate of incorporation, as amended, to increase the number of shares of authorized Lam Research common stock would not affect the rights of existing holders of Lam Research common stock except to the extent that future issuances of Lam Research common stock will reduce each existing Lam Research stockholder’s proportionate ownership. Holders of Lam Research common stock do not have any preemptive rights to subscribe for the purchase of any shares of Lam Research common stock, which means that current holders of Lam Research common stock do not have a prior right to purchase any new issue of Lam Research common stock in order to maintain their proportionate ownership.

The issuance of additional shares of Lam Research common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Lam Research.

The Lam Research Board unanimously recommends a vote “FOR” the Charter Amendment proposal (Proposal 3).

THE KLA-TENCOR SPECIAL MEETING

This joint proxy statement/prospectus is being provided to the KLA-Tencor stockholders as part of a solicitation of proxies by the KLA-Tencor Board for use at the KLA-Tencor special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This joint proxy statement/prospectus provides KLA-Tencor stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the KLA-Tencor special meeting.

Date, Time and Place

The KLA-Tencor special meeting is scheduled to be held at Building Three of KLA-Tencor’s Milpitas facility, located at Three Technology Drive, Milpitas, California, 95035, on February 19, 2016 at 8:00 a.m., Pacific time.

Purpose of the KLA-Tencor Special Meeting

At the KLA-Tencor special meeting, KLA-Tencor stockholders will be asked to consider and vote on the following proposals:

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the Merger proposal, which is the proposal to adopt the merger agreement, a copy of which is included as Annex A to the joint proxy statement/prospectus, pursuant to which Merger Sub 1 will merge with and into KLA-Tencor, with KLA-Tencor as the surviving corporation, and then KLA-Tencor will merge with and into Merger Sub 2, with Merger Sub 2 as the ultimate surviving corporation;

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the KLA-Tencor Adjournment proposal, which is the proposal to adjourn the KLA-Tencor special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger proposal;

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the Merger-Related Compensation proposal, which is the proposal to approve by a non-binding, advisory vote the compensation of KLA-Tencor’s named executive officers that is based on or otherwise relates to the merger; and

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the Director Compensation proposal, which is a proposal to extend the applicability of KLA-Tencor’s outside director vesting acceleration policy to outside members of the KLA-Tencor Board who have served on the KLA-Tencor Board for less than six years as of their termination date, such that the vesting of all restricted stock units held by outside directors who have served on the KLA-Tencor Board for less than six years will accelerate on a pro rata basis upon a separation from service with KLA-Tencor and Lam Research. The restricted stock units granted to the outside directors of the KLA-Tencor Board are the largest component of the annual director compensation program, which consists of a combination of restricted stock units and cash that the Compensation Committee of the KLA-Tencor Board has determined to be competitive with companies similarly situated with KLA-Tencor based on market data provided to it.

Completion of the merger is conditioned on the approval of the Merger proposal, but not upon the approval of the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal or the Director Compensation proposal.

Recommendation of the Board of Directors of KLA-Tencor

After careful consideration, the KLA-Tencor Board has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of KLA-Tencor and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement.

The KLA-Tencor Board unanimously recommends that KLA-Tencor stockholders vote “FOR” the Merger proposal, “FOR” the KLA-Tencor Adjournment proposal, “FOR” the Merger-Related Compensation proposal and “FOR” the Director Compensation proposal.

KLA-Tencor Record Date; Stockholders Entitled to Vote

Only KLA-Tencor stockholders of record at the close of business on the KLA-Tencor record date are entitled to notice of, and to vote at, the KLA-Tencor special meeting and at any adjournment or postponement thereof.

On the KLA-Tencor record date, there were 155,664,541 shares of KLA-Tencor common stock issued and outstanding and entitled to vote at the KLA-Tencor special meeting. KLA-Tencor stockholders will have one vote for each share of KLA-Tencor common stock they owned on the KLA-Tencor record date. A list of stockholders of KLA-Tencor will be available for review for any purpose germane to the special meeting at the principal executive officers of KLA-Tencor, which are located at One Technology Drive, Milpitas, CA 95035, during ordinary business hours for a period of 10 days before the special meeting. The list will also be available at the special meeting for examination by any stockholder of record present at the special meeting.

Voting by KLA-Tencor’s Directors and Executive Officers

On the KLA-Tencor record date, directors and executive officers of KLA-Tencor or their affiliates were entitled to vote 260,775 shares of KLA-Tencor common stock, or approximately 0.2% of the shares of KLA-Tencor common stock outstanding on that date. We currently expect that KLA-Tencor directors and executive officers will vote their shares in favor of the Merger proposal, the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal and the Director Compensation proposal although none of them has entered into any agreement obligating them to do so.

Quorum

A quorum is necessary to hold a valid special meeting of KLA-Tencor stockholders. The presence in person or by proxy of a majority of the shares of KLA-Tencor common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. If a quorum is not present, or if fewer shares of KLA-Tencor common stock are voted in favor of the Merger proposal than the number required for its approval, the special meeting may be adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

Abstentions (shares of KLA-Tencor common stock for which proxies have been received but for which the holders have abstained from voting) will be included in the calculation of the number of shares of KLA-Tencor common stock represented at the KLA-Tencor special meeting for purposes of determining whether a quorum has been achieved. Broker non-votes will not be included in the tabulation of the number of shares of KLA-Tencor common stock represented at the KLA-Tencor special meeting for purposes of determining whether a quorum has been achieved.

Required Vote

•	The Merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of KLA-Tencor common stock on the KLA-Tencor record date.

•	The KLA-Tencor Adjournment proposal requires the affirmative vote of a majority of the votes cast at the KLA-Tencor special meeting, assuming that a quorum is present.

•	The Merger-Related Compensation proposal requires the affirmative vote of a majority of the votes cast at the KLA-Tencor special meeting, assuming that a quorum is present.

•	The Director Compensation proposal requires the affirmative vote of a majority of the votes cast at the KLA-Tencor special meeting, assuming that a quorum is present.

Completion of the merger is conditioned on the approval of the Merger proposal, but not upon the approval of the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal or the Director Compensation proposal.

Broker Non-Votes

The proposals to be considered at the KLA-Tencor special meeting are non-routine matters, and banks, brokers and other nominees who hold shares of KLA-Tencor common stock in “street name” for their customers, but do not have discretionary authority to vote the shares, may not exercise their voting discretion with respect to the Merger proposal, the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal or the Director Compensation proposal. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares, they may not vote such shares with respect to the foregoing proposals.

Broker non-votes will have the effect as a vote “AGAINST” the Merger proposal, but will not be sufficient for stockholders seeking to perfect their appraisal rights. See the section entitled “Appraisal Rights” for more information. Broker non-votes will have no effect on the outcome of the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal or the Director Compensation proposal.

You should therefore provide your broker, bank or other nominee with instructions as to how to vote your shares of KLA-Tencor common stock.

How Proxies are Counted; Failure to Vote; Abstentions

All shares of KLA-Tencor common stock represented by properly executed proxies received in time for the KLA-Tencor special meeting will be voted at the special meeting in the manner specified by the stockholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger proposal, “FOR” the KLA-Tencor Adjournment proposal, “FOR” the Merger-Related Compensation proposal and “FOR” the Director Compensation proposal.

Only shares of KLA-Tencor common stock affirmatively voted “FOR” the proposals, and properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the foregoing proposals. For shares of KLA-Tencor common stock held in “street name,” only shares of KLA-Tencor common stock affirmatively voted “FOR” the proposals will be counted as favorable votes for such proposals.

Failure to submit a proxy card (including via the internet or by telephone) or to vote in person at the special meeting and abstentions will have the same effect as a vote “AGAINST” the approval of the Merger proposal, but will not be sufficient for stockholders seeking to perfect their appraisal rights (see the section entitled “Appraisal Rights” for more information). Abstentions will have no effect on the outcome of the vote on the KLA-Tencor Adjournment proposal, the Merger-Related Compensation proposal or the Director Compensation proposal.

Voting at the Special Meeting

Whether or not you plan to attend the KLA-Tencor special meeting, please vote your shares. If you are a registered or “record” holder, which means your shares of KLA-Tencor common stock are registered in your name with KLA-Tencor’s transfer agent and registrar, you may vote in person at the special meeting or by proxy. If your shares of KLA-Tencor common stock are held in “street name,” which means your shares are held of record in an account with a broker, bank or other nominee, you must follow the instructions from your broker, bank or other nominee in order to vote.

In addition, if you are a stockholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a proxy executed in your favor from your bank, broker or other nominee, along with proper identification.

Voting in Person

If you plan to attend the KLA-Tencor special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares of KLA-Tencor common stock are held in “street name,” and you wish to vote at the special meeting, you must bring to the special meeting a proxy executed in your favor from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the special meeting.

Voting by Proxies

If you are a stockholder of record on the KLA-Tencor record date, a proxy card is enclosed for your use. KLA-Tencor requests that you submit a proxy via Internet by accessing the website located at www.envisionreports.com/klac and following the instructions on that site using the control number provided on your proxy card at anytime up to 11:59 p.m. Eastern time on February 18, 2016, by telephone by dialing 1-800-652-8683 and following the instructions provided in the recorded message at anytime up to 11:59 p.m. Eastern time on February 18, 2016, or by signing the accompanying proxy card and returning it promptly in the postage-paid envelope provided.

If you hold your shares of KLA-Tencor common stock in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares.

Your vote is important. KLA-Tencor stockholders should sign and return the enclosed proxy card whether or not they plan to attend the KLA-Tencor special meeting in person. You can always change your vote at the special meeting. Proxies submitted through the specified Internet website or by phone must be received by 11:59 p.m. Eastern time on February 18, 2016.

Revocation of Proxies

If you are a holder of record of shares of KLA-Tencor common stock on the KLA-Tencor record date, you can change your vote or revoke your proxy at any time before your proxy is voted at the KLA-Tencor special meeting. You can do this in one of three ways:

•	timely delivering a signed notice of revocation to the Corporate Secretary of KLA-Tencor;

•	timely delivering a new, valid proxy bearing a later date by submitting instructions through the Internet, by telephone or by mail as described on the proxy card; or

•

attending the KLA-Tencor special meeting and voting in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person. Simply attending the KLA-Tencor special meeting without voting will not revoke any proxy that you have previously given or change your vote.

A registered stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. If you choose either of the first two methods, your notice of revocation of your new proxy must be received by KLA-Tencor no later than 8:00 a.m. Pacific time on February 19, 2016. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:

Corporate Secretary

KLA-Tencor Corporation

One Technology Drive

Milpitas, California, 95035

Please note that if your shares of KLA-Tencor common stock are held in “street name” through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee in accordance with its established procedures. If your shares of KLA-Tencor common stock are held in the name of a broker, bank or other nominee and you decide to change your vote by attending the special meeting and voting in person, your vote in person at the special meeting will not be effective unless you have obtained and present an executed proxy issued in your name from the record holder (your broker, bank or nominee).

Solicitation of Proxies

KLA-Tencor is soliciting proxies for the KLA-Tencor special meeting and the cost of proxy solicitation will be borne by KLA-Tencor. In addition to solicitation by use of the mails, proxies may be solicited by KLA-Tencor directors, officers and employees in person, by telephone or by other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of KLA-Tencor common stock held of record, and KLA-Tencor may reimburse these individuals for their reasonable expenses. To help assure the presence in person or by proxy of the largest number of KLA-Tencor stockholders possible, KLA-Tencor has engaged Innisfree, a proxy solicitation firm, to solicit proxies on KLA-Tencor’s behalf. KLA-Tencor has agreed to pay Innisfree a proxy solicitation fee not to exceed $20,000. KLA-Tencor will also reimburse Innisfree for its reasonable out-of-pocket costs and expenses.

Adjournments

Whether or not a quorum is present at the KLA-Tencor special meeting, the chairman of the KLA-Tencor special meeting or the KLA-Tencor stockholders, by the affirmative vote of the holders of a majority of the shares of KLA-Tencor common stock entitled to vote and present in person or represented by proxy at the KLA-Tencor special meeting may adjourn the KLA-Tencor special meeting to another place, date or time. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting. No notice of an adjourned meeting need be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

THE KLA-TENCOR PROPOSALS

Proposal 1. The Merger Proposal (Proposal 1 on the KLA-Tencor Proxy Card)

KLA-Tencor is asking its stockholders to adopt the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this joint proxy statement/prospectus, including the information set forth in the sections of this joint proxy statement/prospectus entitled “The Merger Agreement” and “The Merger—KLA-Tencor’s Reasons for the Merger; Recommendation of the KLA-Tencor Board.” A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. You are urged to read the merger agreement carefully and in its entirety.

The KLA-Tencor Board unanimously recommends a vote “FOR” the Merger proposal (Proposal 1).

Proposal 2 The KLA-Tencor Adjournment Proposal (Proposal 2 on the KLA-Tencor Proxy Card)

The KLA-Tencor special meeting may be adjourned to another time or place from time to time, if necessary or appropriate, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the KLA-Tencor special meeting to approve the Merger proposal.

If, at the KLA-Tencor special meeting, the number of shares of KLA-Tencor common stock present or represented and voting in favor of the Merger proposal is insufficient to approve the Merger proposal, KLA-Tencor intends to adjourn the KLA-Tencor special meeting from time to time in order to enable the KLA-Tencor Board to solicit additional proxies for approval of the Merger proposal.

In the KLA-Tencor Adjournment proposal, KLA-Tencor is asking its stockholders to authorize the holder of any proxy solicited by the KLA-Tencor Board to vote in favor of granting authority to the proxy holders, and each of them individually, to adjourn the KLA-Tencor special meeting to another time and place from time to time for the purpose of soliciting additional proxies. If the KLA-Tencor stockholders approve the KLA-Tencor Adjournment proposal, KLA-Tencor could adjourn the KLA-Tencor special meeting and any adjourned session of the KLA-Tencor special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from KLA-Tencor stockholders who have previously voted. Whether or not KLA-Tencor stockholders approve the KLA-Tencor Adjournment proposal, and whether or not a quorum is present, the chairman of the KLA-Tencor special meeting may adjourn such meeting to another place, date or time. If a quorum is not present, the KLA-Tencor stockholders, by the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy, may adjourn the KLA-Tencor special meeting to another place, date or time.

The KLA-Tencor Board unanimously recommends a vote “FOR” the KLA-Tencor Adjournment proposal (Proposal 2)

Proposal 3 The Merger-Related Compensation Proposal (Proposal 3 on the KLA-Tencor Proxy Card)

KLA-Tencor is required pursuant to Section 14A of the Exchange Act to include in this joint proxy statement/prospectus a non-binding, advisory vote on the compensation payable to each of its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the proposed merger pursuant to arrangements entered into with KLA-Tencor, and KLA-Tencor is therefore asking its stockholders to approve the following resolution:

“RESOLVED, that the stockholders of KLA-Tencor hereby approve, on an advisory, non-binding basis, the compensation that will or may become payable by KLA-Tencor to the named executive officers of KLA-Tencor as disclosed pursuant to Item 402(t) of Regulations S-K in the table entitled “Golden Parachute Compensation” and the accompanying footnotes.”

The description of the payments contained in the section entitled “The Merger—Interests of KLA-Tencor’s Directors and Executive Officers in the Merger” as well as the table entitled “Golden Parachute Compensation” therein are intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of KLA-Tencor’s named executive officers that is based on or otherwise relates to the merger and will or may become payable either by KLA-Tencor or Lam Research. KLA-Tencor is asking its stockholders to approve on an advisory, non-binding basis, the compensation that will or may become payable by KLA-Tencor to each of its named executive officers as set forth in the section entitled “The Merger—Interests of KLA-Tencor’s Directors and Executive Officers in the Merger” as well as the table entitled “Golden Parachute Compensation” therein.

Effect of Advisory Vote

The vote regarding the Merger-Related Compensation proposal is a vote separate and apart from the vote on the Merger proposal. Accordingly, KLA-Tencor stockholders may vote to approve the Merger proposal and vote not to approve the Merger-Related Compensation proposal and vice versa.

Because the vote regarding the Merger-Related Compensation proposal is advisory only, it will not be binding on either KLA-Tencor or Lam Research. Accordingly, if the Merger proposal is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of KLA-Tencor stockholders on the Merger-Related Compensation proposal.

The KLA-Tencor Board unanimously recommends a vote “FOR” the Merger-Related Compensation proposal (Proposal 3).

Proposal 4. The Director Compensation Proposal (Proposal 4 on the KLA-Tencor Proxy Card)

As described in the section entitled “The Merger—Interests of KLA-Tencor’s Directors and Executive Officers in the Merger,” KLA-Tencor has had in effect since 2008 a policy of providing prorated vesting acceleration of restricted stock units held by outside directors of the KLA-Tencor Board who are in good standing, who terminate their service before their restricted stock units are fully vested and who, at the time of termination, have served on the KLA-Tencor Board for six years (the “Outside Director Accelerated Vesting Policy”). Under the existing Outside Director Accelerated Vesting Policy, six KLA-Tencor outside directors have served on the KLA-Tencor Board for at least six years and are therefore eligible for prorated vesting acceleration of their unvested restricted stock units granted at the KLA-Tencor 2015 annual meeting, as further described below, if their service terminates prior to November 4, 2016, the date these restricted stock units otherwise vest. KLA-Tencor currently expects that, subject to the satisfaction of the conditions to the merger, the merger will be completed prior to the scheduled vesting date of these awards. If an eligible director joins the Lam Research Board, or otherwise provides services to Lam Research or KLA-Tencor as of the effective time of the merger, the director would not have a separation from service arising from the merger. After the KLA-Tencor Board adopted and approved the merger agreement on October 20, 2015, it was determined that three members of the KLA-Tencor Board are not eligible for this prorated vesting acceleration of their outstanding restricted stock units under the Outside Director Accelerated Vesting Policy because those directors are unlikely to reach the six year service requirement prior to the expected completion of the merger.

KLA-Tencor is asking its stockholders to approve an extension of its existing Outside Director Accelerated Vesting Policy to outside directors who have served on the KLA-Tencor Board for less than six years at the time their service to KLA-Tencor or Lam Research terminates. Emiko Higashi, Gary B. Moore, and Robert A. Rango have each been directors of KLA-Tencor for less than six years. Ms. Higashi commenced her service on the KLA-Tencor Board on November 3, 2010, while Messrs. Moore and Rango commenced their service on the KLA-Tencor Board on November 5, 2014. The restricted stock units granted to the outside directors of the KLA-Tencor Board on November 4, 2015 are the largest component of the annual director compensation program, which consists of a combination of restricted stock units and cash that the Compensation Committee of the KLA-Tencor Board has determined to be competitive with companies similarly situated with KLA-Tencor based on market data provided to it.

If KLA-Tencor stockholders approve the Director Compensation proposal, restricted stock units that were granted to Ms. Higashi and Messrs. Moore and Rango at KLA-Tencor’s 2015 annual meeting as part of KLA-Tencor’s outside director compensation program will be eligible for the same treatment as restricted stock units that were granted to the other six outside directors of the KLA-Tencor Board at the KLA-Tencor 2015 annual meeting. Specifically, the outside directors who remain in good standing at the closing of the merger and who do not continue to provide services to Lam Research or KLA-Tencor as of the effective time of the merger, including as a member of the Lam Research Board, will receive acceleration of vesting on a prorated basis. The pro rata portion is calculated based on the number of quarters between the grant date for the restricted stock units and the director’s termination date, rounded up for any partially-completed quarter of the director’s service.

Each outside director not serving as chairman of the KLA-Tencor Board received 2,394 restricted stock units at the KLA-Tencor 2015 annual meeting that normally would vest in one single installment on November 4, 2016 if the director continues in service through that date. The chart below illustrates the percentage of these November 4, 2015 restricted stock units that would vest under the Outside Director Accelerated Vesting Policy as well as the maximum amount that each of these outside directors could potentially receive (based on a value of $66.90 per share of KLA-Tencor common stock, as described below, but excluding the value of dividend equivalent rights) for these restricted stock units based on the date of their termination of service. As of the date of this joint proxy statement/prospectus, Lam Research and KLA-Tencor have mutually agreed that Mr. Moore will be one of two directors designated to become members of the Lam Research Board immediately following the effective time of the merger. If Mr. Moore joins the Lam Research Board, then his restricted stock units would not accelerate pursuant to the Director Compensation Proposal.

	Prorated Vesting Acceleration
Termination Date	25%	50%	75%	100%
	$40,006.20	$80,079.30	$120,085.50	$160,158.60
November 4, 2015 – February 4, 2016
February 5, 2016 – May 4, 2016
May 5, 2016 – August 4, 2016
August 5, 2016 – November 3, 2016

Without stockholder approval of this Director Compensation proposal, if Ms. Higashi or either of Messrs. Moore or Rango do not continue in service with Lam Research or KLA-Tencor as of the effective time of the merger, then his or her KLA-Tencor restricted stock unit awards will terminate without becoming vested upon their resignation from the KLA-Tencor Board, and they will each forfeit the entire value of those shares. If stockholders approve this Director Compensation proposal, then as illustrated in the table above, each of Ms. Higashi and Messrs. Moore and Rango would be eligible to vest in restricted stock units having a maximum value of $160,158.60 (based on such value of $66.90 per share of KLA-Tencor common stock but excluding the value of dividend equivalent rights), with the actual number of restricted stock units that vest being determined by the period of service to the stockholders of KLA-Tencor through the director’s resignation date.

The KLA-Tencor Board recommends the stockholders approve the Director Compensation proposal so that all outside directors are compensated commensurately in connection with their service on the KLA-Tencor Board. KLA-Tencor believes extending this Outside Director Accelerated Vesting Policy to Ms. Higashi and Messrs. Moore and Rango is appropriate for the following reasons:

•

If the KLA-Tencor stockholders do not approve the Director Compensation proposal, and if Ms. Higashi and Messrs. Moore and Rango are required to resign without being offered the opportunity to continue in service with Lam Research or KLA-Tencor as of the effective time of the merger, each will forfeit all of his or her unvested restricted stock unit awards, which represent a majority of his or her annual compensation. Assuming each of these directors has otherwise served and fulfilled his or her obligations as members of the KLA-Tencor Board, he or she will not receive the equity compensation that KLA-Tencor intended to provide them. Instead, these directors will only receive their cash director fees under KLA-Tencor’s outside director compensation program.

•

In considering this extension of the Outside Director Accelerated Vesting Policy to outside directors who have provided fewer than six years of service, the KLA-Tencor Board relied on its compensation advisors at Semler Brossy who have advised the KLA-Tencor Board that accelerated vesting of equity awards for non-continuing outside directors, regardless of time served, is a typical market provision in connection with mergers of similar size and scope as the merger.

•

KLA-Tencor believes that because new outside directors of the KLA-Tencor Board are otherwise treated the same as existing outside directors of the KLA-Tencor Board, all of its outside directors should be treated the same under the Outside Director Accelerated Vesting Policy, regardless of their tenure on the KLA-Tencor Board.

KLA-Tencor’s Compensation Committee unanimously approved the extension of KLA-Tencor’s Outside Director Accelerated Vesting Policy to outside directors who have served for less than six years as of their termination date, subject to the approval of the Director Compensation proposal by KLA-Tencor’s stockholders at this special meeting.

The three outside directors who have not served on the KLA-Tencor Board for six years, Ms. Higashi and Messrs. Moore and Rango, have an interest in this proposal. Please refer to the section entitled “The Merger—Interests of KLA-Tencor’s Directors and Executive Officers in the Merger” for the number of restricted stock units subject to each director’s restricted stock unit awards.

Effect of Vote

Approval of the Director Compensation proposal is not required to complete the merger. The vote regarding the Director Compensation proposal is a vote separate and apart from the vote on the Merger proposal. Accordingly, KLA-Tencor stockholders may vote to approve the Merger proposal and vote not to approve the Director Compensation proposal and vice versa.

The vote regarding the Director Compensation proposal is binding on KLA-Tencor. Accordingly, if (1) the Merger proposal is approved, (2) this Director Compensation proposal is not approved, (3) any of Ms. Higashi and Messrs. Moore and Rango resigns from the KLA-Tencor Board at the closing of the merger before the director’s restricted stock unit award is fully vested and (4) the director is not appointed to the Lam Research Board and otherwise does not provide services to Lam Research or KLA-Tencor as of the effective time of the merger, the award held by any of Ms. Higashi or Messrs. Moore and Rango will be completely forfeited and the director will not receive payment of the merger consideration in respect of the shares of KLA-Tencor common stock subject to the November 2015 restricted stock unit award.

The KLA-Tencor Board unanimously recommends a vote “FOR” the Director Compensation proposal (Proposal 4).

THE MERGER

Effects of the Merger

At the effective time of the merger, Merger Sub 1, a wholly owned subsidiary of Lam Research that was formed for the sole purpose of effecting the merger, will merge with and into KLA-Tencor. KLA-Tencor will survive the merger and become a wholly owned subsidiary of Lam Research.

At the effective time of the merger, each outstanding share of KLA-Tencor common stock (other than shares owned by Lam Research or any subsidiary of Lam Research or KLA-Tencor, which will be canceled and cease to exist, and shares held by KLA-Tencor stockholders who have not voted in favor of the Merger proposal and are entitled to and who have properly exercised and not withdrawn a demand for, or lost their right to, appraisal rights under the DGCL, who will have the right to receive the payment described in the section entitled “Appraisal Rights”) will be converted into the right to receive the merger consideration, with cash paid in lieu of fractional shares (as applicable) plus the amount of any dividends or other distributions with a record date after the date of the merger agreement. Lam Research stockholders will continue to hold their existing shares of Lam Research common stock, which, after the merger, will represent equity interests in the combined company.

At the effective time of the subsequent merger, KLA-Tencor will be merged with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly owned subsidiary of Lam Research.

Background of the Merger

Each of the Lam Research Board and KLA-Tencor Board regularly evaluates the strategic direction and ongoing business plans of their respective companies with a view toward strengthening their businesses and enhancing stockholder value. As part of this evaluation, each of the Lam Research Board and KLA-Tencor Board has from time to time considered a variety of strategic alternatives, including, among others, (1) the continuation of their current business plan; (2) potential expansion opportunities into new business lines through licensing, and acquisitions and combinations with other businesses; and (3) investment in and development of new products. In addition, Lam Research and KLA-Tencor have ongoing collaborative projects to enable more compelling products for their end-customers and, from time to time, representatives of Lam Research and KLA-Tencor meet to discuss those projects.

Beginning in December 2013, Lam Research engaged KLA-Tencor in preliminary discussions concerning a possible merger-of-equals business combination transaction under a pre-existing confidentiality agreement between the parties. To facilitate the exchange of additional due diligence materials and further detailed discussions, on April 17, 2014, KLA-Tencor and Lam Research entered into a transaction-specific confidentiality agreement. In connection with this process, in April 2014, KLA-Tencor retained Qatalyst Partners to act as its financial advisor. The confidentiality agreement between KLA-Tencor and Lam Research was amended on May 30, 2014 to include a standstill provision that prohibited either company from making a public acquisition proposal for the other for a period of one year.

On May 10, 2014, KLA-Tencor sent to Lam Research a letter indicating that it was not prepared to move forward with a merger-of-equals transaction, and making a non-binding proposal for KLA-Tencor to acquire Lam Research. KLA-Tencor and Lam Research continued to engage in discussions regarding a business combination until June 2014.

On June 12, 2014, Lam Research sent a letter to KLA-Tencor stating that it was not likely to continue discussions unless KLA-Tencor was prepared to increase its offer for Lam Research.

On June 16, 2014, Richard P. Wallace, the President and Chief Executive Officer of KLA-Tencor, called Martin Anstice, the President and Chief Executive Officer of Lam Research, to inform him that KLA-Tencor was not in a position to increase its offer. Following that call, the parties terminated discussions regarding a business combination.

In May 2015, members of Lam Research management began to consider making an offer for a possible acquisition of KLA-Tencor. This was the first time that Lam Research management had actively considered making an offer for an acquisition of KLA-Tencor following the termination of discussions between the parties in June 2014.

On May 13 and May 14, 2015, the Lam Research Board held a regularly scheduled meeting. Members of Lam Research management were also in attendance. As part of a review and discussion of Lam Research’s strategic plans, Lam Research management discussed with the Lam Research Board a potential business combination transaction with KLA-Tencor. This discussion, and the discussion that followed in subsequent meetings of the Lam Research Board, included certain of the items noted below in the section entitled “—Lam Research’s Reasons for the Merger; Recommendation of the Lam Research Board of Directors.” At the meeting, the Lam Research Board approved the engagement of Goldman Sachs as Lam Research’s financial advisor for the potential business combination transaction and preliminary discussions by members of Lam Research management with members of KLA-Tencor management regarding the potential business combination transaction.

After May 14, 2015, members of Lam Research management met with representatives of Goldman Sachs and Jones Day, Lam Research’s outside legal advisor, to discuss possible approaches and strategies for engaging in discussions with KLA-Tencor. During the following weeks, representatives of Lam Research management, Goldman Sachs and Jones Day held internal discussions and analyzed such an acquisition.

On June 15, 2015, the Lam Research Board held a special meeting to discuss a potential business combination with KLA-Tencor. Members of Lam Research management made a presentation regarding the strategic rationale for, and information relevant to, a possible business combination transaction with KLA-Tencor, including a review of (1) the strategic benefits of a transaction, (2) the industry position of both companies and (3) potential cost and revenue synergies of a business combination. Representatives of Jones Day made a presentation regarding the fiduciary duties of the members of the Lam Research Board in assessing any potential transaction. Representatives of Goldman Sachs discussed financial aspects of a potential transaction with KLA-Tencor. Lam Research management then discussed with the members of the Lam Research Board the anticipated process and timing if Lam Research were to make a proposal for a business combination transaction with KLA-Tencor. During the course of that meeting, the Lam Research Board determined that Lam Research management should continue to monitor KLA-Tencor’s stock price and business developments and consider engaging in formal discussions with KLA-Tencor regarding a potential business combination in August 2015.

On August 7, 2015, the Lam Research Board held a special meeting to again consider a business combination with KLA-Tencor. At the meeting, members of Lam Research management reviewed the strategic rationale for a potential business combination with KLA-Tencor, including the potential benefits to stockholders and customers, potential synergies, and risks to achieving those synergies. Representatives of Goldman Sachs reviewed with the Lam Research Board developments in the stock market since the June 15, 2015, Lam Research Board meeting, the impact of those developments on a potential business combination transaction, and forecasts for Lam Research’s business on a standalone basis prepared by Lam Research management, which forecasts would form the basis of the Lam Research Projections, as defined below in the section entitled “—Opinion of KLA-Tencor’s Financial Advisor.” Following discussion, the Lam Research Board authorized Mr. Anstice to discuss with Mr. Wallace due diligence and to provide a preliminary indication of interest to acquire KLA-Tencor.

On August 13, 2015, Messrs. Wallace and Anstice spoke at Mr. Anstice’s request. During this meeting, Mr. Anstice stated that Lam Research was interested in acquiring KLA-Tencor but did not propose an acquisition price or other terms. Mr. Anstice further stated that (1) the matter had been discussed with the members of the Lam Research Board and they were supportive of the transaction; and (2) Lam Research had engaged in preliminary work related to obtaining the financing necessary to consummate the acquisition. Mr. Wallace told Mr. Anstice that he would discuss the matter with the KLA-Tencor Board.

On August 14, 2015, Mr. Wallace discussed with Edward W. Barnholt, the chairman of the KLA-Tencor Board, his conversation with Mr. Anstice that had occurred the previous day. Messrs. Barnholt and Wallace agreed to convene a meeting of the KLA-Tencor Board in the following week to discuss the matter further.

Also on August 14, 2015, KLA-Tencor contacted Qatalyst Partners regarding retaining Qatalyst Partners, in light of the proposal from Lam Research, with respect to the evaluation of a potential change-of-control transaction for KLA-Tencor.

On August 15, 2015, Qatalyst Partners delivered a proposed engagement letter to KLA-Tencor.

Also on August 15, 2015, Messrs. Anstice and Wallace coordinated a process by which each company’s management team would engage in preliminary diligence and acquisition discussions with the other.

During the week of August 17, 2015, representatives of KLA-Tencor management and Lam Research management met and exchanged business and financial information for the purpose of allowing each company to (1) better understand the other’s prospects; (2) become more familiar with the other; and (3) determine whether the perceived strategic benefits of a business combination between the parties were supported. Following these meetings, Mr. Anstice told Mr. Wallace that Lam Research was preparing a formal proposal to acquire KLA-Tencor.

Also during the week of August 17, 2015, representatives of KLA-Tencor management and Lam Research management discussed amending the confidentiality agreement originally signed on April 17, 2014, to include a new standstill provision that would prevent either company from making a public acquisition proposal of the other for a period of one year.

On August 20, 2015, the KLA-Tencor Board met, with representatives of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside legal counsel to KLA-Tencor, which is referred to as “Wilson Sonsini,” in attendance. Mr. Wallace reported to the KLA-Tencor Board on his conversations with Mr. Anstice. Representatives of Wilson Sonsini reviewed with the members of the KLA-Tencor Board their fiduciary duties, including in the context of a potential sale of KLA-Tencor. The KLA-Tencor Board determined to form a committee of independent directors to (1) advise and direct KLA-Tencor management, including Mr. Wallace, with respect to the exploration, evaluation and negotiation of any strategic transactions; and (2) report to the KLA-Tencor Board on a regular basis regarding the status of KLA-Tencor management’s progress. The KLA-Tencor Board retained the power to approve any strategic transaction. Mr. Barnholt, Robert M. Calderoni and Kevin J. Kennedy were appointed to this committee, which is referred to as the “KLA Transactions Subcommittee.” The KLA-Tencor Board also directed KLA-Tencor management to conduct additional work to assist the KLA-Tencor Board in better understanding both companies’ long-term prospects.

On August 22, 2015, Mr. Anstice, on behalf of Lam Research, sent to Mr. Wallace, on behalf of KLA-Tencor, a non-binding proposal for Lam Research to acquire KLA-Tencor for $30.00 in cash and 0.4946 of a share of Lam Research common stock for each share of KLA-Tencor common stock, implying a value of $64.50 per KLA-Tencor share based on the closing price of Lam Research common stock on August 21, 2015. Lam Research’s proposal stated that the implied pro-forma ownership of the combined company by KLA-Tencor stockholders would be approximately 31%. Messrs. Anstice and Wallace also discussed the proposal by phone.

On August 24, 2015, the KLA Transactions Subcommittee met, with representatives of KLA-Tencor management and Wilson Sonsini in attendance. The KLA Transactions Subcommittee discussed and approved the terms of the engagement letter between KLA-Tencor and Qatalyst Partners. At that point, representatives of Qatalyst Partners joined the meeting and reviewed the August 22, 2015, proposal from Lam Research with the

KLA Transactions Subcommittee. The KLA Transactions Subcommittee instructed Mr. Wallace to advise Mr. Anstice that Lam Research’s August 22, 2015, proposal would be considered by the KLA-Tencor Board at an upcoming special meeting.

On August 25, 2015, KLA-Tencor signed the engagement letter with Qatalyst Partners.

On August 25 and August 26, 2015, the Lam Research Board held a regularly scheduled meeting. Members of Lam Research’s management and representatives of Goldman Sachs and Jones Day also attended for portions of the meeting during which the Lam Research Board discussed a potential business combination with KLA-Tencor. Mr. Anstice discussed with the Lam Research Board his delivery to Mr. Wallace of the August 22, 2015, proposal. Lam Research management (1) updated the Lam Research Board on the status of its due diligence review of KLA-Tencor; (2) reiterated the strategic rationale for a business combination; and (3) confirmed that due diligence to date continued to support that rationale. Representatives of Goldman Sachs discussed with the Lam Research Board the August 22, 2015, proposal, as well as a preliminary draft of the Lam Research Projections prepared by Lam Research management and financial aspects of the potential business combination transaction. At the meeting, the Lam Research Board then discussed and approved an amendment to the confidentiality agreement providing for a one year standstill with the same terms as the prior standstill.

On August 26, 2015, KLA-Tencor and Lam Research signed an amendment to the confidentiality agreement providing for a one year standstill with the same terms as the prior standstill.

On August 28, 2015, the KLA Transactions Subcommittee met with representatives of KLA-Tencor management and Wilson Sonsini in attendance. The KLA Transactions Subcommittee reviewed and approved the KLA-Tencor Projections, as defined below in the section entitled “—Opinion of KLA-Tencor’s Financial Advisor,” to be shared with Qatalyst Partners for the purpose of allowing it to assist in the evaluation of a potential sale of KLA-Tencor. Mr. Wallace informed the KLA Transactions Subcommittee that he told Mr. Anstice that the KLA-Tencor Board would review Lam Research’s August 22, 2015 proposal at a special meeting during the week of August 31, 2015.

On September 1, 2015, the KLA-Tencor Board met, with representatives of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini in attendance. The representatives of KLA-Tencor management discussed the KLA-Tencor Projections with the KLA-Tencor Board. Representatives of Wilson Sonsini reviewed with the members of the KLA-Tencor Board their fiduciary duties. Representatives of Qatalyst Partners reviewed with the members of the KLA-Tencor Board a preliminary financial presentation concerning Lam Research’s proposal. Representatives of Qatalyst Partners also discussed other strategic alternatives that might potentially be available to KLA-Tencor, including other companies that KLA-Tencor could contact if it wished to engage in a wider sale process. The KLA-Tencor Board discussed the likelihood that various other parties would be interested in and capable of pursuing an acquisition of KLA-Tencor and the risks associated with contacting these parties. Following the discussion, the KLA-Tencor Board instructed Mr. Wallace to formulate a response to Mr. Anstice, with the guidance of the KLA Transactions Subcommittee and the assistance of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini that indicated that the financial terms of Lam Research’s proposal should be improved.

Later on September 1, 2015, following the meeting of the KLA-Tencor Board, the KLA Transactions Subcommittee met, with representatives of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini in attendance. During this meeting, the KLA Transactions Subcommittee discussed KLA-Tencor’s proposed response to Lam Research.

On September 2, 2015, Messrs. Wallace and Anstice spoke. Mr. Wallace informed Mr. Anstice that Lam Research needed to improve the terms of its proposal before the KLA-Tencor Board would be interested in entering into additional discussions and suggested that there was a high degree of certainty for support of a proposal that valued KLA-Tencor in the mid-$70s per share range. Mr. Anstice said that he would discuss the matter further with the Lam Research Board but that Lam Research would require more detailed financial information to have a basis to consider an increase in the value of its proposal.

Later on September 2, 2015, the Lam Research Board held a special meeting. Members of Lam Research management and representatives of Goldman Sachs and Jones Day were also in attendance. At the meeting, members of Lam Research management reviewed with the Lam Research Board a five-year financial plan for Lam Research, which included the Lam Research Projections and was approved by the Lam Research Board. Representatives of Goldman Sachs discussed with the Lam Research board financial aspects of the five-year financial plan and a business combination with KLA-Tencor. Mr. Anstice updated the Lam Research Board on his discussions with Mr. Wallace earlier in the day. The Lam Research Board approved sending a letter to KLA-Tencor reiterating Lam Research’s interest and requesting additional information.

On September 5, 2015, Mr. Anstice, on behalf of Lam Research, sent Mr. Wallace, on behalf of KLA-Tencor, a letter reiterating Lam Research’s interest and requesting certain due diligence materials to permit Lam Research to understand the valuation of KLA-Tencor in additional detail. The Lam Research Projections were included with the letter.

On September 8, 2015, the KLA Transactions Subcommittee met, with representatives of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini in attendance. The KLA Transactions Subcommittee discussed Lam Research’s September 5, 2015, letter and determined to provide Lam Research with Case 2 of the KLA-Tencor Projections, as defined below in the section entitled “—Certain Projections of Lam Research and KLA-Tencor—Certain Projections Reviewed by the KLA-Tencor Board—Projections for KLA-Tencor Prepared by KLA-Tencor.”

On September 9, 2015, Messrs. Wallace and Anstice spoke to discuss additional due diligence matters and the synergy model that Lam Research was developing.

On September 12, 2015, representatives of KLA-Tencor management and Lam Research management met to further discuss the long term management plans of both companies.

On September 17, 2015, the Lam Research Board held a special meeting. Members of Lam Research management and representatives of Goldman Sachs and of Jones Day were also in attendance. Members of Lam Research management updated the Lam Research Board on the status of discussions with KLA-Tencor, and reviewed with the Lam Research Board the strategic value of a transaction with KLA-Tencor, the financial models relating to a transaction, and the anticipated cost and revenue synergies of a transaction. Members of Lam Research management then discussed with the Lam Research Board a potential increase in Lam Research’s offer, after which the Lam Research Board authorized Lam Research management to propose to KLA-Tencor an increase in the offer.

On September 18, 2015, Messrs. Wallace and Anstice spoke. During this conversation, Mr. Anstice requested a meeting with Mr. Wallace and other representatives of KLA-Tencor management to discuss Lam Research’s current thinking regarding an acquisition of KLA-Tencor. Messrs. Wallace and Anstice agreed to meet during the morning of September 21, 2015.

On September 19, 2015, a representative of KLA-Tencor management spoke with a representative of Lam Research management regarding the meeting to be held on September 21, 2015. During this conversation, the representative of KLA-Tencor management stressed the importance of Lam Research improving the terms of its offer to acquire KLA-Tencor.

On September 21, 2015, representatives of KLA-Tencor management, including Mr. Wallace, met with representatives of Lam Research management, including Mr. Anstice, to further discuss a business combination of KLA-Tencor and Lam Research. During this meeting, Messrs. Wallace and Anstice met separately to discuss Lam Research potentially increasing its offer for KLA-Tencor. Mr. Wallace proposed that Lam Research increase its offer to at least $31.00 and 0.55 of a share of Lam Research common stock for each outstanding share of KLA-Tencor common stock. Mr. Wallace further proposed that, in view of the significant portion of the combined company to be owned by KLA-Tencor stockholders, Lam Research should appoint two directors currently serving on the KLA-Tencor Board to the Lam Research Board upon completion of the transaction. In a subsequent discussion on that day, Mr. Anstice stated that the Lam Research Board had not approved the submission of a revised proposal at that level, but that he would recommend that Lam Research make a proposal to acquire KLA-Tencor for $31.50 in cash and 0.5 of a share of Lam Research common stock for each share of KLA-Tencor common stock, implying a value of $65.54 per share based on the closing price of Lam Research common stock on September 21, 2015. Mr. Anstice also stated that he was supportive of two members of the KLA-Tencor Board joining the Lam Research Board. Mr. Anstice informed Mr. Wallace that, as a condition to Lam Research conducting additional discussions, KLA-Tencor would need to agree to negotiate exclusively with Lam Research for a period of time. Mr. Anstice also stated Lam Research’s (1) desire to announce the acquisition prior to the time that both companies reported their quarterly earnings near the end of October 2015; and (2) interest in concluding discussions with KLA-Tencor on an expedited basis so that it could pursue other strategic opportunities if a transaction with KLA-Tencor was not feasible. Mr. Wallace stated that he would relay this conversation to the KLA-Tencor Board.

During the afternoon of September 21, 2015, the KLA-Tencor Board met, with representatives of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini in attendance. Representatives of Wilson Sonsini reviewed with the members of the KLA-Tencor Board their fiduciary duties. Representatives of Qatalyst Partners reviewed with the members of the KLA-Tencor Board a preliminary financial presentation concerning the proposal outlined by Mr. Anstice earlier that day. Following discussion, the KLA-Tencor Board instructed Mr. Wallace to obtain a revised written non-binding proposal from Lam Research that was approved by the Lam Research Board. Further, the KLA-Tencor Board instructed Mr. Wallace to seek additional improvements to the financial terms of any formal proposal to be made by Lam Research.

Later on September 21, 2015, Messrs. Wallace and Anstice met. During this meeting, Mr. Wallace requested that Lam Research provide a new written indication of interest that had been approved by the Lam Research Board and setting forth an increased price per share from its prior written indication. In addition, Mr. Wallace requested that Lam Research further improve its offer beyond the terms outlined by Mr. Anstice earlier that day. Mr. Wallace informed Mr. Anstice that he would recommend to the KLA-Tencor Board that it accept a proposal for Lam Research to acquire KLA-Tencor for $32.50 and 0.5 shares of Lam Research common stock for each share of KLA-Tencor common stock.

On September 22, 2015, the Lam Research Board held a special meeting. Members of Lam Research management and representatives of Goldman Sachs and Jones Day were also in attendance. At the meeting, members of Lam Research management updated the Lam Research Board on meetings between members of Lam Research management and members of KLA-Tencor management, and discussed with the Lam Research Board the proposals from Mr. Wallace (1) regarding an increase in Lam Research’s offer; and (2) that two KLA-Tencor directors join the combined company’s board of directors. Members of Lam Research management then reviewed with the Lam Research Board the company’s available cash and the feasibility of increasing the cash component of Lam Research’s offer for KLA-Tencor. The Lam Research Board then authorized Mr. Anstice to submit a revised proposal to Mr. Wallace.

Later on September 22, 2015, Messrs. Wallace and Anstice spoke. During this conversation, Mr. Anstice stated that the Lam Research Board had approved the submission of a revised non-binding proposal to acquire KLA-Tencor for $32.00 in cash and 0.5 of a share of Lam Research common stock for each share of KLA-Tencor common stock, implying a value of $64.82 per share based on the closing price of Lam Research common stock on September 22, 2015. In addition, two members of the KLA-Tencor Board would join the Lam Research Board upon completion of the transaction. Mr. Anstice stated that this was Lam Research’s best and final proposal and that Lam Research would pursue other strategic opportunities if its proposal was not accepted.

Later on September 22, 2015, Mr. Anstice, on behalf of Lam Research, sent Mr. Wallace a letter confirming the terms of Lam Research’s proposal made earlier that day. The letter included a draft exclusivity agreement obligating KLA-Tencor to negotiate exclusively with Lam Research for 40 days.

On September 23, 2015, the KLA-Tencor Board met, with representatives of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini in attendance. Representatives of Wilson Sonsini reviewed with the members of the KLA-Tencor Board their fiduciary duties. Representatives of Qatalyst Partners reviewed with the members of the KLA-Tencor Board a preliminary financial presentation concerning Lam Research’s latest proposal. The members of the KLA-Tencor Board also discussed with the representatives of Qatalyst Partners other strategic alternatives that might potentially be available to KLA-Tencor, including other companies and financial sponsors that KLA-Tencor could contact if it wished to engage in a wider sale process. In this regard, the representatives of Qatalyst Partners discussed the concerns that financial sponsors may have concerning an acquisition of KLA-Tencor due to (1) the amount of leverage that could be added to KLA-Tencor’s balance sheet; and (2) their future ability to achieve a liquidity event for their investment in KLA-Tencor. With the representatives of Qatalyst Partners and Wilson Sonsini, the members of the KLA-Tencor Board also reviewed the various actions taken and alternatives considered by the KLA-Tencor Board over the past several years in support of the KLA-Tencor Board’s ongoing efforts to increase stockholder value. After discussion, the KLA-Tencor Board concluded that the best opportunity to maximize stockholder value at this time would be to proceed with Lam Research on an exclusive basis because, among other things, (1) there were only a small number of parties that might be interested in acquiring KLA-Tencor; (2) engaging in a wider sale process could result in rumors that might impact KLA-Tencor’s relationships with customers, suppliers, business partners and employees; (3) conducting a wider sale process created too much risk that the proposal from Lam Research might be withdrawn; and (4) any definitive agreement with Lam Research would contain an ability for the KLA-Tencor Board to respond to unsolicited superior proposals. In view of these considerations, the KLA-Tencor Board determined (1) not to authorize Qatalyst Partners to contact other parties to determine their interest in a potential acquisition of KLA-Tencor; and (2) to authorize KLA-Tencor management to negotiate and enter into an exclusivity agreement with Lam Research.

On September 23, 2015, and September 24, 2015, Wilson Sonsini negotiated the terms of the exclusivity agreement with Jones Day.

On September 24, 2015, KLA-Tencor and Lam Research signed the exclusivity agreement. The exclusivity agreement provided that KLA-Tencor would not solicit or enter into other proposals to acquire more than 15% of the stock or assets of KLA-Tencor until the earlier to occur of (1) October 28, 2015; and (2) execution of a definitive agreement providing for the acquisition of KLA-Tencor by Lam Research.

Beginning on September 29, 2015, through October 20, 2015, KLA-Tencor and Lam Research engaged in ongoing mutual due diligence in numerous meetings. KLA-Tencor and Lam Research also made available due diligence materials to each other in virtual data rooms during this period. During the same period, representatives of KLA-Tencor and Lam Research also engaged in numerous meetings to discuss communication plans and overall deal coordination.

On September 29, 2015, the KLA Transactions Subcommittee met, with representatives of KLA-Tencor management and Wilson Sonsini in attendance. The KLA Transactions Subcommittee discussed the status of the proposed acquisition. In this and other meetings, the members of the KLA Transactions Subcommittee discussed with the representatives of Qatalyst Partners and Wilson Sonsini the impact that movements in the respective stock prices of KLA-Tencor and Lam Research had on the notional value of the proposed acquisition. The Transactions Committee ultimately determined to monitor this matter but take no action until the KLA-Tencor Board was prepared to make a final decision on entering into an acquisition with Lam Research due to continued movement in stock prices.

On October 1, 2015, the Lam Research Board held a special meeting. Members of Lam Research management and representatives of Goldman Sachs and Jones Day were also in attendance. At the meeting, members of Lam Research management updated the Lam Research Board on meetings between members of Lam Research management and members of KLA-Tencor management and on the execution of the exclusivity agreement. Mr. Anstice discussed with the Lam Research Board that Mr. Wallace had indicated to Mr. Anstice that as a result of Lam Research’s most recent proposal, KLA-Tencor was prepared to continue discussions and negotiations of a business combination with Lam Research. Members of Lam Research management discussed with the Lam Research Board the expected process and timing to execute definitive agreements. The Lam Research Board then approved the engagement of Goldman Sachs in respect of the potential transaction with KLA-Tencor and in respect of the financing arrangements that would be undertaken to fund the purchase price. Members of Lam Research management then reviewed with the Lam Research Board (1) the status of discussions regarding the proposed financing arrangements; (2) the status and results of due diligence activities; (3) the proposed terms of the draft merger agreement; and (4) a communications strategy in connection with the proposed acquisition.

Also on October 1, 2015, Lam Research signed the engagement letter with Goldman Sachs.

On October 3, 2015, a representative of KLA-Tencor management discussed with a representative of Lam Research management potential terms of a cash and stock election mechanism that could be included the draft merger agreement.

On October 4, 2015, Jones Day, on behalf of Lam Research, provided Wilson Sonsini, on behalf of KLA-Tencor, with a draft merger agreement. The draft merger agreement, among other things, (1) included a proposed $300 million termination fee payable by KLA-Tencor to Lam Research if KLA-Tencor, among other things, terminated the merger agreement to accept a superior offer, with a reciprocal fee payable by Lam Research to KLA-Tencor if Lam Research terminated the merger agreement to, among other things, accept a superior offer; (2) provided for the reimbursement by KLA-Tencor of up to $100 million of Lam Research’s expenses if the merger agreement were terminated because it was not approved by KLA-Tencor stockholders, with a reciprocal expenses reimbursement by Lam Research to KLA-Tencor if the merger agreement were terminated because it was not approved by Lam Research stockholders; and (3) provided that Lam Research would use its reasonable best efforts to consummate the acquisition, subject to certain limitations.

On October 7, 2015, the KLA Transactions Subcommittee met, with representatives of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini in attendance. The KLA Transactions Subcommittee discussed the status of the proposed acquisition. Representatives of Wilson Sonsini reviewed with the members of the KLA Transactions Subcommittee the principal terms of the draft merger agreement.

On October 8, 2015, the Lam Research Board held a special meeting. Members of Lam Research management and representatives of Goldman Sachs and Jones Day were also in attendance. At the meeting, representatives of Goldman Sachs provided a market update of the two companies’ relative trading prices and the value and implied premium of Lam Research’s proposal. The Lam Research Board evaluated the current value implied by the proposal as reviewed by the representatives of Goldman Sachs and determined to closely monitor the relative trading prices of the companies but make no changes to the proposal at that time. Members of Lam Research management then reviewed with the Lam Research Board (1) the proposed communications plan in connection with the proposed acquisition; (2) the proposed equity and debt capitalization of the combined company; (3) the status of discussions with rating agencies concerning the combined company’s debt; (4) the terms and costs of the proposed financing arrangements; (5) an update on the draft merger agreement; and (6) an update on due diligence activities.

On October 9, 2015, Wilson Sonsini, on behalf of KLA-Tencor, provided Jones Day, on behalf of Lam Research, with comments to the draft merger agreement. The comments to the merger agreement, among other things, (1) noted that the termination fees to be paid by KLA-Tencor and Lam Research were still under negotiation; (2) removed the concept of expense reimbursement if the stockholders of either party failed to approve the acquisition; and (3) narrowed the scope of the limitations on Lam Research’s obligation to use its reasonable best efforts to consummate the acquisition.

On October 12, 2015, the KLA Transactions Subcommittee met, with representatives of KLA-Tencor management and Wilson Sonsini in attendance. The KLA Transactions Subcommittee discussed the status of the proposed acquisition. Representatives of Wilson Sonsini reviewed with the members of the KLA Transactions Subcommittee their fiduciary duties.

Later on October 12, 2015, Messrs. Wallace and Anstice met to discuss the status of the proposed acquisition.

Later on October 12, 2015, Jones Day and Wilson Sonsini met to negotiate certain of the terms of the merger agreement.

On October 13, 2015, representatives of KLA-Tencor management, including Mr. Wallace, met with representatives of Lam Research management, including Mr. Anstice, to discuss the (1) 2016 operating plans of KLA-Tencor and Lam Research; (2) preliminary financial results for each company for the quarter ending in September 2015; and (3) preliminary financial guidance for each company for the quarter ending in December 2015.

Later on October 13, 2015, the KLA Transactions Subcommittee met, with representatives of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini in attendance. The KLA Transactions Subcommittee discussed the status of the proposed acquisition, including the terms of the draft merger agreement and the meeting of the two companies’ management teams that occurred earlier that day. After discussing the meeting of the two companies’ management teams earlier in the day, the KLA Transactions Subcommittee concluded to continue working toward an announcement of the acquisition in late October 2015. With the representatives of Qatalyst Partners and Wilson Sonsini, the members of the KLA Transactions Subcommittee engaged in a general discussion of the process of choosing the members of the KLA-Tencor Board who would join the Lam Research Board.

On October 15, 2015, the Lam Research Board held a special meeting. Members of Lam Research management and representatives of Goldman Sachs and Jones Day were also in attendance. Members of Lam Research management provided (1) an analysis of the potential cost and revenue synergies and updates on due diligence activities; (2) the status of negotiations of the merger agreement, (3) the terms and costs of the proposed financing arrangements and (4) an update on discussions with rating agencies.

Later on October 15, 2015, Jones Day, on behalf of Lam Research, provided Wilson Sonsini, on behalf of KLA-Tencor, with comments to the draft merger agreement. The comments to the merger agreement, among other things, (1) noted that the termination fees to be paid by KLA-Tencor and Lam Research were still under negotiation; (2) noted that the concept of expense reimbursement if the stockholders of either party failed to approve the acquisition was still under negotiation; and (3) provided that Lam Research’s obligation to use its reasonable best efforts to consummate the acquisition would be subject to certain limitations.

Also on October 15, 2015, KLA-Tencor provided Lam Research with Case 1 of the KLA-Tencor Projections, as defined below in the section entitled “—Certain Projections of Lam Research and KLA-Tencor—Certain Projections Reviewed by the KLA-Tencor Board—Projections for KLA-Tencor Prepared by KLA-Tencor.”

On October 16, 2015, Wilson Sonsini, on behalf of KLA-Tencor, provided Jones Day, on behalf of Lam Research, with comments to the draft merger agreement. The comments to the merger agreement, among other things, (1) proposed termination fees to be paid by KLA-Tencor and Lam Research of $290 million; (2) removed the concept of expense reimbursement if the stockholders of either party failed to approve the acquisition; and (3) narrowed the scope of the limitations on Lam Research’s obligation to use its reasonable best efforts to consummate the acquisition. The parties also discussed the terms of a retention bonus plan proposed to be implemented by KLA-Tencor for KLA-Tencor employees.

On October 17, 2015, the Lam Research Board held a special meeting. Members of Lam Research management and representatives of Goldman Sachs and of Jones Day were also in attendance. Members of Lam

Research management updated the Lam Research Board on the (1) planned communications activity; (2) status and results of due diligence activities; (3) status of negotiations of the merger agreement; and (4) terms and costs of the proposed financing arrangements. Representatives of Goldman Sachs reviewed with the Lam Research Board the financial analysis of the merger consideration to be paid by Lam Research pursuant to the proposed merger agreement. Representatives of Jones Day reviewed again with the members of the Lam Research Board their fiduciary duties in connection with the potential transaction. Representatives of Jones Day also reviewed the terms of the draft merger agreement and the remaining points of negotiation of the merger agreement, as well as the legal terms of Lam Research’s proposed financing arrangements. The Lam Research Board indicated that management, Goldman Sachs and Jones Day should work to finalize the definitive merger agreement.

On October 18, 2015, the KLA-Tencor Board met, with representatives of KLA-Tencor management, Qatalyst Partners, Wilson Sonsini and Davis Polk & Wardwell LLP, special antitrust and competition law counsel to KLA-Tencor, in attendance. The representatives of KLA-Tencor management discussed with the members of the KLA-Tencor Board the results of the due diligence performed by KLA-Tencor on Lam Research. Representatives of Wilson Sonsini reviewed with the members of the KLA-Tencor Board (1) their fiduciary duties; (2) their decision to negotiate with Lam Research on an exclusive basis; and (3) the terms of the draft merger agreement, including the KLA-Tencor Board’s ability to terminate the merger agreement to accept a superior offer in conjunction with paying Lam Research a termination fee and Lam Research’s right to “match” a superior offer. Representatives of Wilson Sonsini also reviewed the remaining points of negotiation in the merger agreement. Representatives of Qatalyst Partners reviewed with the members of the KLA-Tencor Board a financial presentation concerning Lam Research’s proposal. The members of the KLA-Tencor Board discussed the terms of the proposed acquisition. Following discussion, the KLA-Tencor Board determined to proceed with Lam Research’s proposal and instructed KLA-Tencor management to finalize the merger agreement.

Later on October 18, 2015, Messrs. Wallace and Anstice discussed the status of the proposed acquisition.

On October 19 and 20, 2015, Wilson Sonsini, on behalf of KLA-Tencor, negotiated the final terms of the merger agreement with Jones Day, on behalf of Lam Research.

On October 20, 2015, the Lam Research Board held a special meeting. Members of Lam Research management and representatives of Goldman Sachs and Jones Day were also in attendance. Members of Lam Research management discussed with the Lam Research Board the (1) completion of due diligence; (2) negotiation of the final terms of the merger agreement; and (3) planned communications activity. Representatives of Jones Day updated the Lam Research Board on changes, since the last meeting of the Lam Research Board, in the legal terms of the merger agreement and the proposed financing arrangements. Representatives of Goldman Sachs reviewed with the Lam Research Board an update to the financial analysis of the merger consideration to be paid by Lam Research pursuant to the merger agreement. At the conclusion of its review, Goldman Sachs rendered Goldman Sachs’ oral opinion, subsequently confirmed by delivery of a written opinion dated October 20, 2015, that as of October 20, 2015, and based upon and subject to the factors and assumptions set forth in Goldman Sachs’ written opinion, the merger consideration to be paid by Lam Research pursuant to the merger agreement was fair from a financial point of view to Lam Research. For more information about Goldman Sachs’ opinion, see the section below entitled “—Opinion of Lam Research’s Financial Advisor.” The Lam Research Board then discussed potential reasons for and against entering into an acquisition with KLA-Tencor. After this discussion, the Lam Research Board unanimously (1) determined that the merger agreement and the transactions contemplated by the merger agreement were fair to, and in the best interests of, Lam Research and its stockholders, and were advisable; (2) approved the merger agreement; (3) authorized the issuance of Lam Research common stock as contemplated by the merger agreement; and (4) recommended to the Lam Research stockholders that they approve the issuance of Lam Research common stock in connection with the merger.

Later on October 20, 2015, the KLA-Tencor Board met, with representatives of KLA-Tencor management, Qatalyst Partners and Wilson Sonsini in attendance. Representatives of Wilson Sonsini reviewed with the members of the KLA-Tencor Board their fiduciary duties. Representatives of Qatalyst Partners reviewed with the members of the KLA-Tencor Board Qatalyst Partners’ financial analysis of Lam Research’s proposal. Following this, Qatalyst Partners rendered its oral opinion, subsequently confirmed in writing, that as of October 20, 2015, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth in its written opinion, the merger consideration to be received by the holders of shares of KLA-Tencor common stock, other than Lam Research or any affiliates of Lam Research, pursuant to the merger agreement was fair, from a financial point of view, to such holders. For more information about Qatalyst Partners’ opinion, see the section below entitled “—Opinion of KLA-Tencor’s Financial Advisor.” Following this, the KLA-Tencor Board discussed potential reasons for and against entering into an acquisition with Lam Research. After this discussion, the KLA-Tencor Board unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were fair to, advisable and in the best interests of KLA-Tencor and KLA-Tencor stockholders; (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement; and (3) recommended that KLA-Tencor stockholders vote in favor of adoption of the merger agreement at any meeting of KLA-Tencor stockholders to be called for the purposes of acting on that recommendation.

Later on October 20, 2015, Lam Research and KLA-Tencor executed the merger agreement.

On October 21, 2015, prior to the opening of trading of the common stock on the NASDAQ Global Select Market, Lam Research and KLA-Tencor issued a joint press release announcing the entry into the merger agreement.

KLA-Tencor’s Reasons for the Merger; Recommendation of the KLA-Tencor Board

In adopting and approving the merger agreement and recommending that KLA-Tencor stockholders approve the Merger proposal, the KLA-Tencor Board considered a number of factors, including the factors described below, and a substantial amount of information, including information regarding certain of the factors described below, was reviewed and discussed with KLA-Tencor’s management and legal and financial advisors.

The following discussion of the information and factors considered by the KLA-Tencor Board in reaching its conclusions and recommendation includes the material factors considered, but is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the KLA-Tencor Board did not find it practicable, and did not attempt, to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to adopt and approve the merger agreement and to recommend that KLA-Tencor stockholders approve the Merger proposal. In considering the factors described below, individual members of the KLA-Tencor Board may have given differing weights to different factors.

The principal factors that the KLA-Tencor Board believes support its approval and recommendation of the approval of the Merger proposal include the following:

•

Merger Consideration. The fact that the merger consideration provides KLA-Tencor stockholders with a combination of cash and Lam Research common stock or an opportunity to elect either all-cash or all-stock consideration, subject to the proration procedures, giving KLA-Tencor stockholders an opportunity to receive liquidity for their KLA-Tencor common stock, an interest in the combined company at closing, or both. This provides KLA-Tencor stockholders a level of price certainty, liquidity and downside protection while simultaneously providing them with the opportunity for a substantial ownership interest in Lam Research following the completion of the merger.

The implied value of the per-share merger consideration of $32.00 in cash and 0.5 shares of Lam Research common stock compares favorably to the per-share value of KLA-Tencor common stock implied by KLA-Tencor’s risk-adjusted standalone plan, in light of the anticipated consolidation in KLA-Tencor’s customer and supplier base and KLA-Tencor’s anticipated increase in research and development costs in order to bring new products to market on an annual basis that meet customer demands. The implied value of the merger consideration also represents: (1) an approximate premium of 24% based on the unaffected closing prices per share of KLA-Tencor and Lam Research common stock on October 20, 2015, the day prior to announcement of the merger agreement; and (2) an approximate premium of 31% based on the average closing price per share of KLA-Tencor common stock over the 30-trading-day period ended October 20, 2015 and the average closing price per share of Lam Research common stock over the 30-trading-day period ended October 20, 2015.

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Strategic Considerations. The KLA-Tencor Board’s belief that the merger will provide a number of strategic opportunities for the combined company, including the combined company’s (1) complementary capabilities in wafer processing and process control; (2) increased scale, enabling more comprehensive support capabilities tailored to customers’ needs; (3) acceleration of innovation through increased opportunity and capability to address customers’ escalating technical and economic challenges; (4) product line diversification; and (5) management depth and breadth.

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Participation in Future Appreciation. The fact that a portion of the merger consideration will be paid in shares of Lam Research common stock, which will provide KLA-Tencor stockholders who elect the mixed consideration or the all-stock consideration, or who elect the cash consideration but are subject to proration, with ownership of approximately 32% of the combined company after the closing of the merger. In evaluating the potential of the combined company, the KLA-Tencor Board considered the business, operations, financial condition, earnings and prospects of both KLA-Tencor and Lam Research, taking into account the results of KLA-Tencor’s due diligence review of Lam Research. Ownership in the combined company will enable KLA-Tencor stockholders to share in:

•	The annualized cost synergies expected to be realized by Lam Research of approximately $250 million within 18 to 24 months of closing of the merger; and

•

The anticipated $600 million in incremental annual revenue expected to be realized by Lam Research by 2020 as a result of improved differentiation of each company’s products and creation of new capabilities.

•

Integration. The KLA-Tencor Board’s belief that given the similarities in core values, cultures, geographic presence, complementary product lines, and customer acceptance, integration of the two companies would be successful, thereby enabling the combined company to achieve the anticipated synergies and incremental revenue from the merger, and provide opportunities for employees of KLA-Tencor.

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Board Representation. The fact that the terms of the merger agreement provide that two members of the KLA-Tencor Board will be appointed to the Lam Research Board, effective as of immediately after the closing of the merger. As of the date of this joint proxy statement/prospectus, Lam Research and KLA-Tencor have mutually agreed that John T. Dickson and Gary B. Moore, each of whom is currently a director of KLA-Tencor, will be the designated directors.

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Fixed Lam Research Common Stock Component. The fact that the stock portion of the merger consideration is a fixed number of shares of Lam Research common stock that will not fluctuate as a result of changes in the price of KLA-Tencor common stock or Lam Research common stock prior to the merger, which provides certainty to KLA-Tencor stockholders as to their ownership interest in Lam Research following completion of the merger.

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Election Procedure. The fact that the election mechanism in the merger agreement offers KLA-Tencor stockholders the opportunity to seek their desired form of consideration, subject to proration, providing KLA-Tencor stockholders the flexibility to elect all-cash, all-stock or mixed consideration, depending on their individual specific requirements and preferences.

•

Tax-Free Reorganization. The fact that the mergers are expected to qualify as a tax-free transaction to KLA-Tencor stockholders in respect of the shares of Lam Research common stock they may receive upon the exchange of such holder’s shares of KLA-Tencor common stock for U.S. federal income tax purposes.

•

Opinion of Financial Advisor. The opinion of Qatalyst Partners, dated October 20, 2015, delivered to the KLA-Tencor Board that, as of the date of the opinion and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the merger consideration to be received by the holders of KLA-Tencor common stock, other than Lam Research or any affiliates of Lam Research, was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “—Opinion of KLA-Tencor’s Financial Advisor.”

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Superior Proposals. The fact that the KLA-Tencor Board has the ability to change its recommendation in favor of the merger upon receipt of a superior proposal if the failure to take such action would be reasonably likely to be inconsistent with the fiduciary duties of the members of the KLA-Tencor Board under applicable law and after compliance with the requirements set forth in the merger agreement. The KLA-Tencor Board believes that the termination fee, equal to approximately 2.7% of the equity value of the merger, is reasonable and will not unduly impede the ability of a third party to make a superior proposal.

•

Strategic Alternatives. The perceived risks and expected risk-adjusted value of continuing as a standalone public company or pursuing other alternatives, including potential expansion opportunities into new business lines through licensing, acquisitions and combinations with other businesses, investment in and development of new products, and the likelihood that other parties would propose, and be able to successfully complete, an alternative transaction that would provide superior value to that of the merger.

•	Fiduciary Duties. The fiduciary duties of the members of the KLA-Tencor Board in light of the foregoing.

The KLA-Tencor Board also considered a variety of risks and other potentially negative factors concerning the merger agreement and the merger, including the following:

•

the risk of not capturing all of the anticipated operational synergies and cost savings between KLA-Tencor and Lam Research and the risk that other anticipated benefits might not be realized in the expected timeframe or at all;

•	the risk that failure to complete the merger could negatively affect the price of KLA-Tencor common stock and future business and financial results of KLA-Tencor;

•	the potential risk of disruption to and attrition of the KLA-Tencor employee base during the pendency of the merger;

•	the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the merger;

•	the substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses of KLA-Tencor and Lam Research and the expenses arising from the merger;

•	the fact that under the terms of the merger agreement, KLA-Tencor is unable to solicit other acquisition proposals during the pendency of the merger;

•

the restrictions on the conduct of KLA-Tencor’s business prior to the consummation of the merger, including the requirement that KLA-Tencor conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent KLA-Tencor from undertaking business opportunities that may arise before the completion of the merger and that, absent the merger agreement, KLA-Tencor may have pursued;

•	the obligation to pay to Lam Research a termination fee of $290 million if the merger agreement is terminated under certain circumstances as provided in the merger agreement;

•

the risk that governmental entities may not approve the merger or may impose conditions on KLA-Tencor or Lam Research in order to gain approval for the merger that may adversely impact the ability of the combined company to realize the synergies that are projected to occur in connection with the merger;

•

the possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons that include the failure of a majority of the outstanding shares of KLA-Tencor to adopt the merger agreement or the failure of Lam Research stockholders to approve the issuance of shares of Lam Research common stock in connection with the merger, or for other reasons beyond the control of KLA-Tencor or Lam Research;

•

the fact that the stock portion of the merger consideration is a fixed number of shares of Lam Research common stock that will not fluctuate as a result of changes in the price of KLA-Tencor common stock or Lam Research common stock prior to the merger, which means that the value of the merger consideration could decrease prior to the merger if the trading price of Lam Research common stock decreases;

•	the potential effect of the announcement of the merger on KLA-Tencor’s business and relationships with customers, suppliers and the communities in which it operates;

•	the risk that key members of senior management might choose not to remain employed with KLA-Tencor prior to the completion of the merger or with the combined company after the merger; and

•	the risks of the type and nature described under the section entitled “Risk Factors,” and the matters described under the section entitled “Special Note Regarding Forward-Looking Statements.”

The KLA-Tencor Board also was apprised of certain interests in the merger of executive officers and the directors that may be different from, or in addition to, the interests of KLA-Tencor stockholders generally as discussed below in the section entitled “—Interests of KLA-Tencor Directors and Executive Officers in the Merger.”

The KLA-Tencor Board has unanimously (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of KLA-Tencor and its stockholders; and (2) adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement. The KLA-Tencor Board unanimously recommends that KLA-Tencor stockholders vote “FOR” the Merger proposal.

Lam Research’s Reasons for the Merger; Recommendation of the Lam Research Board

The Lam Research Board considered many factors in making its determination that the terms of the merger agreement are fair to, and in the best interests of, Lam Research stockholders, to approve the merger agreement and the transactions contemplated by the merger agreement, and to recommend that Lam Research stockholders approve the Share Issuance proposal.

Positive Factors

In arriving at its determination, the Lam Research Board consulted with Lam Research’s management, as well as with Lam Research’s legal and financial advisors, reviewed a significant amount of information and considered a number of factors that it viewed as supporting its decisions, including (not in any relative order of importance) the following:

Benefits to Customers:

•

Complementary Product Portfolio and Future Product Opportunities. The pairing of Lam Research’s capabilities in deposition, etch and single-wafer clean, and KLA-Tencor’s products in inspection and metrology, is expected to create a premier semiconductor equipment company with industry leading and complementary capabilities, and provide a strong platform for continuing industry outperformance. The combined company will have the capability to better understand the unit process technical performance and interdependencies of adjacent technologies and product portfolios to deliver products and services to customers that neither company could offer independently. In addition, the combined company will have an enhanced capability to invest in new technologies, products and services at the intersection of process and process control.

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More Opportunities and Better Ability to Meet Customer Challenges and Demands. The pairing of Lam Research and KLA-Tencor brings together industry leadership in process and process control, increasing the combined company’s opportunities and capability to address customers’ escalating technical and economic challenges, which are driven by market demand for lower power, higher performance and smaller form factor devices, and by the technical challenge to extend Moore’s Law by improving uniformity, reducing variability and accelerating yield.

•

Future Market Opportunities. This is an opportune time to bring Lam Research and KLA-Tencor together because customer product development roadmaps will continue to require enhanced collaboration and innovation by semiconductor equipment manufacturers as the complexity of semiconductor-dependent devices increases due to continuing technology scaling and its associated escalating challenges, and continued expansion in areas such as the “internet of things,” mobile devices and cloud computing.

Benefits to Stockholders:

•

Broad Market Relevance, Sustained Growth through Market Cycles and Market Expansion. The combined company will have a comprehensive presence, drawn from complementary products and technologies, across geographies, memory and logic/foundry market segments, and customers. It is expected to provide opportunities to expand the available market served by the combined company’s products, and to provide value creating opportunities with every major semiconductor manufacturing company.

•

Best Strategic Alternative. The Lam Research Board believes that the benefits from the merger and related transactions are superior to alternatives reasonably available to Lam Research, including recapitalizations, restructurings, strategic alliances and other acquisition candidates, and the ability of Lam Research to achieve its strategic goals will be enhanced by completing the merger, as compared to remaining a stand-alone company.

•	Expected Cost Synergies. The transaction is expected to generate approximately $250 million in annual on-going pre-tax cost synergies within 18 to 24 months after completing the merger.

•

Expected Revenue Synergies. The transaction is expected to generate approximately $600 million in annual revenue synergies by 2020, through strengthening unit process performance and realizing benefits from the complementary strengths of the combined company.

•

Expected to be Accretive to Financial Performance. The transaction is expected to be accretive to Lam Research’s non-GAAP earnings and free cash flow per share during the first 12 months after completing the merger.

•

Compatible Corporate Cultures. The Lam Research Board believes that integration of Lam Research and KLA-Tencor should be successful because the geographic proximity and compatible corporate culture of the two companies. The two companies share a similar focus on technology leadership and innovative business spirit with a foundation of operational excellence.

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Implied Ownership of the Combined Company Allows for Significant Participation in the Combined Company. Upon completion of the merger, Lam Research stockholders will own approximately 67% of the combined company, providing them significant opportunity to participate in the future performance of the combined company, including the expected synergies.

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Sufficiency of Resources of the Combined Company. The anticipated market capitalization, liquidity and capital structure of the combined company should well position the combined company to compete, and to invest in the combined company’s growth.

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Favorable Debt Financing; Availability. The terms of the debt financing expected to be obtained in connection with the merger are favorable, and it is likely that the necessary financing will be obtained given the financing commitments obtained in connection with the merger.

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Analyses and Opinion of Financial Advisor. The Lam Research Board reviewed financial analyses presented by Goldman Sachs to the Lam Research Board, as described below under “—Opinion of Lam Research’s Financial Advisor,” and the opinion of Goldman Sachs rendered to the Lam Research Board to the effect that, as of October 20, 2015 and based upon and subject to the factors and assumptions set forth in its written opinion, the consideration to be paid by Lam Research pursuant to the merger agreement was fair from a financial point of view to Lam Research. See the section below entitled “—Opinion of Lam Research’s Financial Advisor.”

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Due Diligence Investigation Results. The Lam Research Board’s knowledge and understanding of Lam Research’s business, operations, management, financial condition, earnings and prospects, and of KLA-Tencor’s business, operations, management, financial condition, earnings and prospects (taking into account the results of Lam Research’s due diligence review of KLA-Tencor), support the Lam Research Board’s evaluation that the merger could reasonably be expected to have significant benefits for Lam Research and its stockholders (including cost synergies, revenue synergies, earnings accretion, and an enhanced ability to deliver solutions to customers), and the Lam Research Board’s evaluation of the relative values of Lam Research and KLA-Tencor in connection with a determination of the appropriate merger consideration.

•

Tax-Free Nature of Reorganization. The Lam Research Board believes that the transaction should be attractive to KLA-Tencor stockholders because the merger consideration will consist of a mix of cash and Lam Research stock, and it is expected that payment of the stock portion of the merger may be exchanged for KLA-Tencor common stock on a tax free basis.

•

Cash/Stock Election. The Lam Research Board believes that the merger should be attractive to KLA-Tencor stockholders because the KLA-Tencor stockholders will be offered an opportunity to elect all-cash, all-stock or mixed consideration (subject, in the case of the all-cash and all-stock elections, to proration), with the total aggregate cash to be paid and Lam Research stock to be issued limited to fixed amounts.

•

Experience with Acquisition and Integration. The Lam Research Board believes that Lam Research will successfully integrate KLA-Tencor and the combined company will achieve the expected synergies given Lam Research’s past experience with successfully acquiring and integrating Novellus Systems, Inc., and in achieving the projected synergies of the Novellus acquisition.

•

Terms of the Merger Agreement. The Lam Research Board believes that the conditions to Lam Research’s obligation to complete the merger and Lam Research’s ability under certain circumstances to terminate the merger agreement are fair to the Lam Research stockholders, and believes that there are no material impediments to completing the transaction as proposed.

•

Enhanced Opportunities for Employees. The increased scale of the combined company provides opportunities for innovation, achievement and professional growth, enhancing the combined company’s opportunity to attract, motivate and retain top talent.

Potentially Negative Factors, Uncertainties and Risks

The Lam Research Board weighed the foregoing against a number of potentially negative factors, uncertainties and risks, including (not in any relative order of importance):

•

Risks of Failure to Complete the Merger. The risk that the merger may not be completed despite the parties’ efforts, including the possibility that the conditions to the parties’ obligations to complete the merger may not be satisfied, and the potential resulting disruption to Lam Research’s business.

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Challenges Relating to Combining the Companies. The challenges inherent in combining the businesses, operations and workforces of two major semiconductor equipment manufacturers, including the potential for (1) unforeseen difficulties in integrating operations and systems; (2) the possible distraction of management attention for an extended period of time; and (3) difficulties in retaining and assimilating employees.

•

Risks Relating to the Benefits of the Merger, Including Synergies. The risk of not capturing all the anticipated operational and revenue synergies expected as a result of the merger, or that the actual financial condition and results of operations of the combined company may not be consistent with the pro forma financial statements or financial forecasts prepared by Lam Research and KLA-Tencor, and the risk that other anticipated benefits may not be realized, including the impact of any such developments on the financial attractiveness of the merger to Lam Research stockholders.

•

Risks Relating to Diversion of Management Focus and Resources. The risk of diverting Lam Research management’s focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

•	Costs of the Merger and Integration. The substantial costs to be incurred in connection with the merger, including costs to integrate the businesses of Lam Research and KLA-Tencor.

•

Risks Relating to Governmental Approvals or Imposition of Conditions. The risk that governmental entities may delay, oppose or refuse to approve the merger or impose conditions on Lam Research and/or KLA-Tencor prior to approving the merger that may adversely impact the ability of the combined company to realize synergies and other benefits that are projected to occur in connection with the merger.

•

Risks Relating to Retention of Key Personnel. The risk that, despite the combined efforts of Lam Research and KLA-Tencor prior to and after the consummation of the merger, the combined company may lose key personnel.

•	Risks Relating to Retention of Customers and Suppliers. The risk of loss of customers or suppliers prior to and following the merger.

•	Dilution. The dilution associated with the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger.

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Risks Relating to Termination Fee and Other Deal Protections. The risk that Lam Research would be required to pay a termination fee of $290 million under certain circumstances and the risk that the requirement to pay the termination fee, as well as other terms of the merger agreement, could have the effect of discouraging other parties that would otherwise be interested in a transaction with Lam Research from proposing such a transaction.

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Restrictions on the Conduct of Business. The restrictions on the conduct of Lam Research’s business during the period between execution of the merger agreement and the consummation of the merger, including the degree to which the merger agreement will limit the ability of Lam Research to carry out capital transactions, to conduct other significant acquisitions, or take other significant actions outside the ordinary course of business.

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The Absence of a Financing Condition. The absence of a financing condition to Lam Research’s obligation to complete the merger, and KLA-Tencor’s ability to specifically enforce Lam Research’s obligations under the merger agreement.

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Risks Relating to the KLA-Tencor Board’s Ability to Change Its Recommendation. The ability of the KLA-Tencor Board, under certain circumstances and subject to certain conditions, to change its recommendation in favor of the transactions in response to a superior proposal or an intervening event, if the KLA-Tencor Board determines in good faith and in consultation with its outside legal counsel that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.

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Other Risk and Uncertainties. Other risks and uncertainties of the type and nature described in the section entitled “Risk Factors,” and the matters described in the section entitled “Special Note Regarding Forward-Looking Statements.”

This discussion of the information and factors considered by the Lam Research Board in reaching its conclusions and recommendation is not intended to be exhaustive, but rather includes material factors considered by the Lam Research Board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the merger agreement and the complexity of these matters, the Lam Research Board did not find it useful and did not attempt to assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger agreement and the transactions contemplated by the merger agreement and to recommend that Lam Research stockholders vote “FOR” the Share Issuance proposal. In addition, individual members of the Lam Research Board may have assigned different weights to different factors. The Lam Research Board conducted an overall analysis of the factors described above, including through discussions with, and questioning of, Lam Research’s management and outside legal and financial advisors.

The Lam Research Board unanimously approved the merger agreement and the transactions contemplated by the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger, are fair to, and in the best interests of, Lam Research and its stockholders, and are advisable. The Lam Research Board unanimously recommends that the Lam Research stockholders vote “FOR” the Share Issuance proposal.

Opinion of Lam Research’s Financial Advisor

On October 20, 2015, at a meeting of the Lam Research Board, Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, to the effect that, as of October 20, 2015 and based upon and subject to the factors and assumptions set forth in Goldman Sach’s written opinion, the aggregate merger consideration to be paid by Lam Research pursuant to the merger agreement was fair from a financial point of view to Lam Research.

The full text of the written opinion of Goldman Sachs, dated October 20, 2015, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the Lam Research Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of KLA-Tencor common stock or any holder of Lam Research common stock should vote with respect to the merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Lam Research for the five fiscal years ended June 28, 2015;

•	annual reports to stockholders and Annual Reports on Form 10-K of KLA-Tencor for the five fiscal years ended June 30, 2015;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Lam Research and KLA-Tencor;

•	certain other communications from Lam Research and KLA-Tencor to their respective stockholders;

•	certain publicly available research analyst reports for Lam Research and KLA-Tencor;

•	certain internal financial analyses and forecasts for KLA-Tencor prepared by its management; and

•

certain internal financial analyses and forecasts for Lam Research and certain financial analyses and forecasts for KLA-Tencor, in each case, as prepared by the management of Lam Research and approved for Goldman Sachs’ use by Lam Research, which are referred to as the “Forecasts,” including certain operating synergies projected by the managements of Lam Research and KLA-Tencor to result from the merger, as approved for Goldman Sachs’ use by Lam Research, which are referred to as the “Lam Research Synergies.” See the section below entitled “—Certain Projections of Lam Research and KLA-Tencor—Certain Projections Reviewed by the Lam Research Board.”

Goldman Sachs also held discussions with members of the senior managements of Lam Research and KLA-Tencor regarding their assessment of the past and current business operations, financial condition and future prospects of KLA-Tencor and with the members of senior management of Lam Research regarding their assessment of the past and current business operations, financial condition and future prospects of Lam Research and the strategic rationale for, and the potential benefits of, the merger; reviewed the reported price and trading activity for the shares of Lam Research common stock and the shares of KLA-Tencor common stock; compared certain information for Lam Research and KLA-Tencor with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the semiconductor industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with Lam Research’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Lam Research’s consent that the Forecasts, including the Lam Research Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Lam Research. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Lam Research or KLA-Tencor or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Lam Research or the KLA-Tencor or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Lam Research to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to Lam Research; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to Lam Research, as of the date of the opinion, of the aggregate merger consideration to be paid by Lam Research pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Lam Research, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Lam Research or KLA-Tencor, or any class of such persons in connection with the merger, whether relative to the aggregate merger consideration to be paid by Lam Research pursuant to the merger agreement or otherwise. Goldman Sachs does not express any opinion as to the prices at which shares of Lam Research common stock will trade at any time or as to the impact of the merger on the solvency or viability of Lam Research or KLA-Tencor or the ability of Lam Research or KLA-Tencor to pay their respective obligations when they come due. In addition, Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ advisory services and the opinion expressed in the opinion are provided for the information and assistance of the Lam Research Board in connection with its consideration of the merger and such opinion does not constitute a recommendation as to how any holder of Lam Research common stock should vote on the Share Issuance proposal or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Lam Research Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 19, 2015, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis

Goldman Sachs analyzed the consideration to be paid to holders of KLA-Tencor common stock pursuant to the merger agreement in relation to the closing market price as of October 19, 2015, the 10-day, 1-month and the 52-week trading average and 52-week high market price of KLA-Tencor common stock. The implied value of the per share consideration for each share of KLA-Tencor common stock represents the sum of $32.00, the cash portion of the per-share merger consideration, plus 0.5 shares of Lam Research common stock, the stock portion of the per-share merger consideration, which, based on the closing price of $67.64 on October 19, 2015 for Lam Research common stock, results in an implied value of consideration to KLA-Tencor common shareholders of $65.82.

This analysis indicated that the price per share to be paid to KLA-Tencor stockholders pursuant to the merger agreement represented:

•	a premium of 23.9% based on the closing market price as of October 19, 2015 of $53.12 per share;

•	a premium of 25.1% based on the latest 10-day trading average price of $52.62 per share;

•	a premium of 29.3% based on the latest 1-month trading average price of $50.91 per share;

•	a premium of 11.1% based on the latest 52-week trading average price of $59.23 per share; and

•	a discount of 9.4% based on the latest 52-week high market price of $72.63 per share.

Illustrative Discounted Cash Flow Analysis

KLA-Tencor Standalone. Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on KLA-Tencor on a standalone basis to derive a range of illustrative present values per share of KLA-Tencor common stock. Using discount rates ranging from 11.0% to 13.0%, reflecting an estimate of KLA-Tencor’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2015, (1) estimates of the unlevered free cash flow for KLA-Tencor during the period from the last quarter of calendar year 2015 through calendar year 2020 reflected in the Forecasts; and (2) a range of illustrative terminal values for KLA-Tencor as of December 31, 2020 calculated by applying perpetuity growth rates ranging from 1.5% to 3.5% to a terminal year estimate of the unlevered free cash flow to be generated by KLA-Tencor as reflected in the Forecasts. Goldman Sachs derived ranges of illustrative enterprise values for KLA-Tencor by adding the ranges of present values it derived based on the estimated unlevered free cash flows of KLA-Tencor for the period from the last quarter of calendar year 2015 through calendar year 2020 to the ranges of present value it derived based on the illustrative terminal values for KLA-Tencor as of December 31, 2020. Goldman Sachs subtracted from the range of illustrative enterprise values it derived for KLA-Tencor net debt (total debt minus total cash) (based on face value) of KLA-Tencor as of September 30, 2015 to derive a range of illustrative equity values for KLA-Tencor as of September 30, 2015. Goldman Sachs then divided the range of illustrative equity values it derived by an implied number of fully diluted outstanding shares of KLA-Tencor common stock (calculated on a treasury method basis based on information provided by KLA-Tencor management) to derive a range of illustrative present values per share of KLA-Tencor common stock ranging from $49.04 to $73.40.

Lam Research Standalone. Using the Forecasts, Goldman Sachs also performed an illustrative discounted cash flow analysis on Lam Research on a standalone basis to derive a range of illustrative present values per share of Lam Research common stock. Using discount rates ranging from 13.0% to 15.0% for Lam Research on a standalone basis, which reflects an estimate of Lam Research’s weighted average cost of capital on a standalone basis, Goldman Sachs discounted to present value as of September 30, 2015, (1) estimates of the unlevered free cash flow for Lam Research during the period from the last quarter of calendar year 2015 through calendar year 2020 reflected in the Forecasts; and (2) a range of illustrative terminal values for Lam Research as of December 31, 2020 calculated by applying perpetuity growth rates ranging from 1.5% to 3.5% to a terminal year estimate of the unlevered free cash flow to be generated by Lam Research on a standalone basis, as applicable, as reflected in the Forecasts. Goldman Sachs derived ranges of illustrative enterprise values for Lam Research by adding the ranges of present values it derived based on the estimated unlevered free cash flows of Lam Research on the applicable basis for the period from the last quarter of calendar year 2015 through calendar year 2020 to the ranges of present value it derived based on the illustrative terminal values for Lam Research as of December 31, 2020. Goldman Sachs subtracted from the range of illustrative enterprise values it derived for Lam Research net debt (total debt minus total cash) (based on face value) of Lam Research as of September 27, 2015 to derive a range of illustrative equity values for Lam Research on the applicable basis, as of September 30, 2015. Goldman Sachs then divided the range of illustrative equity values it derived by an implied number of fully diluted outstanding shares of Lam Research common stock (calculated on a treasury method basis), based on information provided by Lam Research management, on the applicable basis, to derive a range of illustrative present values per share of Lam Research common stock ranging from $79.40 to $99.70.

Pro Forma Combined Company. Goldman Sachs also performed an illustrative discounted cash flow analysis on the pro forma combined company to derive a range of illustrative present values per share of Lam Research common stock, taking into account consummation of the merger. Using discount rates ranging from 12.0% to 14.0% for the pro forma combined business, which reflects an estimate of weighted average cost of capital of Lam Research taking into account consummation of the merger, Goldman Sachs discounted to present value as of September 30, 2015, (1) estimates of the unlevered free cash flow to be generated by Lam Research, taking into account consummation of the merger, during the period from the last quarter of calendar year 2015 through calendar year 2020 reflected in the Forecasts including the Lam Research Synergies; and (2) a range of illustrative terminal values for Lam Research, taking into account consummation of the merger, as of December 31, 2020 calculated by applying perpetuity growth rates ranging from 1.5% to 3.5% to a terminal year estimate of the unlevered free cash flow for Lam Research, taking into account consummation of the merger, except for the Lam Research Synergies to which growth rates of 1.0%-3.0% were applied, as applicable, as reflected in the Forecasts. Goldman Sachs derived ranges of illustrative enterprise values for the pro forma combined company by adding the ranges of present values it derived based on the estimated unlevered free cash flows of the pro forma combined company on the applicable basis for the period from the last quarter of calendar year 2015 through calendar year 2020 to the ranges of present value it derived based on the illustrative terminal values for the pro forma combined company as of December 31, 2020. Goldman Sachs subtracted from the range of illustrative enterprise values it derived for Lam Research, taking into account consummation of the merger, net debt (total debt minus total cash) (based on face value) of Lam Research as of September 27, 2015, KLA-Tencor as of September 30, 2015 and taking into account the consummation of the merger to derive a range of illustrative equity values for Lam Research on the applicable basis, as of September 30, 2015. Goldman Sachs then divided the range of illustrative equity values it derived by an implied number of fully diluted outstanding shares of Lam Research common stock (calculated on a treasury method basis), based on information provided by Lam Research management, taking into account the consummation of the merger, on the applicable basis, to derive a range of illustrative present values per Lam Research common stock ranging from $76.47 to $110.18 on a pro forma combined basis. As described above, the implied value per share of Lam Research common stock on a standalone basis ranges from $79.40 to $99.70.

Illustrative Present Value of Future Share Price Analysis

Lam Research Standalone. Goldman Sachs performed an illustrative analysis of the implied present value of Lam Research’s future value per share of Lam Research common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings and its assumed price to future earnings per share multiple. For this analysis, Goldman Sachs used the Forecasts to calculate the implied values per share of Lam Research common stock as of December 31 for each of the calendar years 2017 through 2019, by applying illustrative price to one-year forward earnings multiples of 11.0x to 15.0x to earnings per share estimates for Lam Research on a standalone basis for each of the calendar years 2018 through 2020, and then discounted to present values as of September 30, 2015, using an illustrative discount rate of 12.4% reflecting an estimate of Lam Research’s cost of equity, the sum of (1) these theoretical future values of Lam Research common stock plus (2) per share dividends forecasted by Lam Research management. This analysis resulted in a range of implied present values of $78.35-$117.37 per share of Lam Research common stock.

Pro Forma Combined Company. Goldman Sachs performed an illustrative analysis of the implied present value of Lam Research’s future value per share of common stock, taking into account the consummation of the merger, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future earnings and its assumed price to future earnings per share multiple. For this analysis, Goldman Sachs used the forecasts including the Lam Research Synergies to calculate the implied values per share of Lam Research common stock, taking into account consummation of the merger, as of December 31 for each of the calendar years 2017 through 2019, by applying illustrative price to one-year forward earnings multiples of 11.0x to 15.0x to earnings per share estimates for Lam Research, taking into account consummation of the merger, for each of the calendar years 2018 through 2020, and then discounted to present values as of September 30, 2015, using an illustrative discount rate of 12.3% reflecting an estimate of Lam Research’s cost of equity taking into account consummation of the merger, the sum of (1) these theoretical future values of Lam Research common stock plus (2) per share dividends forecasted by Lam Research management. This analysis resulted in a range of implied present values of $85.68—$119.39 per share of Lam Research common stock. As described above, the implied value per share of Lam Research common stock on a standalone basis ranged from $78.35 to $117.37.

Illustrative Pro Forma Accretion/Dilution Analysis

Goldman Sachs performed illustrative pro forma analyses of the potential financial impact of the merger on earnings per share of Lam Research using the Forecasts and the Lam Research Synergies. For the estimated calendar years 2017 to 2020, Goldman Sachs compared the projected non-GAAP earnings per share of Lam Research common stock, on a standalone basis, to the projected non-GAAP earnings per share of Lam Research common stock, taking into account consummation of the merger, with and without the Lam Research Synergies. Based on such analyses, the proposed transaction would be accretive to Lam Research’s stockholders on a non-GAAP earnings per share basis for each of calendar years 2017 to 2020 with the Lam Research Synergies, and dilutive to Lam Research’s stockholders on a non-GAAP earnings per share basis for each of calendar years 2017 to 2020 without the Lam Research Synergies.

Selected Transactions Analysis

Goldman Sachs analyzed certain information relating to the following selected transactions in the semiconductor industry after Lam Research’s acquisition of Novellus in December 2011.

For each of the selected transactions, Goldman Sachs calculated and compared the offer price as a multiple of Institutional Brokers’ Estimate System, which is referred to as “IBES,” estimated next fiscal year earnings before interest, taxes, and depreciation and amortization, which is referred to as “EBITDA” (including stock-based compensation, which is referred to as “SBC”) and earnings per share (including SBC) at the time of announcement.

Although none of the selected transactions is directly comparable to the merger, the target companies in the selected transaction are involved in the semiconductor industry such that, for the purposes of analysis, the selected transaction may be considered similar to the merger.

Announcement Date	Acquirer	Target
9/20/2015	Dialog Semiconductor plc	Atmel Corporation
5/27/2015	Avago Technologies Limited	Broadcom Corporation
3/2/2015	NXP Semiconductors N.V.	Freescale Semiconductor, Ltd.
12/1/2014	Cypress Semiconductor Corporation	Spansion Inc.
2/24/2014	RFMD	TriQuint
12/14/2011	Lam Research Corporation	Novellus Systems, Inc.

	Next Fiscal year Multiple: EBITDA (Incl. SBC)	Next Fiscal year Multiple: Net Income (Incl. SBC)
Average	17.2x	30.8x
Median	15.6x	20.6x
Lam Research / KLA-Tencor[1]	12.6x	17.7x

(1)	Lam Research / KLA-Tencor transaction value calculated using closing share price as of October 19, 2015 and net debt (total debt minus total cash) (based on face value) of KLA-Tencor as of September 30, 2015. Using IBES estimates for the next fiscal year EBITDA (including SBC) and net income (including SBC).

Premia Analysis

Goldman Sachs reviewed and analyzed the acquisition premia for certain publicly disclosed transactions with mixed consideration since 2009 in which a majority stake was acquired, excluding any transaction with a premium in excess of 150% or a negative premium of less than 50%, calculated relative to the target’s closing share price one day prior to announcement, based on information obtained from Thomson Reuters. Using such data, for each year for the years 2009 to 2015 (through October 19, 2015), Goldman Sachs calculated the annual average acquisition premia for these transactions for each applicable year. The results of this analysis are summarized as follows:

Year	Average Acquisition Premium One Day Prior to Announcement
2009	32%
2010	37%
2011	30%
2012	34%
2013	22%
2014	26%
2015 (through October 19, 2015)	30%
Median (for all years)	30%
Lam Research / KLA-Tencor Premium Over Undisturbed[1]	24%

(1)	Lam Research / KLA-Tencor transaction premium calculated using closing share price as of October 19, 2015.

Selected Companies Analysis

Goldman Sachs reviewed and compared certain financial information for Lam Research and KLA-Tencor to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the semiconductor capital equipment industry, which are collectively referred to as the “selected companies:”

•	ASML Holding

•	Applied Materials Inc.

•	Tokyo Electron Ltd.

•	ASM International N.V.

Although none of the selected companies is directly comparable to Lam Research or KLA-Tencor, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Lam Research and KLA-Tencor.

Goldman Sachs also calculated and compared various financial multiples and ratios based on estimates from IBES and Bloomberg, and market information, in each case as of October 19, 2015. The multiples and ratios for Lam Research and KLA-Tencor were based on the Forecasts as well as IBES estimates. The multiples and ratios for each of the selected companies were based on IBES estimates. With respect to the selected companies, Goldman Sachs calculated:

•	enterprise value as a multiple of estimated sales for calendar years 2015 to 2017; and

•	enterprise value as a multiple of estimated EBITDA for calendar years 2015 to 2017.

The results of these analyses are summarized as follows:

Enterprise value as a multiple of:	Selected Companies		Lam Research (Street/Management)	KLA-Tencor (Street/Management)
	Range	Median
CY2015E Sales	1.1x - 5.2x	2.1x	1.8x/1.7x	3.3.x/3.3x
CY2016E Sales	1.1x - 4.9x	2.1x	1.6x/1.5x	3.2x/3.0x
CY2017E Sales	1.1x - 4.3x	2.2x	1.6x/1.3x	3.0x/2.7x
CY2015E EBITDA	6.2x - 17.7x	10.1x	7.3x/7.1x	11.5x/11.0x
CY2016E EBITDA	5.7x - 16.4x	9.4x	6.3x/6.1x	10.3x/9.2x
CY2017E EBITDA	5.5x - 13.2x	9.5x	6.0x/4.8x	9.1x/7.9x

Goldman Sachs also calculated the selected companies’ price to earnings ratios for:

•	calendar years 2015 to 2017, which is referred to as “Calendarized;” and

•	calendar years 2015 to 2017 less the value of cash, cash equivalents, short-term and long-term investments, which is referred to as “Cash Adjusted.”

Price/Earnings Ratio:	Selected Companies		Lam Research (Street/Management)	KLA-Tencor (Street/Management)
	Range	Median
CY2015E Calendarized	11.3x - 24.6x	14.1x	12.3x/11.3x	17.0x/16.0x
CY2016E Calendarized	11.0x - 21.5x	12.7x	11.0x/9.7x	14.3x/12.6x
CY2017E Calendarized	9.4x - 16.6x	12.9x	10.0x/7.7x	12.2x/10.5x
CY2015E Cash Adjusted	9.2x - 22.7x	10.7x	7.6x/7.0x	12.4x/11.6x
CY2016E Cash Adjusted	9.0x - 19.8x	9.5x	6.7x/5.9x	10.4x/9.2x
CY2017E Cash Adjusted	7.7x - 15.3x	9.1x	6.1x/4.7x	8.9x/7.7x

Goldman Sachs also considered five-year compound annual growth rate. The following table presents the results of this analysis:

	Selected Companies		Lam Research (Street/Management)	KLA-Tencor (Street)/Management
	Range	Median
5 Year EPS Compound Annual Growth Rate	8.0% - 22.0%	15.6%	11.5%/11.3%	21.2%/14.0%

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Lam Research or KLA-Tencor or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Lam Research Board as to the fairness from a financial point of view of the aggregate merger consideration to be paid by Lam Research pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Lam Research, KLA-Tencor, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between Lam Research and KLA-Tencor and was approved by the Lam Research Board. Goldman Sachs provided advice to Lam Research during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Lam Research or the Lam Research Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion to the Lam Research Board was one of many factors taken into consideration by the Lam Research Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached to this joint proxy statement/prospectus as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Lam Research, KLA-Tencor and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement. Goldman Sachs acted as financial advisor to Lam Research in connection with, and participated in certain of the negotiations leading to, the merger. At Lam Research’s request, affiliates of Goldman Sachs entered into financing commitments and agreements concurrently with the execution of the merger agreement to provide Lam Research with bridge financing in connection with the consummation of the merger, in each case subject to the terms of such commitments and agreements. At Lam Research’s request, affiliates of Goldman Sachs are also participating as term lenders pursuant to the term loan agreement and revolving lenders pursuant to the revolving credit agreement, and are expected to participate as lead left bookrunners in connection with the issuance of debt securities in connection with the financing of the cash component of the merger consideration. See the section below entitled “ —Description of Financing Transactions.” In connection with the above-referenced financing activities associated with consummation of the transactions contemplated by the merger agreement, affiliates of Goldman Sachs have been paid customary fees by Lam Research in connection with the execution of the bridge commitment letter and its participation as term lenders and revolving lenders and would expect to receive customary compensation for services in connection with the issuance of debt securities or, to the extent necessary, borrowings under the bridge commitment letter. Goldman Sachs, acting as principal, entered into bond hedge transactions and issuer warrant transactions with Lam Research in connection with Lam Research’s 0.50% Convertible Senior Notes due May 2016 (initial aggregate principal amount of $450,000,000) and Lam Research’s 1.25% Convertible Senior Notes due May 2018 (initial aggregate principal amount of $450,000,000). The issuer warrant transactions may be adjusted by Goldman Sachs, as calculation agent, as a result of the announcement and/or consummation of the merger in accordance with the terms thereof in order to preserve the fair value of the issuer warrant transactions to Goldman Sachs in light of the effect of the announcement and/or consummation of the merger on the theoretical value of Lam Research’s shares or such issuer warrant transactions. Such adjustments may compensate Goldman Sachs for any diminution in the value of the issuer warrant transactions to it that would otherwise result from the announcement and/or consummation of the merger. Prior to Lam Research’s entry into the merger agreement, Goldman Sachs also provided Lam Research with certain estimates and analyses concerning the impact of the merger on the issuer warrant transactions, based on various assumptions concerning the mergers and market conditions and other information available at the time. Such estimates and analyses were prepared by the Investment Banking Division of Goldman Sachs without consultation with the derivatives trading personnel responsible for Goldman Sachs’s position as principal in the issuer warrant transactions. Goldman Sachs has provided certain financial advisory and/or underwriting services to Lam Research and/or its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as co-manager in Lam Research’s investment grade notes offering in March 2015. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Lam Research, KLA-Tencor, and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation. During the two year period ended October 20, 2015, the Investment Banking Division of Goldman Sachs has received compensation for financial advisory and/or underwriting services provided to Lam Research and/or its affiliates of approximately $350,000. During the two year period ended October 20, 2015, Goldman Sachs has not been engaged by KLA-Tencor or its affiliates to provide financial advisory or underwriting services for which the Investment Banking Division of Goldman Sachs has received compensation.

The Lam Research Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated September 28, 2015, Lam Research engaged Goldman Sachs to act as its financial advisor in connection with a contemplated transaction. The engagement letter between Lam Research and Goldman Sachs provides for a transaction fee of $35 million, $8.75 million of which became payable at the execution of the merger agreement, and the remainder of which is contingent upon consummation of the transactions contemplated by the merger agreement. In addition, the engagement letter provides that Lam Research may pay Goldman Sachs an additional transaction fee of $5 million at Lam Research’s sole discretion. In addition, Lam Research has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of KLA-Tencor’s Financial Advisor

KLA-Tencor retained Qatalyst Partners to act as financial advisor to the KLA-Tencor Board in connection with a potential transaction and to evaluate whether the merger consideration to be received by the holders of shares of KLA-Tencor common stock, other than Lam Research or any affiliates of Lam Research, pursuant to the merger agreement was fair, from a financial point of view, to such holders. KLA-Tencor selected Qatalyst Partners to act as its financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of the business and affairs of KLA-Tencor and the industry in which it operates. Qatalyst Partners has provided its written consent to the reproduction of Qatalyst Partners’ opinion in this joint proxy statement/prospectus. At the meeting of the KLA-Tencor Board on October 20, 2015, Qatalyst Partners rendered its oral opinion that, as of such date and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth in its written opinion, the merger consideration to be received by the holders of shares of KLA-Tencor common stock, other than Lam Research or any affiliates of Lam Research, pursuant to the merger agreement was fair, from a financial point of view, to such holders. Qatalyst Partners delivered its written opinion, dated October 20, 2015, to the KLA-Tencor Board following the meeting of the KLA-Tencor Board.

The full text of Qatalyst Partners’ written opinion, dated October 20, 2015, to the KLA-Tencor Board is attached hereto as Annex C and is incorporated by reference herein. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to the KLA-Tencor Board and addressed only, as of the date of the opinion, the fairness from a financial point of view of the merger consideration to be received by the holders of shares of KLA-Tencor common stock, other than Lam Research or any affiliates of Lam Research, pursuant to the merger agreement, and it did not address any other aspect of the mergers. It does not constitute a recommendation as to how any holder of shares of KLA-Tencor common stock or any holder of shares of Lam Research common stock should vote with respect to the mergers or any other matter including, without limitation, whether any holder of shares of KLA-Tencor common stock should elect to receive the all-cash consideration, the all-stock consideration or the mixed consideration or make no election with respect to such holder’s shares of KLA-Tencor common stock, and does not in any manner address the price at which KLA-Tencor common stock or Lam Research common stock will trade at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion.

For purposes of its opinion, Qatalyst Partners reviewed the merger agreement, certain related documents and certain publicly available financial statements and other business and financial information of KLA-Tencor and Lam Research. Qatalyst Partners also reviewed (1) certain forward-looking information relating to KLA-Tencor prepared by the management of KLA-Tencor, including financial projections and operating data of KLA-Tencor, which are described below in the section entitled “—Certain Projections of Lam Research and KLA-Tencor—Certain Projections Reviewed by the KLA-Tencor Board—Projections for KLA-Tencor Prepared by KLA-Tencor” and are referred to as the “KLA-Tencor Projections;” (2) certain forward-looking information relating to Lam Research prepared by the management of Lam Research, including financial projections and operating data of Lam Research prepared by the management of Lam Research, which are described below in the section entitled “—Certain Projections of Lam Research and KLA-Tencor—Certain Projections Reviewed by the Lam Research Board—Projections for Lam Research Prepared by Lam Research” and are referred to as the “Lam Research Projections;” (3) certain forward-looking information relating to Lam Research prepared by the management of Lam Research, including financial projections and operating data of Lam Research prepared by the management of Lam Research and adjusted by the management of KLA-Tencor, which is referred to as the “Adjusted Lam Research Projections;” and (4) information relating to certain strategic, financial and operational benefits anticipated from the mergers prepared by the managements of Lam Research and KLA-Tencor, each described below in the section entitled “—Certain Projections of Lam Research and KLA-Tencor.” Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of KLA-Tencor and Lam Research, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of KLA-Tencor and Lam Research. Qatalyst Partners also reviewed the historical market prices and trading activity for KLA-Tencor common stock and Lam Research common stock and compared the financial performance of KLA-Tencor and Lam Research and the prices and trading activity of KLA-Tencor common stock and Lam Research common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as Qatalyst Partners deemed appropriate.

In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by KLA-Tencor and Lam Research. With respect to the KLA-Tencor Projections, Qatalyst Partners was advised by the management of KLA-Tencor, and Qatalyst Partners assumed, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of KLA-Tencor of the future financial performance of KLA-Tencor and other matters covered thereby. With respect to the Lam Research Projections and the Adjusted Lam Research Projections, Qatalyst Partners was advised by the management of KLA-Tencor, and Qatalyst Partners assumed, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Lam Research, as adjusted by the management of KLA-Tencor in the case of the Adjusted Lam Research Projections, of the future financial performance of Lam Research and other matters covered thereby. With respect to the KLA-Tencor Synergies, Qatalyst Partners was advised by the managements of Lam Research and KLA-Tencor, and Qatalyst Partners assumed, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Lam Research and KLA-Tencor relating to the strategic, financial and operational benefits anticipated from the mergers. Qatalyst Partners assumed that the mergers will be consummated in accordance with the terms set forth in the merger agreement, without any modification, waiver or delay. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the mergers, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on KLA-Tencor, Lam Research or the contemplated benefits expected to be derived in the mergers. Qatalyst Partners also assumed that the mergers will qualify as a tax-free reorganization under the Code. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of KLA-Tencor or Lam Research, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessments of the managements of KLA-Tencor and Lam Research as to (1) the existing and future technology and products of KLA-Tencor and Lam Research and the risks associated with such technology and products; (2) their ability to integrate the businesses of KLA-Tencor and Lam Research; and (3) their ability to retain key employees of KLA-Tencor and Lam Research. In arriving at its opinion, Qatalyst Partners was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving KLA-Tencor. Qatalyst Partners’ opinion was approved by Qatalyst Partners’ opinion committee in accordance with Qatalyst Partners’ customary practice.

Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners has not assumed any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion does not address the underlying business decision of KLA-Tencor to engage in the mergers, or the relative merits of the mergers as compared to any strategic alternatives that may be available to KLA-Tencor. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of KLA-Tencor common stock, other than Lam Research or any affiliates of Lam Research, pursuant to the merger agreement, and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of KLA-Tencor, or any class of such persons, relative to such merger consideration.

The following is a brief summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated October 20, 2015. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized the consensus of third-party research analyst projections for KLA-Tencor, which is referred to as the “Analyst Projections,” as well as the KLA-Tencor Projections and certain forward-

looking information related to Lam Research’s financial performance after taking into account the mergers based on the KLA-Tencor Projections, the Lam Research Projections and the Adjusted Lam Research Projections and the KLA-Tencor Synergies (in the case of the Lam Research Projections, the “Pro Forma Combined Projections,” and in the case of the Adjusted Lam Research Projections, the “Adjusted Pro Forma Combined Projections”), the KLA-Tencor Projections being described below in the section entitled “—Certain Projections of Lam Research and KLA-Tencor.” Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Illustrative Discounted Cash Flow Analysis

Standalone Company

Qatalyst Partners performed an illustrative discounted cash flow, which is referred to as the “DCF,” analysis, which is designed to imply a potential, present value of share values for KLA-Tencor common stock as of September 30, 2015 by:

•	adding:

1.	the implied net present value of the estimated future unlevered free cash flows of KLA-Tencor, based on the KLA-Tencor Projections, for the fourth quarter of calendar year 2015 through calendar year 2019 (which implied present value was calculated by using a range of discount rates of 8.0% to 11.0%, based on an estimated weighted average cost of capital for KLA-Tencor);

2.	the implied net present value of a corresponding terminal value of KLA-Tencor, calculated by multiplying the estimated net operating profit after tax, which is referred to as “NOPAT,” in calendar year 2020, based on the KLA-Tencor Projections, by a range of multiples of enterprise value to next-twelve-months estimated NOPAT of 11.0x to 16.0x, and discounted to present value using the same range of discount rates used in item (1) above; and

3.	the cash and short-term investments of KLA-Tencor as of September 30, 2015;

•	subtracting debt of KLA-Tencor as of September 30, 2015;

•

applying a dilution factor of approximately 5% to reflect the dilution to current stockholders over the projection period due to the effect of future equity compensation grants projected by KLA-Tencor’s management; and

•

dividing the resulting amount by the number of fully-diluted shares of KLA-Tencor common stock outstanding, adjusted for KLA-Tencor RSUs and KLA-Tencor options outstanding, as provided by KLA-Tencor’s management, as of September 30, 2015.

Based on the calculations set forth above, this analysis implied the following ranges of approximate per share values for KLA-Tencor common stock:

KLA-Tencor Projections—Case 1	KLA-Tencor Projections—Case 2
$53.72 – $81.14	$61.89 – $93.73

Pro Forma Combined Company

Qatalyst Partners also performed an illustrative pro forma DCF analysis with respect to Lam Research, taking into account the mergers, based on each of the Pro Forma Combined Projections and the Adjusted Pro

Forma Combined Projections, to calculate indications of the implied pro forma present value of the Lam Research common stock constituting the stock consideration as of September 30, 2015 and thus, by addition of the cash consideration, the per share merger consideration by:

•	adding:

1.	the implied net present value as of June 30, 2016, an assumed closing date for the merger, of the estimated future unlevered free cash flows of Lam Research, taking into account the mergers, based on each of the Pro Forma Combined Projections and the Adjusted Pro Forma Combined Projections for the second half of calendar year 2016 through calendar year 2019 (which implied present value was calculated by using a range of discount rates of 8.5% to 10.0%, based on an estimated weighted average cost of capital for Lam Research in the event the mergers are completed);

2.	the implied net present value as of June 30, 2016 of a corresponding terminal value of Lam Research, taking into account the mergers, calculated by multiplying the estimated NOPAT in calendar year 2020, based on each of the Pro Forma Combined Projections and the Adjusted Pro Forma Combined Projections, by a range of multiples of enterprise value to next-twelve-months estimated NOPAT of 10.0x to 15.0x, and discounted to present value as of June 30, 2016 using the same range of discount rates used in item (1) above; and

3.	the cash and short-term investments of Lam Research, taking into account the mergers, estimated as of June 30, 2016;

•	subtracting debt of Lam Research, including the face value of outstanding convertible debt, taking into account the mergers, estimated as of June 30, 2016;

•

applying a dilution factor of approximately 6% to reflect the dilution to current stockholders of Lam Research, taking into account the mergers, over the projection period due to the effect of future equity compensation grants projected by the managements of Lam Research and KLA-Tencor;

•

dividing the resulting amount by the number of fully-diluted outstanding shares of Lam Research common stock, adjusted for net share settlement of outstanding in-the-money convertible debt, restricted stock units and stock options outstanding, taking into account the mergers, estimated as of June 30, 2016, as provided by the managements of Lam Research and KLA-Tencor;

•	discounting the resulting amount to present value as of September 30, 2015 using the same range of discount rates used in item (1) above;

•	applying the exchange ratio of 0.500; and

•	adding the per share cash consideration of $32.00 per share.

Based on the calculations set forth above, this analysis implied the following ranges of approximate per share values for the merger consideration:

Adjusted Pro Forma Combined Projections (KLA- Tencor Projections—Case 1 + Adjusted Lam Research Projections)	Pro Forma Combined Projections (KLA- Tencor Projections—Case 2 + Lam Research Projections)
$70.70 – $89.52	$78.94–$101.60

Selected Companies Analysis

Qatalyst Partners compared selected financial information and public market multiples for KLA-Tencor with publicly available information and public market multiples for selected companies. The companies used in this comparison included those companies listed below and were selected because they are publicly traded companies in KLA-Tencor’s industry. Based upon research analyst consensus estimates for calendar year 2016, and using the closing prices as of October 20, 2015 for shares of the selected companies, Qatalyst Partners calculated, among other things, the price per share divided by the estimated earnings per share for calendar year 2016, which is referred to as the “CY2016E EPS Multiples” of the following companies:

ASML Holding N.V.
Applied Materials, Inc.
Lam Research Corporation

Based on an analysis of the CY2016E EPS Multiples for the selected companies, Qatalyst Partners selected a representative range of 12.0x to 16.0x and applied this range to KLA-Tencor’s estimated calendar year 2016 earnings per share based on each of the KLA-Tencor Projections and the Analyst Projections. This analysis implied a range of values for KLA-Tencor common stock of approximately $46.33 to $61.78 per share based on Case 1 of the KLA-Tencor Projections, approximately $51.05 and $68.07 per share based on Case 2 of the KLA-Tencor Projections and approximately $44.52 to $59.36 per share based on the Analyst Projections.

No company included in the selected companies analysis is identical to KLA-Tencor. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of KLA-Tencor, such as the impact of competition on the business of KLA-Tencor and the industry in general, industry growth and the absence of any material adverse change in the financial condition and prospects of KLA-Tencor or the industry or in the financial markets in general. Mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.

Selected Transactions Analysis

Qatalyst Partners compared selected public transactions involving companies in the semiconductor industry announced between February 2006 and April 2014. These transactions are listed below:

Announcement Date	Target	Acquiror
April 11, 2014	Zygo	AMETEK
September 24, 2013*	Tokyo Electron	Applied Materials
August 13, 2012	FSI International	Tokyo Electron
December 14, 2011	Novellus Systems	Lam Research
May 4, 2011	Varian Semiconductor	Applied Materials
November 17, 2009	Semitool	Applied Materials
February 21, 2008	Icos Vision	KLA-Tencor
December 10, 2007	SEZ Group	Lam Research
May 4, 2006	Applied Films	Applied Materials
February 23, 2006	ADE	KLA-Tencor

*	Terminated

For each of the transactions listed above, Qatalyst Partners reviewed, among other things, the implied fully diluted enterprise value of the target company as a multiple of the next-twelve-months revenue of the target company as reflected in Wall Street analyst research, certain publicly available financial statements and press releases, the median of which (excluding Applied Materials’ terminated acquisition of Tokyo Electron) was 2.2x. Based on the analysis of such metrics for the transactions noted above, Qatalyst Partners selected a representative range of 2.5x to 3.5x applied to KLA-Tencor’s next-twelve-months revenue (calculated using the four quarters that start on July 1, 2015 and based on the Analyst Projections). Based on the calculations set forth above, then subtracting net debt of KLA-Tencor as of September 30, 2015 and then dividing the resulting amount by KLA-

Tencor’s fully-diluted shares (assuming treasury stock method), including KLA-Tencor common stock, KLA-Tencor RSUs and KLA-Tencor options outstanding as provided by management of KLA-Tencor as of September 30, 2015, this analysis implied a range of values for KLA-Tencor common stock of approximately $38.86 to $56.69 per share.

For each of the transactions listed above, Qatalyst Partners also reviewed, among other things, the price as a multiple of the next-twelve-months earnings per share of the target company as reflected in Wall Street analyst research, certain publicly available financial statements and press releases, the median of which (excluding Applied Materials’ terminated acquisition of Tokyo Electron) was 22.4x. Based on the analysis of such metrics for the transactions noted above, Qatalyst Partners selected a representative range of 16.0x to 20.0x applied to KLA-Tencor’s next-twelve-months estimated earnings per share (calculated using the four quarters that start on July 1, 2015 and based on the Analyst Projections). Based on the calculations set forth above, this analysis implied a range of values for KLA-Tencor common stock of approximately $52.43 to $65.54 per share.

No company or transaction utilized in the selected transactions analysis is identical to KLA-Tencor or the mergers. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to general business, market and financial conditions and other matters, many of which are beyond the control of KLA-Tencor, such as the impact of competition on the business of KLA-Tencor or the industry generally, industry growth and the absence of any material adverse change in the financial condition of KLA-Tencor or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Because of the unique circumstances of each of these transactions and the mergers, Qatalyst Partners cautioned against placing undue reliance on this information.

Miscellaneous

In connection with the review of the mergers by the KLA-Tencor Board, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of KLA-Tencor. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of KLA-Tencor. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of KLA-Tencor common stock, other than Lam Research or any affiliates of Lam Research, pursuant to the merger agreement, and in connection with the delivery of its opinion to the KLA-Tencor Board. These analyses do not purport to be appraisals or to reflect the price at which KLA-Tencor common stock might actually trade.

Qatalyst Partners’ opinion and its presentation to the KLA-Tencor Board was one of many factors considered by the KLA-Tencor Board in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the KLA-Tencor Board with respect to the merger consideration to be received by KLA-Tencor stockholders pursuant to the mergers or of whether the KLA-Tencor Board would have been willing to agree to a different consideration. The merger consideration was determined through arm’s-length negotiations between KLA-Tencor and Lam Research and was approved by the KLA-Tencor Board. Qatalyst Partners provided advice to KLA-Tencor during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to KLA-Tencor or that any specific consideration constituted the only appropriate consideration for the mergers.

Qatalyst Partners provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of KLA-Tencor, Lam Research or certain of their respective affiliates. During the two year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners and its affiliates and KLA-Tencor or Lam Research pursuant to which compensation was received by Qatalyst Partners or its affiliates other than Qatalyst Partners acting as financial advisor to KLA-Tencor in connection with a potential acquisition of Lam Research for which KLA-Tencor paid Qatalyst Partners a fee of $100,000 in 2014; however, Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to KLA-Tencor and Lam Research and their respective affiliates for which it would expect to receive compensation.

Under the terms of its engagement letter, Qatalyst Partners provided KLA-Tencor with financial advisory services in connection with the mergers for which it will be paid approximately $58,000,000, $100,000 of which was payable upon the execution of such engagement letter and $5,000,000 of which was payable upon delivery of its opinion (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, consummation of the mergers (provided that the final actual fee will be, in part, based on an average of the closing prices of Lam Research common stock over ten trading days approaching the closing of the merger). KLA-Tencor has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. KLA-Tencor has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under federal securities law, and certain expenses related to or arising out of Qatalyst Partners’ engagement.

Certain Projections of Lam Research and KLA-Tencor

Although each of Lam Research and KLA-Tencor has publicly issued limited short-term guidance concerning certain aspects of its expected financial performance, each company does not, as a matter of course, make public disclosure of detailed forecasts or projections of its expected financial performance for extended periods due to, among other things, (1) the inherent difficulty of accurately predicting future periods; and (2) the likelihood that the underlying assumptions and estimates may prove incorrect. However, for internal purposes and in connection with the process leading to the merger agreement, Lam Research prepared (1) certain projections and estimates of future financial and operating performance for each of Lam Research and KLA-Tencor for the calendar years 2015 through 2020; and (2) projections and estimates of future cost and revenue synergies that may be realized through a combination of Lam Research and KLA-Tencor. In addition, KLA-Tencor prepared certain projections of future financial and operating performance for each of Lam Research and KLA-Tencor for the calendar years 2015 through 2020. The projections and estimates prepared by each of the companies are, other than with respect to the estimated synergies, on a stand-alone basis and are not intended to be added together. Adding together the projections and estimates for the two companies would not represent the results that the combined company will achieve if the merger is completed, and, other than with respect to the estimated synergies, does not represent projections for the combined company. In addition, the projections and estimates do not take into account any of the transactions contemplated by the merger agreement, including the merger and associated expenses, or Lam Research’s or KLA-Tencor’s compliance with their respective covenants under the merger agreement. As a result, actual results likely will differ, and may differ materially, from those contained in the projections and estimates.

The projections and estimates prepared by Lam Research and KLA-Tencor summarized below were not prepared for purposes of public disclosure, and were not prepared on a basis designed to comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections, or GAAP. Neither KLA-Tencor’s nor Lam Research’s current, former or any other independent registered public accounting firm, including those listed as experts below in the section entitled “Experts,” nor any other independent accountants, have compiled, examined or performed any procedures with respect to the projections or estimates summarized below, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accounting firms’ reports incorporated by reference in this joint proxy statement/prospectus relate to historical financial information. They do not extend to any prospective financial information and should not be viewed as doing so.

Although presented with numerical specificity, the projections and estimates prepared by Lam Research and KLA-Tencor (1) are subject to a wide variety of significant business, economic, and competitive risks and uncertainties; (2) are not actual facts; and (3) were based on numerous variables and assumptions, including those specifically stated below, and other matters specific to KLA-Tencor’s and Lam Research’s businesses. These matters are inherently uncertain, subject to change and, in many cases, are beyond the control of KLA-Tencor and Lam Research. These risks and uncertainties, include, but are not limited to, (1) changes in the spending environment for Lam Research’s and KLA-Tencor’s products; (2) changes in the demand for Lam Research’s and KLA-Tencor’s products; (3) the outcome and results of integrating the operations of Lam Research and KLA-Tencor; (4) the impact of general economic factors and other operating conditions and risks and uncertainties relating to KLA-Tencor’s and Lam Research’s businesses (including their ability to achieve strategic goals, objectives and targets over applicable periods, or to adopt new strategies in response to changed circumstances); and (5) other matters described in the sections entitled “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and Part I, Item IA in each of Lam Research’s and KLA-Tencor’s respective most recent Annual Report on Form 10-K, which are incorporated by reference herein.

The inclusion of a summary of the projections in this joint proxy statement/prospectus should not be regarded as an indication that any of Lam Research, KLA-Tencor or their respective affiliates, officers, directors, financial advisors or other representatives consider the projections to be necessarily predictive of actual future events, and the projections should not be relied upon as such. None of Lam Research, KLA-Tencor or their respective affiliates, officers, directors, financial advisors or other representatives can give any stockholder of Lam Research, stockholder of KLA-Tencor or other person any assurance that actual results will not differ materially from the projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections and estimates to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events, even if any or all of the assumptions and estimates underlying the projections are shown to be in error. None of Lam Research, KLA-Tencor or their respective affiliates, officers, directors, financial advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder of Lam Research, stockholder of KLA-Tencor or other person regarding Lam Research’s or KLA-Tencor’s ultimate performance compared to the information contained in the projections or that the projected results will be achieved. The summaries of the projections included below are not being included to influence your decision whether to vote for the merger and the transactions contemplated in connection with the merger, but are being provided solely because the projections were considered in connection with the merger. Lam Research and KLA-Tencor urge all stockholders to review Lam Research’s and KLA-Tencor’s most recent SEC filings for a description of Lam Research’s and KLA-Tencor’s reported financial results. See the section entitled “Where You Can Find More Information.”

Certain Projections Reviewed by the Lam Research Board

The projections and estimates below for the calendar years ended December 31, 2015 through December 31, 2020 for Lam Research and KLA-Tencor reflect the forecasts prepared by the management of Lam Research for internal purposes of assessing the merger. In addition, Lam Research management prepared the estimates of cost and revenue synergies for the calendar years ended December 31, 2015 through December 31, 2020 that are expected to be realized following the completion of the merger. These estimated cost and revenue synergies are not reflected in the projections and estimates below for Lam Research or KLA-Tencor, which are prepared on a stand-alone basis. Lam Research’s management prepared the prospective financial information summarized below in connection with the transaction in order to provide the Lam Research Board and Goldman Sachs with financial projections and potential synergies estimates in connection with their respective evaluation of the transaction. At the direction of the Lam Research Board and Lam Research’s management, Goldman Sachs used the projections for Lam Research and KLA-Tencor and the estimated synergies for the combined company in performing its financial analysis in connection with rendering the opinion described and summarized above in “—Opinion of Lam Research’s Financial Advisor.” Lam Research also provided the projections and estimates below for Lam Research and the synergies estimates for calendar years 2015 through 2020 to KLA-Tencor. In the view of Lam Research’s management, the information below was prepared on a reasonable basis and reflected the best currently available estimates and judgments at the time of preparation, and presented at the time of preparation, to Lam Research’s management’s knowledge and belief, reasonable projections of the future financial performances of Lam Research and KLA-Tencor. The projections have not been updated, are not statements of fact and should not be relied upon as being indicative of future results. Readers of this joint proxy statement/prospectus are cautioned not to rely on this forward-looking financial information.

Projections for Lam Research Prepared by Lam Research

(in millions)	CY2015	CY2016	CY2017	CY2018	CY2019	CY2020
Revenue	$5,896	$6,490	$7,597	$8,137	$8,453	$8,781
Non-GAAP Operating Income(1)	$1,251	$1,453	$1,862	$2,064	$2,202	$2,292
Non-GAAP Net Income(1)	$1,038	$1,211	$1,515	$1,715	$1,802	$1,886

(1)	Non-GAAP Operating Income is defined as operating income excluding pre-tax non-recurring items and amortization of intangible assets acquired in the Novellus transaction. Non-GAAP Net Income is defined as net income excluding after-tax amortization of notes discount, amortization of intangible assets acquired in the Novellus transaction and after-tax non-recurring items. Neither Non-GAAP Operating Income nor Non-GAAP Net Income is a calculation provided for under GAAP. These measures should not be considered as an alternative to operating income or net income as an indication of Lam Research’s operating performance. These measures are not necessarily comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP measure to GAAP measure

(in millions)	CY2015	CY2016	CY2017	CY2018	CY2019	CY2020
GAAP operating income	$1,004	$1,304	$1,713	$1,925	$2,132	$2,245
Reconciling items:
Amortization related to intangible assets acquired in Novellus transaction	149	149	149	139	70	47
Acquisition-related inventory fair-value impact	2	—	—	—	—	—
Restructuring charges	7	—	—	—	—	—
Long-lived asset impairment	10	—	—	—	—	—
Goodwill Impairment	79	—	—	—	—	—

Non-GAAP Operating Income	$1,251	$1,453	$1,862	$2,064	$2,202	$2,292

GAAP net income	$808	$1,063	$1,370	$1,585	$1,737	$1,841
Reconciling items:
Operating income adjustments	247	149	149	139	70	47
Amortization of convertible note discounts	36	26	21	11	5	5
Net tax benefit on non-GAAP items	(32)	(27)	(25)	(20)	(10)	(7)
Net tax benefit on successful resolution of certain tax matters	1	—	—	—	—	—
Cumulative income tax benefit due to a court ruling	(22)	—	—	—	—	—

Non-GAAP Net Income	$1,038	$1,211	$1,515	$1,715	$1,802	$1,886

Projections for KLA-Tencor Prepared by Lam Research

The projections and estimates prepared by Lam Research management for KLA-Tencor were based on projections provided by KLA-Tencor’s management in connection with the merger, publicly available information and certain adjustments deemed appropriate by Lam Research management.

(in millions)	CY2015	CY2016	CY2017	CY2018	CY2019	CY2020
Revenue	$2,838	$3,098	$3,377	$3,544	$3,676	$3,816
Non-GAAP Operating Income(1)	$781	$950	$1,113	$1,212	$1,280	$1,357
Non-GAAP Net Income(1)	$526	$665	$795	$876	$939	$1,011

(1)	Non-GAAP Operating Income is defined as operating income excluding pre-tax non-recurring items. Non-GAAP Net Income is defined as net income excluding after-tax non-recurring items. Neither Non-GAAP Operating Income nor Non-GAAP Net Income is a calculation provided for under GAAP. These measures should not be considered as an alternative to operating income or net income as an indication of KLA-Tencor’s operating performance. These measures are not necessarily comparable to similarly titled measures of other companies.

In developing the above prospective financial information, Lam Research made numerous assumptions about its and KLA-Tencor’s industries, markets and products, and their ability to execute on their respective business plans. In particular, Lam Research assumed that the wafer fabrication equipment market would decline by approximately 1% from 2015 to 2016, grow approximately 10% from 2016 to 2017, and then grow from approximately 1% to 3.5% annually over the remaining projection period, with each of Lam Research and KLA-Tencor increasing market share in its major business units, as well as deriving incremental revenue from new products over the projection period. Lam Research also assumed that no significant restructuring or impairment costs would be incurred during the projection period.

Illustrative Transaction Synergies

Lam Research based the estimated synergies on potential revenue and cost savings synergies that Lam Research’s management projected to result from the merger, including the potential for new product offerings combining complementary technologies, realizing benefits from the complementary business model strengths of Lam Research and KLA-Tencor, access to and development of new markets, reduced cost of sales, reduced R&D costs and reduced sales, general and administrative costs.

(in millions)	2HCY2016	CY2017	CY2018	CY2019	CY2020
Net Pre-Tax Cost Synergies	$50	$178	$226	$278	$338
Net Pre-Tax Revenue Synergies	$0	$60	$90	$360	$600

Certain Projections Reviewed by the KLA-Tencor Board

The projections and estimates below for the calendar years ended December 31, 2015 through December 31, 2020 for KLA-Tencor and Lam Research reflect the forecasts prepared by the management of KLA-Tencor for internal purposes of assessing the merger. KLA-Tencor’s management prepared the prospective financial information summarized below in connection with the transaction in order to provide the KLA-Tencor Board and Qatalyst Partners with financial projections in connection with their respective evaluations of the transaction. In addition, KLA-Tencor management prepared estimates, based on discussions between KLA-Tencor management and Lam Research management, of cost synergies for the calendar years ended December 31, 2016 through December 31, 2020 that are expected to be realized following the completion of the merger. These estimates, which are referred to as the “KLA-Tencor Synergies,” reflect KLA-Tencor management’s best judgment at the time of preparation, and include $200 million in cost synergies per annum beginning in 2017, with $50 million in cost synergies achieved in the second half of 2016, and no revenue synergies. At the direction of the KLA-Tencor Board, Qatalyst Partners used the projections for KLA-Tencor and Lam Research in performing its financial analysis, including the KLA-Tencor Synergies in an illustrative pro forma DCF analysis, in connection with rendering the opinion described and summarized above in the section entitled “—Opinion of KLA-Tencor’s

Financial Advisor.” KLA-Tencor also provided the projections and estimates below for KLA-Tencor to Lam Research. In the view of KLA-Tencor’s management, the information below was prepared on a reasonable basis and reflected the best currently available estimates and judgments at the time of preparation, and presented at the time of preparation, to KLA-Tencor’s management’s knowledge and belief, reasonable projections of the future financial performances of KLA-Tencor and Lam Research. The projections have not been updated, are not statements of fact and should not be relied upon as being indicative of future results. Readers of this joint proxy statement/prospectus are cautioned not to rely on this forward-looking financial information.

Projections for KLA-Tencor Prepared by KLA-Tencor

KLA-Tencor’s management prepared two sets of projections, which are referred to as “Case 1” and “Case 2.” References to the “KLA-Tencor Projections” refer to Case 1 and Case 2. The principal differences between Case 1 and Case 2 are the assumptions made by KLA-Tencor management regarding KLA-Tencor’s revenue growth. The differences in assumptions are related to overall long-term growth in wafer fabrication equipment spending generally and process control equipment spending specifically, including assumptions related to (1) growth and rate of innovation in the semiconductor industry generally; (2) macroeconomic trends with regard to capital expenditures; and (3) the growth of specific types of semiconductor customers, specifically memory, foundry and logic. These factors cannot be forecasted with certainty. KLA-Tencor’s management determined, in light of this uncertainty, that it was appropriate to model two cases: (1) Case 1 reflects a 1% growth rate in wafer fabrication and process equipment spending and (2) Case 2 reflects a higher growth rate of 3%, which is more in line with global gross domestic product growth rates, and a slightly higher process control intensity assumption (process control spending as a percentage of overall wafer fabrication equipment spending), which reflects a slightly stronger foundry/logic environment relative to Case 1.

Case 1

(in millions)	CY2015	CY2016	CY2017	CY2018	CY2019	CY2020
Revenue	$2,838	$2,993	$3,318	$3,415	$3,517	$3,622
Non-GAAP Operating Income(1)	$781	$886	$1,079	$1,128	$1,181	$1,237
Non-GAAP Net Operating Profit After Tax	$614	$700	$852	$891	$933	$977
Unlevered Free Cash Flow	$908	$792	$842	$957	$998	$1,042

(1)	Non-GAAP Operating Income is defined as operating income excluding acquisition-related, restructuring, severance and other related charges, and is not a calculation provided for under GAAP. Non-GAAP Net Operating Profit is defined as the product of Non-GAAP operating income multiplied by the applicable period’s tax rate. These measures should not be considered as an alternative to operating income or net operating profit as an indication of KLA-Tencor’s operating performance. These measures are not necessarily comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP measure to GAAP measure
(totals may not add due to rounding)
GAAP Operating Income	$735	$882	$1,077	$1,128	$1,181	$1,237
Adjustments:
Acquisition related charges	$12	$4	$2	$—	$—	$—
Restructuring, severance and other	$34	$—	$—	$—	$—	$—

Non-GAAP Operating Income	$781	$886	$1,079	$1,128	$1,181	$1,237
Less: Income taxes on Non-GAAP Operating Income	$(167)	$(186)	$(227)	$(237)	$(248)	$(260)

Non-GAAP Net Operating Profit after tax	$614	$700	$852	$891	$933	$977
Less: Capital Expenditure	$(45)	$(47)	$(50)	$(52)	$(55)	$(57)
Add: Depreciation	$63	$60	$57	$54	$56	$57
Add: Stock Based Compensation	$51	$46	$46	$48	$50	$52
Add: (Increase)/Decrease in Working Capital	$225	$33	$(64)	$16	$14	$13

Unlevered Free Cash Flow	$908	$792	$842	$957	$998	$1,042

Case 2

(in millions)	CY2015	CY2016	CY2017	CY2018	CY2019	CY2020
Revenue	$2,838	$3,122	$3,496	$3,646	$3,803	$3,965
Non-GAAP Operating Income(1)	$781	$964	$1,186	$1,265	$1,350	$1,439
Non-GAAP Net Operating Profit After Tax	$614	$762	$937	$999	$1,067	$1,137
Unlevered Free Cash Flow	$908	$816	$910	$1,047	$1,115	$1,186

(1)	Non-GAAP Operating Income is defined as operating income excluding acquisition-related, restructuring, severance and other related charges, and is not a calculation provided for under GAAP. Non-GAAP Net Operating Profit is defined as the product of Non-GAAP operating income multiplied by the applicable period’s tax rate. These measures should not be considered as an alternative to operating income or net operating profit as an indication of KLA-Tencor’s operating performance. These measures are not necessarily comparable to similarly titled measures of other companies.

Reconciliation of Non-GAAP measure to GAAP measure
(totals may not add due to rounding)
GAAP Operating Income	$735	$960	$1,184	$1,265	$1,350	$1,439
Adjustments:
Acquisition related charges	$12	$4	$2	$—	$—	$—
Restructuring, severance and other	$34	$—	$—	$—	$—	$—

Non-GAAP Operating Income	$781	$964	$1,186	$1,265	$1,350	$1,439
Less: Income taxes on Non-GAAP Operating Income	$(167)	$(202)	$(249)	$(266)	$(283)	$(302)

Non-GAAP Net Operating Profit after tax	$614	$762	$937	$999	$1,067	$1,137
Less: Capital Expenditure	$(45)	$(47)	$(50)	$(52)	$(55)	$(57)
Add: Depreciation	$63	$60	$57	$54	$56	$57
Add: Stock Based Compensation	$51	$46	$46	$48	$52	$56
Add: (Increase)/Decrease in Working Capital	$225	$(4)	$(80)	$(2)	$(5)	$(6)

Unlevered Free Cash Flow	$908	$816	$910	$1,047	$1,115	$1,186

Projections for Lam Research Prepared by KLA-Tencor

The projections and estimates prepared by KLA-Tencor management for Lam Research were based on the projections for Lam Research prepared by Lam Research, publicly available information and certain adjustments deemed appropriate by KLA-Tencor management, including giving effect to assumptions regarding revenue growth, related to overall long-term growth in wafer fabrication equipment spending generally and process control equipment spending specifically, including assumptions related to growth and rate of innovation in the semiconductor industry generally, macroeconomic trends with regard to capital expenditures, and the growth of specific types of semiconductor customers, specifically memory, foundry and logic. These projections are referred to as the “Adjusted Lam Research Projections.”

Adjusted Lam Research Projections

(in millions)	CY2015	CY2016	CY2017	CY2018	CY2019	CY2020
Revenue	$5,893	$6,189	$6,860	$7,252	$7,537	$7,834
Non-GAAP Operating Income(1)	$1,247	$1,330	$1,547	$1,667	$1,758	$1,829
Non-GAAP Net Operating Profit After Tax	$1,067	$1,131	$1,284	$1,383	$1,459	$1,493
Unlevered Free Cash Flow	$999	$1,108	$1,374	$1,447	$1,559	$1,587

(1)	Non-GAAP Operating Income is defined as operating income excluding pre-tax charges, and is not a calculation provided for under GAAP. Non-GAAP Net Operating Profit is defined as the product of Non-GAAP operating income multiplied by the applicable period’s tax rate. These measures should not be considered as an alternative to operating income or net operating profit as an indication of Lam Research’s operating performance. These measures are not necessarily comparable to similarly titled measures of other companies.

Interests of KLA-Tencor Directors and Executive Officers in the Merger

In considering the recommendation of the KLA-Tencor Board that you vote to approve the Merger proposal, you should be aware that KLA-Tencor’s directors and executive officers have economic interests in the merger that may be different from, or in addition to, those of KLA-Tencor stockholders generally. The KLA-Tencor Board was aware of and considered these interests, among other matters, in reaching its decisions to adopt and approve, the merger agreement, the merger and the other transactions contemplated by the merger agreement (except for the interests of Ms. Higashi and Messrs. Moore and Rango that will arise if the KLA-Tencor stockholders approve the Director Compensation proposal as the KLA-Tencor Board did not determine to submit the Director Compensation proposal to KLA-Tencor stockholders until after it had approved the merger agreement).

Treatment of KLA-Tencor Equity Awards

Other than as described in the section below entitled “—KLA-Tencor Compensation Arrangements,” the equity compensation held by directors and executive officers of KLA-Tencor will be treated in the merger in the same manner as similar awards held by other employees of KLA-Tencor. See “The Merger Agreement—Treatment of KLA-Tencor Equity Awards” for more information.

The following table provides a summary of the unvested KLA-Tencor RSUs – including performance-based restricted stock units, which are referred to as “PSUs” – that are held by KLA-Tencor’s directors and executive officers as of November 20, 2015 and that remain subject to single-trigger or double-trigger accelerated vesting in connection with the merger. Consequently, the following table excludes all KLA-Tencor RSUs that vested prior to November 20, 2015 under the normal (non-accelerated) vesting schedule applicable to such awards, but have not yet been settled. No KLA-Tencor director or executive officer directly or indirectly owns any stock options covering shares of KLA-Tencor stock.

	Number of Shares Subject to Outstanding and Unvested KLA-Tencor RSUs and PSUs (1)	Estimated Total Value of Unvested KLA-Tencor RSUs and PSUs	Payment of Dividend Equivalents (2)	Estimated Total Value (3)
Executive Officers
Richard P. Wallace	290,862	$19,458,668	$3,396,089	$22,854,757
Bren D. Higgins	62,553	$4,184,796	$671,111	$4,855,907
Bobby R. Bell	113,048	$7,562,911	$1,397,491	$8,960,402
Michael D. Kirk	113,048	$7,562,911	$1,397,491	$8,960,402
Ahmad A. Khan	73,392	$4,909,925	$849,954	$5,759,879
Directors
Edward W. Barnholt	2,993	$200,232	$1,556	$201,788
Robert M. Calderoni	2,394	$160,159	$1,244	$161,403
John T. Dickson	2,394	$160,159	$1,244	$161,403
Emiko Higashi	2,394	$160,159	$1,244	$161,403
Kevin J. Kennedy	2,394	$160,159	$1,244	$161,403
Gary B. Moore	2,394	$160,159	$1,244	$161,403
Kiran M. Patel	2,394	$160,159	$1,244	$161,403
Robert A. Rango	2,394	$160,159	$1,244	$161,403
David C. Wang	2,394	$160,159	$1,244	$161,403

(1)	Under the terms of the merger agreement, at the effective time of the merger, Lam Research will convert each KLA-Tencor RSU that is unvested (including performance-based restricted stock units) and held by a continuing service provider into a Lam Research RSU, with economically equivalent terms as applied immediately prior to the effective time of the merger, and subject to certain adjustments as described in the section entitled “The Merger Agreement—Treatment of KLA-Tencor Equity Awards.” Further, at the effective time of the merger, each KLA-Tencor RSU that is unvested (after applying any rights to accelerated vesting in connection with the mergers) and held by an individual who is not a continuing service provider will be cancelled without payment of any consideration. Pursuant to the KLA-Tencor Original Severance Plan, as described below under “—KLA-Tencor Compensation Arrangements – Original Severance Plan,” all outstanding and unvested KLA-Tencor RSUs issued to Mr. Wallace will accelerate and fully vest upon a termination other than for “cause” or upon a resignation for “good reason” (as such terms are defined in the Original Severance Plan) on or within two years following the effective time of the merger. Pursuant to the KLA-Tencor 2010 Severance Plan, as described below under “KLA-Tencor Employment Arrangements—2010 Severance Plan,” KLA-Tencor RSUs issued to executive officers other than Mr. Wallace will accelerate and fully vest upon a termination other than for “cause” or upon resignation for “good reason” (as such terms are defined in the 2010 Severance Plan) on or within one year following the effective time of the merger.

As noted below under “KLA-Tencor Compensation Arrangements, under the terms of the KLA-Tencor PSU program, if a participant’s qualifying termination of service occurs after a “change of control,” the vesting acceleration of PSUs for which the achievement of the applicable performance criteria has not yet been determined as of the executive officer’s termination date is based on a shortened performance period, ending as of the most recent fiscal quarter end preceding the closing date of the “change of control.” For purposes of this table, KLA-Tencor is assuming the applicable performance criteria for outstanding PSUs held by each executive officer is achieved at 100% of target levels of performance. Actual performance could vary based on the actual closing date of the merger, which directly impacts the number of outstanding PSUs held by each executive officer on the actual closing date of the merger (and therefore the number of PSUs that may be subject to accelerated vesting under the PSU program, the Original Severance Plan and the 2010 Severance Plan).

Pursuant to KLA-Tencor’s Outside Director Accelerated Vesting Policy, if any outside director who has served on the KLA-Tencor Board for at least six years ceases to provide services to KLA-Tencor and any successor company, he or she would be entitled to accelerated vesting of their unvested KLA-Tencor RSUs on a prorated basis. The pro rata portion would be calculated based on the number of quarters between the grant date for the KLA-Tencor RSUs and the director’s termination date, rounded up for any partially completed quarter of the director’s service. This accelerated vesting benefit would not apply to any outside director serving on the KLA-Tencor Board who becomes a member of the Lam Research Board or otherwise provides services to Lam Research or KLA-Tencor as of the effective time of the merger. As of the date of this joint proxy statement/prospectus, this Outside Director Accelerated Vesting Policy would apply to all outside directors of KLA-Tencor Board, except for Emiko Higashi, Gary B. Moore, and Robert A. Rango. If the Director Compensation proposal is approved by KLA-Tencor’s stockholders, Ms. Higashi and Messrs. Moore and Rango also would be entitled to the same accelerated vesting benefit (subject to the other terms of the Outside Director Accelerated Vesting Policy).

(2)

The RSUs and performance shares granted to the persons named in fiscal 2016 and 2015 were issued with dividend equivalent rights pursuant to the 2004 Equity Incentive Plan, which was amended and approved by KLA-Tencor stockholders in November 2013. The amendment allows the plan administrator to issue dividend equivalent rights with respect to RSUs, performance shares, performance units and deferred stock units. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of KLA-Tencor Common Stock, equal to the cash dividends that would have been received on the shares of KLA-Tencor Common Stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards). In November 2014, KLA-Tencor Board declared a special cash dividend of $16.50 per share on KLA-Tencor outstanding Common Stock, which was substantially paid in December 2014. In connection with the special cash dividend, the KLA-Tencor Board and Compensation Committee approved an equitable and proportionate adjustment to outstanding equity awards (RSUs, PSUs and stock options) under the 2004 Equity Incentive Plan, as required by the 2004 Equity Incentive Plan, which will be paid subject to the vesting requirements of the underlying awards. Accordingly, in connection with an acceleration of vesting of some or all of outstanding equity awards held by the persons named, as applicable, based on provisions discussed above, the persons named would be entitled to receive accrued dividend equivalents and the benefit of the equitable and proportionate adjustment of the special cash dividend attributable to his accelerated equity awards.

(3)	The estimated total value of the outstanding and unvested KLA-Tencor RSUs held by each director or executive officer as of November 20, 2015 was determined by multiplying (1) the number of shares of KLA-Tencor common stock subject to the outstanding and unvested KLA-Tencor RSUs as of November 20, 2015 that would be subject to accelerated vesting (as described in footnote 1) assuming a termination date of November 20, 2015 and assuming the Director Compensation proposal is approved by KLA-Tencor stockholders, and (2) $66.90 (the estimated value of the all-cash consideration payable by Lam Research for one share of KLA-Tencor common stock, assuming that the closing date of the merger is November 20, 2015), and adding (3) the payment of dividend equivalents as described above. If the Director Compensation proposal is not approved by the KLA-Tencor stockholders, Ms. Higashi and Messrs. Moore and Rango would not be eligible to receive the prorated accelerated vesting benefit. As a result, if one of these directors ceases to provide services to KLA-Tencor and Lam Research as of the effective time of the merger, and if the closing occurs prior to November 4, 2016, such director would forfeit his or her KLA-Tencor RSUs in their entirety.

KLA-Tencor Compensation Arrangements

Employment Agreements. KLA-Tencor has not entered into any employment agreements with its executive officers pursuant to which an executive officer would be entitled to any benefits or compensation in connection with the merger or a termination of employment in connection with the merger.

Original Severance Plan. Mr. Wallace currently participates in the KLA-Tencor Executive Severance Plan, which is referred to as the “Original Severance Plan,” which was most recently amended in September 2015. Pursuant to the Original Severance Plan, if Mr. Wallace is terminated other than for “cause,” or voluntarily resigns for “good reason,” prior to a “change of control” (as each such term is defined in the Original Severance Plan), then he will receive (1) a lump sum payment equal to two years of Mr. Wallace’s base salary; (2) a prorated annual incentive payment for the fiscal year of his termination or resignation (calculated based on his annual incentive bonus for the then-most recently completed fiscal year and the proportion of the then-current fiscal year served through the date of termination or resignation); (3) prorated vesting of all of his outstanding equity awards through the date of his termination or resignation (rounded up to the next whole month and disregarding any “cliff-vesting” provisions applicable to the award); and (4) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after January 1, 2006 so that the option or right will remain exercisable for twelve months following the date of termination or resignation, but in no event beyond the original term of the award. The calculation in clause (3) of this paragraph with respect to any performance-based equity awards for which the achievement of the applicable performance criteria has not yet been determined as of Mr. Wallace’s termination date will be delayed until the extent of the achievement of those criteria (and thus the maximum number of shares issuable under the applicable award) has been finally determined in accordance with the terms of the applicable award.

If Mr. Wallace is terminated other than for “cause,” or voluntarily resigns for “good reason,” within two years following a “change of control,” then he will receive (1) a lump sum payment equal to three years of Mr. Wallace’s base salary; (2) a lump sum payment equal to three times his average annual bonus for the preceding three completed fiscal years; (3) a prorated annual incentive payment for the fiscal year of his termination or resignation (calculated as described in clause (2) of the preceding paragraph); (4) 100% vesting acceleration of all of his outstanding equity awards; (5) an additional lump sum payment of $72,000; and (6) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after January 1, 2006 so that the option or right will remain exercisable for twelve months following the date of termination or resignation, but in no event beyond the original term of the award. The KLA-Tencor PSU program provides that the calculation in clause (4) of this paragraph with respect to any performance-based equity awards for which the achievement of the applicable performance criteria had not yet been determined as of the participant’s termination date is made based on a shortened performance period ending as of the most recent fiscal quarter end preceding the closing date of the “change of control.”

Pursuant to the Original Severance Plan, Mr. Wallace is also eligible for the Executive Retiree Medical Benefits in accordance with the terms described below under the section entitled “—Executive Retiree Medical Program.”

In addition, Mr. Wallace will be entitled under certain circumstances to a full tax gross-up payment to cover any excise tax liability he may incur under Code Section 4999 and the resulting income and employment tax liability attributable to that payment, should the benefits to which he becomes entitled in connection with a “change of control” constitute parachute payments that exceed by more than $50,000 the maximum parachute payment otherwise allowable under the federal tax laws without the imposition of the Code Section 4999 excise tax.

The KLA-Tencor RSUs granted to Mr. Wallace in fiscal years 2015 and 2016 were issued with dividend equivalent rights pursuant to the KLA-Tencor 2004 Equity Incentive Plan, which is referred to as the “2004 Plan.” These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of KLA-Tencor common stock, equal to the cash dividends that would have been received on the shares of KLA-Tencor common stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to Mr. Wallace upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards). In November 2014, the KLA-Tencor Board declared a special cash dividend of $16.50 per share on outstanding KLA-Tencor common stock, which was substantially paid to the KLA-Tencor stockholders in December 2014. In connection with the special cash dividend, the KLA-Tencor Board and compensation committee approved an equitable and proportionate adjustment to then-outstanding equity awards (KLA-Tencor RSUs and KLA-Tencor options) under the 2004 Plan, as required by the plan, to reflect the value of this special cash dividend, the value of which will be earned and payable subject to the vesting requirements of the underlying awards. Accordingly, in connection with an acceleration of vesting of some or all outstanding equity awards held by Mr. Wallace, as applicable, Mr. Wallace would be entitled to receive accrued dividend equivalents and the benefit of the equitable and proportionate adjustment for the special cash dividend attributable to his accelerated equity awards.

2010 Severance Plan. Messrs. Higgins, Bell, Kirk and Khan participate in the KLA-Tencor 2010 Executive Severance Plan, which is referred to as the “2010 Severance Plan,” which was most recently amended in September 2015. Pursuant to the 2010 Severance Plan, if Mr. Higgins, Mr. Bell, Mr. Kirk or Mr. Khan is terminated other than for “cause,” or voluntarily resigns for “good reason,” within one year following a “change of control” (as each such term is defined in the 2010 Severance Plan), then such officer will receive (1) a lump sum payment equal to 18 months of base salary; (2) a prorated annual incentive payment for the fiscal year of his termination or resignation (calculated based on such officer’s annual incentive bonus for the then-most recently completed fiscal year and the proportion of the then-current fiscal year served through the date of termination or resignation); (3) 100% vesting acceleration of all of his outstanding equity awards; and (4) the extension of the post-termination exercise period of each stock option or stock appreciation right granted after January 1, 2006 so that the option or right will remain exercisable for twelve months following the date of termination or resignation, but in no event beyond the original term of the award. The KLA-Tencor PSU program provides that the calculation in clause (3) of this paragraph with respect to any performance-based equity awards for which the achievement of the applicable performance criteria had not yet been determined as of the participant’s termination date is made based on a shortened performance period ending as of the most recent fiscal quarter end preceding the closing date of the change of control.

Pursuant to the 2010 Severance Plan, Mr. Bell also is eligible for the Executive Retiree Medical Benefits in accordance with the terms described below under the section entitled “—Executive Retiree Medical Program.”

The KLA-Tencor RSUs granted to Messrs. Higgins, Bell, Kirk and Khan in fiscal years 2015 and 2016 were issued with dividend equivalent rights pursuant to the 2004 Plan. These dividend equivalent rights entitle the recipient to receive credits, payable in cash or additional shares of KLA-Tencor common stock, equal to the cash dividends that would have been received on the shares of KLA-Tencor common stock had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards). In November 2014, the KLA-Tencor Board declared a special cash dividend of $16.50 per share on outstanding KLA-Tencor common stock, which was substantially paid to KLA-Tencor stockholders in December 2014. In connection with the special cash dividend, the KLA-Tencor Board and compensation committee approved an equitable and proportionate adjustment to outstanding equity awards (KLA-Tencor RSUs and KLA-Tencor options) under the KLA-Tencor 2004 Equity Incentive Plan, as required by the KLA-Tencor 2004 Equity Incentive Plan, to reflect the value of this special cash dividend, the value of which will be earned and payable subject to the vesting requirements of the underlying awards. Accordingly, in connection with an acceleration of vesting of all outstanding equity awards held by Messrs. Higgins, Bell, Kirk or Khan, such officer would be entitled to receive accrued dividend equivalents and the benefit of the equitable and proportionate adjustment for the special cash dividend attributable to their accelerated equity awards.

The 2010 Severance Plan provides that, if a payment under the 2010 Severance Plan would constitute a “parachute payment” and would therefore be subject to Code Section 4999 excise tax, then the payment will be reduced to either (1) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax or (2) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax (all computed at the highest applicable marginal rate), results in the participant’s receipt, on an after-tax basis, of the greater amount of the payment, notwithstanding that all or some portion of the payment may be subject to the excise tax.

Executive Retiree Medical Program. KLA-Tencor has established a retiree medical program to offer continued health benefits to certain current senior executive officers. To be eligible, an executive must be at least 55 years old with ten years of service with KLA-Tencor, and must be in good standing with KLA-Tencor at the time of retirement. Eligible executives are entitled to participate until age 65 and must pay the full cost of the premium. Participation in this program is limited to KLA-Tencor’s Section 16 executive officers as of February 2011. The benefits described above shall be referred to herein as the “Executive Retiree Medical Benefits.” As of November 20, 2015, the only executive officers potentially eligible to participate in this program are Messrs. Wallace and Bell.

Outside Director Accelerated Vesting Policy. KLA-Tencor adopted the existing Outside Director Accelerated Vesting Policy in 2008. This policy provides that any outside director serving on the KLA-Tencor Board in good standing who served on the KLA-Tencor Board for at least six years will be entitled to accelerated vesting on the director’s termination of service equal to a pro rata portion of the then-unvested KLA-Tencor RSUs. The pro-rata portion is calculated based on the number of quarters of service rendered between the grant date for the KLA-Tencor RSUs and the director’s termination date, rounded up for any partially-completed quarter of the director’s service. Under the existing Outside Director Accelerated Vesting Policy, if an outside director becomes a member of the Lam Research Board, or otherwise provides service to Lam Research or KLA-Tencor as of the effective time of the merger, he or she is not deemed to have a termination of service and so is not eligible for accelerated vesting until he or she has a later termination event. As of the date hereof, this accelerated vesting benefit does not apply to Emiko Higashi, Gary B. Moore, and Robert A. Rango, as these outside directors have not yet met the six year eligibility requirement. If the Director Compensation proposal is approved by KLA-Tencor’s stockholders, then Ms. Higashi and Messrs. Moore and Rango will become eligible to receive the prorated accelerated vesting of their director equity awards on the same terms as the other KLA-Tencor outside directors who have provided at least six years of service. If the Director Compensation proposal is not approved by KLA-Tencor’s stockholders, then Ms. Higashi and Messrs. Moore and Rango will not be entitled to this accelerated vesting and may forfeit their award entirely if their service with KLA-Tencor and Lam Research terminates at the closing of the merger.

Indemnification

Directors and executive officers of KLA-Tencor also have rights to indemnification and directors’ and officers’ liability insurance that will survive completion of the merger. See the section entitled “The Merger Agreement—Other Covenants and Agreements” for more information.

Lam Research Board of Directors Following the Merger

Immediately following the effective time of the merger, two directors from the KLA-Tencor Board, to be mutually designated by Lam Research and KLA-Tencor, will become members of the Lam Research Board. As of the date of this joint proxy statement/prospectus, Lam Research and KLA-Tencor have mutually agreed that John T. Dickson and Gary B. Moore, each of whom is currently a director of KLA-Tencor, will be the designated directors. Upon appointment, each director will receive prorated annual compensation for their service as a director consistent with Lam Research’s policies for compensation of non-employee directors. Lam Research has agreed to indemnify the designated directors on the same terms as the other non-employee directors of Lam Research.

New Arrangements with Lam Research

Executive Officers. As of the date of this joint proxy statement/prospectus, no KLA-Tencor executive officer has reached an understanding on potential employment or other retention terms with Merger Sub 2, the ultimate surviving corporation in the mergers, or with Lam Research, and no KLA-Tencor executive officer has entered into any definitive agreement or arrangement regarding employment or other retention with Merger Sub 2 or with Lam Research following the completion of the mergers. However, prior to the effective time of the merger, Lam Research may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of KLA-Tencor’s employees, to be effective as of the effective time of the merger. In addition, Lam Research has agreed to, or to cause Merger Sub 2 to, assume, honor and fulfill the terms of the Original Severance Plan and the 2010 Severance Plan. See the section entitled “The Merger Agreement—Employee Benefits Matters” for more information.

Directors. Immediately following the effective time of the merger, two directors from the KLA-Tencor Board, to be mutually designated by Lam Research and KLA-Tencor, will become members of the Lam Research Board. As of the date of this joint proxy statement/prospectus, Lam Research and KLA-Tencor have mutually agreed that John T. Dickson and Gary B. Moore, each of whom is currently a director of KLA-Tencor, will be the designated directors. Upon appointment, each director will receive prorated annual compensation for his or her service as a director consistent with Lam Research’s policies for compensation of non-employee directors. Lam Research has agreed to indemnify the designated directors on the same terms as the other non-employee directors of Lam Research.

Golden Parachute Compensation

The table below reflects the compensation and benefits that will or may be paid or provided in connection with the merger in the circumstances described below to each of KLA-Tencor’s “named executive officers” (Richard P. Wallace, Bren D. Higgins, Bobby R. Bell, Michael D. Kirk, and Ahmad A. Khan), as determined in accordance with Item 402(t) of Regulation S-K. Except where noted, severance payments have been calculated based on the named executive officer’s current compensation. Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts already earned during his or her term of employment, such as base salary earned through the date of termination. Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed a closing date of November 20, 2015.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)(5)
Richard P. Wallace	6,664,650	19,458,668	3,396,089	29,519,407
Bren D. Higgins	784,558	4,184,796	671,111	5,640,465
Bobby R. Bell	876,178	7,562,911	1,397,491	9,836,580
Michael D. Kirk	904,217	7,562,911	1,397,491	9,864,619
Ahmad A. Khan	807,023	4,909,925	849,954	6,566,902

(1)	Pursuant to the Original Severance Plan, if Mr. Wallace is involuntarily terminated without “cause” or voluntary terminates for “good reason” within two years following a “change of control,” as described in greater detail in the section above entitled “—KLA-Tencor Compensation Arrangements,” then Mr. Wallace is entitled to a lump sum payment in an amount equal to the sum of (a) 36 months of Mr. Wallace’s base salary immediately prior to the termination, with an aggregate dollar value of $2,700,000, (b) an amount equal to three times Mr. Wallace’s average annual bonus for the preceding three completed fiscal years, with an aggregate dollar value of $3,440,596, (c) a pro-rated annual incentive payment for the fiscal year of Mr. Wallace’s termination or resignation (calculated based on Mr. Wallace’s annual incentive bonus for the then-most recently completed fiscal year and the proportion of the then-current fiscal year served through the date of termination or resignation), with an aggregate dollar value of $452,054, and (d) an additional lump sum payment of $72,000.

Pursuant to the 2010 Severance Plan, if Mr. Higgins, Mr. Bell, Mr. Kirk or Mr. Khan is involuntarily terminated without “cause” or voluntary terminates for “good reason” within one year following a “change of control,” as described in greater detail in the section above entitled “—KLA-Tencor Compensation Arrangements,” then the executive officer is entitled to a lump sum payment in an amount equal to the sum of (a) 18 months of the participating executive officer’s base salary immediately prior to the termination, with an aggregate dollar value of (i) $675,000 with respect to Mr. Higgins, (ii) $750,000 with respect to Mr. Bell, (iii) $750,000 with respect to Mr. Kirk, and (iv) $712,500 with respect to Mr. Khan, and (b) a pro-rated annual incentive payment for the fiscal year of the executive officer’s termination or resignation (calculated based on such officer’s annual incentive bonus for the then-most recently completed fiscal year and the proportion of the then-current fiscal year served through the date of termination or resignation), with an aggregate dollar value of (i) $109,558 with respect to Mr. Higgins, (ii) $126,178 with respect to Mr. Bell, (iii) $154,217 with respect to Mr. Kirk, and (iv) $94,523 with respect to Mr. Khan.

The amounts determined in this column are estimated based on the executive officer’s salary and target annual cash incentive as of November 20, 2015.

(2)

Under the terms of the merger agreement, at the effective time of the merger, (i) Lam Research will convert each KLA-Tencor RSU that is unvested (including performance-based restricted stock units) and held by a continuing service provider into a LAM Research RSU, with economically equivalent terms as applied immediately prior to the effective time, and subject to certain adjustments as described in the section entitled “The Merger Agreement—Treatment of KLA-Tencor Equity Awards.” Pursuant to the Original Severance Plan with respect to Mr. Wallace and the 2010 Severance Plan with respect to Messrs. Higgins, Bell, Kirk and Khan, if the participating executive officer is involuntarily terminated without “cause” or voluntary terminates for “good reason” within one year (two years for Mr. Wallace) following a “change of control,” as described in greater detail in the section above entitled “—KLA-Tencor Compensation Arrangements,” then 100% of the executive officer’s unvested and outstanding KLA-Tencor RSUs shall accelerate and fully vest.

As noted above, pursuant to the terms of the KLA-Tencor PSU program, if a qualifying termination occurs after a “change of control,” the vesting acceleration of the PSUs for which the achievement of the applicable performance criteria has not yet been determined as of the executive officer’s termination date is based on a shortened performance period ending as of the most recent fiscal quarter end preceding the closing date of the “change of control.” For purposes of this table, KLA-Tencor is assuming the applicable performance criteria is achieved at 100% of target levels of performance for the outstanding PSUs. Actual performance could vary based on the actual closing date of the mergers, which directly impact the number of outstanding PSUs held by each executive officer on the actual closing date of the mergers.

The number of KLA-Tencor shares earnable under the fiscal year 2016 KLA-Tencor PSUs is based on KLA-Tencor’s achieved level of three-year Relative Free Cash Flow Margin over fiscal years 2016, 2017 and 2018.

The number of KLA-Tencor shares earnable under the fiscal year 2015 KLA-Tencor PSUs is based on KLA-Tencor’s achieved level of three-year Relative Free Cash Flow Margin over fiscal years 2015, 2016 and 2017.

The number of KLA-Tencor shares earnable under the fiscal year 2014 KLA-Tencor PSUs is based on KLA-Tencor’s achieved level of three-year Relative Free Cash Flow Margin over fiscal years 2014, 2015 and 2016.

The number of KLA-Tencor shares earnable under the fiscal year 2013 KLA-Tencor PSUs is based on KLA-Tencor’s achieved level of three-year Relative Free Cash Flow Margin over fiscal years 2013, 2014 and 2015.

As of November 20, 2015, Mr. Wallace holds 290,862 unvested and outstanding KLA-Tencor RSUs, Mr. Higgins holds 62,553 unvested and outstanding KLA-Tencor RSUs, Mr. Bell holds 113,048 unvested and outstanding KLA-Tencor RSUs, Mr. Kirk holds 113,048 unvested and outstanding KLA-Tencor RSUs, and Mr. Khan holds 73,392 unvested and outstanding KLA-Tencor RSUs. These numbers reflect each executive officer holding only the target number of PSUs for each of the fiscal 2013, fiscal 2014, fiscal 2015 and fiscal 2016 awards. The values in the table above represent the product of: (i) $66.90 per share (which is the estimated value of the all-cash consideration assuming the closing date of the mergers is November 20, 2015, but excluding the value of dividend equivalent rights) multiplied by (ii) the number of shares outstanding KLA-Tencor RSUs.

(3)

The unvested and outstanding KLA-Tencor RSUs (including PSUs) granted to Messrs. Wallace, Higgins, Bell, Kirk and Khan in fiscal years 2015 and 2016 were issued with dividend equivalent rights pursuant to the KLA-Tencor 2004 Equity Incentive Plan, as described in greater detail in the section above entitled “—KLA-Tencor Compensation Arrangements.” These dividend equivalent rights entitle the recipient to receive credits, generally payable in cash, equal to the cash dividends that would have been received on the shares of KLA-Tencor common stock underlying each RSU award had the shares been issued and outstanding on the dividend record date. The dividend equivalents would only be paid to the recipient upon vesting or settlement of the underlying award (including satisfaction of any performance-vesting criteria associated with any performance-based awards). In November 2014, the KLA-Tencor Board declared a special cash dividend of $16.50 per share on KLA-Tencor outstanding common stock, which was substantially paid to KLA-Tencor stockholders in December 2014. In connection with the special cash dividend, the KLA-Tencor Board and Compensation Committee approved an equitable and proportionate adjustment to the then-outstanding equity awards under the KLA-Tencor 2004 Equity Incentive Plan, as required by the plan, to reflect the value of this special cash dividend, the value of which will be earned and payable subject to the vesting requirements of the underlying awards. Accordingly, in connection with an acceleration of vesting of some or all of outstanding equity awards held by Mr. Wallace, Mr. Higgins, Mr. Bell, Mr. Kirk and Mr. Khan, as applicable, based on provisions discussed above, Mr. Wallace,

Mr. Higgins, Mr. Bell, Mr. Kirk and Mr. Khan would be entitled to receive accrued dividend equivalents and the benefit of the equitable and proportionate adjustment of the special cash dividend attributable to the executive officer’s accelerated RSUs.

(4)	As noted above, pursuant to the terms of the 2010 Severance Plan, if any executive officer (other than Mr. Wallace) receives any payment or benefit that would constitute a “parachute payment,” within the meaning of Section 280G of the Code, that would be subject to the excise tax under Section 4999 of the Code, then such payment or benefit will be reduced by the Reduced Amount. The “Reduced Amount” will be either (i) the largest portion of the payment or benefit that would result in no portion of the payment or benefit being subject to the excise tax or (ii) the largest portion, up to and including the total of the payment or benefit, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater amount of the payment or benefit. Based on the assumptions used in preparing this tabular disclosure in accordance with Item 402(t) of Regulation S-K, Messrs. Higgins, Bell, Kirk and Khan would not be subject to a reduction (to avoid the excise tax imposed under Section 4999 of the Code) in the compensatory payments that are reasonably likely to become due to each executive in connection with this transaction under this provision of the 2010 Severance Plan. Based on the actual closing date of the mergers, certain executive officers listed in the table above may have their payments or benefits reduced by the Reduced Amount in connection with the mergers under the terms of the 2010 Severance Plan (other than Mr. Wallace).

(5)	As noted above, pursuant to the terms of the Original Severance Plan, Mr. Wallace is eligible under certain circumstances to receive a full tax gross-up payment to cover (i) any excise tax liability he may incur under Code Section 4999 and (ii) the resulting income and employment tax liability attributable to that payment, should the benefits to which he becomes entitled in connection with a change of control constitute parachute payments that exceed by more than $50,000 the maximum parachute payment otherwise allowable under the federal tax laws without the imposition of the Code Section 4999 excise tax. Based on the assumptions used in preparing this tabular disclosure in accordance with Item 402(t) of Regulation S-K, Mr. Wallace would not receive the tax gross-up payment under this provision of the Original Severance Plan in respect of the compensatory payments that are reasonably likely to become due to Mr. Wallace in connection with this transaction.

Board of Directors Following the Merger

Immediately following the effective time of the merger, two directors from the KLA-Tencor Board, to be mutually designated by Lam Research and KLA-Tencor, will become members of the Lam Research Board. As of the date of this joint proxy statement/prospectus, Lam Research and KLA-Tencor have mutually agreed that John T. Dickson and Gary B. Moore, each of whom is currently a director of KLA-Tencor, will be the designated directors. Upon appointment, each director will receive prorated annual compensation for their service as a director consistent with Lam Research’s policies for compensation of non-employee directors. Lam Research has agreed to indemnify the designated directors on the same terms as the other non-employee directors of Lam Research.

Regulatory Clearances Required for the Merger

Lam Research and KLA-Tencor are required to submit notifications to various competition authorities prior to completing the merger. Under the HSR Act, Lam Research and KLA-Tencor must file notifications with the Federal Trade Commission and the Antitrust Division of the Department of Justice and observe a mandatory pre-merger waiting period before completing the merger. In addition, Lam Research and KLA-Tencor are required to submit notifications with competition authorities in China, Germany, Ireland, Israel, Japan, Korea and Taiwan.

While Lam Research and KLA-Tencor expect to obtain all required regulatory clearances, Lam Research and KLA-Tencor cannot assure you that the antitrust regulators or other government agencies, including state attorneys general or private parties, will not initiate actions to challenge the merger before or after it is completed. Any such challenge to the merger could result in an administrative or court order enjoining the merger or in restrictions or conditions that would have a material adverse effect on the combined company if the merger is completed. Such restrictions and conditions could include requiring the divestiture or spin-off of assets or businesses, the required licensing of intellectual property rights, or limitations on the ability of the combined company to operate its business as it sees fit. Neither Lam Research nor KLA-Tencor can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger.

Procedures for Surrendering KLA-Tencor Common Stock in the Merger

The conversion of KLA-Tencor common stock into the right to receive the merger consideration will occur automatically at the completion of the merger. Lam Research has designated Computershare Trust Company, N.A. as the exchange agent and will enter into an exchange agent agreement with the exchange agent reasonably acceptable to KLA-Tencor providing for the exchange agent to handle the exchange of certificates or book-entry shares representing shares of KLA-Tencor common stock for the merger consideration. At or promptly after the effective time of the merger, Lam Research or Merger Sub 1 will deposit or make available as needed the cash and shares of Lam Research common stock comprising the merger consideration payable in respect of KLA-Tencor common stock. Promptly after the effective time of the merger, Lam Research will, or will cause the exchange agent to, send a letter of transmittal to each person who is a record holder of KLA-Tencor common stock at the completion of the merger for use in the exchange and instructions explaining how to surrender KLA-Tencor stock certificates or transfer uncertificated shares of KLA-Tencor common stock to the exchange agent.

KLA-Tencor stockholders who submit a properly completed letter of transmittal, together with their stock certificates (in the case of certificated shares) or other evidence of transfer requested by the exchange agent (in the case of book-entry shares), will receive the merger consideration into which the shares of KLA-Tencor common stock were converted in the merger. The Lam Research common stock constituting part of such merger consideration will be delivered to KLA-Tencor stockholders in book-entry form unless a physical certificate is requested by a KLA-Tencor stockholder or otherwise required under applicable law. After completion of the merger, each certificate that previously represented shares of KLA-Tencor common stock and each uncertificated share of KLA-Tencor common stock that previously was registered to a holder on KLA-Tencor’s stock transfer books, except for shares held by KLA-Tencor as treasury stock, shares owned by Lam Research or by any subsidiary of Lam Research or KLA-Tencor and shares with respect to which appraisal rights have been properly exercised in accordance with the DGCL, will only represent the right to receive the merger consideration into which those shares of KLA-Tencor common stock have been converted (and cash in lieu of any fractional shares of Lam Research common stock, and any dividends on the Lam Research common stock into which such KLA-Tencor shares have been converted).

Neither Lam Research nor KLA-Tencor will be responsible for transfer or other similar taxes and fees incurred by holders of KLA-Tencor common stock in connection with the mergers. Those taxes and fees, if any, will be the sole responsibility of such holders. In addition, if there is a transfer of ownership of KLA-Tencor common stock that is not registered in the records of KLA-Tencor’s transfer agent, payment of the merger consideration as described above (and cash in lieu of any fractional share of Lam Research common stock, and any dividends on the Lam Research common stock into which such KLA-Tencor shares have been converted) will be made to a person other than the person in whose name the certificate or uncertificated share so surrendered is registered only if the certificate is properly endorsed or otherwise is in proper form for transfer or the uncertificated share is properly transferred, and the person requesting the payment must pay to the exchange agent any transfer or other similar taxes required as a result of such payment or satisfy the exchange agent that any transfer or other similar taxes have been paid or that no payment of those taxes is necessary.

After completion of the merger, Lam Research will not pay dividends with a record date on or after completion of the merger to any holder of any KLA-Tencor stock certificates or uncertificated shares of KLA-Tencor common stock on the Lam Research common stock into which such KLA-Tencor shares have been converted until the holder surrenders the KLA-Tencor stock certificates or transfers the uncertificated shares of KLA-Tencor common stock as described above. However, once those certificates or uncertificated shares of KLA-Tencor common stock are surrendered or transferred, as applicable, Lam Research will pay to the holder, without interest, any dividends on the Lam Research common stock into which such KLA-Tencor shares have been converted with a record date on or after completion of the merger that have been paid prior to such surrender or transfer, as applicable.

Lam Research stockholders need not take any action with respect to their stock certificates.

Treatment of Lam Research Stock Options and Other Equity Awards

The completion of the merger will not accelerate the vesting or settlement of any outstanding stock options or other equity awards granted under any of Lam Research’s equity incentive plans, and all such stock options and other equity awards will continue to vest in accordance with their applicable terms.

Treatment of KLA-Tencor Equity Awards

The equity compensation held by directors and executive officers of KLA-Tencor will be treated in the mergers in the same manner as similar awards held by other employees of KLA-Tencor. See the section entitled “The Merger Agreement—Treatment of KLA-Tencor Equity Awards” for more information.

Dividend Policy

Lam Research currently pays a quarterly dividend on Lam Research common stock and last paid a dividend on January 6, 2016 of $0.30 per share. Under the terms of the merger agreement, during the period before completion of the merger, Lam Research is not permitted to authorize or pay any dividends on or make any distribution with respect to the Lam Research common stock other than its quarterly cash dividend in an amount not in excess of $0.30 per share, consistent with past practice.

KLA-Tencor currently pays quarterly cash dividends on shares of KLA-Tencor common stock. Any future determination regarding dividend or distribution payments will be at the discretion of the KLA-Tencor Board, subject to applicable limitations under Delaware law and the merger agreement, which provides that quarterly dividends shall not exceed $0.52 per share during the pendency of the mergers.

After completion of the merger, each former KLA-Tencor stockholder who holds Lam Research common stock into which KLA-Tencor common stock has been converted pursuant to the merger agreement will receive whatever dividends are declared and paid on Lam Research common stock. However, no dividend or other distribution having a record date after completion of the merger will actually be paid with respect to any Lam Research common stock into which KLA-Tencor common stock has been converted pursuant to the merger agreement until the certificates formerly representing shares of KLA-Tencor common stock have been surrendered (or the book-entry shares formerly representing shares of KLA-Tencor common stock have been transferred), at which time any accrued dividends and other distributions on those shares of Lam Research common stock will be paid without interest. Subject to the limitations set forth in the merger agreement described above, any future dividends by Lam Research will be made at the discretion of the Lam Research Board, subject to applicable limitations under Delaware law. There can be no assurance that any future dividends will be declared or paid by Lam Research or KLA-Tencor or as to the amount or timing of those dividends, if any.

Listing of Additional Shares of Lam Research Common Stock

It is a condition to the completion of the merger that the shares of Lam Research common stock to be issued pursuant to the merger agreement be authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

De-Listing and Deregistration of Shares of KLA-Tencor Common Stock

KLA-Tencor common stock is currently traded on the NASDAQ Global Select Market under the symbol “KLAC.” Upon completion of the mergers, KLA-Tencor common stock will cease to be listed on the NASDAQ Global Select Market and will subsequently be deregistered under the Exchange Act.

Advisory Vote Regarding Merger-Related Executive Compensation

KLA-Tencor is required pursuant to Section 14A of the Exchange Act to include in this joint proxy statement/prospectus a non-binding, advisory vote on the compensation payable to each of its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the proposed merger pursuant to arrangements entered into with KLA-Tencor, and KLA-Tencor is therefore asking its stockholders to approve the following resolution:

“RESOLVED, that the stockholders of KLA-Tencor hereby approve, on an advisory, non-binding basis, the compensation that will or may become payable by KLA-Tencor to the named executive officers of KLA-Tencor as disclosed pursuant to Item 402(t) of Regulations S-K in the table entitled “Golden Parachute Compensation” and the accompanying footnotes.”

The description of the payments contained in the section entitled “Interests of KLA-Tencor’s Directors and Executive Officers in the Merger” as well as the table entitled “Golden Parachute Compensation” therein are intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of KLA-Tencor’s named executive officers that is based on or otherwise relates to the merger and will or may become payable either by KLA-Tencor or Lam Research. KLA-Tencor is asking its stockholders to approve on an advisory, non-binding basis, the compensation that will or may become payable by KLA-Tencor to each of its named executive officers as set forth in the section entitled “The Merger—Interests of KLA-Tencor’s Directors and Executive Officers in the Merger” as well as the table entitled “Golden Parachute Compensation” therein.

Effect of Advisory Vote

The vote regarding the Merger-Related Compensation proposal is a vote separate and apart from the vote on the Merger proposal. Accordingly, KLA-Tencor stockholders may vote to approve the Merger proposal and vote not to approve the Merger-Related Compensation proposal and vice versa.

Because the vote regarding the Merger-Related Compensation proposal is advisory only, it will not be binding on either KLA-Tencor or Lam Research. Accordingly, if the Merger proposal is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of KLA-Tencor stockholders on the Merger-Related Compensation proposal.

Vote Required and Recommendation of the KLA-Tencor Board

Approval of the Merger-Related Compensation proposal requires the affirmative vote of a majority of votes cast at the KLA-Tencor special meeting.

The KLA-Tencor Board unanimously recommends a vote “FOR” the Merger-Related Compensation proposal (Proposal 3).

Appraisal Rights

Pursuant to Section 262 of the DGCL, KLA-Tencor stockholders who do not vote in favor of the Merger proposal, who continuously hold their shares of KLA-Tencor common stock through the effective time of the merger and who otherwise comply with the applicable requirements of Section 262 of the DGCL have the right to seek appraisal of the fair value of their shares of KLA-Tencor common stock, as determined by the Court of Chancery, if the merger is completed. The “fair value” of shares of KLA-Tencor common stock as determined by the Court of Chancery could be greater than, the same as, or less than the value of the merger consideration that a stockholder of KLA-Tencor would otherwise be entitled to receive under the terms of the merger agreement.

KLA-Tencor stockholders who wish to exercise the right to seek an appraisal of their shares must so advise KLA-Tencor by submitting a written demand for appraisal in the form described in this joint proxy statement/prospectus prior to the vote to approve the Merger proposal, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of KLA-Tencor common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized in this joint proxy statement/prospectus and in a timely manner to perfect appraisal rights. In view of the complexity of Section 262 of the DGCL, KLA-Tencor stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors. The foregoing summary of Section 262 of the DGCL does not purport to be complete and is qualified in its entirety by reference to Section 262 of the DGCL, which is attached as Annex D to this joint proxy statement/prospectus. See the section entitled “Appraisal Rights” for more information.

The stockholders of Lam Research are not entitled to appraisal rights in connection with the mergers under Delaware law.

Litigation Related to the Merger

Hedgecock Lawsuit

On October 28, 2015, a complaint was filed in the California Superior Court for Santa Clara County against KLA-Tencor, the members of the KLA-Tencor Board, Lam Research, Merger Sub 1, and Merger Sub 2, which, together with Merger Sub 1 and Lam Research, are referred to as the “Lam Defendants.” The action, captioned Hedgecock v. KLA-Tencor Corp., et al., Case No. 115CV287329, was filed by a purported KLA-Tencor stockholder as a purported class action on behalf of all KLA-Tencor stockholders (excluding defendants and their affiliates) against all defendants. In the complaint, plaintiff alleges that the individual defendants (the KLA-Tencor Board) breached their fiduciary duties by, among other things, causing KLA-Tencor to agree to a merger transaction with the Lam Defendants at an unfair price and pursuant to an unfair process, and that the Lam Defendants aided and abetted such breaches. On December 21, 2015, plaintiff filed an amended complaint, in which plaintiff additionally alleges that the disclosures by KLA-Tencor and Lam Research concerning the transaction are materially misleading because they purportedly omit and/or misrepresent certain information. Plaintiff seeks to enjoin or rescind KLA-Tencor’s transaction with the Lam Defendants, as applicable, as well as an award of damages and attorney’s fees, in addition to other relief. Lam Research and KLA-Tencor believe this lawsuit has no merit and intend to defend against it vigorously.

Karr Lawsuit

Also on October 28, 2015, another complaint was filed in the California Superior Court for Santa Clara County against KLA-Tencor, the members of the KLA-Tencor Board, Lam Research, Merger Sub 1, and Merger Sub 2. This action, captioned Karr v. KLA-Tencor Corporation, et al., Case No. 115CV287331, was filed by one of the same plaintiff’s law firms as in the Hedgecock action on behalf of a different purported KLA-Tencor stockholder, as a purported class action on behalf of all KLA-Tencor stockholders (excluding defendants and their affiliates) against all defendants. The allegations in the Karr complaint are similar to the allegations in the Hedgecock action. In the complaint, plaintiff alleges that the individual defendants (the KLA-Tencor Board) breached their fiduciary duties by, among other things, causing KLA-Tencor to agree to a merger transaction with the Lam Defendants at an unfair price and pursuant to an unfair process, and that KLA-Tencor and the Lam Defendants aided and abetted such breaches. On December 21, 2015, plaintiff filed an amended complaint, in which plaintiff additionally alleges that the disclosures by KLA-Tencor and Lam Research concerning the transaction are materially misleading because they purportedly omit and/or misrepresent certain information. Plaintiff seeks to enjoin or rescind KLA-Tencor’s transaction with the Lam Defendants, as applicable, as well as an award of attorney’s fees, in addition to other relief. Lam Research and KLA-Tencor believe this lawsuit has no merit and intend to defend against it vigorously.

Rooney Lawsuit

On November 10, 2015, a complaint was filed in the Court of Chancery in the State of Delaware against the members of the KLA-Tencor Board. This action, captioned Rooney v. Wallace, et al., Case No. 11700, was filed on behalf of a purported KLA-Tencor stockholder, as a purported class action on behalf of all similarly-situated KLA-Tencor stockholders (excluding defendants and their affiliates) against all defendants. The allegations in the Rooney complaint are similar to the allegations in the Hedgecock and Karr actions. In the complaint, plaintiff alleges that the defendants (the KLA-Tencor Board) breached their fiduciary duties by, among other things, causing KLA-Tencor to agree to a merger transaction with Lam Research at an unfair price and pursuant to an unfair process. On December 23, 2015, plaintiff filed an amended complaint, in which plaintiff additionally alleges that the disclosures by KLA-Tencor and Lam Research concerning the transaction are materially misleading because they purportedly omit and/or misrepresent certain information. Plaintiff seeks to enjoin or rescind KLA-Tencor’s transaction with Lam Research, as applicable, as well as an award of attorney’s fees, in addition to other relief. Lam Research and KLA-Tencor believe this lawsuit has no merit and intend to defend against it vigorously.

Spoleto Lawsuit

On December 29, 2015, another complaint was filed in the California Superior Court for Santa Clara County against KLA-Tencor, the members of the KLA-Tencor Board, Lam Research, Merger Sub 1, and Merger Sub 2. This action, captioned Spoleto Corp. v. Wallace, et al., Case No. 115CV289552, was filed by another purported KLA-Tencor stockholder as a purported class action on behalf of all KLA-Tencor stockholders (excluding defendants and their affiliates) against all defendants. The allegations in the Spoleto complaint are similar to the allegations in the Hedgecock, Karr, and Rooney actions. In the complaint, plaintiff alleges that the individual defendants (the KLA-Tencor Board) breached their fiduciary duties by, among other things, causing KLA-Tencor to agree to a merger transaction with the Lam Defendants at an unfair price and pursuant to an unfair process, and making disclosures concerning the transaction that are materially misleading. Plaintiff alleges that the Lam Defendants aided and abetted such breaches. Plaintiff seeks to enjoin or rescind KLA-Tencor’s transaction with the Lam Defendants, as applicable, as well as an award of damages and attorney’s fees, in addition to other relief. Lam Research and KLA-Tencor believe this lawsuit has no merit and intend to defend against it vigorously.

Description of Financing Transactions

Overview

In connection with the merger, Lam Research has entered into a commitment letter pursuant to which Goldman Sachs Bank USA, together with certain of its affiliates and certain other lenders that have or may become a party to the commitment letter, which are collectively referred to as the “initial bridge lenders,” have agreed to provide a 364-day senior unsecured bridge loan facility in an aggregate principal amount of up to $3.3 billion, subject to certain terms and conditions. A copy of the commitment letter is filed as an exhibit to the Current Report on Form 8-K filed by Lam Research on October 21, 2015 and a copy of the joinder agreement that amends the commitment letter is filed as an exhibit to the Current Report on Form 8-K filed by Lam Research on November 12, 2015, which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.” You are urged to read the commitment letter and the joinder agreement carefully. The commitment letter, as amended by the joinder agreement, is referred to as the “bridge commitment letter.”

In connection with the merger, Lam Research has also entered into a term loan agreement with certain term lenders pursuant to which the term lenders have agreed to provide a senior unsecured term loan facility in an aggregate amount of up to $900 million, which is comprised of (1) up to $375 million of 3-year tranche term loans and (2) up to $525 million of 5-year tranche term loans, in each case, subject to certain terms and conditions. A copy of the term loan agreement is filed as an exhibit to the Current Report on Form 8-K filed by

Lam Research on November 12, 2015, which is incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.” You are urged to read the term loan agreement carefully.

Lam Research has also entered into an amendment and restatement of its existing revolving credit agreement pursuant to which, among other things, the revolving lenders agreed to increase their aggregate commitments under the revolving credit agreement from $300 million to $750 million. A copy of the amendment and restatement agreement, which includes as an exhibit the amended and restated revolving credit agreement, which is referred to as the “revolving credit agreement,” is filed as an exhibit to the Current Report on Form 8-K filed by Lam Research on November 12, 2015, which is incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information.” You are urged to read the revolving credit agreement carefully.

Lam Research intends to fund the cash component of the merger consideration and related fees and expenses and to prepay KLA-Tencor’s $671 million term loan with a combination of approximately $1.9 billion of the combined companies’ balance sheet cash and proceeds of approximately $3.9 billion under the term loans, the revolving credit agreement and from the issuance of debt securities or, to the extent necessary, borrowings under the bridge facility. Lam Research also expects to guarantee KLA-Tencor’s existing notes in the aggregate principal amount of $2.5 billion. Lam Research intends to pursue financing that would replace or supplement financing available under the bridge facility. There can be no assurance that any replacement or supplemental financing will be available at all or on acceptable terms.

Bridge Loan

Pursuant to the terms of the bridge commitment letter, the proceeds of the bridge facility are expected to be available upon the satisfaction of certain conditions precedent on completion of the merger and, if drawn, will be used to finance, in part, the cash component of the merger consideration and to pay fees and expenses incurred in connection with the mergers. As of the date of this joint proxy statement/prospectus, Lam Research has not entered into any definitive financing documentation for the bridge facility, and, as a result, the actual terms of the bridge facility may differ from those described herein. If definitive documentation for the bridge facility is entered into and Lam Research borrows under the bridge facility to finance a portion of the merger consideration, the bridge facility will mature on the 364th day after the completion of the merger. The amount of the bridge facility available at closing is subject to reduction in accordance with the terms of the bridge commitment letter, including but not limited to reduction upon the contemplated issuance of debt securities expected to be the primary source of the cash consideration to finance the cash component of the merger consideration and related fees and expenses.

There can be no assurance that any replacement or supplemental financing in lieu of drawings under the bridge facility will be available to Lam Research at all or on acceptable terms. Lam Research’s ability to obtain additional debt financing, including financing to replace or supplement the bridge facility, will be subject to various factors, including market conditions, operating performance and credit ratings, and may be subject to restrictions in the agreements relating to Lam Research’s outstanding debt. For a description of certain risks associated with the financing of the merger, see the section entitled “Risk Factors—Risk Factors Relating to the Merger—There can be no assurance that Lam Research will be able to secure the financing it intends to use to pay the cash component of the merger consideration.”

Conditions Precedent

The initial bridge lenders’ obligation to fund the bridge facility is subject to several conditions, including completion of the merger, the non-occurrence of a Target Material Adverse Effect (which is defined to have the same meaning as a “Company Material Adverse Effect” under the merger agreement), the accuracy of certain representations and warranties related to both Lam Research and KLA-Tencor, the absence of certain defaults by

Lam Research, the delivery of certain financial statements of Lam Research and KLA-Tencor, Lam Research having used commercially reasonable efforts to issue debt securities pursuant to one or more registered public offerings or Rule 144A or other private placements, the payment of certain fees and expenses in connection with the bridge facility, the completion of a customary marketing period for syndication of the bridge facility, the delivery of certain customary closing documents and other conditions to completion more fully set forth in the bridge commitment letter.

Interest

At the option of Lam Research, borrowings under the bridge facility will bear interest at either a base rate or at the London Interbank Offered Rate, which is referred to as “LIBOR,” plus, in each case, an applicable margin. The applicable margin will range from 0.00-0.75% with respect to the base rate, and 1.00-1.75% with respect to LIBOR, based on the ratings of Lam Research’s long-term senior unsecured debt, and subject to increase, beginning 90 days after completion of the merger, based on how long the bridge loan is outstanding.

Base Rate Option

With respect to bridge loans for which Lam Research has elected the base rate option, interest will be at the base rate plus an applicable margin based on the ratings of Lam Research’s long-term senior unsecured debt, calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, and payable quarterly in arrears. The base rate will be defined in the definitive bridge facility documentation to have a meaning customary for financings of this type. In no event shall the base rate be less than the sum of (1) the one-month reserve adjusted LIBOR (after giving effect to a reserve adjusted LIBOR “floor” of 0.00%) plus (2) the difference between the applicable stated margin for reserve adjusted LIBOR loans and the applicable stated margin for base rate loans.

LIBOR Option

With respect to bridge loans for which Lam Research has elected the LIBOR option, interest will be determined based on interest periods to be selected by Lam Research of one, two, three or six months and will be at an annual rate equal to the reserve adjusted LIBOR, plus the applicable margin based on the ratings of Lam Research’s long-term senior unsecured debt. The reserve adjusted LIBOR will be defined in the definitive bridge facility documentation to have a meaning customary for financings of this type. Interest will be paid at the end of each interest period and will be calculated on the basis of the actual number of days elapsed in a year of 360 days.

Covenants and Events of Default

The credit agreement for the bridge facility will contain certain financial covenants, affirmative covenants, negative covenants and events of default that will be substantially similar to the corresponding covenants and defaults in the term loan agreement and the revolving credit agreement, as described below in the section entitled “—Term Loan—Covenants and Events of Default.”

Mandatory Prepayments and Reductions in Commitments

Lam Research will be required to prepay the bridge loans (or, prior to the execution of definitive documentation for the bridge facility, the commitments under the bridge facility will be permanently reduced) in the amount of the net cash proceeds received by Lam Research in connection with certain types of transactions, including, without limitation, (1) the issuance of debt or equity securities or borrowings of other indebtedness; (2) the incurrence of the term loans pursuant to the term loan agreement or any other term loan facility; and (3) certain asset sales.

Term Loan

Pursuant to the terms of the term loan agreement, the proceeds of the term loan are expected to be available upon the satisfaction of certain conditions precedent on completion of the merger and, if drawn, will be used to finance, in part, the cash component of the merger consideration and to pay fees and expenses incurred in connection with the mergers. The term loan is pre-payable without premium or penalty. The 3-year tranche term loans will mature on the third anniversary of the completion of the merger and the 5-year tranche term loans will mature on the fifth anniversary of the completion of the merger.

Conditions Precedent

The term lenders’ obligation to fund the term loan is subject to several conditions, including completion of the merger, the non-occurrence of a Target Material Adverse Effect, the accuracy of certain representations and warranties related to both Lam Research and KLA-Tencor, the absence of certain defaults by Lam Research, the delivery of certain financial statements of Lam Research and KLA-Tencor, the payment of certain fees and expenses in connection with the bridge facility, the delivery of certain customary closing documents and other conditions to completion more fully set forth in the term loan agreement.

Interest

At the option of Lam Research, borrowings under the term loan agreement will bear interest at either a base rate or at LIBOR, plus, in each case, an applicable margin. The applicable margin for the 3-year tranche term loans will range from 0.00-0.75% with respect to the base rate, and 1.00-1.75% with respect to LIBOR, based on the ratings of Lam Research’s long-term senior unsecured debt. The applicable margin for the 5-year tranche term loans will range from 0.125-1.00% with respect to the base rate, and 1.125-2.00% with respect to LIBOR, based on the ratings of Lam Research’s long-term senior unsecured debt.

Base Rate Option

With respect to term loans for which Lam Research has elected the base rate option, interest will be at the base rate plus an applicable margin based on the ratings of Lam Research’s long-term senior unsecured debt, calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, and payable quarterly in arrears. The base rate is defined in a manner customary for financings of this type. In no event shall the base rate be less than the sum of (1) the one-month reserve adjusted LIBOR (after giving effect to a reserve adjusted LIBOR “floor” of 0.00%) plus (2) the difference between the applicable stated margin for reserve adjusted LIBOR loans and the applicable stated margin for base rate loans.

LIBOR Option

With respect to term loans for which Lam Research has elected the LIBOR option, interest will be determined based on interest periods to be selected by Lam Research of one, two, three or six months and will be at an annual rate equal to the reserve adjusted LIBOR, plus the applicable margin based on the ratings of Lam Research’s long-term senior unsecured debt. The reserve adjusted LIBOR is defined in a manner customary for financings of this type. Interest will be paid at the end of each interest period and will be calculated on the basis of the actual number of days elapsed in a year of 360 days.

Covenants and Events of Default

The term loan agreement contains covenants relating to the following subjects:

•	delivery of financial statements and other notices and information;

•	conduct of business and maintenance of existence and insurance;

•	compliance with laws (including Federal Reserve margin regulations, anti-corruption laws and sanctions) and material contractual obligations;

•	maintenance of properties;

•	inspection of property, books and records;

•	payment of taxes and material obligations;

•	use of proceeds;

•	certain subsidiary guarantees;

•	limitations on subsidiary debt;

•	limitations on liens;

•	limitations on consolidations, mergers and sales of assets; and

•	limitations on certain transactions with affiliates.

In addition, the term loan agreement includes the following financial covenants:

•

the ratio of consolidated total indebtedness to consolidated capitalization at the end of each fiscal quarter shall not exceed 0.50 to 1.00, which is referred to as the “capitalization covenant;” provided that, until and including the earlier of (1) the end of the first two consecutive fiscal quarters following the effective date of the term loan agreement that Lam Research is in compliance with the capitalization covenant and (2) December 31, 2017, if Lam Research is not in compliance with the capitalization covenant, Lam Research will be deemed not to have violated the capitalization covenant so long as Lam Research’s consolidated debt to adjusted EBITDA ratio is less than or equal to 4.50 to 1.00 for the period of four fiscal quarters then ended; and

•

liquidity shall not be less than $1 billion at the end of each fiscal quarter nor shall it be less than $1 billion at the time of, and after giving effect to, any repayment or prepayment of debt in excess of $200 million.

The term loan agreement also contains certain events of default, limited to nonpayment of principal when due; nonpayment of interest or fees within three business days of the due date; violation of covenants (subject to grace periods in the case of certain affirmative covenants); inaccuracy of representations and warranties when made or deemed made; payment default or default resulting in or permitting acceleration in respect of indebtedness of $150,000,000 or more; bankruptcy or insolvency events; change in control; undischarged judgments in excess of $150,000,000; certain events under the Employee Retirement Income Security Act of 1974; the occurrence of any default under any other loan document related to the term loan agreement; and the failure of any material provision of any loan document related to the term loan agreement to be enforceable in accordance with its terms.

Revolving Credit Agreement

Pursuant to the revolving credit agreement, the lenders agreed to increase their aggregate commitments under the previous revolving credit agreement from $300 million to $750 million. The pricing and related definitions related to the applicable interest rates are substantially similar to the corresponding provisions in the previous revolving credit agreement. The revolving credit agreement contains financial covenants, affirmative covenants, negative covenants and events of default that are substantially similar to the corresponding covenants and defaults in the term loan agreement and the previous revolving credit agreement, as described above in the section entitled “—Term Loan—Covenants and Events of Default.”

THE MERGER AGREEMENT

The following section summarizes material provisions of the merger agreement, which is included in this joint proxy statement/prospectus as Annex A, is incorporated herein by reference in its entirety, and qualifies the following summary in its entirety. The rights and obligations of Lam Research and KLA-Tencor are governed by the merger agreement and not by the summary or any other information contained in this joint proxy statement/prospectus.

The merger agreement is included in this joint proxy statement/prospectus to provide you with information regarding its terms and is not intended to provide any factual information about Lam Research or KLA-Tencor. Such information can be found elsewhere in this joint proxy statement/prospectus and in the other public filings Lam Research and KLA-Tencor make with the SEC. Please see the section entitled “Where You Can Find More Information.”

The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of Lam Research and the Merger Subs, on the one hand, and KLA-Tencor, on the other hand, and:

•	may not be intended as statements of fact, but rather as a way of allocating risk between Lam Research and KLA-Tencor in the event the statements therein prove to be inaccurate;

•

have been qualified in important respects by confidential disclosure letters that were exchanged between Lam Research and KLA-Tencor at the time they entered into the merger agreement, which disclosures are not reflected in the merger agreement itself; and

•	may apply standards of materiality in a way that is different from the standard of materiality that is applicable to disclosures to investors.

The confidential disclosure letters contain information that has been included in the prior public disclosures of each of Lam Research and KLA-Tencor, as well as additional non-public information. While we do not believe that this non-public information is required to be publicly disclosed by Lam Research and KLA-Tencor under the applicable securities laws, that information does modify, qualify and create exceptions to the representations and warranties set forth in the merger agreement. In addition, these representations and warranties were made as of the date of the merger agreement or as of the date specified in the merger agreement. Information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the public disclosures of Lam Research or KLA-Tencor.

Structure of the Mergers

The merger agreement provides for (1) the merger, in which Merger Sub 1 will be merged with and into KLA-Tencor, with KLA-Tencor surviving the merger as a wholly owned subsidiary of Lam Research, and (2) immediately following the merger, the subsequent merger, in which KLA-Tencor will be merged with and into Merger Sub 2, with Merger Sub 2 surviving the subsequent merger as a wholly owned subsidiary of Lam Research.

After the completion of the merger and before the completion of the subsequent merger, the certificate of incorporation and the bylaws of KLA-Tencor in effect immediately prior to completion of the merger will be the certificate of incorporation and bylaws, respectively, of KLA-Tencor as the surviving corporation of the merger, and the directors and officers of Merger Sub 1 immediately prior to the completion of the merger will be the directors and officers, respectively, of KLA-Tencor as the surviving corporation in the merger.

After the completion of the subsequent merger, the certificate of incorporation and the bylaws of Merger Sub 2 in effect immediately prior to completion of the subsequent merger will be the certificate of incorporation and the bylaws, respectively, of Merger Sub 2 as the surviving corporation in the subsequent merger, and the directors and officers KLA-Tencor immediately prior to the completion of the subsequent merger will be the directors and officers, respectively, of Merger Sub 2 as the surviving corporation of the subsequent merger.

Merger Consideration

At completion of the merger, each share of KLA-Tencor common stock issued and outstanding immediately prior to completion of the merger, except for (1) shares owned by Lam Research or by any subsidiary of Lam Research or KLA-Tencor and (2) shares with respect to which appraisal rights have been properly demanded in accordance with the DGCL, which will have the rights described in the section entitled “Appraisal Rights,” will be converted at the election of each KLA-Tencor stockholder into the right to receive, for each share of KLA-Tencor common stock held by the stockholder: (a) the all-cash consideration, (b) the all-stock consideration or (c) the mixed consideration. The merger consideration received by KLA-Tencor stockholders is subject to proration as described below in the section entitled “—Election Procedures and Proration.”

If, between the date of the merger agreement and completion of the merger, any change in the outstanding shares of capital stock of Lam Research or KLA-Tencor occurs as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into KLA-Tencor common stock or Lam Research common stock, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with a record date during such period, the all-cash consideration, the all-stock consideration and the mixed consideration, and any other amounts payable pursuant to the merger agreement will be adjusted appropriately to reflect the effect of such event thereon.

No fractional shares of Lam Research common stock will be issued to any KLA-Tencor stockholder upon completion of the merger. Instead, all fractional Lam Research shares that a KLA-Tencor stockholder would otherwise be entitled to receive as a result of the merger will be aggregated and, if any fractional share results from that aggregation, the holder will be entitled to receive in lieu thereof, at Lam Research’s election, either (1) a cash payment representing that holder’s proportionate interest in the net proceeds from the sale by the exchange agent in one or more transactions of the aggregate of the fractional shares of Lam Research common stock which would otherwise have been issued as merger consideration or (2) a cash payment in lieu of such fractional share of Lam Research common stock equal to the product obtained by multiplying (a) the fraction of a share of Lam Research common stock to which such holder would otherwise have been entitled by (b) the closing price for a share of Lam Research common stock on the NASDAQ Global Select Market on the first business day immediately following the effective time of the merger.

Election Procedures and Proration

An election form is being sent separately with the copy of this joint proxy statement/prospectus that has been delivered to KLA-Tencor stockholders, which permits each KLA-Tencor stockholder (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive (1) the all-stock consideration, which is referred to as a “Stock Election,” with respect to all of such holder’s shares of KLA-Tencor common stock; (2) the all-cash consideration, which is referred to as a “Cash Election,” with respect to all of such holder’s shares of KLA-Tencor common stock; or (3) the mixed consideration, which is referred to as a “Mixed Election,” with respect to all of such holder’s shares of KLA-Tencor common stock. Any KLA-Tencor stockholder who does not make an election will be deemed to have selected the Mixed Election and will receive the mixed consideration.

In order to make a valid election, KLA-Tencor stockholders must return their properly completed and signed election form, together (if the stockholder holds certificated shares) with all stock certificates and related documentation, to the exchange agent in accordance with the instructions contained in the election form, prior to the election deadline. At least three business days prior to the election deadline, Lam Research will publish a press release announcing the election deadline.

If the aggregate cash consideration that would be payable with respect to KLA-Tencor common stock as to which the holders have made Cash Elections exceeds the product of $32.00 multiplied by the difference of (1) the number of shares of KLA-Tencor common stock that have been converted into the right to receive merger consideration minus (2) the number of shares of KLA-Tencor common stock as to which a Mixed Election or no election has been made, which is referred to as the “Available Cash for Cash Election,” then each share of KLA-Tencor common stock subject to a Cash Election will be converted into the right to receive both (a) an amount in cash equal to the quotient of the Available Cash for Cash Election divided by the aggregate number of shares of KLA-Tencor common stock as to which the holder made a Cash Election, which is referred to as the “Satisfied Per Share Cash Consideration,” and (b) a number of shares of Lam Research common stock equal to the quotient of (i) the difference of the all-cash consideration minus the Satisfied Per Share Cash Consideration divided by (ii) the five-trading day VWAP.

If the number of shares of Lam Research common stock that would be issuable as merger consideration with respect to KLA-Tencor common stock as to which the holders have made Stock Elections exceeds the product of 0.5 multiplied by the difference of (1) the number of shares of KLA-Tencor common stock that have been converted into the right to receive merger consideration minus (2) the number of shares of KLA-Tencor common stock as to which a Mixed Election or no election has been made, which is referred to as the “Available Stock for Stock Election,” then each share of KLA-Tencor common stock subject to a Stock Election will be converted into the right to receive both (a) a number of shares of Lam Research common stock equal to the quotient of the Available Stock for Stock Election divided by the aggregate number of shares of KLA-Tencor common stock as to which the holder made a Stock Election, which is referred to as the “Satisfied Per Share Stock Consideration,” and (b) an amount in cash equal to (i) the all-cash consideration minus (ii) the product of the five-trading day VWAP and the Satisfied Per Share Stock Consideration.

The conversion of KLA-Tencor common stock into the right to receive the all-cash consideration, the all-stock consideration or the mixed consideration as selected by the KLA-Tencor stockholder (or the mixed consideration if no election is made by such stockholder) will occur automatically at the completion of the merger. Lam Research has appointed Computershare Trust Company, N.A. as the exchange agent to handle the exchange of KLA-Tencor common stock for the selected merger consideration. Promptly after completion of the merger, Lam Research or the surviving corporation of the mergers will cause the exchange agent to send to each person who is a record holder of KLA-Tencor common stock immediately before the completion of the merger and who has not previously submitted their share certificates with an election form a letter of transmittal for use in the exchange and instructions explaining how to surrender KLA-Tencor stock certificates or transfer uncertificated shares of KLA-Tencor common stock in exchange for the merger consideration.

KLA-Tencor stockholders who surrender their stock certificates (or an affidavit of loss in lieu thereof) or book-entry shares for cancellation to the exchange agent or to such other agent or agents as may be appointed by Lam Research or the surviving corporation of the mergers, together with a properly completed letter of transmittal, will receive the all-cash consideration, the all-stock consideration or the mixed consideration into which the shares of KLA-Tencor common stock were converted in the merger, subject to proration as described above. If the merger consideration to be paid to the former KLA-Tencor stockholders includes shares of Lam Research common stock, such Lam Research common stock will be delivered to former KLA-Tencor stockholders in book-entry form unless a physical certificate is requested by a KLA-Tencor stockholder or otherwise required under applicable law. After completion of the merger, each certificate that previously represented shares of KLA-Tencor common stock and each uncertificated share of KLA-Tencor common stock that previously was represented by book-entry will only represent the right to receive the merger consideration into which those shares of KLA-Tencor common stock have been converted in accordance with the merger agreement.

Lam Research is entitled to deduct and withhold, or cause the exchange agent to deduct and withhold, from the consideration otherwise payable to a holder of KLA-Tencor common stock any amounts that are required to be withheld or deducted with respect to such consideration under the Code, or any applicable provisions of state, local or foreign tax law. To the extent that amounts are so withheld and timely remitted to the appropriate governmental authority, such withheld amounts shall be treated for all purposes of the merger agreement as having been paid to the holder of the KLA-Tencor shares for which such deduction and withholding was made.

In the event that any KLA-Tencor stock certificate has been lost, stolen or destroyed, the exchange agent will issue to the holder of such certificate his or her selected merger consideration (including any fractional share consideration and any dividends or other distributions in respect of such shares) upon receipt of an affidavit regarding such loss, theft or destruction from the stockholder. Lam Research may, in its discretion and as a condition precedent to the issuance thereof, require the holder of any lost, stolen or destroyed KLA-Tencor stock certificate to deliver a bond as indemnity against any claim that may be made against the Lam Research, its subsidiaries or the exchange agent with respect to the certificate alleged to have been lost, stolen or destroyed.

With respect to shares of Lam Research common stock that are issued as merger consideration, all dividends or other distributions that have a record date after the effective time of the merger will be paid by Lam Research to the exchange agent and not to the holder of any unsurrendered certificates or book-entry shares of KLA-Tencor common stock. Subject to applicable laws, following surrender of any such certificates (or affidavit of loss in lieu thereof) or book-entry shares, the exchange agent will pay to the holder thereof, without interest, (1) the amount of dividends or other distributions with a record date after the effective time of the merger theretofore paid with respect to such shares of Lam Research common stock to which such holder is entitled pursuant to the merger agreement; and (2) at the appropriate payment date, the amount of dividends or other distributions with a record date after the effective time of the merger but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Lam Research common stock.

Appraisal Rights

Shares of KLA-Tencor common stock held by KLA-Tencor stockholders who did not vote in favor of the Merger proposal and who are entitled to demand, and have properly demanded, appraisal of such shares under, and have complied in all respects with, Section 262 of the DGCL, will not be converted into the right to receive the all-cash consideration, the all-stock consideration or the mixed consideration. Instead, at the effective time of the merger, such shares will automatically be converted into the right to receive payment of the fair value of such shares in accordance with Section 262 of the DGCL, will no longer be outstanding, and will automatically be cancelled and will cease to exist, and the holder of such shares shall cease to have any rights with respect thereto other than the right to receive the appraised value of such dissenting shares to the extent afforded under Section 262 of the DGCL. If any dissenting stockholder fails to perfect or otherwise waives, withdraws or loses the right to payment of the fair value of such dissenting shares, then the dissenting shares shall automatically be converted into the right to receive the mixed consideration unless another election was timely and validly made, in which case, the former dissenting KLA-Tencor stockholder will receive the same per-share consideration as the other KLA-Tencor stockholders that made such election. KLA-Tencor will provide Lam Research with notice of any demands for appraisal of KLA-Tencor common stock or withdrawals of such demands, and Lam Research has the right to participate in and direct all negotiations and proceedings with respect to such demands. KLA-Tencor will not, except with Lam Research’s prior written consent, make any payment with respect to, or settle or offer to settle, any such demands.

Representations and Warranties

The merger agreement contains largely reciprocal representations and warranties of Lam Research and the Merger Subs, on the one hand, and KLA-Tencor, on the other hand, regarding, among other things:

•	capital structure;

•

absence of any conflict with or violation or breach of organizational documents or any conflict with or violation or breach of agreements, laws or regulations as a result of the execution, delivery or performance of the merger agreement and completion of the mergers;

•	compliance with applicable laws;

•	SEC filings, the absence of material misstatements or omissions from such filings and compliance of such filings with legal requirements;

•	financial statements;

•	absence of undisclosed liabilities and off-balance-sheet arrangements;

•	internal controls and disclosure controls and procedures;

•	absence of certain litigation;

•	accuracy of information supplied or to be supplied for use in this joint proxy statement/prospectus;

•	intellectual property, tax and environmental matters;

•	existence of and compliance with certain material contracts;

•	compliance with the listing rules of The NASDAQ Stock Exchange;

•	brokers’ fees payable in connection with the merger;

•	absence of transactions, contracts or arrangements with affiliates requiring disclosure under the securities laws; and

•	receipt of a fairness opinion from such party’s financial advisor.

In addition, Lam Research has further made representations and warranties regarding, among other things:

•	absence of certain changes in or events affecting Lam Research from June 28, 2015 to the date of the merger agreement;

•	approvals required for the issuance of shares of Lam Research common stock in the transaction; and

•	debt commitment letter regarding the financing for the mergers.

In addition, KLA-Tencor has further made representations and warranties regarding, among other things:

•	absence of certain changes in and events affecting KLA-Tencor from June 30, 2015 to the date of the merger agreement;

•	employees, employee benefit plans and labor matters;

•	ownership of tangible assets;

•	owned and leased real property;

•	insurance matters;

•	applicability of antitakeover statutes;

•	approvals required to approve the merger and adopt the merger agreement; and

•	standstill agreements.

Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct would be material to or have a material adverse effect with respect to the party making the representation or warranty). For purposes of the merger agreement, a “material adverse effect” means, with respect to a party, any change, effect, development, circumstance, condition, state of facts, event or occurrence that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to (1) such party’s ability to consummate the merger or (2) the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole, except that the definition of “material adverse effect” excludes any effect that results from or arises in connection with:

•

conditions (or changes in such conditions) in the industries in which such party and its subsidiaries operate (unless such changes or conditions disproportionately affect the party and its subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which such party and its subsidiaries operate);

•

general economic conditions (or changes in such conditions) within the U.S. or any other country (unless such changes or conditions disproportionately affect the party and its subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which such party and its subsidiaries operate);

•

conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the U.S. or any other country (unless such changes or conditions disproportionately affect the party and its subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which such party and its subsidiaries operate);

•

political conditions (or changes in such conditions) in the U.S. or any other country or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the U.S. or any other country (unless such changes or conditions disproportionately affect the party and its subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which such party and its subsidiaries operate);

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the U.S. or any other country (unless such changes or conditions disproportionately affect the party and its subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which such party and its subsidiaries operate);

•

changes in law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof) (unless such changes or conditions disproportionately affect the party and its subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which such party and its subsidiaries operate);

•

the public announcement of the parties’ discussion of the mergers, the public announcement, execution, delivery or performance of the merger agreement, or the public announcement of the identity of the other party in the mergers;

•

changes in the party’s stock price or the trading volume of the party’s stock, or any failure by the party to meet any public estimates or expectations of the party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the party to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted); or

•	any lawsuit, action or proceeding brought by any of the current or former stockholders of either party in connection with the merger and the other transactions contemplated by the merger agreement.

The representations and warranties contained in the merger agreement will not survive the completion of the merger.

Conduct of Business

Each of Lam Research and KLA-Tencor has agreed to, between the date of the merger agreement and the effective time of the merger, conduct its business in the ordinary course of business consistent with past practice, including by using reasonable best efforts to (1) preserve intact its business organization and relationships with customers, suppliers and other material business relations and (2) keep available the services of its officers and key employees.

In addition, each of Lam Research and KLA-Tencor has agreed not to take certain actions between the date of the merger agreement and the effective time of the merger, including the following (subject to exceptions described below or in agreed in disclosure letters that were exchanged between Lam Research and KLA-Tencor at the time they entered into the merger agreement):

•

authorizing or paying dividends or other distributions on any of its capital stock, except that (1) KLA-Tencor can pay quarterly cash dividends to KLA-Tencor stockholders that are not in excess of $0.52 per share and (2) Lam Research can pay quarterly cash dividends to Lam Research stockholders that are not in excess of $0.30 per share;

•

splitting, combining, reducing or reclassifying its capital stock, or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

•	making any acquisition of any company or business in excess of certain thresholds specified in the merger agreement or of any equity interest in any person or material assets;

•	amending its certificate of incorporation or bylaws, or permitting any of its subsidiaries to adopt amendments to its governing documents;

•	making any material change with respect to accounting policies or procedures, except as may be required as a result of a change in GAAP or SEC policy;

•

issuing, delivering, selling, granting, pledging or otherwise encumbering (1) shares of its capital stock, or other voting securities or equity interests, (2) any securities convertible into or exchangeable for any such shares of its capital stock, voting securities or equity interest, (3) any rights, warrants or options to acquire any such shares of its capital stock, voting securities or equity interest or (4) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, except that Lam Research is permitted to (a) issue shares of its common stock in respect of any exercise of its options, any purchase rights under its employee stock purchase plan, or the vesting or settlement of its equity awards, (b) issue shares of its common stock pursuant to the terms of the its convertible notes or warrants, (c) take such specified actions in respect of transactions exclusively involving Lam Research or its wholly owned subsidiaries, (d) issue equity awards and (e) issue shares of its common stock for an amount not exceeding $150,000,000 in the aggregate;

•

purchasing, redeeming or otherwise acquiring its own capital stock or other voting securities or equity interests, or any rights, warrants or options to acquire its own capital stock or other voting securities or equity interests; or

•

making or changing any material tax election, filing any material amended tax return, settling any tax claim or assessment, or consenting to any extension or waiver of the limitation period applicable to any tax claim or assessment.

KLA-Tencor has further agreed not to take certain actions between the date of the merger agreement and the effective time of the merger, including the following (subject, in each case, to exceptions specified below and in the merger agreement or previously disclosed in writing to Lam Research as provided in the merger agreement):

•

increasing the compensation or benefits payable to its employees, officers, directors or independent contractors, other than increases in annual base salaries and target short-term cash incentive compensation after July 31, 2016 in amounts in the ordinary course of business and that for the employees, directors or individual independent contractors in a particular country do not exceed in the aggregate the percentage of the increases effected in fiscal year 2015 for employees, directors or individual independent contractors in that country;

•	granting to any of its employees, officers, directors or independent contractors any increase in severance pay;

•

entering into any employment, severance or retention agreement with its employees, officers, directors or independent contractors, except for offer letters for “at will” employment that provide for no severance or change in control benefits (other than severance or change in control benefits offered under the KLA-Tencor benefit plans as of the date of the merger agreement and that are applicable to similarly situated individuals);

•	establishing, adopting, entering into, amending, renewing or terminating any collective bargaining agreement or benefit plan;

•	increasing or accelerating any benefits provided to its directors, officers, employees or independent contractors;

•	terminating the employment of its chief executive officer, or any the individuals who report directly to him, other than for cause or nonperformance of material duties;

•	hiring employees at a level of vice president or higher, except for vacancies that arise after the date of the merger agreement;

•	taking any action to cause to be exercisable any otherwise unexercisable equity award under any benefit plan;

•

implementing a material organizational restructuring of such party or any of its subsidiaries, or reassigning the responsibilities of any employee at a level of vice president or higher in any material respect;

•

redeeming, repurchasing, prepaying, defeasing, incurring, assuming, endorsing, guaranteeing or otherwise becoming liable for or modifying in any material respects the terms of any indebtedness for borrowed money or issuing or selling any debt securities or rights to acquire debt securities;

•	making any loans, advances or capital contributions;

•	selling, leasing, licensing, transferring, exchanging, swapping, or otherwise disposing of any of its material assets or properties, or subjecting any of its material assets or properties to any lien;

•	settling claims, actions or proceedings;

•	commencing lawsuits in excess of $10 million;

•	making any new capital expenditure in excess of the amounts disclosed to Lam Research;

•	entering into or amending material contracts; or

•

failing to file, deliver or provide any document, information or other material, or pay any fee due, that is necessary to prevent the abandonment, expiration or termination of its intellectual property.

Lam Research has further agreed not to take certain actions between the date of the merger agreement and the effective time of the merger, including the following (subject, in each case, to exceptions specified below and in the merger agreement or previously disclosed in writing to KLA-Tencor as provided in the merger agreement):

•	convening any meeting of its stockholders for the purpose of revoking or varying the authority of its directors to allot Lam Research common stock; or

•

entering into any joint development or similar collaboration agreement, except any such agreement that would not reasonably be expected to prevent or materially delay or impede the consummation of the mergers.

No Solicitation of Alternative Proposals

Each of Lam Research and KLA-Tencor has agreed that, from the time of the execution of the merger agreement until the earlier of the termination of the merger agreement or the effective time of the merger, it will not, it will cause its subsidiaries, directors and officers not to, and it will use its reasonable best efforts to cause its representatives not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or knowingly facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer that constitutes or would be reasonably expected to lead to an acquisition proposal (as described below);

•	participate or engage in any negotiations or discussions regarding an acquisition proposal;

•

disclose or furnish any nonpublic information or data to any third party that is seeking to make, or has made, an acquisition proposal or afford any such third party access to its properties, books, or records;

•

waive, terminate, modify or release any third party from any provision of any “standstill” agreement, except to the extent that such party’s board of directors determines that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable laws;

•	execute or become bound by any letter of intent or similar document relating to, or any agreement or commitment providing for, any acquisition proposal; or

•	resolve or agree to do any of the foregoing.

Notwithstanding the restrictions described above, if, prior to obtaining the stockholder approval required of it in connection with the merger, Lam Research or KLA-Tencor receives a bona fide written acquisition proposal, the receiving party is permitted to contact any third party that makes the acquisition proposal to clarify and understand the terms and conditions thereof. If the board of directors of such party determines in good faith after consultation with its outside legal and financial advisors that such acquisition proposal constitutes, or would reasonably expected to result in, a superior proposal, then such party or its representatives may, after giving notice to the other party, (1) furnish nonpublic information to the person making such acquisition proposal and its potential sources of financing; and (2) engage in discussions or negotiations with such person and their potential sources of financing with respect to such acquisition proposal, including by making counterproposals thereto.

The merger agreement requires that each party notify the other party within 24 hours of the party’s knowledge of the receipt of (1) any acquisition proposal or material amendment thereto; (2) any inquiries that would reasonably be expected to lead to an acquisition proposal; or (3) any initial inquiry or request for nonpublic information by any third party who makes or would reasonably be expected to make an acquisition proposal. Any such notification shall include the identity of the person making the acquisition proposal, inquiry or request and the material terms and conditions of any proposal or the nature of the information requested. Each party must promptly after the receipt thereof provide to the other party copies of any written documentation or communications (and a summary of any oral terms) material to understanding an acquisition proposal which is received by the party from any person relating to the acquisition proposal. The recipient of the acquisition proposal must keep the other party informed of the status of discussions relating to, and the material terms (including any amendments or proposed amendments)

of, any acquisition proposal. The recipient of an acquisition proposal must promptly provide to the other party any material nonpublic information concerning the receiving party that is provided to any third party in connection with an acquisition proposal that was not previously provided to the other party.

An “acquisition proposal” with respect to a party means any offer that contemplates a third party acquiring beneficial ownership of (1) at least 15% of such party’s assets (on a consolidated basis) or (2) at least 15% of the equity interest in such party (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise).

A “superior proposal” with respect to a party means any offer (1) that contemplates a third party acquiring beneficial ownership of (a) at least 50% of such party’s assets (on a consolidated basis) or (b) at least 50% of the equity interest in such party (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise); and (2) that its board of directors determines in good faith after consultation with its outside legal and financial advisors is (a) more favorable to its stockholders from a financial point of view than the mergers, taking into account all relevant factors (including any changes to the terms of the merger agreement proposed by the other party in response to the offer) and (b) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such offer and the identity and financial capability of the person or group making such offer.

Changes in Board Recommendations

Each of Lam Research and KLA-Tencor has agreed that it will not, it will cause its subsidiaries, directors and officers not to, and it will use its reasonable best efforts to cause its representatives not to, directly or indirectly, (1) approve or publicly recommend, or propose publicly to approve or recommend, any acquisition proposal with respect to it, or (2) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to the other party, the respective recommendations that the Lam Research stockholders approve the Share Issuance proposal or that the KLA-Tencor stockholders approve the Merger proposal. We refer to the actions described in the previous sentence as a “change of recommendation.”

Notwithstanding the restrictions described above, Lam Research or KLA-Tencor, as applicable, at any time before the stockholder approval required to be obtained by it in connection with the mergers is received, may make a change of recommendation in response to a change, effect, development, circumstance, condition, state of facts, event or occurrence that was not known to its board of directors, or the material consequences of which (based on facts known to the board of directors as of the date of the merger agreement) were not reasonably foreseeable, as of the date of the merger agreement and that does not relate to any acquisition proposal, if its board of directors determines in good faith (after consultation with outside legal counsel) that the failure to do so would be reasonably likely to be inconsistent with the board of directors’ fiduciary duties under applicable law. Prior to making a change of recommendation with respect to it, the party must inform the other party in writing of its board of directors’ determination and that its board of directors intends to effect a change of recommendation, specifying, in reasonable detail, the reasons therefor, and allow four business days to elapse following the other party’s receipt of such written notice. During such four-business day period, the party intending to make a change of recommendation will make its representatives reasonably available for the purpose of engaging in discussions and negotiations with the other party and its representatives regarding a possible amendment to the merger agreement and is required to consider in good faith any proposals made by the other party. If after taking into account such proposals the party’s board of directors does not again determine in good faith (after consultation with outside legal counsel) that the failure to make a change of recommendation would be reasonably likely to be inconsistent with the board of directors’ fiduciary duties under applicable law, then the board of directors may not make a change of recommendation.

Notwithstanding the restrictions described above, Lam Research or KLA-Tencor, as applicable, at any time before the stockholder approval required to be obtained by it in connection with the transaction is received, may, in response to a bona fide written acquisition proposal, make a change of recommendation or terminate the merger agreement to enter into a definitive written agreement with respect to such acquisition proposal, if its board of directors determines in good faith (after consultation with outside legal counsel) that (1) such acquisition proposal constitutes a superior proposal and (2) the failure to do so would be reasonably likely to be inconsistent with the board of directors’ fiduciary duties under applicable law. Prior to making a change of recommendation with respect to it or terminating the merger agreement, the party must inform the other party in writing of its board of directors’ determination and that its board of directors intends to effect a change of recommendation or terminate the merger agreement, specifying, in reasonable detail, the reasons therefor, and allow four business days to elapse following the other party’s receipt of such written notice. During such four-business day period, the party intending to make a change of recommendation or terminate the merger agreement must make its representatives reasonably available for the purpose of engaging in discussions and negotiations with the other party and its representatives regarding a possible amendment to the merger agreement and is required to consider in good faith any proposals made by the other party. If after taking into account such proposals the party’s board of directors does not again determine in good faith (after consultation with outside legal counsel) that (1) such acquisition proposal constitutes a superior proposal and (2) the failure to do so would be reasonably likely to be inconsistent with the board of directors’ fiduciary duties under applicable law, then the board of directors may not make a change of recommendation or terminate the merger agreement.

Efforts to Obtain Required Stockholder Votes

Lam Research has agreed to hold a special stockholders meeting for the purpose of voting on the Share Issuance proposal. Lam Research has also agreed to use its reasonable best efforts to obtain stockholder approval of the Share Issuance proposal, unless the Lam Research Board no longer recommends the proposal or the merger agreement has been earlier terminated in accordance with its terms. The merger agreement requires Lam Research to hold its special stockholders meeting and submit the Share Issuance proposal to a stockholder vote even if the Lam Research Board no longer recommends the proposal, unless the merger agreement has been earlier terminated in accordance with its terms. The Lam Research Board has approved the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger and has adopted resolutions directing that the Share Issuance proposal be submitted to Lam Research stockholders for their consideration.

KLA-Tencor has agreed to hold a special stockholders meeting for the purpose of voting on the Merger proposal. KLA-Tencor has also agreed to use its reasonable best efforts to obtain stockholder approval of the Merger proposal unless the KLA-Tencor Board no longer recommends the proposal or the merger agreement has been earlier terminated in accordance with its terms. The merger agreement requires KLA-Tencor to hold its special stockholders meeting and submit the Merger proposal to a stockholder vote even if the KLA-Tencor Board no longer recommends the proposal, unless the merger agreement has been earlier terminated in accordance with its terms. The KLA-Tencor Board has approved the merger, the merger agreement and the principal terms thereof and has adopted resolutions directing that the Merger proposal be submitted to KLA-Tencor stockholders for their consideration.

Efforts to Complete the Merger

Each of Lam Research and KLA-Tencor has agreed to use its reasonable best efforts to take all actions, and do all things necessary, proper or advisable under applicable law to consummate the mergers as soon as practicable, including to:

•

prepare and file, as promptly as practicable and advisable, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental authority in order to consummate the mergers;

•	take all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals, including defending or contesting any claim, suit, action or other proceeding brought by a third party, including any governmental authorities, that would prevent or materially impede, interfere with, hinder or delay the consummation of the mergers; and

•

obtain all consents, waivers, authorizations and approvals of all third parties (other than governmental authorities, as to which Lam Research’s and KLA-Tencor’s obligations are described in the preceding two items) necessary, proper or advisable for the consummation of the mergers and provide any notices to third parties required to be provided before the effective time of the merger.

In connection with the obligations described in the second item of the immediately preceding paragraph, Lam Research and KLA-Tencor each has agreed to:

•

cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including allowing the other party to review and comment on drafts of filings and submissions;

•

promptly inform the other party of any communication received by the obligated party from, or given by such party to, the Antitrust Division of the Department of Justice, the Federal Trade Commission or any other governmental authority, by promptly providing copies to the other party any such written communications, and of any material communication received or given in connection with any proceeding by a private party; or

•

permit the other party to review any communication that it gives to, and consult with each other in advance of any meeting with, the Antitrust Division of the Department of Justice, the Federal Trade Commission or any other governmental authority, or in connection with any proceeding by a private party.

In no event is Lam Research required to (1) divest, dispose of or hold separate any assets or businesses of it or KLA-Tencor, or the assets or businesses of any of their respective subsidiaries; (2) agree to divest, dispose or hold separate or businesses of it or KLA-Tencor, or the assets or businesses of any of their respective subsidiaries; or (3) agree to or enter into any license or condition or commit to take any action that limits in any manner its freedom of action with respect to, or its ability to retain, any of the assets or businesses of it or KLA-Tencor or any of its respective subsidiaries to the extent such license, condition or action is not commercially reasonable or materially impacts in an adverse manner the benefits to be derived by Lam Research from the merger. Additionally, KLA-Tencor is prohibited from taking any of the actions described in clauses (1) through (3) of the preceding sentence and has agreed, if requested by Lam Research, to use reasonable best efforts to effect a license, divestiture or disposition or hold separate of any of its assets or businesses that is necessary to obtain clearances or approvals required for the completion of the mergers under applicable antitrust laws, so long as such action is conditioned on the completion of the merger.

Employee Benefits Matters

As a result of the mergers, upon the completion of the subsequent merger, each of the then-current employees of KLA-Tencor and its subsidiaries will become employees of the surviving corporation and its subsidiaries by operation of law. Lam Research and KLA-Tencor have agreed that, from the date of completion of the subsequent merger until the earlier of December 31, 2016 and the termination of service of any continuing employee, which period is referred to as the “Protection Period,” Lam Research will, or will cause the surviving corporation or any of their respective affiliates or successors, which are referred to collectively as the “Parent Employers,” to:

•	maintain each continuing employee’s base salary or base hourly wage, as applicable, as in effect immediately prior to the effective time of the merger;

•

assume, honor and fulfill each continuing employee’s short-term cash incentive opportunity to the extent disclosed to Lam Research and in which such continuing employee participated with respect to a performance period that is ongoing immediately prior to the first effective time; and

•

permit each continuing employee to participate in (1) health, welfare and 401(k) plans disclosed to Lam Research that were in effect at the effective time of the merger or (2) in the same type of health, welfare or 401(k) plan sponsored or maintained by the Parent Employers for the benefit of similarly situated employees of the Parent Employers, on the same terms and conditions as apply to such Parent Employer employees, in each case of (1) and (2), other than with respect to retiree health and welfare plans and defined benefit plans.

In addition, if the effective time of the merger occurs prior to the end of KLA-Tencor’s 2016 fiscal year, and Lam Research expects to have a continuing employee participate in short term cash incentive plan of the Parent Employers commencing January 1, 2017 (i.e., the beginning of Lam Research’s compensation year), then Lam Research shall cause the Parent Employers to adopt a short term cash incentive arrangement for such continuing employee for the period beginning on the first day of what would have otherwise been the start of the KLA-Tencor’s 2017 fiscal year through December 31, 2016. The Parent Employers will also recognize and honor each continuing employee’s accrued but unused vacation or paid time off balances.

Lam Research and KLA-Tencor have also agreed that to the extent that any KLA-Tencor employees who remain employed by the surviving corporation following completion of the mergers participate in employee benefit plans of the Parent Employers, service with KLA-Tencor (including current and former affiliates and predecessors) prior to the effective time of the merger shall be treated as service with Lam Research for purposes of eligibility to participate, level of benefits and vesting of benefits, except (1) for purposes of determining any accrued benefit under any defined benefit pension plan or retiree health or welfare plan; (2) for purposes of vesting credit for any awards granted under any long term incentive programs after the effective time of merger; (3) to the extent KLA-Tencor did not recognize such period of employment under a plan or program of a similar type maintained, sponsored by or contributed to by KLA-Tencor prior to the effective time of the merger; or (4) if such recognition of service would result in a duplication of benefits. In addition, during the Protection Period, Lam Research shall cause the Parent Employers to use commercially reasonable efforts to (1) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to the continuing employees under the applicable health and welfare benefits plan of the Parent Employers made available to the continuing employees during the Protection Period (except to the extent such periods, requirements, limitations or exclusions were applicable under the KLA-Tencor plans immediately prior to the effective time of the merger); and (2) waive any and all evidence of insurability requirements under the health and welfare benefit plans of the Parent Employers made available to the continuing employees with respect to such continuing employees to the extent such evidence of insurability requirements were not applicable to the continuing employees under the KLA-Tencor plans of a similar type immediately prior to the effective time of the merger.

Lam Research will, or will cause the surviving corporation to, assume, honor and fulfill the terms of KLA-Tencor’s Executive Severance Plan and 2010 Executive Severance Plan. KLA-Tencor will take all actions necessary to ensure that each and every severance benefit plan or practice governed by ERISA and covering any continuing employee prior to the effective time of the merger will be terminated as of immediately prior to the effective time of the merger and no Parent Employer will have any liability in respect of any such ERISA severance plan or practice from and after the effective time of the merger with respect to any continuing employee. Through the first anniversary of the effective time of the merger, the Parent Employers shall ensure that each continuing employee is covered by the severance plans and practices of the Parent Employers that are applicable to similarly situated Parent Employer employees, except to the extent that KLA-Tencor did not provide severance plans or practices to such continuing employee immediately prior to the effective time of the merger or if such coverage would result in a duplication of benefits.

Nothing in the merger agreement requires Lam Research, the Parent Employers or the surviving corporation to (1) continue the employment of any specific person following the completion of the merger or (2) require Lam Research or any Parent Employer to maintain any particular KLA-Tencor employee benefit plan, program or arrangement.

Treatment of KLA-Tencor Equity Awards

Treatment of KLA-Tencor RSUs. Under the terms of the merger agreement, at the effective time of the merger, Lam Research will convert each KLA-Tencor RSU that is unvested and held by a continuing service provider into a Lam Research RSU. Each substituted Lam Research RSU will continue to have, and be subject to, the same vesting and economically equivalent terms (including rights to dividend equivalents in cash) and conditions as applied to the applicable KLA-Tencor RSU immediately prior to the effective time of the merger (after taking into account any necessary changes required by reason of the merger). Each substituted Lam Research RSU will constitute an award to acquire the number of shares of Lam Research common stock (rounded down to the nearest whole share) equal to the product obtained by multiplying (1) the number of shares of KLA-Tencor common stock subject to such award immediately prior to the effective time of the merger by (2) the all-stock consideration, rounded down to the nearest whole number. At the effective time of the merger, each KLA-Tencor RSU that is unvested and held by an individual who is not a continuing service provider will be cancelled without payment of any consideration.

Under the terms of the merger agreement, at the effective time of the merger, each share of KLA-Tencor common stock underlying a KLA-Tencor RSU that is vested (after taking into account any acceleration of vesting that occurs at the effective time of the merger) but as to which such share of stock has not yet been issued will be issued as of immediately prior to the effective time of the merger. Each such newly issued share will be treated in the same way as outstanding shares of KLA-Tencor common stock under the merger agreement and converted into the right to receive the merger consideration.

Treatment of KLA-Tencor options. Under the terms of the merger agreement, at the effective time of the merger, each KLA-Tencor option will be cancelled and converted into the right to receive an amount of cash (without interest) equal to the product of (1) the number of shares of KLA-Tencor common stock subject to such KLA-Tencor option immediately prior to the effective time of the merger multiplied by (2) (a) the all-cash consideration less (b) the exercise price per share for such KLA-Tencor option.

Treatment of Purchase Rights under the KLA-Tencor ESPP. Under the terms of the merger agreement, KLA-Tencor will take all actions necessary to (1) terminate the Amended and Restated 1997 KLA-Tencor Corporation Employee Stock Purchase Plan, which is referred to as the “KLA-Tencor ESPP,” as of immediately prior to the effective of the merger; and (2) provide that any offering period under the KLA-Tencor ESPP that would otherwise be in progress as of the closing date of the merger will be shortened so that the last day of each such offering period will be at least 10 business days prior to the closing date of the merger, which is referred to as the “final purchase date.” The purchases made on the final purchase date will be contingent on the occurrence of the effective time of the merger. KLA-Tencor will take actions to avoid the commencement of any new offering period under the KLA-Tencor ESPP at or after the final purchase date and prior to the earlier of the termination of the merger agreement or the effective time of the merger. Any shares of KLA-Tencor common stock acquired under the KLA-Tencor ESPP prior to or on the final purchase date will be treated in the same way as outstanding shares of KLA-Tencor common stock in the merger and converted into the right to receive the merger consideration.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	cooperation between Lam Research and KLA-Tencor in the preparation of this joint proxy statement/prospectus;

•	confidentiality and access by each party to certain information about the other party during the period prior to the effective time of the merger;

•	the use of each party’s reasonable best efforts to cause the merger to qualify as a reorganization within the meaning of Section 368(a) the Code;

•	each party taking actions necessary to ensure that no takeover statutes are, or become, applicable to the mergers;

•	at the request of Lam Research, KLA-Tencor’s termination of the KLA-Tencor benefit plans that are intended to be “qualified” within the meaning of Section 401(a) of the Code;

•	cooperation between Lam Research and KLA-Tencor in the defense or settlement of any litigation brought by its stockholders relating to the mergers;

•

causing the dispositions of KLA-Tencor common stock resulting from the merger by each director and officer of KLA-Tencor who is subject to reporting requirements under Section 16(a) of the Exchange Act to be exempt from Section 16(b) of the Exchange Act;

•	cooperation between Lam Research and KLA-Tencor in connection with press releases and other public announcements;

•	cooperation between Lam Research and KLA-Tencor to delist the KLA-Tencor common stock from the NASDAQ Global Select Market and terminate its registration under the Exchange Act;

•	KLA-Tencor’s use of reasonable best efforts to deliver a resignation from each KLA-Tencor director to Lam Research prior to the effective time of the merger;

•

Lam Research’s use of reasonable best efforts to cause the shares of Lam Research common stock to be issued in the merger to be approved for listing on the NASDAQ Global Select Market prior to the effective time of the merger;

•	Lam Research’s use of reasonable best efforts to obtain debt financing for the mergers prior to the closing of the mergers;

•	KLA-Tencor’s use of reasonable best efforts to provide Lam Research with assistance with respect to its debt financing as is reasonably requested by Lam Research; and

•

the appointment by Lam Research of two members of the KLA-Tencor Board to the Lam Research Board as of immediately after the effective time of the merger, and the cooperation between Lam Research and KLA-Tencor to identify those two individuals.

Lam Research has also agreed to assume all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of the current or former directors, officers and employees of KLA-Tencor. Lam Research has also agreed to purchase a directors’ and officers’ liability insurance policy for current directors and officers of KLA-Tencor.

Conditions to Completion of the Merger

The obligations of Lam Research, the Merger Subs and KLA-Tencor to complete the mergers are subject to the satisfaction of the following conditions:

•	approval of the Merger proposal;

•	approval of the Share Issuance proposal;

•

effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of a stop order or proceedings threatened or initiated by the SEC relating thereto;

•	absence of any law or any temporary restraining order, injunction or other order issued by any court of competent jurisdiction prohibiting, making illegal or preventing the consummation of the merger;

•	the waiting period (or any extension thereof) applicable to the merger under the antitrust laws of the United States having expired or been earlier terminated;

•	any required waiting periods, clearances, consents or approvals under certain foreign antitrust laws having expired or been obtained; and

•	authorization for the listing on the NASDAQ Global Select Market of the shares of Lam Research common stock to be issued to KLA-Tencor stockholders pursuant to the merger.

In addition, each of Lam Research’s, the Merger Subs’ and KLA-Tencor’s obligations to effect the mergers are subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of the other party relating to its issued and outstanding shares of capital stock and other equity interests will be true and correct, except for, as to the representation relating to the number of shares of common stock of the other party that are outstanding on a fully diluted basis as of September 30, 2015, in the case of KLA-Tencor’s representation, or September 27, 2015, in the case of Lam Research’s representation, inaccuracies that reflect an underrepresentation of more than 0.50% from the number of shares of common stock set forth in the merger agreement;

•

the representations and warranties of the other party related to (1) its corporate existence, good standing and qualification to conduct business; (2) its capital structure; (3) the due authorization, execution and validity of the merger agreement; (4) the absence of any conflict with or violation or breach of its organizational documents, agreements, applicable laws or regulations as a result of the execution, delivery or performance of the merger agreement and completion of the mergers; (5) the purpose of certain dividends on its common stock; (6) brokers’ fees payable in connection with the mergers; (7) stockholder approvals required to effect the mergers; and (8) receipt of a fairness opinion from its financial advisor must be, if qualified by materiality or material adverse effect, true and correct in all respects, and if not qualified by materiality or material adverse effect, must be true and correct in all material respects as of the closing date of the transaction (except for those representations and warranties that address matters only as of a particular date, which need only be true and correct as of such particular date);

•

the representations and warranties of the other party, except for those representations and warranties described in the preceding two items, must be true and correct (without giving effect to any materiality or material adverse effect qualifications contained in such representations and warranties) as of the closing date of the transaction, except for (1) any failure to be so true and correct that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party and (2) those representations and warranties that address matters only as of a particular date, which need only be true and correct as of such particular date, subject to the exception described in the preceding clause (1);

•

the other party having performed or complied with, in all material respects, all its obligations under the merger agreement required to be performed or complied with on or prior to the closing date of the merger;

•	the absence since the date of the merger agreement of any event or condition that has had or would reasonably be expected to have a material adverse effect on the other party;

•	receipt of a customary closing certificate executed by the other party; and

•	receipt of a tax opinion from such party’s tax counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger, notwithstanding the receipt of the requisite approval of Lam Research stockholders or KLA-Tencor stockholders, as applicable, under the following circumstances:

•	by mutual written consent of Lam Research and KLA-Tencor;

•	by either Lam Research or KLA-Tencor if:

•

any governmental authority has (1) issued any law that makes consummation of the merger illegal or otherwise prohibited or (2) issued a final and nonappealable order that permanently enjoins Lam Research and KLA-Tencor from consummating the merger;

•	if the Lam Research stockholders fail to approve the Share Issuance proposal at the Lam Research special meeting or any adjournment thereof;

•	if the KLA-Tencor stockholders fail to approve the Merger proposal at the KLA-Tencor special meeting or any adjournment thereof; or

•

if the merger is not consummated by July 20, 2016, provided that if on July 20, 2016 (1) the applicable waiting period (or extension thereof) relating to the mergers under the HSR Act shall not have expired or been earlier terminated; (2) any affirmative approval of a governmental authority required under certain other antitrust laws agreed to by the parties shall not have been obtained or any mandatory waiting period related thereto shall not have expired; or (3) there is an order or injunction of a court of competent jurisdiction under an applicable antitrust law prohibiting the closing, but the other closing conditions have been satisfied, then neither Lam Research nor KLA-Tencor may terminate the merger agreement until October 20, 2016 (July 20, 2016 or October 20, 2016 as determined as described in this item being referred to as the “outside date”), and provided that neither party may terminate the merger agreement as described in this item if such party’s breach of its obligations has been the cause of, or resulted in, the failure to close by the outside date;

•

by Lam Research if Lam Research, Merger Sub 1 or Merger Sub 2 has not breached the merger agreement so as to cause the merger to not occur by the outside date and there is an inaccuracy in KLA-Tencor’s representations and warranties in the merger agreement, or a breach by KLA-Tencor of its covenants in the merger agreement, in either case such that the closing conditions relating to the accuracy of KLA-Tencor’s representations and warranties or KLA-Tencor’s compliance with covenants would fail to be satisfied, and such inaccuracy or breach is not cured by the earlier of 45 days after notice thereof or three days before the outside date; or

•

by KLA-Tencor if KLA-Tencor has not breached the merger agreement so as to cause the merger to not occur by the outside date and there is an inaccuracy in Lam Research’s representations and warranties in the merger agreement, or a breach by Lam Research of its covenants in the merger agreement (other than the covenant restricting solicitation of acquisition proposals), in either case such that the closing conditions relating to the accuracy of Lam Research’s representations and warranties or Lam Research’s compliance with covenants would fail to be satisfied, and such inaccuracy or breach is not cured by the earlier of 45 days after notice thereof or three days before the outside date.

The merger agreement may be terminated at any time prior to obtaining the approval of the KLA-Tencor stockholders of the Merger proposal, under the following circumstances:

•

by Lam Research if (1) the KLA-Tencor Board has withdrawn its recommendation that the KLA-Tencor stockholders approve the Merger proposal; (2) KLA-Tencor fails to include in this joint proxy statement/prospectus the recommendation of the KLA-Tencor Board that the KLA-Tencor stockholders approve the Merger proposal; (3) KLA-Tencor has failed to make a statement in opposition and recommend rejection to the KLA-Tencor stockholders of a tender or exchange offer initiated by a third party within 10 business days after such tender or exchange offer has been published, sent or given by such third party; (4) an acquisition proposal by a third party has been publicly announced and KLA-Tencor fails to issue a press release reaffirming the recommendation of the KLA-Tencor Board that the KLA-Tencor stockholders approve the Merger proposal within 10 business days following Lam Research’s written request to issue such press release; or (5) KLA-Tencor willfully breaches its covenant not to seek an acquisition proposal in any material respect; or

•	by KLA-Tencor in order to enter into an agreement with respect to a superior proposal.

The merger agreement may be terminated at any time prior to obtaining the approval of the Lam Research stockholders of the Share Issuance proposal, under the following circumstances:

•	by KLA-Tencor if (1) the Lam Research Board has withdrawn its recommendation that the Lam Research stockholders approve the Share Issuance proposal; (2) Lam Research fails to include in this joint proxy statement/prospectus the recommendation of the Lam Research Board that the Lam Research stockholders approve the Share Issuance proposal; (3) Lam Research has failed to make a statement in opposition and recommend rejection to the Lam Research stockholders of a tender or exchange offer initiated by a third party within 10 business days after such tender or exchange offer has been published, sent or given by such third party; (4) an acquisition proposal by a third party has been publicly announced and Lam Research fails to issue a press release reaffirming the recommendation of the Lam Research Board that the Lam Research stockholders approve the Share Issuance proposal within 10 business days following KLA-Tencor’s written request to issue such press release; or (5) Lam Research willfully breaches its covenant not to seek an acquisition proposal in any material respect in any material respect; or

•	by Lam Research in order to enter into an agreement with respect to a superior proposal.

Expenses and Termination Fees; Liability for Breach

Each party shall pay all fees and expenses incurred by it in connection with the transaction, except that the parties will share equally all fees and expenses in relation to printing, filing and distribution of this joint proxy statement/prospectus, all SEC and other regulatory filing fees incurred in connection with this joint proxy statement/prospectus and the registration statements of which it is a part, and any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar taxes.

If the merger agreement is validly terminated, the merger agreement will become null and void and there will be no liability on the part of any party, except as expressly set forth therein, provided that no such termination will relieve any party from liability for any fraud or willful breach of its representations, warranties, covenants or agreements under the merger agreement.

Lam Research will be obligated to pay a termination fee of $290 million to KLA-Tencor if:

•	Lam Research terminated the merger agreement in order to enter into an agreement with respect to a superior proposal;

•

KLA-Tencor terminates the merger agreement because (1) the Lam Research Board has withdrawn its recommendation that the Lam Research stockholders approve the Share Issuance proposal; (2) Lam Research fails to include in this joint proxy statement/prospectus the recommendation of the Lam Research Board that the Lam Research stockholders approve the Share Issuance proposal; (3) Lam Research has failed to make a statement in opposition and recommend rejection to Lam Research’s stockholders of a tender or exchange offer initiated by a third party within 10 business days after such tender or exchange offer has been published, sent or given by such third party; (4) an acquisition proposal by a third party has been publicly announced and Lam Research fails to issue a press release reaffirming the recommendation of the Lam Research Board that the Lam Research stockholders approve the Share Issuance proposal within 10 business days following KLA-Tencor’s written request to issue such press release or (5) Lam Research willfully breaches its covenant not to seek an acquisition proposal in any material respect in any material respect;

•

(1) Lam Research or KLA-Tencor terminate the merger agreement because the Lam Research stockholders failed to approve the Share Issuance proposal before the outside date; (2) before the taking of the vote by the Lam Research stockholders on the Share Issuance proposal, an acquisition proposal for Lam Research has been publicly announced and not withdrawn or otherwise abandoned and (3) either (a) Lam Research consummates a transaction in which a third party acquires beneficial ownership of at least 50% of Lam Research’s assets (on a consolidated basis) or at least 50% of the equity interest in Lam Research (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise) within 12 months after such termination or (b) Lam Research enters into a definitive agreement providing for an acquisition proposal within 12 months after such termination and such acquisition proposal is subsequently consummated; or

•

Lam Research or KLA-Tencor terminates the merger agreement because (1) the Lam Research stockholders failed to approve the Share Issuance proposal; (2) an acquisition proposal was publicly disclosed and not publicly, irrevocably withdrawn prior to the date of the Lam Research special meeting to approve the Share Issuance proposal; and (3) at such time KLA-Tencor had the right to terminate the merger agreement because an acquisition proposal was publicly disclosed and not publicly, irrevocably withdrawn prior to the date of the Lam Research special meeting to approve the Share Issuance proposal.

KLA-Tencor will be obligated to pay a termination fee of $290 million to Lam Research if:

•	KLA-Tencor terminates the merger agreement in order to enter into an agreement with respect to a superior proposal;

•

Lam Research terminates the merger agreement because (1) the KLA-Tencor Board has withdrawn its recommendation that the KLA-Tencor stockholders approve the Merger proposal; (2) KLA-Tencor fails to include in this joint proxy statement/prospectus the recommendation of the KLA-Tencor Board that the KLA-Tencor stockholders approve the Merger proposal; (3) KLA-Tencor has failed to make a statement in opposition and recommend rejection to the KLA-Tencor stockholders of a tender or exchange offer initiated by a third party within 10 business days after such tender or exchange offer has been published, sent or given by such third party; (4) an acquisition proposal by a third party has been publicly announced and KLA-Tencor fails to issue a press release reaffirming the recommendation of the KLA-Tencor Board that the KLA-Tencor stockholders approve the Merger proposal within 10 business days following Lam Research’s written request to issue such press release; or (5) KLA-Tencor willfully breaches its covenant not to seek an acquisition proposal in any material respect;

•

(1) KLA-Tencor or Lam Research terminates the merger agreement because the KLA-Tencor stockholders failed to approve the Merger proposal before the outside date; (2) before the taking of the vote by the KLA-Tencor stockholders on the Merger proposal, an acquisition proposal for KLA-Tencor has been publicly announced and not withdrawn or otherwise abandoned; and (3) either (a) KLA-Tencor consummates a transaction in which a third party acquires beneficial ownership of at least 50% of KLA-Tencor’s assets (on a consolidated basis) or at least 50% of the equity interest in KLA-Tencor (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise) within 12 months after such termination or (b) KLA-Tencor enters into a definitive agreement providing for an acquisition proposal within 12 months after such termination and such acquisition proposal is subsequently consummated; or

•

KLA-Tencor or Lam Research terminates the merger agreement because (1) the KLA-Tencor stockholders failed to approve the Merger proposal; (2) an acquisition proposal was publicly disclosed and not publicly, irrevocably withdrawn prior to the date of the KLA-Tencor special meeting to approve the Merger proposal; and (3) at such time Lam Research had the right to terminate the merger agreement because an acquisition proposal was publicly disclosed and not publicly, irrevocably withdrawn prior to the date of the KLA-Tencor special meeting to approve the Merger proposal.

Amendments, Extensions and Waivers

The merger agreement may be amended by the parties at any time by execution of a written instrument, except that after (1) the approval of the Merger proposal by the KLA-Tencor stockholders or (2) the approval of the Share Issuance proposal by the Lam Research stockholders, no amendment may be made that requires the approval of such stockholders under applicable law without such approval, and except that certain provisions of the merger agreement may not be amended, supplemented, waived or otherwise modified in a manner that is adverse to the sources of the debt financing without their consent.

At any time prior to the effective time of the merger, any party may (1) extend the time for performance of any obligations or other acts of the other party; (2) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement; and (3) waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

No Third Party Beneficiaries

The merger agreement is not intended to confer upon you or any person other than Lam Research, KLA-Tencor, Merger Sub 1 and Merger Sub 2 any rights or remedies, except with the respect to the rights to indemnification and liability insurance coverage after the completion of the merger for the current and former directors, officers and employees of KLA-Tencor described above in the section entitled “—Other Covenants and Agreements” above and except that the sources of the debt financing are beneficiaries of certain provisions related to the debt financing.

Specific Performance

Lam Research and KLA-Tencor acknowledged and agreed in the merger agreement that irreparable injury would occur in the event any provision of the merger agreement were not performed in accordance with its specific terms or were otherwise breached. Lam Research and KLA-Tencor further agreed that each party is entitled to an injunction or injunctions, without the necessity of proving the inadequacy of damages as a remedy and without the necessity of posting any bond or other security, to prevent or remedy breaches or threatened breaches of the merger agreement by the other party and to enforce specifically the terms and provisions of the merger agreement.

Governing Law

The merger agreement is governed by Delaware law, except as provided with respect to certain matters related to financing.

REGULATORY CLEARANCES REQUIRED FOR THE MERGER

Lam Research and KLA-Tencor are required to submit notifications to various competition authorities prior to completing the merger. Under the HSR Act, Lam Research and KLA-Tencor must file notifications with the Federal Trade Commission and the Antitrust Division of the Department of Justice and observe a mandatory pre-merger waiting period before completing the merger. In addition, Lam Research and KLA-Tencor are required to submit notifications with competition authorities in China, Germany, Ireland, Israel, Japan, Korea and Taiwan.

Although Lam Research and KLA-Tencor expect to obtain all required regulatory clearances, Lam Research and KLA-Tencor cannot assure you that the antitrust regulators or other government agencies, including state attorneys general or private parties, will not initiate actions to challenge the merger before or after it is completed. Any such challenge to the merger could result in an administrative or court order enjoining the merger or in restrictions or conditions that would have a material adverse effect on the combined company if the merger is completed. Such restrictions and conditions could include requiring the divestiture or spin-off of assets or businesses, the required licensing of intellectual property rights, or limitations on the ability of the combined company to operate its business as it sees fit. Neither Lam Research nor KLA-Tencor can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the exchange of shares of KLA-Tencor common stock for shares of Lam Research common stock, cash, or a combination thereof in the merger.

This discussion addresses only “U.S. holders” of KLA-Tencor common stock, meaning persons who hold that stock as a capital asset and are “U.S. persons,” as defined for U.S. federal income tax purposes. For these purposes a “U.S. person” is:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States, if one or more U.S. persons have the authority to control all of its substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not address any non-income tax or any foreign, state or local tax consequences of the mergers. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder of KLA-Tencor common stock in light of that U.S. holder’s particular circumstances or to a U.S. holder subject to special rules (such as a company that accumulates earnings to avoid U.S. federal income tax, a financial institution, a broker or dealer in securities, an insurance company, a regulated investment company, a real estate investment trust, a tax-exempt organization, a person who holds KLA-Tencor common stock as part of a hedging or conversion transaction or as part of a short-sale or straddle, a partnership or other pass-through entity for U.S. federal tax purposes, a holder of KLA-Tencor common stock who exercises appraisal rights or a person who acquired KLA-Tencor common stock pursuant to the exercise of options or otherwise as compensation). This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect.

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal tax purposes) holds KLA-Tencor common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Any partnership or entity or arrangement treated as a partnership for U.S. federal tax purposes that holds KLA-Tencor common stock, and the partners in such partnership, should consult their own tax advisors.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

General

It is a condition to the completion of the mergers that Jones Day, tax counsel to Lam Research, deliver an opinion to Lam Research, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, tax counsel to KLA-Tencor, deliver an opinion to KLA-Tencor, in each case dated on the closing date of the mergers, to the effect that the mergers will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Each party may waive the requirement to receive an opinion from its tax counsel as a condition to such party’s obligation to complete the mergers. Neither Lam Research nor KLA-Tencor intends to waive this condition.

The opinions regarding the mergers will not address any state, local or foreign tax consequences of the mergers. The opinions will be based on certain assumptions and representations as to factual matters from each of Lam Research and KLA-Tencor, as well as certain covenants and undertakings by each of Lam Research and KLA-Tencor, each substantially in the forms set forth in the disclosure letters attached to the merger agreement. If any of these assumptions, representations, covenants or undertakings is incorrect, incomplete, inaccurate or is violated prior to the effective time of the merger, one or both of the opinion may not be delivered, and if delivered, the conclusions reached by counsel in their opinions cannot be relied upon. In such case, the tax consequences of the mergers could differ from those described in this joint proxy statement/prospectus. Neither Lam Research nor KLA-Tencor is currently aware of any facts or circumstances that would cause any of the assumptions, representations, covenants or undertakings set forth in the form letters attached to the merger agreement to be incorrect, incomplete, inaccurate or violated.

An opinion of counsel represents such counsel’s best legal judgment but is not binding on the IRS or any court, so there can be no certainty that the IRS will not challenge the conclusions reflected in the opinion or that a court would not sustain such a challenge. Neither Lam Research nor KLA-Tencor intends to obtain a private letter ruling from the IRS on the tax consequences of the mergers. If the IRS were to successfully challenge the “reorganization” status of the mergers, a U.S. holder of KLA-Tencor common stock would recognize taxable gain or loss for U.S. federal income tax purposes upon the exchange of KLA-Tencor common stock for Lam Research common stock, cash, or a combination thereof pursuant to the merger.

Assuming that the mergers qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences to U.S. holders of KLA-Tencor common stock who receive shares of Lam Research common stock, cash or a combination thereof in the merger generally will be as follows.

Exchange of KLA-Tencor common stock solely for Lam Research common stock

Except as discussed below in the section entitled “—Cash in Lieu of Fractional Shares,” a U.S. holder who surrenders all of its shares of KLA-Tencor common stock solely in exchange for shares of Lam Research common stock in the merger generally will not recognize gain or loss in connection with such exchange.

A U.S. holder’s aggregate tax basis in the Lam Research common stock received in the merger, including any fractional share deemed received by the U.S. holder as discussed below in the section entitled “—Cash in Lieu of Fractional Shares,” generally will equal such U.S. holder’s aggregate tax basis in the KLA-Tencor common stock surrendered by such U.S. holder in the merger. The holding period for the shares of Lam Research common stock received by such U.S. holder in the merger, including any fractional share deemed received by the U.S. holder as discussed below in “—Cash in Lieu of Fractional Shares,” generally will include the holding period for the shares of KLA-Tencor common stock exchanged therefor.

Exchange of KLA-Tencor common stock solely for cash

A U.S. holder who surrenders all of its shares of KLA-Tencor common stock solely in exchange for cash in the merger generally will recognize capital gain or loss equal to the difference between the amount of cash received by such U.S. holder and the U.S. holder’s adjusted tax basis in the KLA-Tencor common stock exchanged therefor.

Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder held the shares of KLA-Tencor common stock for more than one year at the effective time of the merger. Currently, long-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 20% and short-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 39.6% (in each case, without regard to the net investment income tax discussed below in the section entitled “—Medicare Net Investment Income Tax”). The deductibility of capital losses is subject to limitations.

Exchange of KLA-Tencor common stock for a combination of Lam Research common stock and cash

Except as discussed below in the section entitled “—Cash in Lieu of Fractional Shares,” a U.S. holder who surrenders shares of KLA-Tencor common stock in exchange for a combination of Lam Research common stock and cash generally will recognize gain (but not loss) equal to the lesser of:

(1)	the excess, if any, of the cash plus the fair market value of any Lam Research common stock received (including such fractional share for which cash was paid) in the merger, over such U.S. holder’s adjusted tax basis in the shares of KLA-Tencor common stock surrendered by such U.S. holder in the merger, and

(2)	the cash received by such U.S. holder in the merger (other than cash received in lieu of any fractional share of Lam Research common stock).

For purposes of this calculation, the fair market value of Lam Research common stock is based on the trading price of that stock on the date of the merger, rather than on the five-day volume-weighted average price used in calculating the number of shares of Lam Research common stock to be issued to the U.S. holder.

In the case of any U.S. holder who acquired different blocks of KLA-Tencor common stock at different times and at different prices, any realized gain or loss will be determined separately for each identifiable block of shares surrendered in the merger, and a loss realized on the exchange of one block of shares cannot be used to offset a gain realized on the exchange of another block of shares. Such U.S. holder should consult its tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of KLA-Tencor common stock surrendered in the merger.

Any capital gain generally will be long-term capital gain if the U.S. holder held the shares of KLA-Tencor common stock for more than one year at the effective time of the merger. Currently, long-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 20% and short-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 39.6% (in each case, without regard to the net investment income tax discussed below in the section entitled “—Medicare Net Investment Income Tax”). In some limited cases where the U.S. holder actually or constructively owns Lam Research common stock before the merger, such gain may be treated as having the effect of the distribution of a dividend to such U.S. holder under the tests set forth in Section 302 of the Code, in which case such gain would be treated as ordinary dividend income. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. holder. Consequently, each U.S. holder that may be subject to these rules should consult its tax advisor as to their application to the particular facts relevant to such U.S. holder.

Generally, a U.S. holder’s aggregate tax basis in the Lam Research common stock received by such U.S. holder in the merger, including any fractional share deemed received by the U.S. holder under the treatment discussed below in the section entitled “—Cash in Lieu of Fractional Shares,” will equal such U.S. holder’s aggregate tax basis in the KLA-Tencor common stock surrendered in the merger, increased by the amount of taxable gain or dividend income, if any, recognized by such U.S. holder in the merger (other than with respect to any gain recognized on the receipt of cash in lieu of any fractional share of Lam Research common stock), and decreased by the amount of cash, if any, received by such U.S. holder in the merger (other than any cash received in lieu of any fractional share of Lam Research common stock). The holding period for the shares of Lam Research common stock received in the merger, including any fractional share deemed received by the U.S. holder under the treatment discussed below in the section entitled “—Cash in Lieu of Fractional Shares,” generally will include the holding period for the shares of KLA-Tencor common stock exchanged therefor.

Cash in Lieu of Fractional Shares

No fractional shares of Lam Research common stock will be issued to holders of KLA-Tencor common stock pursuant to the mergers. A U.S. holder that receives cash in lieu of any fractional share of Lam Research common stock in connection with the merger will generally recognize capital gain or loss measured by the difference between the cash received for such fractional share and the U.S. holder’s tax basis in the fractional share. Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder held the shares of KLA-Tencor common stock for more than one year at the effective time of the merger. Currently, long-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 20% and short-term capital gains of an individual generally are subject to a maximum U.S. federal income tax rate of 39.6% (in each case, without regard to the net investment income tax discussed below in the section entitled “—Medicare Net Investment Income Tax”).

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, may apply with respect to certain payments unless the holder of the KLA-Tencor common stock receiving such payments (1) is an exempt holder (including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts) who, when required, provides certification as to its status; or (2) provides a certificate containing the holder’s name, address, correct U.S. federal taxpayer identification number and a statement that the holder is exempt from backup withholding. Additional information regarding the required certifications will be provided in the Letter of Transmittal to holders of KLA-Tencor common stock shortly before the merger is effected.

A U.S. holder of KLA-Tencor common stock who does not provide Lam Research (or the exchange agent) with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided that the holder timely furnishes certain required information to the IRS.

Reporting Requirements

Each U.S. holder of KLA-Tencor common stock who receives shares of Lam Research common stock in the merger is required to retain records pertaining to the merger pursuant to Treasury Regulations Section 1.368-3(d). U.S. holders who hold 5 percent or more (by vote or value) of the KLA-Tencor common stock immediately prior to the merger or who hold KLA-Tencor common stock with a basis of $1 million or more will also generally be required to file a statement that contains the information listed in Treasury Regulations Section 1.368-3(b) with their U.S. federal income tax returns for the year of the mergers. Such statement must include the U.S. holder’s basis in the shares of KLA-Tencor common stock surrendered in the merger and other information regarding the mergers.

Medicare Net Investment Income Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of:

(1)	the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year, and

(2)	the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances).

For this purpose, net investment income generally includes dividend and net capital gain income, for example, net capital gain recognized with respect to a disposition of shares of KLA-Tencor common stock pursuant to the merger, unless such dividend income or net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, please consult your tax advisors regarding the applicability of the net investment income tax with respect to your disposition of shares of KLA-Tencor common stock pursuant to the merger.

Consequences to Lam Research, KLA-Tencor, Merger Sub 1 and Merger Sub 2

None of Lam Research, KLA-Tencor, Merger Sub 1 or Merger Sub 2 will recognize any gain or loss for U.S. federal income tax purposes as a result of the mergers.

ACCOUNTING TREATMENT

Lam Research prepares its financial statements under existing GAAP standards, which are subject to change and interpretation. The mergers will be accounted for using the acquisition method of accounting with Lam Research being considered the acquiror of KLA-Tencor for accounting purposes. This means that Lam Research will allocate the purchase price to the fair value of KLA-Tencor’s tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price being recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is tested for impairment at least annually.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following sets forth certain unaudited pro forma condensed combined financial information giving effect to the planned merger of Lam Research and KLA-Tencor. The unaudited pro forma condensed combined financial information set forth below has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined balance sheet assumes that the merger took place on September 27, 2015 and combines Lam Research’s September 27, 2015 consolidated balance sheet with KLA-Tencor’s September 30, 2015 consolidated balance sheet.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 28, 2015 assumes that the merger took place on June 30, 2014. Lam Research’s audited consolidated statement of operations for the fiscal year ended June 28, 2015 has been combined with KLA-Tencor’s audited consolidated statement of operations for the fiscal year ended June 30, 2015.

The unaudited pro forma condensed combined statement of operations for the three months ended September 27, 2015 also assumes that the merger took place on June 30, 2014. Lam Research’s unaudited consolidated statement of operations for the three months ended September 27, 2015 has been combined with KLA-Tencor’s unaudited consolidated statement of operation for the three months ended September 30, 2015.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of Lam Research and KLA-Tencor for the applicable periods, which are incorporated by reference into this joint proxy statement/prospectus:

•

Separate historical financial statements of Lam Research as of and for the year ended June 28, 2015 and the related notes included in Lam Research’s Annual report on Form 10-K for the year ended June 28, 2015;

•

Separate historical financial statements of KLA-Tencor as of and for the year ended June 30, 2015 and the related notes included in KLA-Tencor’s Annual report on Form 10-K for the year ended June 30, 2015;

•

Separate historical financial statements of Lam Research as of and for the three months ended September 27, 2015 and the related notes included in Lam Research’s Quarterly Report on Form 10-Q for the period ended September 27, 2015; and

•

Separate historical financial statements of KLA-Tencor as of and for the three months ended September 30, 2015 and the related notes included in KLA-Tencor’s Quarterly Report on Form 10-Q for the period ended September 30, 2015.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing GAAP standards, which are subject to change and interpretation. Lam Research has been treated as the acquiror in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger, the costs to combine the operations of Lam Research and KLA-Tencor or the costs necessary to achieve any of the foregoing cost savings, operating synergies and revenue enhancements.

Lam Research Corporation and KLA-Tencor Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 28, 2015

(in thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Lam	KLA-Tencor
Revenue	$5,259,312	$2,814,049	$(4,401)	A	$8,068,960
Cost of goods sold	2,974,976	1,215,229	302,278	A, B, C, D	4,492,483

Gross Margin	2,284,336	1,598,820	(306,679)		3,576,477

Research and development	825,242	530,616	(13,749)	B, C, D	1,342,109
Selling, general and administrative	591,611	406,864	345,667	B, C, D	1,344,142
Goodwill impairment	79,444	—	—		79,444

Total operating expenses	1,496,297	937,480	331,918		2,765,695

Operating Income	788,039	661,340	(638,597)		810,782

Interest Expense	(73,682)	(106,009)	(151,858)	E, F	(331,549)
Other (expense) income, net	26,493	(121,200)	—		(94,707)

Income before income taxes	740,850	434,131	(790,455)		384,526
Income tax (expense) benefit	(85,273)	(67,973)	197,238	G	43,992

Net income	$655,577	$366,158	$(593,217)		$428,518

Net income per share:
Basic	$4.11	$2.26		H	$1.79

Diluted	$3.70	$2.24		H	$1.67

Number of shares used in per share calculations
Basic	159,629	162,282			238,915
Diluted	177,067	163,701			256,879

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 6—Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations.

Lam Research Corporation and KLA-Tencor Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended September 27, 2015

(in thousands, except per share data)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Lam	KLA-Tencor
Revenue	$1,600,043	$642,644	$(2,820)	A	$2,239,867
Cost of goods sold	877,680	270,244	74,929	A, B, C, D	1,222,853

Gross margin	722,363	372,400	(77,749)		1,017,014

Research and development	234,209	119,943	(2,985)	B, C, D	351,167
Selling, general and administrative	152,726	91,663	87,265	B, C, D	331,654

Total operating expenses	386,935	211,606	84,280		682,821

Operating Income	335,428	160,794	(162,029)		334,193

Interest Expense	(24,661)	(30,564)	(36,294)	E, F	(91,519)
Other (expense) income, net	(2,460)	4,069	—		1,609

Income before income taxes	308,307	134,299	(198,323)		244,283
Income tax (expense) benefit	(19,628)	(29,402)	49,608	G	578

Net income	$288,679	$104,897	$(148,715)		$244,861

Net income per share:
Basic	$1.82	$0.67		H	$1.03

Diluted	$1.66	$0.66		H	$0.96

Number of shares used in per share calculations
Basic	158,352	156,820			237,638
Diluted	174,374	157,984			254,186

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 6—Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations.

Lam Research Corporation and KLA-Tencor Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

September 27, 2015

(in thousands)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Lam	KLA-Tencor
ASSETS
Current assets:
Cash and cash equivalents	$1,744,325	$763,697	$(1,922,448)	A	$585,574
Short-term investments	2,587,474	1,505,750	—		4,093,224
Accounts receivable, net	1,088,942	460,813	—		1,549,755
Inventories	916,683	650,496	534,504	B	2,101,683
Prepaid expenses and other current assets	178,557	294,662	(129,751)	C, D	343,468

Total current assets	6,515,981	3,675,418	(1,517,695)		8,673,704

Property and equipment, net	636,769	302,868	148,348	E	1,087,985
Restricted cash and investments	183,455	—	—		183,455
Goodwill	1,387,213	335,218	5,504,623	F	7,227,054
Intangible assets, net	688,951	8,242	5,621,758	G	6,318,951
Other assets	182,062	249,577	(23,209)	C, D	408,430

Total assets	$9,594,431	$4,571,323	$9,733,825		$23,899,579

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$254,331	$107,363	$—		$361,694
Accrued expenses and other current liabilities	733,233	609,990	(11,994)	P	1,331,229
Deferred profit	324,985	197,888	(127,888)	H	394,985
Current portion of long-term debt	969,392	—	145,000	I	1,114,392

Total current liabilities	2,281,941	915,241	5,118		3,202,300

Long-term liabilities:
Long-term debt	1,400,615	3,151,046	3,130,334	I, L, N	7,681,995
Income taxes payable	247,448	16,400	—		263,848
Other long-term liabilities	127,607	194,195	1,289,234	D, H	1,611,036

Total liabilities	4,057,611	4,276,882	4,424,686		12,759,179

Temporary equity, convertible notes	178,665	—	—		178,665

Shareholders’ equity:
Common stock	158	385,633	5,247,418	J, K	5,633,209
Additional paid-in capital	5,479,238	—	33,199	O	5,512,437
Treasury stock, at cost	(4,395,980)	—	—		(4,395,980)
Accumulated other comprehensive loss	(62,958)	(46,137)	46,137	J	(62,958)
Retained earnings (accumulated deficit)	4,337,697	(45,055)	(17,615)	D, J, M	4,275,027

Total shareholders’ equity	5,358,155	294,441	5,309,139		10,961,735

Total liabilities and shareholders’ equity	$9,594,431	$4,571,323	$9,733,825		$23,899,579

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 7—Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Description of Transaction

On October 20, 2015, Lam Research entered into an Agreement and Plan of Merger and Reorganization with KLA-Tencor, under which KLA-Tencor will ultimately become a direct or indirect wholly-owned subsidiary of Lam Research.

As a result of the merger, Lam Research will pay cash and issue common stock and equity-based awards, subject to certain exceptions, as follows:

•	each KLA-Tencor stockholder may elect to receive, for all shares of KLA-Tencor common stock held, one of the following forms of merger consideration, which will be payable on a per share basis:

•	“mixed consideration,” consisting of 0.5 shares of Lam Research common stock and $32.00 in cash;

•

“all-stock consideration,” consisting of (1) a number of shares of Lam Research common stock equal to 0.5 plus (2) a number of shares of Lam Research common stock equal to $32.00 divided by the five-trading day VWAP, subject to proration; or

•	“all-cash consideration,” consisting of (1) $32.00 in cash plus (2) an amount in cash equal to 0.5 times the five-trading day VWAP, subject to proration;

•

each then-unvested KLA-Tencor RSU (including performance-based restricted stock units) that is held by a continuing service provider will be converted into a Lam Research RSU with economically equivalent terms as applied immediately prior to the effective time of the merger;

•

each share of KLA-Tencor common stock underlying KLA-Tencor RSUs that is vested (after taking into account any acceleration of vesting that occurs at the effective time of the merger) but as to which such share of stock has not yet been issued will be issued as of immediately prior to the effective time of the merger, treated as KLA-Tencor common stock in the merger and converted into the right to receive the merger consideration; and

•

each KLA-Tencor stock option will be cancelled and converted into the right to receive an amount of cash (without interest) equal to the product of (a) the number of shares of KLA-Tencor common stock subject to such KLA-Tencor stock option multiplied by (b) (i) the all-cash consideration less (ii) the exercise price per share for such KLA-Tencor option.

At the effective time of the merger, each KLA-Tencor RSU that is unvested and held by an individual who is not a continuing service provider will be cancelled without payment of any consideration.

Lam Research has entered into (1) a senior unsecured term loan agreement which provides up to $900 million in term loans, subject to certain conditions; and (2) a debt commitment letter which provides for a senior unsecured 364-day bridge facility in a principal amount of up to $3.3 billion, subject to certain conditions. Lam Research has also entered into an amendment and restatement of its existing revolving credit agreement pursuant to which, among other things, the revolving lenders agreed to increase their aggregate commitments under the revolving credit agreement from $300 million to $750 million.

Lam Research intends to fund the cash component of the merger consideration and related fees and expenses and to prepay KLA-Tencor’s term loan of approximately $671 million with a combination of approximately $1.9 billion of the combined companies’ balance sheet cash and proceeds of approximately $3.9 billion under the term loans, the revolving credit agreement and from the issuance of debt securities or, to the extent necessary, borrowings under the bridge facility. Lam Research also expects to guarantee KLA-Tencor’s existing notes in the aggregate principal amount of $2.5 billion.

Lam Research intends to pursue financing that would replace or supplement financing available under the bridge facility. There can be no assurance that any replacement or supplemental financing will be available to Lam Research at all or on acceptable terms.

Completion of the merger is subject to certain closing conditions, including but not limited to approval of the issuance of shares of Lam Research common stock to KLA-Tencor stockholders by the Lam Research stockholders, approval of the merger, the merger agreement and the principal terms thereof by the KLA-Tencor stockholders, receipt of all required regulatory approvals, and other customary conditions. The merger agreement contains certain termination rights for both Lam Research and KLA-Tencor and further provides that, Lam Research or KLA-Tencor, as applicable, may be required to pay a termination fee of $290 million.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of Lam Research and KLA-Tencor. All unaudited pro forma condensed combined financial statements use Lam Research’s period end dates.

The acquisition method of accounting is based on Accounting Standards Codification (ASC) Topic 805, Business Combinations, which uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements and Disclosures.

ASC Topic 805 requires, among other things, that assets and liabilities acquired be recognized at their fair values as of the acquisition date. Financial statements of Lam Research issued after completion of the merger will reflect such fair values, measured as of the acquisition date, which may be different than the estimated fair values included in these unaudited pro forma condensed combined financial statements. The financial statements of Lam Research issued after the completion of the merger will not be retroactively restated to reflect the historical financial position or results of operations of KLA-Tencor. In addition, ASC Topic 805 establishes that the consideration transferred be measured at the closing date of the merger at the then-current market price, which will likely result in a purchase price that is different from the amount assumed in these unaudited pro forma condensed combined financial statements.

ASC Topic 820, defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers unrelated to Lam Research in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Lam Research may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Lam Research’s intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under ASC 805, acquisition-related transaction costs (such as advisory, legal, valuation, and other professional fees) are not included as a component of consideration transferred and are excluded from the unaudited pro forma condensed combined statements of operations. Such costs will be expensed in the historical statements of operations in the period incurred. Lam Research and KLA-Tencor expect to incur total acquisition-related transaction costs of approximately $85.0 million and $63.0 million, respectively. As discussed in Note 7(M), Lam Research’s transaction costs have been included in the unaudited pro forma condensed combined balance sheet as of September 27, 2015 and KLA-Tencor’s transaction costs have not been included.

3. Accounting Policies

As part of preparing the unaudited pro forma condensed combined financial statements, Lam Research conducted an initial review of the accounting policies of KLA-Tencor to determine if differences in accounting policies require recasting or reclassification of results of operations or reclassification of assets or liabilities to conform to Lam Research’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Lam Research did not become aware of any material differences between accounting policies of Lam Research and KLA-Tencor except for certain reclassifications necessary to conform to Lam Research’s financial statement presentation. The reclassifications made in the preparation of the unaudited pro forma condensed combined financial statements are presented in Notes 6 and 7.

Upon consummation of the merger, a more comprehensive review of the accounting policies of KLA-Tencor will be performed, which may identify other differences among the accounting policies of Lam Research and KLA-Tencor that, when conformed, could have an impact on the unaudited pro forma condensed combined financial statements.

4. Estimate of Consideration Expected to be Transferred

The following is a preliminary estimate of consideration expected to be transferred to effect the acquisition of KLA-Tencor:

(in thousands, except per share amounts)	Conversion Calculation	Estimated Fair Value
KLA-Tencor outstanding stock at September 30, 2015	155,945,694
KLA-Tencor vested stock awards	1,160,758

Total KLA-Tencor Shares	157,106,452

Exchange ratio	0.50

Lam common stock to be issued	78,553,226

Per share price of Lam common stock as of January 7, 2016	$71.71
Estimated fair value of Lam common stock to be issued		$5,633,052
Cash to be paid		5,039,408
Cash paid on behalf of KLA-Tencor to terminate existing term loan		671,250
Vested restricted stock units and performance restricted stock units consideration		21,205

Estimated purchase price consideration(1)		$11,364,915

(1)	The estimated consideration expected to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent what the actual consideration transferred will be when the merger is completed. In accordance with ASC Topic 805, the fair value of equity securities issued as part of the consideration transferred will be measured on the closing date of the merger at the then-current market price. This requirement will likely result in a per share equity component different from the $71.71 closing price of Lam Research common stock on January 7, 2016 that is assumed in these unaudited pro forma condensed combined financial statements, and that difference may be material. Lam Research believes that an increase or decrease by as much as 10% in the Lam Research common stock price on the closing date of the merger from the common stock price assumed in these unaudited pro forma condensed combined financial statements is reasonably possible based upon the recent history of Lam Research’s common stock price. A change in the estimated fair value of Lam Research’s share price of 10% would increase or decrease the consideration paid as follows, with a corresponding increase or decrease in the goodwill recorded in connection with the merger.

Sensitivity of common stock price

% change in common stock price	-10%	10%
Stock price	$64.54	$78.88
Change in consideration transferred	$(565,218)	$565,183

5. Estimate of Assets to be Acquired and Liabilities to be Assumed

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Lam Research in the merger, reconciled to the estimate of consideration expected to be transferred:

(in thousands)
Net book value of assets acquired as of September 27, 2015	$294,441
Less: write off of existing KLA-Tencor goodwill	(335,218)
Less: write off of existing KLA-Tencor intangible assets	(8,242)
Add: KLA-Tencor term loan	671,250

Adjusted net book value of assets acquired as of September 27, 2015	$622,231

Adjustments:
Property and equipment	$148,348
Identifiable intangible assets	5,630,000
Inventory	534,504
Debt issuance costs	(16,583)
Deferred revenue	152,858
Deferred taxes	(1,546,284)
Goodwill	5,839,841

Total net assets acquired	$11,364,915

The preliminary valuation of assets acquired and liabilities assumed performed for the purposes of these unaudited pro forma condensed combined financial statements was primarily limited to the identification and valuation of intangible assets, property and equipment, inventory, deferred revenue and taxes. Lam Research believes this was an appropriate approach based on a review of similar acquisitions, which appeared to indicate that the most significant and material portion of the purchase price would be allocated to identifiable intangible assets. Lam Research will continue to refine its identification and valuation of assets to be acquired and the liabilities to be assumed as further information becomes available.

The following is a discussion of the adjustments made to KLA-Tencor’s assets and liabilities in connection with the preparation of these unaudited pro forma condensed combined financial statements:

Property and equipment: As of the effective time of the merger, property, equipment and software is required to be measured at fair value, unless those assets are classified as held-for-sale on the acquisition date. The acquired assets can include assets that are not intended to be used or sold, or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, the fair value of property and equipment has been determined primarily through the use of either the sales comparison method or the depreciated replacement cost method. The sales comparison method is a form of the “market approach” in which the value of the asset is estimated based on the market price of an asset of comparable features such as location and size. The depreciated replacement cost method is a form of the “cost approach” in which the value of the asset is estimated based on the cost to replace the asset with an asset of comparable utility and adjusting for physical deterioration, functional obsolescence and economic obsolescence.

Lam Research does not have sufficient information at this time as to the specific types, nature, age, condition or location of these assets to perform a final valuation. However, for the purposes of these unaudited pro forma condensed combined financial statements, using currently available information, such as

KLA-Tencor’s balance sheet, fixed asset register, high-level discussions with company management, real estate information and certain other high-level assumptions, the fair value of property and equipment were estimated by Lam Research management and were as follows:

(in thousands, except years)	Estimated Average Useful Lives (years)	Estimated Fair Value September 27, 2015
Land	—	$40,388
Buildings and improvements	20 - 40	120,000
Leasehold improvements	8 - 12	105,000
Machinery and equipment	3 - 8	145,900
Computer & Office Equipment	2 - 5	19,000
Computer software	2 - 5	6,400
Furniture & Fixtures	6 - 8	9,600
Contstruction in progress	—	4,928

Total		$451,216

These preliminary estimates of fair value and weighted-average useful life will likely be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma condensed combined financial statements.

Intangible assets: As of the effective time of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used in a manner that represents their highest and best use. Based on internal assessments as well as discussions with KLA-Tencor, Lam Research identified the following significant intangible assets: customer relationships, technology, and in-process research and development.

For purposes of these unaudited pro forma condensed combined financial statements, the fair value of these intangible assets has been determined primarily through the use of the “income approach,” which requires an estimate or forecast of all the expected future cash flows through the use of either the multi-period excess earnings method or the relief-from-royalty method.

At this time, Lam Research does not have sufficient information as to the amount, timing and risk of the estimated future cash flows needed to perform a final valuation of customer relationships, technology, backlog, or in-process research and development. Some of the more significant assumptions inherent in the development of estimated cash flows, from the perspective of a market participant, include: the amount and timing of projected future cash flows (including revenue, cost of revenue, sales and marketing expenses, working capital, capital expenditures and contributory asset charges) and the discount rate selected to measure the risks inherent in the projections of future cash flows. However, for the purposes of these unaudited pro forma condensed combined financial statements, using currently available information, such as KLA-Tencor’s historical and projected revenues, customer attrition rates, cost structure and certain other high-level assumptions, the fair value of the customer relationships, technology, backlog, and in-process research and development were estimated by Lam Research management.

These preliminary estimates of fair value and weighted-average useful life will likely be different from the final acquisition accounting, and the difference could have a material impact on the accompanying pro forma condensed combined financial statements. Once Lam Research has full access to the specifics of KLA-Tencor’s intangible assets, additional insight will be gained that could impact: (i) the estimated total value assigned to intangible assets, and (ii) the estimated useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be impacted by a variety of factors that may become known to Lam

Research only upon access to additional information and/or changes in such factors that may occur prior to the effective time of the merger. For each $100 million change in the fair value of identifiable intangible assets, there could be an annual change in amortization expense—increase or decrease—of approximately $12.7 million ($3.2 million per quarter), assuming a weighted-average useful life of 8 years.

Inventory: As of the effective time of the merger, inventory is required to be measured at fair value. KLA-Tencor’s inventory consists of raw materials, work in process, finished goods and spare parts. For purposes of these unaudited pro forma condensed combined financial statements, the preliminary fair value of inventory has been determined based on currently available information and certain high-level assumptions and may be different from the final acquisition accounting, and the difference could have an impact on the accompanying pro forma condensed combined financial statements. Raw materials were valued based on KLA-Tencor’s current net book values. Work in process, finished goods and spare parts were valued using the comparative sales method, which estimates the expected sales price of the subject inventory, reduced for all costs expected to be incurred in its completion (for work in process), disposition and a profit on those efforts.

Deferred revenue: Deferred revenue in the context of a business combination represents an obligation to provide future products or services to a customer when payment for such products or services has been made prior to the products being delivered or services being rendered. A certain portion of KLA-Tencor’s deferred revenue is for tools that have been delivered to the customer and for which KLA-Tencor is awaiting installation or customer acceptance. Therefore there are only minimal future costs required to secure customer acceptance of the tools. Accordingly, Lam Research reduced the balance of deferred revenue as of September 27, 2015 by $152.9 million for the preliminary estimate of the portion of deferred revenue for which future costs exists.

Debt: As of the effective time of the merger, debt is required to be measured at fair value. The fair value of KLA-Tencor’s notes payable have been determined using readily available market information. It has been preliminarily determined that book value approximates fair value. In addition, Lam Research intends to extinguish KLA-Tencor’s term loan at transaction close.

Deferred income taxes: As of the effective time of the merger, Lam Research will provide deferred taxes and other tax adjustments as part of the accounting for the acquisition, primarily related to the estimated fair value adjustments for acquired intangibles. The $1.5 billion net increase to deferred tax liabilities included in the unaudited pro forma condensed combined balance sheet reflects the summation of those adjustments. These estimates are based on a preliminary valuation and are subject to further review by Lam Research’s management, which may result in material adjustments at the closing date of the merger.

To account for the combined results, Lam Research has decreased the pro forma combined provision for income taxes by $197.2 million for the year ended June 28, 2015 and decreased the pro forma combined provision for income taxes by $49.6 million for the three months ended September 27, 2015.

Other Assets/Liabilities: Adjustments to KLA-Tencor’s remaining assets and liabilities may also be necessary, however at this time Lam Research has limited knowledge as to the specific details and nature of those assets and liabilities necessary in order to make adjustments to those values. However, since the majority of the remaining assets and liabilities are current assets and liabilities, Lam Research believes that the current KLA-Tencor book values for these assets represent reasonable estimates of fair value or net realizable value, as applicable. Lam Research does not anticipate that the actual adjustments for these assets and liabilities on the closing date will be materially different.

Goodwill: Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized but rather subject to an annual fair value impairment test.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations:

The following reclassifications have been made in the presentation of the historical consolidated financial statements to conform to the combined presentation:

•

$131.7 million of loss on extinguishment of debt and other, net to other expense (income), net for the year ended June 28, 2015. There was no loss on extinguishment of debt and other, net realized in the three months ended September 27, 2015.

•	$24.7 and $73.7 million of other expense, net to interest expense for the three months ended September 27, 2015 and year ended June 28, 2015, respectively.

(A)	Inter-company transactions—To eliminate revenue and cost of goods sold resulting from transactions occurring between Lam Research and KLA-Tencor.

(B)	Intangible amortization—To eliminate historical amortization expense related to KLA-Tencor’s existing intangible assets and to reflect amortization of acquired intangible assets based on the preliminary estimated fair values and useful lives expected to be recorded as a result of the merger. For estimated intangible asset values and the estimated associated useful lives, see footnote (G) in Note 7.

	Year Ended June 28, 2015	Three Months Ended September 27, 2015
	(in thousands)
Eliminate KLA-Tencor historical amortization
Cost of goods sold	$(9,944)	$(2,282)
Research and development	(3,049)	(725)
Selling, general and administrative	(2,809)	(646)

	$(15,802)	$(3,653)

New intangible asset amortization
Cost of goods sold	$309,996	$77,499
Selling, general and administrative	384,288	96,072

	$694,284	$173,571

Pro Forma amortization adjustment
Cost of goods sold	$300,052	$75,217
Research and development	(3,049)	(725)
Selling, general and administrative	381,479	95,426

	$678,482	$169,918

(C)	Depreciation—To eliminate historical depreciation expense related to KLA-Tencor’s property and equipment based on historical cost and to reflect new depreciation expense based on the preliminary estimated fair values and useful lives of property and equipment to be acquired. For estimated property and equipment values and the estimated associated useful lives, see Note 5—Estimate of Assets to be Acquired and Liabilities to be Assumed.

	Year Ended June 28, 2015	Three Months Ended September 27, 2015
Eliminate KLA-Tencor historical depreciation	(in thousands)
Cost of goods sold	$(13,240)	$(3,349)
Research and development	(18,163)	(4,595)
Selling, general and administrative	(24,447)	(5,934)

	$(55,850)	$(13,878)

New asset depreciation
Cost of goods sold	$12,902	$3,225
Research and development	17,699	4,425
Selling, general and administrative	23,824	5,956

	$54,425	$13,606

Pro Forma depreciation adjustment
Cost of goods sold	$(338)	$(124)
Research and development	$(464)	$(170)
Selling, general and administrative	$(623)	$22

	$(1,425)	$(272)

(D)	Stock-based compensation expense—To eliminate the historical stock-based compensation expense related to KLA-Tencor’s existing equity awards and reflect new stock-based compensation expense based on the preliminary estimated fair values and vesting periods of equity awards expected to be assumed by Lam Research as a result of the merger.

(E)	Historical interest expense—To eliminate historical interest expense related to the KLA-Tencor term loan that will be extinguished at, or near, the date of the merger.

(F)	New interest expense—To record new interest expense and amortization of deferred financing fees associated with the anticipated debt financing to partially finance the acquisition.

	Pro Forma
	Year Ended June 28, 2015	Three Months Ended September 27, 2015
	(in thousands)
Interest expense on debt financing	$(158,834)	$(39,092)

A sensitivity analysis on interest expense for the year ended June 28, 2015 and the three months ended September 27, 2015 has been performed to assess the effects of a change of 12.5 basis points of the hypothetical interest rate would have on the debt financing. Stated interest rates related to the new debt financing are as follows:

Stated Interest Rate
Term Loan Tranche 1	Adjusted LIBOR + 1.25%
Term Loan Tranche 2	Adjusted LIBOR + 1.125%
Revolving Credit Facility	Adjusted LIBOR + 1.00%

The following table shows the change in interest expense for the debt financing:

	Pro Forma
	Year Ended June 28, 2015	Three Months Ended September 27, 2015
	(in thousands)
Change in interest expense assuming
Increase of 0.125%	$(1,000)	$—
Decrease of 0.125%	1,000	—

(G)	Income tax expense—This represents the tax effect of adjustments to income before income taxes, resulting in a blended tax rate benefit of 25.0% for the year end June 28, 2015 and the three months ended September 27, 2015, representing the estimated combined effective U.S. federal, state, and foreign statutory rates. However, the effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities.

(H)	The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the combined basic and diluted weighted-average shares, after giving effect to the exchange ratio. The historical basic and diluted weighted average shares of KLA-Tencor are assumed to be replaced by the shares expected to be issued by Lam Research to effect the merger as follows:

	Year Ended June 28, 2015	Three months ended September 27, 2015
	(in thousands, except per share data)
Pro Forma Weighted Average Shares (Basic)	159,629	158,352
Issued ordinary shares as consideration for KLA—Tencor shares	78,410	78,410
Restricted stock units vested during the period	876	876

Pro Forma Weighted Average Shares (Basic)	238,915	237,638

Pro Forma Weighted Average Shares (Diluted)
Pro Forma Weighted Average Shares (Basic)	238,915	237,638
Unvested restricted stock units	527	527
Lam Research dilution	17,437	16,021

Pro Forma Weighted Average Shares (Diluted)	256,879	254,186

Pro Forma Basic Earnings Per Share
Pro Forma Net Income	428,518	244,861
Basic Weighted Average Shares Outstanding	238,915	237,638

Pro Forma Basic Earnings Per Share	$1.79	$1.03

Pro Forma Diluted Earnings Per Share
Pro Forma Net Income	428,518	244,861
Diluted Weighted Average Shares Outstanding	256,879	254,186

Pro Forma Diluted Earnings Per Share	$1.67	$0.96

7. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets:

The following reclassifications have been made in the presentation of the historical consolidated financial statements to conform to the combined presentation:

•	$16.4 million of other long-term liabilities reclassified to income taxes payable.

•	$232.0 million of deferred income taxes reclassified to other current assets.

(A)	Represents the use of the anticipated combined company cash balance reflecting the new debt financing of $3.93 billion to fund a portion of the estimated merger consideration, as described in Note 4. Additionally, estimated transaction costs and debt issuance costs, anticipated to be paid concurrently with the closing of the merger are included in the net cash outflow as follows:

(in thousands)
Cash proceeds of new debt	$3,930,000
Cash consideration paid	(5,039,408)
Termination of existing KLA-Tencor term loan	(671,250)
Transaction costs paid	(85,000)
Debt financing fees paid	(56,790)

Net cash outflow	$(1,922,448)

(B)	Inventory—To record the difference between the historical book value and preliminary estimated fair values of KLA-Tencor inventory acquired in the transaction. No corresponding adjustments have been recorded in the unaudited pro forma condensed combined statement of operations as the step-up in inventory value is not expected to be recurring.

(C)	Debt issuance costs—Reflects the recognition of capitalized debt issuance costs of $56.8 million associated with anticipated borrowings to fund the merger, with $14.3 million classified in other current assets and $42.5 million classified in other long-term assets.

(D)	Deferred tax assets and liabilities—To record adjustments to deferred tax balances related to the change in fair values in connection with acquisition accounting and the recording of purchased intangible assets as well as the assumed equity awards:

(in thousands)
Changes in temporary differences:
Decrease in deferred tax assets of certain stock-based awards	$(16,091)
Decrease to long-term deferred tax asset related to combined entity reporting	(65,731)
Decrease to long-term deferred tax liability related to combined entity reporting	65,731
Establish deferred tax liability for the increase in the basis of identified acquired intangible assets	(1,318,976)
Establish deferred tax liability for the increase in the basis of acquired inventory	(120,348)
Establish deferred tax liability for the increase in the basis of acquired property and equipment	(35,885)
Establish deferred tax liability related to decrease in deferred profit	(54,983)
Establish deferred tax asset for accrued expenses	22,330

$(1,523,953)

Total change from the unaudited balance sheet:
Net change in current portion of deferred tax assets	$(144,018)
Net change in long-term portion of deferred tax assets	(65,731)
Net change in long-term portion of deferred tax liabilities	(1,314,204)

$(1,523,953)

(E)	Property and equipment—To record the difference between the historical book value and preliminary estimated fair values of KLA-Tencor real property acquired in the transaction.

(F)	Goodwill—To eliminate KLA-Tencor’s historical goodwill and record the preliminary estimate of goodwill for the acquisition of KLA-Tencor.

(in thousands)
Estimated transaction goodwill	$5,839,841
Eliminate KLA-Tencor’s historical goodwill as of September 27, 2015	(335,218)

Total	$5,504,623

(G)	Intangible assets—To record the difference between the historical amounts of KLA-Tencor net intangible assets and preliminary fair values of KLA-Tencor intangible assets acquired. These estimated fair values and useful lives are considered preliminary and are subject to change at the closing date of the transaction. Accordingly, the estimates related to deferred taxes are also subject to change. Changes in fair value or useful lives of the acquired intangible assets may be material. Determination of the estimated remaining useful lives of the individual categories of intangible assets was based on the nature of the applicable intangible asset and the expected future cash flows to be derived from the intangible asset. The acquired finite-lived intangible assets are being amortized over the estimated useful life in proportion to the economic benefits consumed using the straight-line method. Reflects adjustments to the following:

(in thousands, except years)	Estimated Average Useful Lives (years)	Estimated Fair Value September 27, 2015	Net Book Value September 27, 2015	Pro Forma Adjustment (BS)
Order Backlog	less than 1	$70,000	—	$70,000
Developed technology	9	2,790,000	4,999	2,785,001
In-process research and development	—	80,000	—	80,000
Customer relationships	7	2,690,000	3,243	2,686,757

Total		$5,630,000	$8,242	$5,621,758

(H)	Deferred revenue— To record the difference between the historical book value and preliminary estimated fair values of KLA-Tencor deferred revenue. No corresponding adjustments have been recorded in the unaudited pro forma condensed combined statement of operations as the impact is not expected to be recurring.

(I)	New issuance of long-term debt—To reflect adjustments to current and long-term debt for anticipated borrowings to fund the KLA-Tencor Merger. The adjustments to current and long-term debt are summarized as follows:

As of September 27, 2015
(in thousands)
Term loans	$900,000
Revolving line of credit	100,000
Bond issuance	2,930,000

Anticipated new debt financing	$3,930,000

Current portion of new debt financing	$145,000
Long-term portion of new debt financing	3,785,000

(J)	Equity—To eliminate KLA-Tencor historical stockholder’s equity.

(K)	Common stock—To record the issuance of common stock.

(L)	Historical term loan—To eliminate $669.1 million of principal, net of debt issuance costs, related to KLA-Tencor’s term debt that will be extinguished at, or near, the merger date.

(M)	Transaction costs—To record estimated costs related directly to the transaction of approximately $85.0 million, including estimated investment banking, legal and accounting fees, and other external costs directly related to the merger. No transaction costs were incurred during the periods covered by the historical results of operations. To the extent that Lam Research or KLA-Tencor incur such costs in the future they will be expensed in the statements of operations of the respective companies in the periods incurred. However, any such costs recorded in the historical statements of operations would be reversed for pro forma statement of operations purposes as they would not be expected to have a continuing impact beyond the next twelve months.

(N)	Long-term debt—To eliminate debt issuance costs related to historical KLA-Tencor debt assumed as part of the transaction.

(O)	Additional paid in capital—To reflect the preliminary fair value of equity awards that were considered to be vested for accounting purposes as part of consideration transferred.

(P)	Accrued dividends payable—To reflect the payment of accrued dividends related to unvested equity awards with dividend equivalent rights that are expected to vest upon the close of the transaction.

COMPARATIVE STOCK PRICE DATA AND DIVIDENDS

Shares of Lam Research common stock are listed for trading on the NASDAQ Global Select Market under the symbol “LRCX.” Shares of KLA-Tencor common stock are listed for trading on the NASDAQ Global Select Market under the symbol “KLAC.” The following table presents trading information for Lam Research and KLA-Tencor common stock on October 20, 2015, the last trading day before announcement of the merger, and January 7, 2016, the most recent practicable trading day before the date of this joint proxy statement/prospectus. For illustrative purposes, the following table also provides KLA-Tencor equivalent per share information, assuming the mixed election, which is equal to (1) 0.5 of a share of Lam Research common stock plus (2) $32.00 in cash for each share of KLA-Tencor common stock outstanding.

	Lam Research Common Stock			KLA-Tencor Common Stock			Equivalent Per-Share Value
Date	High	Low	Close	High	Low	Close	High	Low	Close
October 20, 2015	$71.99	$66.50	$70.03	$54.82	$52.89	$53.86	$68.00	$65.25	$67.02
January 7, 2016	$73.52	$71.46	$71.71	$66.66	$65.41	$65.94	$68.76	$67.73	$67.86

The following tables set forth the high and low sales prices of shares of Lam Research common stock and KLA-Tencor common stock as reported in the NASDAQ Global Select Market’s consolidated transaction reporting system, for the calendar quarters indicated.

Fiscal Period:	Lam Research		KLA-Tencor
	High	Low	High	Low
Fiscal Year 2016
First Quarter	$84.13	$61.20	$57.35	$44.95
Second Quarter	$80.85	$61.65	$70.28	$48.73
Third Quarter (through January 7, 2016)	$81.29	$71.46	$69.18	$65.41
Fiscal Year 2015
First Quarter	$77.35	$66.70	$81.27	$70.10
Second Quarter	$85.70	$65.78	$84.21	$65.25
Third Quarter	$84.49	$66.92	$71.26	$57.49
Fourth Quarter	$84.39	$69.07	$60.80	$55.24
Fiscal Year 2014
First Quarter	$52.31	$44.11	$62.45	$54.29
Second Quarter	$55.48	$49.54	$67.05	$58.83
Third Quarter	$57.16	$48.45	$70.78	$59.44
Fourth Quarter	$67.85	$50.54	$72.78	$61.43
Fiscal Year 2013
First Quarter	$37.99	$31.93	$54.11	$44.77
Second Quarter	$38.14	$31.17	$48.94	$43.21
Third Quarter	$43.92	$35.32	$57.97	$47.37
Fourth Quarter	$49.13	$39.94	$57.56	$50.23

The table below sets forth, for the fiscal quarters indicated, quarterly dividends paid per share of Lam Research common stock, in U.S. dollars per share. On the Lam Research record date, there were 158,883,421 shares of Lam Research common stock outstanding. Lam Research instituted a quarterly dividend in June 2014.

Fiscal Period:	Date Paid	$ Per Share
Fiscal Year 2016
Third Quarter	January 6	$0.30
Second Quarter	September 30	$0.30
First Quarter	July 1	$0.30
Fiscal Year 2015
Fourth Quarter	April 1	$0.18
Third Quarter	January 1	$0.18
Second Quarter	October 1	$0.18
First Quarter	July 2	$0.18

The table below sets forth, for the fiscal quarters indicated, quarterly dividends paid per share of KLA-Tencor common stock, in U.S. dollars per share. On the KLA-Tencor record date, there were 155,664,541 shares of KLA-Tencor common stock outstanding.

Fiscal Period:	Date Paid	$ Per Share
Fiscal Year 2016
Third Quarter (through January 7, 2016)	—	—
Second Quarter	December 1	$0.52
First Quarter	September 1	$0.52
Fiscal Year 2015
Fourth Quarter	June 1	$0.50
Third Quarter	March 2	$0.50
Second Quarter (special dividend)	December 9	$16.50
Second Quarter	December 1	$0.50
First Quarter	September 2	$0.50
Fiscal Year 2014
Fourth Quarter	June 2	$0.45
Third Quarter	March 3	$0.45
Second Quarter	December 2	$0.45
First Quarter	September 3	$0.45
Fiscal Year 2013
Fourth Quarter	June 3	$0.40
Third Quarter	March 1	$0.40
Second Quarter	December 3	$0.40
First Quarter	September 4	$0.40
Fiscal Year 2012
Fourth Quarter	June 1	$0.35
Third Quarter	March 1	$0.35
Second Quarter	December 1	$0.35
First Quarter	September 1	$0.35

DESCRIPTION OF LAM RESEARCH CAPITAL STOCK

The following describes the material terms of the capital stock of Lam Research. This description is qualified in its entirety by reference to the Lam Research certificate of incorporation, as amended, and Lam Research bylaws, which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” for more information about the documents incorporated by reference into this joint proxy statement/prospectus.

Lam Research’s authorized capital stock consists of 400,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share. As of January 7, 2016; (1) 158,883,421 shares of Lam Research common stock were outstanding and no shares of Lam Research preferred stock were outstanding; (2) 97,879,581 shares of Lam Research common stock were held in Lam Research’s treasury; (3) 762,729 shares of Lam Research common stock were subject to outstanding options to purchase Lam Research’s common stock, of which 556,607 such options were exercisable; (4) 1,369,712 shares of Lam Research common stock were subject to outstanding performance-based restricted stock units; (5) 2,896,377 shares of Lam Research common stock were subject to outstanding restricted stock units; (6) 6,841,626 shares of Lam Research common stock were reserved for issuance pursuant to Lam Research’s employee stock purchase plan; (7) 19,201,422 shares of Lam Research common stock were reserved for issuance pursuant to Lam Research’s stock incentive plans; (8) 40,084,003 shares of Lam Research common stock were reserved for issuance upon conversion of Lam Research’s 0.5% Convertible Senior Notes due May 2016 and 1.25% Convertible Senior Notes due May 2018 and the Novellus Systems, Inc. 2.625% Convertible Senior Notes due May 2041; and (9) 28,563,664 shares of Lam Research common stock were reserved for issuance upon exercise of the warrants issued by Lam Research in connection with the Lam Research convertible notes.

If the Lam Research stockholders approve the Charter Amendment proposal and the merger is consummated, then, upon the filing of the Charter Amendment, Lam Research’s authorized capital stock will consist of 585,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, par value $0.001 per share.

Each share of Lam Research common stock has the same relative rights as, and is identical in all respects with, each other share of Lam Research common stock.

Holders of Lam Research common stock are entitled to one vote per share on all matters requiring stockholder action, including, but not limited to, the election of directors. Holders of Lam Research common stock are not entitled to cumulate their votes for the election of directors.

Holders of Lam Research common stock are entitled to receive ratably such dividends as may be declared by the Lam Research Board out of funds legally available for the payment of dividends, subject to the payment of any preferential amounts to which any class of preferred stock may be entitled.

Holders of Lam Research common stock are not entitled to a liquidation preference in respect of their shares of Lam Research common stock. Upon liquidation, dissolution or winding up of Lam Research, the holders of Lam Research common stock would be entitled to receive pro rata all assets remaining for distribution to stockholders after the payment of all liabilities of Lam Research and of all preferential amounts to which any preferred stock may be entitled.

Holders of Lam Research common stock have no preemptive or subscription rights, and have no rights to convert their common stock into any other securities. Lam Research common stock is not subject to call or redemption.

The Lam Research certificate of incorporation, as amended, expressly authorizes the Lam Research Board to issue up to 5,000,000 shares of preferred stock in one or more series and to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences or any wholly unissued class or series of preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Lam Research. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of Lam Research. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Lam Research common stock, including the loss of voting control to others.

The DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e., a stockholder owning 15% or more of the corporation’s voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions. Lam Research has not opted out of Section 203 of the DGCL in its certificate of incorporation and is therefore governed by the terms of this provision of the DGCL.

See the section entitled “Comparison of Rights of Lam Research Stockholders and KLA-Tencor Stockholders” for more information.

DESCRIPTION OF KLA-TENCOR CAPITAL STOCK

The following description is qualified in its entirety by reference to KLA-Tencor’s amended and restated certificate of incorporation, as amended, which is referred to as the “certificate of incorporation,” and amended and restated bylaws, which are referred to as the “bylaws,” which are incorporated herein by reference into this joint proxy statement/prospectus, and the DGCL. While KLA-Tencor believes that this description covers the material provisions within the certificate of incorporation and bylaws, this summary may not contain all of the information that is important to you. You should carefully read the entire joint proxy statement/prospectus and the other information incorporated by reference into this joint proxy statement/prospectus for a more complete understanding of the rights attendant to KLA-Tencor stockholders. See the section entitled “Where You Can Find More Information” for more information about the documents incorporated by reference into this joint proxy statement/prospectus.

KLA-Tencor’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of October 19, 2015, the last trading day before announcement of the transaction, there were 155,363,395 shares of KLA-Tencor common stock outstanding. As of the KLA-Tencor record date, there were 155,664,541 shares of KLA-Tencor common stock outstanding held of record by approximately 441 stockholders.

Each share of KLA-Tencor common stock has the same relative rights as, and is identical in all respects with, each other share of KLA-Tencor common stock. The holders of KLA-Tencor common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of KLA-Tencor common stock are not entitled to cumulate their votes for the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of KLA-Tencor common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the KLA-Tencor Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of KLA-Tencor, the holders of KLA-Tencor common stock are entitled to share ratably in assets remaining after payment of liabilities, subject to prior distribution rights of KLA-Tencor preferred stock, if any, then outstanding. KLA-Tencor common stock has no preemptive or conversion rights or other subscription rights. There are no call, redemption or sinking fund provisions applicable to KLA-Tencor common stock. All outstanding shares of KLA-Tencor common stock are fully paid and non-assessable. Certain transactions with “interested stockholders” (as defined in the certificate of incorporation) or those beneficial owners of more than five percent of KLA-Tencor’s capital stock available for voting, including, but not limited to mergers, liquidations proposed by such interested stockholders, and the issuance of securities to any such interested stockholder having a value of $1,000,000 or more requires the affirmative vote of at least 80% of the then outstanding shares of capital stock of KLA-Tencor.

Preferred Stock

As of the record date, there were no shares of KLA-Tencor preferred stock outstanding. Under the certificate of incorporation, the KLA-Tencor Board may direct the issuance of up to 1,000,000 shares of preferred stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the KLA-Tencor Board without any further vote or action by the KLA-Tencor stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of KLA-Tencor. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of KLA-Tencor common stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of KLA-Tencor. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of KLA-Tencor common stock, including the loss of voting control to others.

Anti-Takeover Effects

The DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e., a stockholder owning 15% or more of the corporation’s outstanding voting stock) for three years following the time that the “interested stockholder” becomes such, subject to certain exceptions. KLA-Tencor has not opted out of Section 203 of the DGCL in its certificate of incorporation and is therefore governed by the terms of this provision of the DGCL.

Director Nominations and Stockholder Proposals

The bylaws provide that stockholders may propose business to be brought before a meeting of stockholders or nominate directors only if they provide notice not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the date on which the public announcement of the date of such meeting was first made.

Exchange Listing

KLA-Tencor’s common stock is currently listed on the NASDAQ Global Select Market under the symbol “KLAC.”

See the section entitled “Comparison of Rights of Lam Research Stockholders and KLA-Tencor Stockholders” for more information.

COMPARISON OF RIGHTS OF LAM RESEARCH STOCKHOLDERS AND KLA-TENCOR STOCKHOLDERS

	KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION
Outstanding Capital Stock	KLA-Tencor has outstanding only one class of common stock, par value $0.001 per share. Holders of KLA-Tencor common stock are entitled to all the rights and obligations provided to common stockholders under the DGCL and KLA-Tencor’s certificate of incorporation and bylaws (each as amended and restated and in effect on the date hereof).	Lam Research has outstanding only one class of common stock, par value $0.001 per share. Holders of Lam Research common stock are entitled to all the rights and obligations provided to common stockholders under the DGCL and Lam Research’s certificate of incorporation and bylaws (each as amended and restated and in effect on the date hereof).

Authorized Capital

The aggregate number of shares that KLA-Tencor has the authority to issue is 501,000,000 shares, of which 1,000,000 are shares of preferred stock, $0.001 par value, and 500,000,000 are shares of common stock, $0.001 par value.

As of the date of this joint proxy statement/prospectus, KLA-Tencor does not have outstanding any shares of preferred stock.

The aggregate number of shares that Lam Research has the authority to issue is 405,000,000 shares, of which 5,000,000 are shares of preferred stock, $0.001 par value per share, and 400,000,000 are shares of common stock, $0.001 per share.

If the Lam Research stockholders approve the Charter Amendment proposal and the merger is consummated, then, upon the filing of the Charter Amendment, the aggregate number of shares that Lam Research will have the authority to issue will be 590,000,000 shares, of which 5,000,000 will be shares of preferred stock, $0.001 par value per share, and 585,000,000 will be shares of common stock, par value $0.001 per share.

As of the date of this joint proxy statement/prospectus, Lam Research does not have outstanding any shares of preferred stock.

Preferred Stock	The rights and preferences of holders of KLA-Tencor common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that KLA-Tencor may designate and issue.	The rights and preferences of holders of Lam Research’s common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Lam Research may designate and issue.

Voting Rights

Each stockholder of record of KLA-Tencor common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote.

Holders of KLA-Tencor common stock do not have cumulative voting rights.

Each stockholder of record of Lam Research common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote.

Holders of Lam Research common stock do not have cumulative voting rights.

Stock Transfer Restrictions Applicable to Stockholders	None.	None.

	KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION
Dividends

Under Delaware law, subject to any restriction in KLA-Tencor’s certificate of incorporation, the KLA-Tencor board of directors may declare and pay dividends out of (1) surplus of KLA-Tencor which is defined as net assets less statutory capital or (2) if no surplus exists, out of the net profits of KLA-Tencor for the year in which the dividend is declared and/or the preceding year; provided, however, that if the capital of KLA-Tencor has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the board of directors may not declare and pay dividends out of KLA-Tencor’s net profits until the deficiency in the capital has been repaired.

KLA-Tencor’s bylaws provide that the KLA-Tencor board of directors may declare dividends from time to time in accordance with applicable law.

Under Delaware law, subject to any restriction in the corporation’s certificate of incorporation, the board of directors may declare and pay dividends out of (1) surplus of the corporation which is defined as net assets less statutory capital, or (2) if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year; provided, however, that if the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the board of directors may not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.

Lam Research’s bylaws provide that dividends on capital stock may be declared by the Lam Research Board pursuant to the DGCL and may be paid in cash or in property or in shares of Lam Research capital stock. Such entitlement is subject to any rights to receive dividends to which holders of any other class or series of stock may be entitled. Before paying any dividend, the Lam Research Board may set aside a reserve for any proper purpose from the funds available for dividends. The Lam Research Board may later abolish or modify such reserve.

Number of Directors

KLA-Tencor’s bylaws provide that the number of directors shall initially be ten and thereafter be fixed from time to time exclusively by the KLA-Tencor board of directors pursuant to a resolution adopted by a majority of the number of authorized directors.

There are currently ten directors serving on the KLA-Tencor board of directors.

Lam Research’s bylaws provide that the number of directors shall be eleven, provided that the Lam Research Board may change such number by resolution from time to time within a range of seven to fifteen directors.

There are currently nine directors serving on the Lam Research Board. Upon completion of the merger, Lam Research will appoint two directors in accordance with the terms and conditions of the merger agreement.

Election of Directors	KLA-Tencor’s bylaws provide that, in any uncontested election, directors are elected by a majority of the votes cast by the holders of KLA-Tencor common stock. For purposes of director elections only, “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of	Lam Research’s bylaws provide that nominees for director are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as votes cast either for or against a nominee’s election). However, if the election is

	KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION

votes cast against that director. However, if as of a date that is 14 days in advance of the date KLA-Tencor files its definitive proxy statement with the SEC the number of nominees exceeds the number of directors to be elected, then the directors shall be elected by plurality vote.

Pursuant to KLA-Tencor’s bylaws, each director holds office for a one-year term expiring at the next annual meeting of stockholders, and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal.

contested, directors shall be elected by a plurality of the votes cast at any meeting of stockholders. An election shall be deemed to be contested if (i) the number of nominees (or purported nominees) for the board exceeds the number of open board seats; (ii) the secretary of Lam Research has received one or more notices that a stockholder or stockholders intend to nominate a person or persons for election to the Lam Research Board, which notice(s) purports to be in compliance with Lam Research’s bylaws; and (iii) all such nominations have not been withdrawn by the proposing stockholder(s) on or prior to the tenth day preceding the date Lam Research first mails its notice of meeting for such meeting to the stockholders (regardless of whether all such nominations are subsequently withdrawn, and regardless of whether the board of directors of Lam Research determines that any such notice is not in compliance with Lam Research’s bylaws). If directors are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee.

Pursuant to Lam Research’s bylaws, each director holds office until the next annual meeting of stockholders or until his or her successor is elected and qualified.

Removal of Directors	KLA-Tencor’s bylaws provide that any director may be removed, with or without cause, by the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock then entitled to vote generally in the election of directors, voting as a single class at a meeting of stockholders properly called for that purpose.	Lam Research’s bylaws provide that any director may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Vacancies of the Board of Directors

KLA-Tencor’s bylaws provide that vacancies in the board of directors created by removal of a director may be filled by (1) a majority of the directors then in office, though less than a quorum or (2) the stockholders at a special meeting of the stockholders properly called for that purpose, by a vote of the holders of a majority of the shares entitled to vote at such special meeting.

Directors chosen in accordance with clause (1) above shall hold office for the remainder of the full term of the class of directors in which such vacancy occurred and until such

Lam Research’s bylaws provide that vacancies in the Lam Research Board created by the removal of a director by the vote or written consent of the stockholders or by a court order may be filled only by the vote of a majority of the outstanding shares entitled to vote thereon represented at a duly held meeting at which quorum is present. Vacancies created by reason of resignation or an increase in the number of authorized directors may be filled for the applicable unexpired term by a majority affirmative vote of the Lam Research Board, whether or not less than a quorum, or a sole remaining director.

	KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION

director’s successor shall have been duly elected and qualified, or until his or her death, resignation or removal. Directors chosen in accordance with clause (2) above shall hold office for a term expiring at the next annual meeting of stockholders immediately following such director’s election to the board of directors.

Newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office the remainder of the full term of the class of directors in which such new directorship was created or such vacancy occurred and until such director’s successor shall have been duly elected and qualified, or until his or her death, resignation or removal.

Lam Research’s bylaws also provide that vacancies (other than vacancies caused by the removal of a director by the vote or written consent of the stockholders or by a court order) and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

A director elected or appointed to fill a vacancy or newly created directorship shall serve until the next annual meeting of stockholders or until a successor shall be elected and qualified.

Action by Written Consent	KLA-Tencor’s bylaws prohibit stockholder action by written consent.	Lam Research’s bylaws provide that stockholders may take action by written consent. The Lam Research Board may establish a record date, and any stockholder seeking to have the stockholders take action by written consent may request the Lam Research Board to fix a record date, to determine the stockholders entitled to vote. If no record date has been fixed by the Lam Research Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to action by written consent shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to Lam Research’s registered office in Delaware, its principal place of business or an officer or agent of Lam Research having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary of Lam Research. The written consent must be signed by holders of record of capital stock having at least the minimum number of votes necessary to authorize the proposed action.

	KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION
Advance Notice Requirements for Stockholder Nominations and Other Proposals

Annual Meetings

KLA-Tencor’s bylaws provide that KLA-Tencor stockholders wishing to propose nominees to serve as directors or bring business before the annual meeting of KLA-Tencor stockholders must provide proper and timely notice in writing to the Secretary of KLA-Tencor and any updates or supplements required by the bylaws.

To be timely, the notice with respect to an annual meeting must be received by the Secretary of KLA-Tencor not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the previous year’s annual meeting. However, if no annual meeting was held the previous year or the date of the annual meeting is more than 30 days before or 60 days after the anniversary date of the previous year’s annual meeting, notice must be received not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting and (ii) the 10th day following the date on which the public announcement of the date of such meeting is first made.

To be in proper form, the notice must set forth:

•        as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed:

•      the name and address of the stockholder proposing such business, and the name and address of the beneficial owner;

•      the class and number of shares which are owned by the stockholder and the beneficial owner as of the date of the notice, and the stockholder’s agreement to notify KLA-Tencor in writing within five business days after the record date for the annual meeting of the class and number of shares owned by the stockholder and the beneficial owner as of the record date for the meeting; and

Annual Meetings

Lam Research’s bylaws provide that Lam Research stockholders wishing to propose nominees to serve as directors or to bring business before the annual meeting of Lam Research stockholders must provide proper and timely notice to the secretary of Lam Research and any updates or supplements required by the bylaws.

To be timely, the notice with respect to an annual meeting must be received by the secretary of Lam Research not less than 45 days or more than 75 days prior to the one-year anniversary of the date on which Lam Research first mailed its proxy materials for the preceding year’s annual meeting. However, if the annual meeting has been advanced by more than 25 days (or delayed by more than 25 days) from the one-year anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be delivered no later than the close of business on the 10th day following the day on which public announcement is first made by Lam Research of the meeting date.

To be in proper form, the notice must include, as to the record stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the following information:

•        the name and address of each such party; the class, series and number of shares of capital stock of Lam Research that are owned, directly or indirectly, beneficially and of record by the stockholder and the beneficial owner and any affiliates of such parties;

•        the name of each nominee holder of shares of all stock of Lam Research owned beneficially but not of record by the stockholder and the beneficial owner and any affiliates of such parties;

•        a description of any options, warrants, convertible securities, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of Lam

KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION

•      a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

•        as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to the beneficial owner:

•      the class and number of shares which are beneficially owned by the stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify KLA-Tencor in writing within five business days after the record date for the meeting of the class and number of shares of KLA-Tencor beneficially owned by the stockholder or beneficial owner as of the record date for the meeting;

•      a description of any agreement, arrangement or understanding with respect to the business between or among the stockholder or beneficial owner and any other person, including any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D and the stockholder’s agreement to notify KLA-Tencor in writing within five business days after the record date for the annual meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and

•      a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or

Research or with a value derived in whole or in part from the value of any class or series of shares of Lam Research, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of Lam Research or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such person or any affiliates of such person, and any other direct or indirect opportunities to profit or share in any profit derived from any increase or decrease in the value of shares of Lam Research;

•        whether and the extent to which any other transaction agreement, arrangement or understanding, including any short position or any borrowing or lending of shares of stock of Lam Research, has been made by or on behalf of the stockholder, the beneficial owner or any affiliates of such parties, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such stockholder, beneficial owner or any affiliates of such parties, or to increase or decrease the voting power or pecuniary or economic interest of such stockholder, beneficial owner or any affiliates of such parties, with respect to stock of Lam Research;

•        a description of any proxies, contracts, arrangement, understanding, relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of Lam Research;

•        a description of any rights to dividends owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of Lam Research;

•        any performance-related fees (other than an asset-based fee) that the stockholder or the beneficial owner is directly or indirectly entitled to based on any increase or decrease in the value of shares

KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION

benefit from changes in the share price of any class of shares of KLA-Tencor, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of KLA-Tencor, and the stockholder’s agreement to notify KLA-Tencor in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting the name and address of each such party.

For director nominations, the notice must also set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director:

•        the name, age, business address and residence address of such person;

•        the principal occupation or employment of such person;

•        the class and number of shares of KLA-Tencor which are owned by such person, including shares beneficially owned and shares held of record;

•        any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

•        a written statement executed by such nominee acknowledging that, as a director of KLA-Tencor, such person will owe a fiduciary duty, under the DGCL, exclusively to KLA-Tencor and its stockholders.

Further, at the request of the KLA-Tencor board of directors, any person nominated by a stockholder for election as a director will furnish to the Secretary of KLA-Tencor of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting)

•        a representation that the stockholder giving notice intends to appear in person or by proxy at the annual or special meeting to bring before the meeting such business or to nominate the persons named in the notice;

•        any other information relating to the stockholder or the beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations pursuant thereto;

•        a brief description of such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

•        a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to carry the

KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION

information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee and such other information as KLA-Tencor may reasonably require to determine the eligibility of the proposed nominee to serve as a director.

As to any other business, the notice must also include, among other things, the following information:

•        a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and the language of any proposed amendment of the bylaws), the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the business is being proposed.

proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the record stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the record stockholder.

For director nominations, the notice must also include, as to each person proposed to be nominated for election or reelection as a director:

•        all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act;

•        the reasons for conducting such nomination at the meeting and any material interest in such nomination of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made (including any anticipated benefit from the nomination of directors to such stockholder and the beneficial owner or any affiliates of such persons);

•        as to each person whom the stockholder proposes to nominate for election or reelection as a director, the following information:

•      the class, series and number of shares of capital stock of Lam Research that are owned, directly or indirectly, beneficially and of record by such person or any affiliates of such person;

•      the name of each nominee holder of shares of all stock of Lam Research owned beneficially but not of record by such person and any affiliates of such person;

•      a description of any Derivative Instruments directly or indirectly owned beneficially by such person or any affiliates of such person, and any

KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION

other direct or indirect opportunity to share in any profit derived from any increase or decrease in the value of shares of Lam Research;

•      whether and the extent to which any other transaction agreement, arrangement or understanding, including any short position or any borrowing or lending of shares of stock of Lam Research, has been made by or on behalf of such person or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person or any affiliates of such person, with respect to stock of Lam Research;

•      a description of (i) all agreements, arrangements, or understandings (whether written or oral) between such stockholder or any affiliates of such party, and any proposed nominee or any affiliates of such proposed nominee and (ii) all agreements, arrangements, or understandings (whether written or oral) between such stockholder or any affiliates of such party, and any other party or parties (including their names) pursuant to which the nomination(s) are being made by such party, or otherwise relating to Lam Research or their ownership of capital stock of Lam Research; and

•      a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring before the meeting such business or to nominate the persons named in the notice;

•         a written representation and agreement that such proposed nominee:

•      is not and will not become a party to any agreement, arrangement or

KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION

understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of Lam Research, will act or vote on any issue or question;

•      has disclosed, and will disclose, to Lam Research any agreement, arrangement or understanding that such proposed nominee has with any person or entity other than Lam Research with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of Lam Research;

•      in such person’s individual capacity, would be in compliance with, if elected as a director of Lam Research, and will comply with and, upon election, execute any requisite documentation pertaining to all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of ethics, and stock ownership and trading policies and guidelines of Lam Research, such documentation to include a confidentiality agreement between Lam Research and such proposed nominee; and

•      consents to being named in any proxy statement of Lam Research, or other filings required to be made by Lam Research in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and to serve as a director if elected;

•        be accompanied by a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable conditional resignation effective upon such person’s failure to receive the required vote for reelection or to be renominated by the Lam Research Board at the next meeting at which such person

	KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION

would face reelection and upon acceptance of such resignation by the Lam Research Board, in accordance with Lam Research’s corporate governance guidelines.

A record stockholder providing notice of any nomination to be made at an annual meeting or special meeting or business proposed to be made at an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed and received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting or special meeting.

Special Meetings

KLA-Tencor’s bylaws provide that special meetings may be called only by the KLA-Tencor board of directors. Stockholders may bring business before a special meeting of KLA-Tencor stockholders if and only if the notice of such special meeting provides for business to be brought before the meeting by stockholders.

KLA-Tencor’s bylaws also provide that stockholders may propose nominees to serve as directors before a special meeting of KLA-Tencor stockholders by providing proper and timely notice to the secretary of KLA-Tencor and providing the information for director nominees as set forth above.

Special Meetings

Special meetings of stockholders may only be called by the Lam Research Board, the chairman of the Lam Research Board, or Lam Research’s president.

Lam Research’s bylaws also provide that stockholders may propose nominees to serve as directors or bring business before a special meeting of Lam Research stockholders by providing proper and timely notice to the secretary of Lam Research and providing the information for director nominees as set forth above.

Notice of Stockholder Meeting

KLA-Tencor’s bylaws provide that notice of each stockholder meeting must be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting.

Such notice shall state the place, date, and time of the meeting.

Lam Research’s bylaws provide that notice of each stockholder meeting must be given to each stockholder permitted to take any action at such meeting not less than 10 days or more than 60 days before the date of the meeting.

Any notice of a special meeting must include the purpose for which the meeting is called.

	KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION
Amendments to the Certificate of Incorporation	KLA-Tencor’s certificate of incorporation provides that KLA-Tencor reserves the right to amend, alter, change or repeal any provision contained in its certificate of incorporation, in the manner prescribed in the certificate or under the DGCL and that all rights conferred upon stockholders are granted subject to such reservation.	Lam Research’s certificate of incorporation provides that Lam Research reserves the right to amend, alter, change or repeal any provision contained in its certificate of incorporation, in the manner prescribed in the certificate or under the DGCL and that all rights conferred upon stockholders are granted subject to such reservation.

Amendments to Bylaws

KLA-Tencor’s bylaws provide that the KLA-Tencor board of directors is expressly empowered to adopt, amend or repeal the bylaws of KLA-Tencor. Any adoption, amendment or repeal of bylaws of KLA-Tencor by the KLA-Tencor board of directors shall require the approval of a majority of the total number of authorized directors.

KLA-Tencor’s bylaws also provide that KLA-Tencor stockholders shall also have power to adopt, amend or repeal the bylaws of KLA-Tencor by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of KLA-Tencor entitled to vote generally in the election of directors, voting together as a single class.

Lam Research’s certificate of incorporation provides that the Lam Research Board may, except as otherwise provided in the certificate of incorporation, adopt, amend or repeal the bylaws of Lam Research.

Lam Research’s bylaws also provide that Lam Research stockholders entitled to vote may also adopt, amend or repeal the bylaws of Lam Research.

Special Meeting of Stockholders

KLA-Tencor’s bylaws provide that special meetings may be called only by the KLA-Tencor board of directors.

Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

Nominations of persons for election to the board of directors may be made by the KLA-Tencor board of directors or by any stockholder of record who delivers a timely, written notice to the secretary of KLA-Tencor setting forth the information described under the heading “Advance Notice Requirements for Stockholder Nominations and Other Proposals” above.

Lam Research’s bylaws provide that special meetings of stockholders may only be called by the Lam Research Board, the chairman of the Lam Research Board, or the president of Lam Research. Only such business shall be conducted at the special meeting as shall have been specified in the notice of meeting (or any supplement thereto).

Nominations of persons for election to the Lam Research Board may be made by the Lam Research Board or by any stockholder of record who delivers a timely, written notice to the secretary of Lam Research setting forth the information described under the heading “Advance Notice Requirements for Stockholder Nominations and Other Proposals” above. Such notice must be received not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Lam Research Board to be elected at such meeting.

	KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION
Quorum	KLA-Tencor’s bylaws provide that the presence, in person or represented by proxy, of the holders of a majority of all of the shares entitled to vote at the meeting shall constitute a quorum.	Lam Research’s bylaws provide that the presence, in person or represented by proxy, of the holders of a majority of the outstanding shares entitled to vote at the meeting shall constitute a quorum.

Repurchases / Redemptions of Shares	Under Delaware law, KLA-Tencor may purchase, redeem and dispose of its own shares, except that it may not purchase or redeem its shares if the capital of KLA-Tencor is impaired or would become impaired as a result of the redemption. However, at any time, KLA-Tencor may purchase or redeem any of its shares that are entitled upon any distribution of assets to a preference over another class of its stock or, if no shares entitled to such a preference are outstanding, any of its own shares, if these shares will be retired upon acquisition or redemption, thereby reducing the capital of KLA-Tencor.	Under Delaware law, Lam Research may purchase, redeem and dispose of its own shares, except that it may not purchase or redeem its shares if the capital of Lam Research is impaired or would become impaired as a result of the redemption. However, at any time, Lam Research may purchase or redeem any of its shares that are entitled upon any distribution of assets to a preference over another class of its stock or, if no shares entitled to such a preference are outstanding, any of its own shares, if these shares will be retired upon acquisition or redemption, thereby reducing the capital of the corporation.

Limitation of Personal Liability of Directors	KLA-Tencor’s certificate of incorporation provides, to the fullest extent permitted by the DGCL, no director of KLA-Tencor shall be liable to KLA-Tencor or its stockholders for breach of fiduciary duty as a director.	Lam Research’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of Lam Research shall be liable to Lam Research or its stockholders for breach of fiduciary duty as a director.

Indemnification of Directors and Officers

KLA-Tencor’s bylaws require KLA-Tencor to indemnify each director and officer of KLA-Tencor to the fullest extent permitted by the DGCL.

KLA-Tencor’s bylaws provide that KLA-Tencor may indemnify employees other than officers or directors and agents of KLA-Tencor to the fullest extent authorized by the DGCL.

Lam Research’s bylaws require Lam Research to indemnify each director and officer of Lam Research to the fullest extent permitted by the DGCL.

Lam Research’s bylaws provide that Lam Research may indemnify employees other than officers or directors and agents of Lam Research to the fullest extent authorized by the DGCL.

Certain Business Combination Restrictions

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger or consolidation or sale of substantially all of a corporation’s assets or dissolution requires the approval of the board of directors, and approval by the vote of the holders of a majority of the outstanding stock entitled to vote on that matter. KLA-Tencor’s certificate of incorporation may require a vote of a larger portion of the stock for the events described above as follows:

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the outstanding stock, completion of a merger or consolidation or sale of substantially all of a corporation’s assets or dissolution requires the approval of the board of directors and approval by the vote of the holders of a majority of the outstanding stock entitled to vote on that matter. Lam Research’s certificate of incorporation does not require a vote of a larger portion of the outstanding stock for the events described above.

KLA-TENCOR CORPORATION	LAM RESEARCH CORPORATION

Except when approved by a majority of the Continuing Directors (as defined in the certificate of incorporation) at a meeting at which a Continuing Director Quorum (as defined in the certificate of incorporation) is present, the affirmative vote of the holders of at least 80% of the then outstanding shares of capital stock of the corporation authorized to be issued is required for certain transactions with Interested Stockholders (as defined in the certificate of incorporation).

Section 203 of the DGCL protects publicly-traded Delaware corporations, such as KLA-Tencor, from hostile takeovers, and from actions following the takeover, by prohibiting some transactions once an acquiror has gained a significant holding in KLA-Tencor.

A corporation may elect not to be governed by Section 203 of the DGCL. Neither KLA-Tencor’s certificate of incorporation nor its bylaws contain this election. Therefore, KLA-Tencor is governed by Section 203 of the DGCL.

Section 203 of the DGCL protects publicly-traded Delaware corporations, such as Lam Research, from hostile takeovers, and from actions following the takeover, by prohibiting some transactions once an acquiror has gained a significant holding in the corporation.

A corporation may elect not to be governed by Section 203 of the DGCL. Neither Lam Research’s certificate of incorporation nor its bylaws contain this election. Therefore, Lam Research is governed by Section 203 of the DGCL.

APPRAISAL RIGHTS

General

This section summarizes certain material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex D. All references in Section 262 of the DGCL to “stockholder” are to the record holder of the shares of KLA-Tencor common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not you should exercise your right to seek appraisal under Section 262 of the DGCL.

If you hold one or more shares of KLA-Tencor common stock, you are entitled to appraisal rights under Delaware law and have the right to demand appraisal of your shares in connection with the merger, have your shares appraised by the Court of Chancery and receive the “fair value” of such shares (as determined by the Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the mergers) as of the completion of the merger in place of the merger consideration, if you comply with the procedures specified in Section 262 of the DGCL. Any such KLA-Tencor stockholder awarded “fair value” for the holder’s shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the merger consideration. It is possible that any such “fair value” as determined by the Court of Chancery may be more or less than, or the same as, that which KLA-Tencor stockholders will receive pursuant to the merger agreement.

Under Section 262 of the DGCL, given that KLA-Tencor stockholders are being asked to approve the Merger proposal at a meeting of stockholders, KLA-Tencor, not less than 20 days prior to the special meeting, must notify each stockholder who was a KLA-Tencor stockholder on the record date for notice of such meeting and who is entitled to exercise appraisal rights, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This joint proxy statement/prospectus constitutes the required notice, and the copy of applicable statutory provisions is attached to this joint proxy statement/prospectus as Annex D.

A HOLDER OF KLA-TENCOR COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND ANNEX D CAREFULLY. FAILURE TO COMPLY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL AND FINANCIAL ADVISORS IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. A KLA-TENCOR STOCKHOLDER WHO LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE ENTITLED TO RECEIVE THE APPLICABLE MERGER CONSIDERATION.

How to Exercise and Perfect your Appraisal Rights

If you are a KLA-Tencor stockholder and wish to exercise the right to seek an appraisal of your shares of KLA-Tencor common stock, you must comply with ALL of the following:

•

you must not vote in favor of the Merger proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger proposal, if you vote by proxy and wish to exercise your appraisal rights you must vote against the Merger proposal or abstain from voting your shares;

•

you must deliver to KLA-Tencor a written demand for appraisal before the vote on the Merger proposal at the special meeting, and such demand must reasonably inform KLA-Tencor of your identity and your intention to demand appraisal of your shares of KLA-Tencor common stock. The written demand for appraisal must be in addition to and separate from any proxy or vote;

•

you must continuously hold your shares of KLA-Tencor common stock from the date of making the demand through the effective time of the merger. You will lose your appraisal rights if you transfer the shares before the effective time of the merger; and

•

you, another stockholder, an appropriate beneficial owner or the surviving company must file a petition in the Court of Chancery requesting a determination of the fair value of the shares of KLA-Tencor common stock within 120 days after the effective time of the merger. The surviving company is under no obligation to file any such petition in the Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of KLA-Tencor stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of KLA-Tencor common stock within the time prescribed in Section 262 of the DGCL.

Who May Exercise Appraisal Rights

Only a holder of record of shares of KLA-Tencor common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of KLA-Tencor stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform KLA-Tencor of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its KLA-Tencor common stock. Beneficial owners who do not also hold their shares of KLA-Tencor common stock of record may not directly make appraisal demands to KLA-Tencor. The beneficial owner must, in such cases, have the holder of record, such as a bank, broker or other nominee, submit the required demand in respect of those shares of KLA-Tencor common stock of record. A holder of record, such as a bank, broker or other nominee, who holds shares of KLA-Tencor common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of KLA-Tencor common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of KLA-Tencor common stock as to which appraisal is sought. Where no number of shares of KLA-Tencor common stock is expressly mentioned, the demand will be presumed to cover all shares of KLA-Tencor common stock held in the name of the holder of record.

IF YOU HOLD YOUR SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKERAGE WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD.

If you own shares of KLA-Tencor common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. If you hold shares of KLA-Tencor common stock through a nominee or intermediary who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

KLA-Tencor Corporation

One Technology Drive

Milpitas, California 95035

Attention: Corporate Secretary

At any time within 60 days after the effective time of the merger, any dissenting stockholder of KLA-Tencor common stock who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such demand for appraisal and to accept the terms offered in the merger agreement and as described herein, i.e., the right to receive the mixed consideration unless the stockholder elected the all-cash consideration or the all-stock consideration in accordance with the election procedures described in the section entitled “The Merger Agreement—Election Procedures and Proration;” after this period, the stockholder may withdraw such demand for appraisal only with the consent of KLA-Tencor. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to KLA-Tencor a written withdrawal of his, her or its demand for appraisal and acceptance of the consideration offered pursuant to the merger agreement, except (1) that any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of KLA-Tencor; and (2) that no appraisal proceedings in the Court of Chancery will be dismissed as to any dissenting stockholder without the approval of the Court of Chancery, and this approval may be conditioned upon terms which the Court of Chancery deems just, provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered pursuant to the merger agreement within 60 days after the effective time of the merger.

The shares of KLA-Tencor common stock subject to appraisal will be appraised by the Court of Chancery at the fair value thereof as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. In determining the fair value of the KLA-Tencor common stock, the court is to take into account all relevant factors, as further described in relevant Delaware case law.

STOCKHOLDER PROPOSALS

Lam Research

Lam Research will hold a regular annual meeting in 2016, regardless of whether the mergers are completed.

For inclusion in the proxy statement and form of proxy relating to the 2016 annual meeting, stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act must be received by Lam Research, Office of the Secretary no later than May 24, 2016 (or, if Lam Research holds its 2016 annual meeting on a date that is not within 30 days of November 4, 2016, must be received no later than a reasonable period of time before Lam Research begins to print and send its proxy materials for its 2016 annual meeting).

Lam Research’s current bylaws require stockholders desiring to bring business, including nominations of directors for the Lam Research Board, before the 2016 annual meeting in a form other than a stockholder proposal in accordance with the preceding paragraph to give written notice to Lam Research, Office of the Secretary, received no earlier than July 8, 2016, and no later than August 7, 2016. If Lam Research’s 2016 annual meeting is more than 25 days earlier or more than 25 days later than November 4, 2016, written notice must be received no later than the close of business on the tenth calendar day following the day on which public announcement of the date of the 2016 annual meeting is first made. The written notice must comply with the provisions of Lam Research’s bylaws.

KLA-Tencor

It is not expected that KLA-Tencor will hold an annual meeting of stockholders for 2016 unless the mergers are not completed. In order to be considered for inclusion in the proxy statement and form of proxy for the KLA-Tencor 2016 annual meeting of stockholders, should one be held, stockholder proposals must be received by KLA-Tencor no later than May 27, 2016 in accordance with the requirements of Rule 14a-8 of the Exchange Act.

KLA-Tencor stockholders desiring to bring business before the 2016 annual meeting of stockholders, to the extent it is held, in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice to KLA-Tencor’s Corporate Secretary at KLA-Tencor’s principal office, which must be received by KLA-Tencor no earlier than the close of business on July 7, 2016, and no later than the close of business on August 6, 2016. A KLA-Tencor stockholder’s notice to KLA-Tencor’s Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of the stockholder proposing such business, (3) the class and number of shares of KLA-Tencor beneficially owned by the stockholder and (4) any material interest of the stockholder in such business. Such notice must also comply with the provisions of KLA-Tencor’s bylaws.

OTHER MATTERS

Other Matters Presented at the Special Meetings

As of the date of this joint proxy statement/prospectus, neither the Lam Research Board nor the KLA-Tencor Board knows of any matters that will be presented for consideration at either the Lam Research special meeting or the KLA-Tencor special meeting other than as described in this joint proxy statement/prospectus. If any other matters come before either the Lam Research special meeting or the KLA-Tencor special meeting or any adjournment or postponement thereof and shall be voted upon, individuals named as authorized proxies will vote in accordance with their best judgment on such matters.

LEGAL MATTERS

The validity of the shares of Lam Research common stock to be issued pursuant to the merger agreement will be passed upon by Jones Day, counsel to Lam Research. The material U.S. federal income tax consequences relating to the mergers will be passed upon for Lam Research by Jones Day and for KLA-Tencor by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

EXPERTS

Lam Research

The consolidated financial statements of Lam Research Corporation appearing in Lam Research Corporation’s Annual Report (Form 10-K) for the year ended June 28, 2015 (including the schedule appearing therein), and the effectiveness of Lam Research Corporation’s internal control over financial reporting as of June 28, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

KLA-Tencor

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to KLA-Tencor Corporation’s Annual Report on Form 10-K for the year ended June 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Lam Research and KLA-Tencor each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Lam Research and KLA-Tencor, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult Lam Research’s or KLA-Tencor’s website for more information about Lam Research or KLA-Tencor, respectively. Lam Research’s website is www.lamresearch.com. KLA-Tencor’s website is www.kla-tencor.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.

Lam Research has filed with the SEC a registration statement of which this joint proxy statement/prospectus forms a part. The registration statement registers the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement. The registration statement, including the attached exhibits, contains additional relevant information about Lam Research and Lam Research common stock. The rules and regulations of the SEC allow Lam Research and KLA-Tencor to omit certain information included in the registration statement from this joint proxy statement/prospectus.

In addition, the SEC allows Lam Research and KLA-Tencor to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Lam Research has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits that are filed on such form that relate to such information, in each case, unless otherwise specified in the applicable disclosure under such Items). These documents contain important information about Lam Research, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended June 28, 2015.

•	Proxy Statement on Schedule 14A filed September 21, 2015.

•	Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2015.

•	Current Reports on Form 8-K, filed August 27, 2015, October 21, 2015, November 5, 2015 and November 12, 2015.

•

The description of the Lam Research common stock contained in the Lam Research registration statement on Form 8-B filed with the SEC on April 11, 1990, including any subsequently filed amendments and reports updating such description.

In addition, Lam Research incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the closing of the merger (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Lam Research will provide you with copies of these documents, without charge, upon written or oral request to:

Lam Research Corporation

4650 Cushing Parkway

Fremont, CA 94538

(510) 572-0200

Attn: Investor Relations

This joint proxy statement/prospectus also incorporates by reference the documents listed below that KLA-Tencor has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits that are filed on such form that relate to such information, in each case, unless otherwise specified in the applicable disclosure under such items). These documents contain important information about KLA-Tencor, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2015.

•	Proxy Statement on Schedule 14A filed September 24, 2015.

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015.

•	Current Reports on Form 8-K, filed July 14, 2015, August 6, 2015, August 7, 2015, October 21, 2015 and November 5, 2015.

•

The description of the KLA-Tencor common stock contained in the KLA-Tencor registration statement on Form 8-A filed with the SEC on March 29, 1989, including any subsequently filed amendments and reports updating such description.

In addition, KLA-Tencor incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the date of the KLA-Tencor special meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or KLA-Tencor will provide you with copies of these documents, without charge, upon written or oral request to:

KLA-Tencor Corporation

One Technology Drive

Milpitas, CA 95035

(408) 875-3000

Attention: Investor Relations

In the event of conflicting information in this joint proxy statement/prospectus in comparison to any document incorporated by reference into this joint proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated January 13, 2016. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither our mailing of this joint proxy statement/prospectus to Lam Research stockholders or KLA-Tencor stockholders nor the issuance by Lam Research of shares of common stock pursuant to the merger agreement will create any implication to the contrary.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

by and among

LAM RESEARCH CORPORATION,

TOPEKA MERGER SUB 1, INC.,

TOPEKA MERGER SUB 2, INC.

and

KLA-TENCOR CORPORATION

dated as of

October 20, 2015

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (hereinafter referred to as this “Agreement”), dated October 20, 2015, is by and among Lam Research Corporation, a Delaware corporation (“Parent”), Topeka Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), Topeka Merger Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”) and KLA-Tencor Corporation, a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Parent, each of the Merger Subs and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties wish to effect a business combination through (a) the merger of Merger Sub 1 with and into the Company, with the Company being the surviving entity (the “First Merger”) and (b) immediately following the First Merger, the merger of the Company, as the surviving entity of the First Merger, with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, in connection with the First Merger, each outstanding share of common stock, $0.001 par value per share, of the Company (the “Company Common Stock” or “Company Shares”) issued and outstanding immediately prior to the First Effective Time (other than Dissenting Shares) will be automatically converted into the right to receive the Per Share Merger Consideration upon the terms and conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has, on the terms and subject to the conditions set forth herein, determined that this Agreement and the transactions contemplated hereby (the “Transactions”), including the First Merger and the issuance of shares of Parent Stock in connection therewith and the Second Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders;

WHEREAS, the Company Board of Directors has adopted resolutions approving the acquisition of the Company by Parent, this Agreement and the consummation of the Transactions and declaring this Agreement advisable and recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”) pursuant to Section 264 of the DGCL, and has done so unanimously;

WHEREAS, the board of directors of Parent (the “Parent Board of Directors”) has adopted resolutions approving the acquisition of the Company by Parent, this Agreement and the consummation of the Transactions, directing that the issuance of shares of Parent Stock in connection with the First Merger be submitted for consideration at the Parent Special Meeting and recommending that Parent’s stockholders vote to approve such issuance, and has done so unanimously;

WHEREAS, the stockholders and board of directors of each of the Merger Subs have approved this Agreement and determined that this Agreement and the Transactions, including the First Merger (as applicable) and the Second Merger, are advisable and fair to, and in the best interests of, such Merger Sub and its stockholders;

WHEREAS, the Parties intend that the Mergers will qualify as a “reorganization” under Section 368(a) of the Code and that this Agreement will constitute a “plan of reorganization” within the meaning of the Code; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also prescribe various conditions to the Mergers.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties agree as follows:

AGREEMENT

ARTICLE I

THE INTEGRATED MERGERS

Section 1.1 The Mergers. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, (a) at the First Effective Time, Merger Sub 1 shall be merged with and into the Company, whereupon the separate existence of Merger Sub 1 will cease, with the Company surviving the First Merger (the Company, as the surviving entity in the First Merger, sometimes being referred to herein as the “First Surviving Corporation”), and (b) immediately thereafter, and as part of the same plan, at the Second Effective Time, the First Surviving Corporation shall be merged with and into Merger Sub 2, whereupon the separate existence of the First Surviving Corporation will cease, with Merger Sub 2 surviving the Second Merger (Merger Sub 2, as the surviving entity of the Second Merger, sometimes being referred to herein as the “Ultimate Surviving Corporation”). The Mergers shall have the effects provided in this Agreement and as specified in the DGCL.

Section 1.2 Closing. The closing of the Mergers (the “Closing”) will take place at 7:00 a.m., Pacific Time, at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, California, on the fifth business day after the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or (to the extent permitted) waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted) waiver of such conditions at the Closing) (the date of such satisfaction or waiver, the “Condition Satisfaction Date”), or on such other date or at such other place that is agreed to in writing by the Company and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date”.

Section 1.3 Effective Times. On the Closing Date, the Parties shall cause (a) a certificate of merger with respect to the First Merger (the “First Certificate of Merger”) to be duly executed and filed with the DSOS as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company or Merger Sub 1 under the DGCL in connection with the First Merger and, thereafter, (b) a certificate of merger with respect to the Second Merger (the “Second Certificate of Merger”) to be duly executed and filed with the DSOS as provided under the DGCL and make any other filings, recordings or publications required to be made by the First Surviving Corporation or Merger Sub 2 under the DGCL in connection with the Second Merger. The First Merger shall become effective at such time as the First Certificate of Merger is duly filed with the DSOS or on such other date and time as shall be agreed to by the Company and Parent and specified in the First Certificate of Merger (such date and time being hereinafter referred to as the “First Effective Time”). The Second Merger shall become effective at such time as the Second Certificate of Merger is duly filed with the DSOS or on such other date and time as shall be agreed to by the Company and Parent and specified in the Second Certificate of Merger (such date and time being hereinafter referred to as the “Second Effective Time”). The First Effective Time shall, in all events, precede the Second Effective Time.

Section 1.4 Governing Documents.

(a) At the First Effective Time, the Company Certificate and the Company Bylaws shall be the certificate of incorporation and bylaws, respectively, of the First Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) At the Second Effective Time, the certificate of incorporation and bylaws of Merger Sub 2, as in effect immediately prior to the Second Effective Time, shall be the certificate of incorporation and bylaws of the Ultimate Surviving Corporation, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of incorporation and bylaws.

Section 1.5 Officers and Directors of the Surviving Entities.

(a) The officers of Merger Sub 1 immediately prior to the First Effective Time, from and after the First Effective Time, shall be the officers of the First Surviving Corporation. The directors of Merger Sub 1 immediately prior to the First Effective Time, from and after the First Effective Time, shall be the directors of the First Surviving Corporation.

(b) The officers of the First Surviving Corporation immediately prior to the Second Effective Time, from and after the Second Effective Time, shall be the officers of the Ultimate Surviving Corporation. The directors of the First Surviving Corporation immediately prior to the Second Effective Time, from and after the Second Effective Time, shall be the directors of the Ultimate Surviving Corporation.

Section 1.6 Plan of Reorganization. The Parties intend that, for U.S. federal income tax purposes, the Mergers, taken together, will constitute integrated steps in a single “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3, which plan of reorganization the Parties adopt by executing this Agreement.

ARTICLE II

TREATMENT OF SECURITIES

Section 2.1 Conversion of Capital Stock.

(a) Treatment of Company Common Stock and Allocation. At the First Effective Time, by virtue of the First Merger and without any action on the part of the Parties or holders of any securities of the Company or of Merger Sub 1, each Company Share issued and outstanding immediately prior to the First Effective Time (other than Company Shares to be cancelled in accordance with Section 2.1(c) and other than any Dissenting Shares (collectively, “Excluded Shares”)) shall automatically be converted into the right to receive cash and shares of Parent Stock based on Elections made by the holders of Company Shares (but subject to Section 2.1(f), Section 2.5 and Section 2.6) as follows:

(i) Each such Company Share that is a Cash Election Share shall be converted into the right to receive cash in an amount (such amount, the “Per Share Cash Consideration”) equal to the sum of (A) $32.00 (such amount, the “Average Cash Per Share”) and (B) the product of (x) 0.5 (such number of shares, the “Average Parent Stock Per Share”) multiplied by (y) the VWAP of Parent Stock. The Per Share Cash Consideration shall be subject to proration as set forth in Section 2.1(a)(iv).

(ii) Each such Company Share that is a Stock Election Share shall be converted into the right to receive a number of Parent Shares (such number, the “Per Share Stock Consideration”) equal to the sum of (A) the Average Parent Stock Per Share and (B) the quotient of (x) the Average Cash Per Share divided by (y) the VWAP of Parent Stock. The Per Share Stock Consideration shall be subject to proration as set forth in Section 2.1(a)(v).

(iii) Each such Company Share that is an Undesignated Share or a Mixed Election Share shall be converted into the right to receive the combination (such combination, the “Per Share Mixed Consideration”) of (A) the Average Cash Per Share and (B) a number of Parent Shares equal to the Average Parent Stock Per Share.

(iv) In the event that the number of Cash Election Shares exceeds the Cash Election Number, then:

(A) each Stock Election Share (other than Excluded Shares) shall be converted into the right to receive the Per Share Stock Consideration, and

(B) each Cash Election Share (other than Excluded Shares) shall be converted into the right to receive both (x) an amount in cash equal to the quotient of the Available Cash for Cash Election divided by the aggregate number of Cash Election Shares (such amount, the “Satisfied Per Share Cash Consideration”) and (y) a number of Parent Shares equal to (i) the Per Share Cash Consideration minus the Satisfied Per Share Cash Consideration divided by (ii) the VWAP of Parent Stock.

(v) In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, then:

(A) each Cash Election Share (other than Excluded Shares) shall be converted into the right to receive the Per Share Cash Consideration, and

(B) each Stock Election Share (other than Excluded Shares) shall be converted into the right to receive (x) the number of Parent Shares equal to the quotient of the Available Stock for Stock Election divided by the aggregate number of Stock Election Shares (the “Satisfied Per Share Stock Consideration”) and (y) an amount in cash equal to (i) the Per Share Cash Consideration minus (ii) the product of the VWAP of Parent Stock and the Satisfied Per Share Stock Consideration.

(vi) The Exchange Agent shall make all computations, in consultation with Parent and the Company, as to the allocation and the proration contemplated by this Section 2.1(a), and any such computation shall be conclusive and binding on the Company stockholders. Parent and the Company may agree to make such rules as are consistent with this Agreement for implementation of the provisions of this Section 2.1(a) as shall be necessary or desirable to fully effect such provisions.

From and after the First Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such Company Shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Company Shares in accordance with Section 2.2, the Per Share Stock Consideration, Per Share Cash Consideration or Per Share Mixed Consideration (subject to the proration and adjustment of the Per Share Cash Consideration pursuant to Section 2.1(a)(iv) and the Per Share Stock Consideration pursuant to Section 2.1(a)(v)) and cash in lieu of fractional shares of Parent Stock, if any, pursuant to Section 2.6 (the “Fractional Share Consideration”), into which such Company Shares have been converted pursuant to this Section 2.1(a), together with the amounts, if any, payable pursuant to Section 2.2(f) (such amounts, the “Per Share Merger Consideration”).

(b) Election Procedure.

(i) Election Forms and Types of Elections. An election form in such form and substance as designated by Parent and reasonably acceptable to the Company (the “Election Form”) shall be delivered by the Company with the Joint Proxy Statement to each holder of record of Company Shares as of the Company Record Date and to each holder of a vested Company RSU. Parent shall make available one or more Election Forms as may be reasonably requested by any Person who becomes a holder of record of Company Shares or holder of a vested Company RSU after the Company Record Date and prior to the Election Deadline. Subject to the other provisions of this Article II, each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an “Election”) to receive (A) the Per Share Stock Consideration (a “Stock Election”) with respect to all of such holder’s Company Shares, (B) the Per Share Cash Consideration (a “Cash Election”) with respect to all of such holder’s Company Shares, or (C) the Per Share Mixed Consideration (a “Mixed Election”) with respect to all of such holder’s Company Shares. Any Company Shares (other than Company Shares to be cancelled in accordance with Section 2.1(c)) with respect to which the holder (or indirectly the beneficial owner) shall not have submitted to the Exchange Agent an effective, properly completed Election Form prior to the Election Deadline shall be deemed to be “Undesignated Shares” under this Agreement.

(ii) Proper and Timely Election. Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 6:00 a.m. Pacific Time on the fourth business day after the Condition Satisfaction Date (or such other time and date as the Company and Parent may mutually agree) (the “Election Deadline”); provided, that (A) at least three business days prior to the Election Deadline, Parent shall publish a press release announcing the Election Deadline and (B) promptly following the close of trading on NASDAQ on the business day immediately preceding the day of the Election Deadline, Parent shall publish a press release announcing the VWAP of Parent Stock. An Election Form shall be deemed properly completed only if an Election is indicated for each Company Share covered by such Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form by delivery of a revocation or new Election Form that is actually received by the Exchange Agent prior to the Election Deadline. In the event an Election Form is timely revoked prior to the Election Deadline, the Company Shares represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such Company Shares on or before the Election Deadline. Subject to the terms of this Agreement and of the Election Form, Parent shall have discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms. Any decisions of Parent required by the Exchange Agent made in good faith in determining such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

(c) Cancellation of Company Common Stock. At the First Effective Time, all Company Shares owned by any Company Subsidiary, Parent, the Merger Subs or any of their respective Subsidiaries shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) Treatment of Merger Sub 1 Capital Stock. At the First Effective Time, each issued and outstanding share of common stock of Merger Sub 1 shall be automatically converted into and become one fully paid and nonassessable share of common stock of the First Surviving Corporation and shall constitute the only outstanding shares of capital stock of the First Surviving Corporation.

(e) Effect of Second Merger. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of any of the Parties or holders of any securities of the First Surviving Corporation or of Merger Sub 2,

(i) Each share of capital stock of the First Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered therefor; and

(ii) Each share of common stock of Merger Sub 2 issued and outstanding immediately prior to the Second Effective Time shall be automatically converted into and become one fully paid and nonassessable share of common stock of the Ultimate Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Ultimate Surviving Corporation.

(f) Adjustment. Any number or amount herein that is based upon the price of the Parent Stock or the number or fraction of shares of Company Common Stock or Parent Stock, as the case may be, and the Average Cash Per Share and/or Average Parent Stock Per Share, as applicable, shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock or Parent Stock, as applicable), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Company Common Stock or Parent Stock outstanding after the date hereof and prior to the First Effective Time.

Section 2.2 Payment for Securities; Surrender of Certificates.

(a) Exchange Fund. Prior to the First Effective Time, Parent or Merger Sub 1 shall designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the First Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the holders of Company Common Stock for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. At or promptly after the First Effective Time, Parent or Merger Sub 1 shall deposit, or cause to be deposited, with the Exchange Agent (i) evidence of Parent Stock issuable pursuant to Section 2.1(a) in book-entry form equal to the aggregate Per Share Stock Consideration, and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate amount of Per Share Cash Consideration, Fractional Share Consideration and any dividends under Section 2.2(f) to be paid in connection with the First Merger (such evidence of book-entry shares of Parent Stock and cash amounts, together with any dividends or other distributions with respect thereto, the “Exchange Fund”), in each case, for the sole benefit of the former holders of Company Shares. In the event that the Exchange Fund shall be insufficient to pay the aggregate amount of all Per Share Cash Consideration, Fractional Share Consideration and any dividends under Section 2.2(f), Parent shall, or shall cause Merger Sub 1 to, promptly deposit additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that (1) any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and (2) no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to Parent or the Ultimate Surviving Corporation (at the election of Parent) on the earlier of (A) one year after the First Effective Time or (B) the full payment of the Exchange Fund.

(b) Procedures for Surrender. Promptly after the First Effective Time, Parent shall, and shall cause the Ultimate Surviving Corporation to, cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the First Effective Time represented outstanding Company Shares (the “Certificates”) or non-certificated Company Shares represented by book-entry (“Book-Entry Shares”) and whose Company Shares each were converted pursuant to Section 2.1 into the right to receive the Per Share Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for payment of the Per Share Merger Consideration into which such Company Shares have been converted pursuant to Section 2.1, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6, and any dividends or other distributions on shares of Parent Stock in accordance with Section 2.2(f). Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent or the Ultimate Surviving Corporation, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the applicable Per Share Merger Consideration pursuant to the provisions of this Article II for each Company Share formerly represented by such Certificate or Book-Entry Share, to be delivered within ten business days following the later to occur of (x) the First Effective Time or (y) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Ultimate Surviving Corporation that such Tax either has been paid or is not required to be paid. Payment of the applicable Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the First Effective Time to represent only the right to receive the applicable Per Share Merger Consideration as contemplated by this Article II, without interest thereon.

(c) Transfer Books; No Further Ownership Rights in Company Shares. At the First Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Shares on the records of the Company. From and after the First Effective Time, the holders of Certificates or Book-Entry Shares outstanding immediately prior to the First Effective Time shall cease to have any rights with respect to the Company Shares formerly represented thereby except as otherwise provided for herein or by applicable Law. If, after the First Effective Time, Certificates or Book-Entry Shares are presented to the Ultimate Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Exchange Fund and Exchange Trust; No Liability. At any time following 12 months after the First Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund and the Exchange Trust that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Ultimate Surviving Corporation and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Per Share Merger Consideration, payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b), without any interest thereon. Notwithstanding the foregoing, none of the Ultimate Surviving Corporation, Parent, Merger Subs, or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Per Share Merger Consideration, dividends, or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof (such affidavit to be in a form reasonably satisfactory to Parent and the Exchange Agent), the Per Share Merger Consideration payable in respect thereof pursuant to Section 2.1 hereof, including any amount payable in respect of Fractional Share Consideration in accordance with Section 2.6, and any dividends or other distributions on shares of Parent Stock in accordance with Section 2.2(f); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against the Parent Entities or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

(f) Dividends or Distributions with Respect to Parent Stock. No dividends or other distributions with respect to Parent Stock with a record date after the First Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Parent Stock issuable hereunder, and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the First Effective Time theretofore paid with respect to such shares of Parent Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the First Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Stock.

Section 2.3 Dissenter’s Rights.

(a) Notwithstanding anything in this Agreement to the contrary, Company Shares issued and outstanding immediately prior to the First Effective Time and held by holders of record who did not vote in favor of the adoption of this Agreement (or consent thereto in writing) and are entitled to demand, and have properly demanded, appraisal of such Company Shares (“Dissenting Shares”) pursuant to, and who have complied in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Per Share Merger Consideration payable pursuant to Section 2.1, but instead at the First Effective Time shall be converted into the right to receive payment of the fair value of such Company Shares in accordance with the Appraisal Rights (it being understood and acknowledged that at the First Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Shares to the extent afforded by the Appraisal Rights); provided, however, that if any such holder (including any holder of Proposed Dissenting Shares) shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under the Appraisal Rights, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall automatically converted into and shall represent the right to receive the Per Share Merger Consideration. “Proposed Dissenting Shares” means Company Shares whose holder provides a demand for appraisal to the Company prior to the Company Special Meeting and does not vote in favor of the adoption of this Agreement, in each case in accordance with the Appraisal Rights.

(b) The Company shall give prompt notice to Parent of any demands received prior to the First Effective Time by the Company for appraisal of any Company Shares, of any withdrawals of such demands and of any other instruments served pursuant to the DGCL and received by the Company relating to Appraisal Rights, and Parent shall have the opportunity, at Parent’s expense, to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the First Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.

Section 2.4 Treatment of Company Equity Awards.

(a) As of the First Effective Time, each outstanding restricted stock unit representing a right to receive Company Common Stock, including any restricted stock unit that vests subject to the achievement of Company performance goals under any Company Equity Plan (the “Company RSUs”) that is not then vested and is held by an individual who will continue in the service of Parent or the Ultimate Surviving Corporation at the First Effective Time (a “Continuing Service Provider”) shall be substituted by Parent into a Parent RSU in accordance with this Section 2.4. Each substituted Parent RSU shall continue to have, and shall be subject to, the same vesting and economically equivalent terms (including rights to dividend equivalents in cash) and conditions as applied to the applicable Company RSUs immediately prior to the First Effective Time (but taking into account any changes thereto, including any necessary changes to any issuance provisions, provided for or permitted in the applicable Company Equity Plan, in any award agreement or in such Company RSUs, by reason of this Agreement or the Transactions). As of the First Effective Time, the number of shares of Parent Stock underlying each such Parent RSU as so substituted shall be equal to the product of (i) the number of Company Shares underlying the applicable Company RSUs multiplied by (ii) the Per Share Stock Consideration, rounded down to the nearest whole number. To the extent a Company RSU was exempt from or compliant with Section 409A of the Code immediately prior to the First Effective Time, the substitution of each Company RSU shall occur in a manner so as to remain exempt from or compliant with Section 409A of the Code, and this Section 2.4 shall be construed consistent with such intent. Each payment with respect to a Parent RSU as to which payments will be made in installments is and will be treated as a separate payment for purposes of Section 409A of the Code.

(b) Any share of Company Common Stock underlying a Company RSU that is vested as of the First Effective Time (taking into account any acceleration of vesting that occurs by the First Effective Time under the applicable award agreement or other Contract with the award holder), but as to which such underlying share of Company Common Stock has not been issued by the First Effective Time, will be issued as of immediately prior to the First Effective Time and will be treated as outstanding Company Common Stock for purposes of Section 2.1 and shall receive the applicable Per Share Merger Consideration as provided in Section 2.1 based on an Election Form submitted by the holder thereof, subject to applicable tax withholding. Any shares of Company Common Stock underlying any Company RSU that has failed to vest as of the First Effective Time and that is held by an individual who is not a Continuing Service Provider shall be cancelled at the First Effective Time without payment of any consideration.

(c) As of the First Effective Time, each outstanding stock option award representing a right to purchase Company Common Stock that was granted pursuant to a Company Equity Plan and that is outstanding and exercisable as of immediately prior to the First Effective Time (each, a “Company Stock Option”) shall, by virtue of the First Merger and without any action on the part of the holder thereof, be cancelled and converted into and represent the right to receive an amount of cash (without interest) equal to the product of (i) the number of shares of Company Common Stock issuable upon the exercise of the Company Stock Option, multiplied by (ii) (A) the Per Share Cash Consideration, less (B) the exercise price per share attributable to the Company Stock Option. As soon as practicable (and in no event more than 30 calendar days) following the First Effective Time, the Exchange Agent, Parent or the Ultimate Surviving Corporation shall pay to each holder of a Company Stock Option the consideration (if any) required to be paid to any such holder pursuant to this Section 2.4(c), subject to Section 2.5.

(d) Not later than 15 days prior to the First Effective Time, the Company shall send a notice to all holders of Company Stock Options, which notice shall notify such holders that (i) Parent, the First Surviving Corporation and the Ultimate Surviving Corporation will not be assuming any Company Stock Options at or following the First Effective Time or substituting new options therefor, (ii) all unvested Company Stock Options shall become vested and fully exercisable as of and effective immediately prior to the First Effective Time, and (iii) all Company Stock Options that are not exercised prior to the First Effective Time will be cancelled and paid the consideration in the manner set forth in Section 2.4(c).

(e) Prior to the First Effective Time, the Company shall adopt resolutions and take such other steps as are reasonably necessary for the treatment of the Company RSUs and Company Stock Options as contemplated by this Section 2.4.

(f) As soon as practicable following the Closing Date, but in no event more than 10 business days following the Closing Date, Parent will file an appropriate Registration Statement on Form S-8 or other appropriate form with respect to the offering of the Parent Shares issuable upon vesting of the Parent RSUs (the “S-8 Registration Statement”) and will use reasonable best efforts to maintain the effectiveness of the S-8 Registration Statement thereafter for so long as any of such Parent RSUs remain outstanding.

(g) Prior to the First Effective Time, the Company will take all actions reasonably necessary to (i) terminate the Amended and Restated 1997 KLA-Tencor Corporation Employee Stock Purchase Plan (the “Company ESPP”) as of immediately prior to the First Effective Time, (ii) provide that any “Offering Period” (as defined in the Company ESPP) that would otherwise be in progress on the Closing Date will be shortened in accordance with Section 18 of the Company ESPP, and the last day of each such Offering Period shall be at least 10 business days prior to the Closing Date (the “Final Purchase Date”), with purchases made on the Final Purchase Date contingent upon the occurrence of the First Effective Time, and (iii) avoid the commencement of any new Offering Period under the Company ESPP at or after the Final Purchase Date and prior to the earlier of the termination of this Agreement or the First Effective Time. Any Company Shares acquired under the Company ESPP prior to or on the Final Purchase Date will be treated as outstanding Company Shares for purposes of Section 2.1 (including with respect to the Election).

Section 2.5 Withholding. The Parent Entities, the First Surviving Corporation and the Ultimate Surviving Corporation shall each be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable to a holder of Company Common Stock pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration under the Code, or any applicable provisions of state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made.

Section 2.6 Fractional Shares.

(a) No certificates, receipts or scrip representing fractional shares of Parent Stock shall be issued upon the surrender or transfer for exchange of Certificates or Book-Entry Shares, no dividend or distribution of Parent will relate to such fractional shares of Parent Stock, and such fractional shares of Parent Stock will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

(b) Notwithstanding any other provision of this Agreement, each holder of Company Shares converted pursuant to the First Merger who would otherwise be entitled to receive a fraction of a share of Parent Stock (after taking into account all Company Shares held at the Effective Time by such holder) shall receive, in lieu thereof, from the Exchange Agent, at Parent’s election, either (i) a cash payment in lieu of such fractional share of Parent Stock representing that holder’s proportionate interest in the net proceeds from the sale by the Exchange Agent in one or more transactions of the aggregate of the fractional shares of Parent Stock which would otherwise have been issued under this Article II (the “Excess Shares of Stock”) or (ii) cash in accordance with Section 2.6(c) below. The sale of the Excess Shares of Stock shall be (i) executed on NASDAQ and (ii) made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates or Book-Entry Shares in accordance with this Section 2.6, the Exchange Agent shall hold the net proceeds in trust (the “Exchange Trust”) for those holders. All commissions, fees, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with the sale of the Excess Shares of Stock shall be paid by Parent and the Ultimate Surviving Corporation. As soon as practicable after the determination of the amount of cash to be paid to holders of Certificates and Book Entry Shares in lieu of fractional shares of Parent Stock, the Exchange Agent shall make that amount available to those holders, without interest. The Exchange Agent shall determine the portion of the net proceeds to which each holder of Certificates or Book Entry Shares shall be entitled by multiplying the aggregate amount of the net proceeds by a fraction of which (X) the numerator is the amount of the fractional shares of Parent Stock to which such holder of Certificates or Book Entry Shares is entitled (after taking into account all Certificates and Book Entry Shares delivered by such holder) and (Y) the denominator is the aggregate amount of fractional shares of Parent Stock to which all holders of Certificates and Book Entry Shares are entitled.

(c) Notwithstanding the provisions of Section 2.6(b), Parent may elect, at its option exercised prior to the Effective Time, to pay to the Exchange Agent an amount in cash in United States dollars, to be deposited promptly following the Effective Time, sufficient for the Exchange Agent to pay each holder of Certificates or

Book Entry Shares an amount in cash equal to the product obtained by multiplying (i) the fraction of a share of Parent Stock to which such holder would otherwise have been entitled by (ii) the closing price for a share of Parent Stock on NASDAQ on the first business day immediately following the First Effective Time. In such event, all references in this Agreement to the net proceeds from the sale of the Excess Shares of Stock and similar references shall be deemed to refer to the payments calculated in the manner set forth in this Section 2.6(c).

Section 2.7 Further Assurances. At and after the First Effective Time, the officers and directors of the Ultimate Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or the Merger Subs, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or the Merger Subs, any other actions and things to vest, perfect or confirm of record or otherwise in the Ultimate Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Ultimate Surviving Corporation as a result of, or in connection with, the Mergers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (i) the Company SEC Reports filed on or after June 30, 2015 and prior to the date of this Agreement (including exhibits and other information incorporated by reference therein, but excluding any amendment thereto made after the date of this Agreement or any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature); provided that the exclusion of this clause (i) shall not apply to the representations set forth in Section 3.3 or (ii) with respect to each section and subsection within this Article III, the corresponding section or subsection of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other Section or subsection of this Agreement to which the relevance of such item is reasonably apparent), the Company represents and warrants to Parent and the Merger Subs as set forth below.

Section 3.1 Qualification, Organization, Subsidiaries, etc.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 3.1(b) of the Company Disclosure Letter contains a complete and accurate list of the name and jurisdiction of organization of each subsidiary of the Company (each a “Company Subsidiary”) as of the date of this Agreement. Each Company Subsidiary is a direct, or indirect, wholly owned subsidiary of the Company. Each Company Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except when the failure to be so duly organized, validly existing, in good standing or have such power and authority would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Certificate of Incorporation and Bylaws. The Company has made available to Parent a complete and correct copy of the Certificate of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the SEC). Such Certificate of Incorporation, Bylaws or equivalent organizational documents are in full force and effect. Neither the Company nor any such Company Subsidiary is in material violation of any of the provisions of its Certificate of Incorporation, Bylaws or equivalent organizational documents.

Section 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). All outstanding Company Shares are validly issued, fully paid and nonassessable and are issued free of any preemptive rights. All Company Shares subject to issuance upon the exercise, vesting or conversion of any convertible security will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

(b) As of the close of business on September 30, 2015:

(i) 155,746,926 Company Shares were issued and outstanding;

(ii) no Company Shares were held by any Company Subsidiary;

(iii) 2,053,335 Company Shares were issuable pursuant to outstanding Company RSUs;

(iv) an aggregate of $13,190,970 was contributed by participants in the ESPP during the current offering period of the ESPP through September 30, 2015;

(v) 201 Company Shares were issuable pursuant to outstanding Company Stock Options, all of which were vested and exercisable; and

(vi) no shares of Company Preferred Stock were issued or outstanding.

(c) Except for changes since the date specified in Section 3.3(b) resulting from the exercise of purchase rights under the Company ESPP, the vesting of Company RSUs outstanding on such date, the exercise of Company Stock Options outstanding on such date, or actions taken after the date of this Agreement in compliance with this Agreement, there are no outstanding (i) options, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary, (ii) shares of capital stock of, or other voting securities or ownership interests in, the Company, or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness having voting rights or convertible into securities having voting rights) or ownership interests in the Company or any Company Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Company Securities”), other than as described in Section 3.3(b).

(d) There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party with respect to the voting of any capital stock of, or other equity interest in, the Company or any Company Subsidiary. Section 3.3(d) of the Company Disclosure Letter contains, as of September 30, 2015, a complete and correct list of each outstanding Company RSU and Company Stock Option, including the date of grant, the date of expiration, the number of Company Shares subject to such award as of the date of this Agreement, vesting schedule (including any rights to acceleration of vesting), the number of Company Shares vested and unvested as of the date of this Agreement, with respect to Company RSUs, whether the Company RSU is the subject of a deferral election or not otherwise exempt from Section 409A of the Code under Treasury Regulations Section 1.409A-1(b)(4), and with respect to Company Stock Options, the exercise price per share.

(e) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any other Company Securities or any capital stock of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person that would be material to the Company and the Company Subsidiaries, taken as a whole. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of any preemptive rights, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens or Contracts or other limitations on the Company’s or any Company Subsidiary’s voting rights.

Section 3.4 Authority Relative to this Agreement.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject (in the case of the First Merger) to receipt of the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (in the case of the First Merger, except for (i) receipt of the Company Stockholder Approval and (ii) the filing of the First Certificate of Merger with the DSOS). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Subs, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The Company Board of Directors, at a meeting duly called and held, unanimously adopted resolutions (i) resolving that this Agreement and the Transactions are fair to, and in the best interests of, the Company and the holders of the Company Common Stock, (ii) approving and declaring advisable this Agreement and the Transactions on the terms and subject to the conditions set forth herein, in accordance with the requirements of the DGCL, and (iii) resolving to make, subject to Section 5.3, the Company Board Recommendation.

Section 3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the Company or any Company Subsidiary, (ii) subject to obtaining the Company Required Approvals and, in the case of the First Merger, the Company Stockholder Approval, conflict with or violate any Law or Order applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) subject to obtaining the consents listed in Section 3.5(a) of the Company Disclosure Letter, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, constitute or be deemed an impermissible or void assignment (by operation of law or otherwise) by the Company or a Company Subsidiary of, result in the acceleration of any obligation of the Company or a Company Subsidiary or right of a third party, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any Company Material Contract, except with respect to clause (ii) only, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except for applicable requirements, if any, of (i) any such consents, approvals, authorizations, permits, filings or notifications that are not material to the Company and the Company Subsidiaries, taken as a whole, (ii) any filings as may be required under the rules and regulations of NASDAQ, (iii) the filing of the Joint Proxy Statement and of the Registration Statement (in which the Joint Proxy Statement will be included) with the SEC and the declaration of effectiveness of the Registration Statement, (iv) applicable requirements, if any, of the Exchange Act and state securities or “blue sky” Laws (“Blue Sky Laws”), (v) the pre-merger notification requirements of the HSR Act and similar requirements in the jurisdictions listed in Section 7.1(d) of the Company Disclosure Letter, and (v) the provisions of the DGCL (collectively, the “Company Required Approvals”).

Section 3.6 Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all material franchises, licenses, permits, consents, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Permits”), except for those, the absence of which would not individually or in the aggregate have a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened in writing, and there are no defaults under, violations of, or events giving rise to a right of termination, amendment or cancellation of any such Permits (with or without notice, the lapse of time or both). Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, in any material respect, (i) any Law or Order applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, where such conflict, default, breach or violation would be material to the Company and the Company Subsidiaries, taken as a whole, or (ii) any Permit to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound, where such conflict, default, breach or violation would be material to the Company and the Company Subsidiaries, taken as a whole.

Section 3.7 SEC Filings; Financial Statements.

(a) The Company has filed or furnished all forms, reports and other documents required to be filed or furnished by it with the SEC since June 30, 2012 (such documents filed since June 30, 2012, and those filed by the Company with the SEC subsequent to the date of this Agreement, if any, including any amendments thereof, the “Company SEC Reports”). Each Company SEC Report (i) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act of 2002 (“SOX”) and the applicable rules and regulations promulgated thereunder, and (ii) did not, at the time it was filed (or, if amended prior to the date hereof, as of the date of such amendment), contain any untrue statement of a material fact, or omit to state a material fact, required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements contained in the Company SEC Reports (i) complied as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis with the Company’s past practices throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC), and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal and recurring year-end adjustments).

(c) Except as and to the extent set forth in the consolidated balance sheet of the Company and its consolidated Company Subsidiaries as of June 30, 2015, or included in the notes thereto (the “2015 Company Balance Sheet”), neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required to be disclosed by GAAP except for liabilities and obligations (i) incurred in the ordinary course of business, (ii) in the form of executory obligations under any Contract to which the Company is a party or is bound and that are not in the nature of breaches that are required by GAAP to be disclosed in a balance sheet, and (iii) incurred in connection with the preparation and negotiation of this Agreement or pursuant to this Agreement or in connection with the Transactions.

(d) Each of the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Reports, and prior to the date of this Agreement, neither the Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 3.7(d), “principal executive officer” and “principal financial officer” have the meanings given to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX. The Company is in compliance in all material respects with SOX.

(e) The Company maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) access to assets that could have a material effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) The Company has in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(g) As of the date hereof, there are no outstanding unresolved comments with respect to the Company or the Company SEC Reports noted in comment letters or, to the knowledge of the Company, other correspondence received by the Company or its attorneys from the SEC, and to the knowledge of the Company, there are no pending (i) formal or informal investigations of the Company by the SEC or (ii) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board.

(h) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of SOX.

Section 3.8 Absence of Certain Changes or Events. Since the date of the 2015 Company Balance Sheet through the date hereof, except as contemplated or permitted by this Agreement, the Company and the Company Subsidiaries have conducted their businesses, in all material respects, in the ordinary course and in a manner consistent with past practice. Since the date of the 2015 Company Balance Sheet through the date hereof, (a) there has not been any event, condition, circumstance, development, change or effect having, or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (b) none of the Company or any of the Company Subsidiaries has taken any action, or authorized, committed or agreed to take any action, that if taken between the date hereof and the Effective Time would constitute a breach of Section 5.1(ii).

Section 3.9 Absence of Litigation. As of the date hereof, there is (a) no Action pending, and (b) to the knowledge of the Company, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action overtly threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary. As of the date hereof, none of the Company, any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is the subject of any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations of the Company or any Company Subsidiaries.

Section 3.10 Employee Benefit Plans.

(a) Section 3.10(a) of the Company Disclosure Letter lists all material Company Plans, except that for individual written agreements or Company RSUs, only the form of such agreements will be listed, unless such individual agreements materially differ from such forms, in which case the individual forms will be listed. The Company has made available to Parent a true and complete copy of each material Company Plan and has made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such Company Plan (except for individual written agreements or Company RSUs, in which case only forms of such agreements have been made available to Parent, unless such individual agreements materially differ from such forms), including as applicable (v) a copy of each trust or other funding arrangement, (w) each most recent summary plan description and summary of material modifications, (x) all annual reports on IRS Form 5500 (or other material Governmental Authority filing made in respect of any Company Plan that is not a US Plan) filed within the past three years, (y) the most recently received IRS or other Governmental Authority determination or opinion letter for each such Company Plan, and (z) the most recently prepared actuarial report and financial statement in connection with each such Company Plan.

(b) None of the Company Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”), a “multiple employer plan” (within the meaning of Section 413(c) of the Code) (a “Multiple Employer Plan”), a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), a plan that is subject to Title IV of ERISA or Section 412 of the Code, or a “funded welfare plan” within the meaning of Section 419 of the Code.

(c) Each Company Plan is operated in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code, except as would not, individually or in the aggregate, result in material liability to the Company and the Company Subsidiaries, taken as a whole. The Company and the Company Subsidiaries have performed all obligations required to be performed by them under and are not in default under or in violation of any Company Plan, except for any such non-performance, default or violation that would not, individually or in the aggregate, result in material liability to the Company and the Company Subsidiaries, taken as a whole. As of the date hereof, no Action is pending or, to the knowledge of the Company, threatened with respect to any Company Plan (other than routine claims for benefits in the ordinary course of business) that would result in material liability to the Company and the Company Subsidiaries, taken as a whole.

(d) Each US Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to such US Plan for which determination letters are currently available that such US Plan is so qualified, has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or may rely upon an opinion letter for a prototype or volume submitter plan, and each trust established in connection with any US Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or may rely upon an opinion letter for a prototype or volume submitter plan, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS, if applicable, that could be expected to adversely affect in any material respect the qualified status of any such US Plan or the exempt status of any such trust.

(e) Except as would not, individually or in the aggregate, result in material liability to the Company and the Company Subsidiaries, taken as a whole, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and not otherwise exempt under Section 408 of ERISA) with respect to any US Plan. Except as would not, individually or in the aggregate, result in material liability to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course of business), including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and, to the knowledge of the Company, no fact or event exists that could give rise to any such liability.

(f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event, such as termination of employment) will (i) result in any material compensatory payment or benefit (including severance, unemployment compensation, parachute or otherwise) becoming due to any current or former employee, officer, director or individual independent contractor of the Company or any Company Subsidiary (each, a “Worker”), or to any Governmental Authority or other person on behalf of any such Worker, from the Company, any Company Subsidiary, any Company ERISA Affiliate or any of their respective affiliates under any Company Plan, (ii) materially increase any benefits otherwise payable under any Company Plan, (iii) result in any acceleration of the time of any payment or vesting of any compensatory payment or benefits or (iv) result in the payment of any amount that, individually or in combination with any other such payment or benefit, would not be deductible pursuant to Code Section 280G (determined without regard to Section 280G(b)(4) of the Code) or Code Section 162(m).

(g) Except as would not, individually or in the aggregate, result in material liability to the Company and the Company Subsidiaries, taken as a whole, all contributions, premiums or payments required to be made with respect to any US Plan have been made on or before their due dates. Except as would not, individually or in the aggregate, result in material liability to the Company and the Company Subsidiaries, taken as a whole, all such contributions are or were fully deductible for federal income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority, and no fact or event exists that could be expected to give rise to any such challenge or disallowance.

(h) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company’s financial statements accurately reflect the Company Foreign Plan liabilities and accruals for contributions required to be paid to the Company Foreign Plans in accordance with applicable local accounting principles consistently applied and (ii) all required contributions to all Company Foreign Plans have been made as of the date hereof. None of the Company Foreign Plans contains any provision that is reasonably likely to impose, in connection with the Mergers, any material liability on Parent.

Section 3.11 Labor and Employment Matters.

(a) As of the date hereof, there are no Claims pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective Workers that would, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

(b) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or similar labor union agreement with any labor union, labor organization or works council, and, as of the date hereof, no such agreement is presently being negotiated. To the knowledge of the Company, none of the employees of the Company or any Company Subsidiary is represented by any labor union with respect to their employment with the Company or any Company Subsidiary, and, as of the date hereof, there are no activities or proceedings of any labor union to organize any such employees. To the knowledge of the Company, there are no current and there has not been at any time during the five years prior to the date of this Agreement any campaigns to solicit cards from employees of the Company or any Company Subsidiary to authorize representation by any labor union or labor organization and, to the knowledge of the Company, there are no current and there has not been at any time during the five years prior to the date of this Agreement any other union organizing activities concerning any employees of the Company or any Company Subsidiary. There are no current and, to the knowledge of the Company, there have not been any labor strikes, slowdowns, work stoppages, lockouts, or any similar activity or dispute, affecting the Company or any Company Subsidiary during the five years prior to the date of this Agreement. To the knowledge of the Company, no event has occurred, nor does any condition or circumstance exist, that would reasonably be expected to provide a basis for the commencement of any such labor strikes, slowdowns, work stoppages, lockouts or any similar activity or dispute.

(c) The Company and the Company Subsidiaries are in compliance in all material respects with all federal, state, and foreign Laws respecting employment and employment practices, terms and conditions of employment, immigration, workers’ compensation, long-term disability, occupational safety, plant closings, compensation and benefits, classification of Workers, and wages and hours (“Employment Practices”). Except as would not result in a liability that is material to the Company and its Subsidiaries taken as a whole, individually or in the aggregate, neither the Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, providence fund, social security or other benefits or obligations for Workers (other than routine payments to be made in the ordinary course of business consistent with past practice). To the knowledge of the Company, as of the date hereof, (x) there are no material audits or investigations pending or scheduled by any Governmental Authority pertaining to the Employment Practices of the Company or any Company Subsidiary; and (y) no material complaints relating to Employment Practices of the Company or any Company Subsidiary have been, during the five years prior to the date of this Agreement, filed with any Governmental Authority or submitted in writing to the Company or any Company Subsidiary. To the knowledge of the Company, the Company and the Company Subsidiaries are not engaged, and during the five years prior to the date of this Agreement have not been engaged, in any unfair labor practice (as defined under the National Labor Relations Act) and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of the Company, threatened.

(d) To the knowledge of the Company, there are no unwritten policies, practices or customs or any other Contracts, undertakings or agreements of the Company or the Company Subsidiaries that, by extension, could reasonably be expected to entitle current or former Workers to benefits in addition to what such Workers are entitled by applicable legal requirements or under the terms of such Workers’ Contracts with the Company or the Company Subsidiaries, except where such benefits, individually or in the aggregate, would not reasonably be expected to be material to the Company or the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary is delinquent in payments to any of its Workers for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such Workers, except for such delinquent payments, individually or in the aggregate, which would not reasonably be expected to result in material liability to the Company or the Company Subsidiaries, taken as a whole.

(e) Except as would not result in a Company Material Adverse Effect, individually or in the aggregate, no Worker is in violation of any term of any employment or service Contract, non-disclosure or confidentiality agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such Worker to be employed or retained by the Company or any Company Subsidiary by which the individual is employed or engaged because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(f) Except as would not result in a Company Material Adverse Effect, individually or in the aggregate, the Company and each Company Subsidiary is in compliance with the Worker Readjustment and Notification Act (the “WARN Act”) (29 U.S.C. § 2101) and any applicable state laws or other Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Authority.

Section 3.12 Information Supplied. The information supplied by the Company for inclusion in the Joint Proxy Statement and the Registration Statement will not, (a) in the case of the Registration Statement, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and (b) in the case of the Joint Proxy Statement, as of the date the Joint Proxy Statement is first mailed to the stockholders of the Company and the stockholders of Parent, and at the time of the Company Special Meeting and the Parent Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting or the Parent Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty with respect to any information supplied by Parent, Merger Subs or any of their Representatives for inclusion in any of the foregoing documents. The information supplied by the Company for inclusion in the Joint Proxy Statement and the Registration Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Section 3.13 Property and Leases.

(a) The Company or one of the Company Subsidiaries owns, and has good title to, each of the tangible assets reflected as owned by the Company or the Company Subsidiaries on the 2015 Company Balance Sheet that are material to the Company and the Company Subsidiaries, taken as a whole (except for tangible assets sold or disposed of since that date in the ordinary course of business), free of any Liens other than Permitted Liens. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all of the machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company Subsidiaries are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put.

(b) Section 3.13(b) of the Company Disclosure Letter sets forth a complete and accurate list of all real property owned by the Company or any of the Company Subsidiaries (“Company Owned Real Property”).

Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all of the buildings, fixtures and other improvements located on the Company Owned Real Property are reasonably adequate and suitable for the purpose of conducting the Company’s business as presently conducted.

(c) Section 3.13(c) of the Company Disclosure Letter sets forth a complete and accurate list of all real property that is greater than 5,000 square feet that is leased or subleased by the Company or a Company Subsidiary from a third party. Except as would not have a Company Material Adverse Effect, all of the fixtures and other improvements located on the premises to which the Company or a Company Subsidiary is a lessee or sublessee are adequate and suitable for the purpose of conducting the Company’s business as presently conducted.

Section 3.14 Intellectual Property.

(a) A true and correct list of Company Registered Intellectual Property that are Patents or Patent applications and a true and correct list of all other material Company Registered Intellectual Property has been provided to Parent by the Company prior to the date hereof. Such list indicates the items thereon in which any Third Party has any joint ownership interest.

(b) To the knowledge of the Company, all of the Company Owned Intellectual Property, including each item of Company Registered Intellectual Property, is free and clear of all Liens (other than (i) Liens that are not material, individually or in the aggregate, to the Company or any Company Subsidiary, (ii) Company Outbound License Agreements, (iii) outbound nonexclusive licenses entered into in the ordinary course of business, and (iv) Company Immaterial Trademark Licenses). To the knowledge of the Company, no Third Party has any joint ownership interest in or to any of the Company Owned Intellectual Property, including each item of Company Registered Intellectual Property (other than the Company Registered Intellectual Property that is indicated in the list provided in accordance with Section 3.14(a) as being subject to a Third Party joint ownership interest).

(c) To the knowledge of the Company, neither the Company nor any of the Company Subsidiaries is in breach of any of the terms or conditions of any license to any Third Party Intellectual Property (including any Open Source Materials), where such breach would reasonably be expected to result in material liability or have a material adverse impact on the operation by the Company and the Company Subsidiaries of their business.

(d) To the knowledge of the Company, and except as would not be expected to result in material liability or have a material adverse impact on the operation by the Company and Company Subsidiaries of their business, the operation by the Company and Company Subsidiaries of their business as currently operated or as operated anytime in the last three years, including the design, development, use, import, export, manufacture, licensing, sale, offering for sale, supply or other disposition of the Company Products does not (i) infringe, violate or misappropriate the Intellectual Property rights of any person, or (ii) constitute unfair competition or trade practices under applicable Laws. Neither the Company nor any Company Subsidiary has received any written notice from any person within the past six years (x) claiming that such operation or any Company Product (A) infringes, violates or misappropriates the Intellectual Property rights of any person, or (B) constitutes unfair competition or trade practices under the applicable Laws, or (y) claiming that a license to Intellectual Property is or may be required in connection with operation by the Company and the Company Subsidiaries of their business or in connection with any Company Product, in each case, where such claim would reasonably be expected to result in material liability or have a material adverse impact on the operation by the Company and the Company Subsidiaries of their business.

(e) Each material item of the Company Registered Intellectual Property (other than applications for Company Registered Intellectual Property) is not, to the knowledge of the Company, invalid.

(f) Neither the Company nor any Company Subsidiary has, to the knowledge of the Company, received any written notice within the past six years directed to the Company or any Company Subsidiary challenging the legality, validity, enforceability or ownership (excluding, for the avoidance of doubt, office actions issued by Governmental Authorities with respect to Registered Intellectual Property applications) (“Dispute”) of any Company Owned Intellectual Property and/or any Intellectual Property or software material to, practiced by, embodied in or incorporated within any Company Product. To the knowledge of the Company, no Dispute has been threatened within the past five years with respect to any material Company Owned Intellectual Property. Since January 1, 2009, neither the Company nor any Company Subsidiary has sent any written notice to any Third Party challenging the legality, validity, enforceability or ownership of the Third Party’s Intellectual Property.

(g) To the knowledge of the Company, none of the Company or any Company Subsidiary has disclosed or delivered to any Third Party (other than escrow agents pursuant to the Contracts set forth in Section 3.14(g) of the Company Disclosure Letter), or permitted the disclosure or delivery by any escrow agent or other Third Party to any Third Party, of any Source Code of any Company Product, the Copyrights to which are owned by the Company or any Company Subsidiary. To the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, require the disclosure or delivery by the Company, any Company Subsidiary or any escrow agent or other Third Party to any Third Party of any such Source Code. Neither the execution of this Agreement nor the consummation of the Mergers or any of the Transactions, in and of itself, would reasonably be expected to result in the release of any such Source Code from escrow.

(h) The Company and each Company Subsidiary has taken commercially reasonable measures to protect the Company’s or such Company Subsidiary’s rights in the material Trade Secrets owned by the Company or such Company Subsidiary. For any Trade Secrets owned by any other person that have been provided to the Company or such Company Subsidiary under Contract, to the knowledge of the Company, the Company and such Company Subsidiaries are not in material breach of the terms of such Contract with respect to the confidentiality of such Trade Secrets. The Company and each Company Subsidiary has and uses commercially reasonable measures to enforce a policy requiring all employees, consultants and contractors of the Company and each Company Subsidiary to execute Intellectual Property assignment and confidentiality agreements for the benefit of the Company or such Company Subsidiary.

(i) To the knowledge of the Company, none of the Company Owned Intellectual Property material to any material Company Products was developed by, or using grants or any other subsidies from, any Governmental Authority or any university, and no government funding, facilities, educational institution or government research center was used in the development of the Company Owned Intellectual Property that is material to any material Company Products, in each case, in a manner that has given rise to any obligation to any Governmental Authority, university, educational institution, government research center, or similar Person which restricts any transfer of any such Company Owned Intellectual Property, requires the repayment of funds, or involves the payment of a royalty, in each case that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(j) To the knowledge of the Company and except as disclosed to Parent prior to the date of this Agreement, neither the Company nor any Company Subsidiary is subject to any agreement with any standards body or other similar entity that obligates the Company or any Company Subsidiary to grant licenses or rights to or otherwise impair its control, enforcement or use of any Company Owned Intellectual Property that is material to the business of the Company and the Company Subsidiaries, taken as a whole.

(k) To the knowledge of the Company, neither the execution of this Agreement, nor the consummation of the Mergers or any of the Transactions, will, under any Contract to which Company or any Company Subsidiary is bound, result in Parent, Merger Subs, the Ultimate Surviving Corporation, the Company or any Company Subsidiary being (i) bound by or subject to any obligation, including the granting of any right or negative covenant, in each case with respect to any Company Registered Intellectual Property or other material Intellectual Property, which Company or any Company Subsidiary was not bound by or subject to prior to the

Closing, or (ii) obligated to pay any material royalties, honoraria, fees or other payments to any person, with respect to Intellectual Property, in excess of those payable by Company or any Company Subsidiary prior to the Closing.

Section 3.15 Taxes.

(a) Each of the Company and the Company Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws and all such Tax Returns were correct and complete in all material respects. The Company and the Company Subsidiaries have paid all material Taxes that are required to be paid by them (whether or not shown on any Tax Return), except with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP. There are no Liens for Taxes (other than Permitted Liens) upon any material assets of the Company or any of the Company Subsidiaries.

(b) Section 3.15(b) of the Company Disclosure Letter lists all federal, state, local and non-U.S. material Tax Returns that currently are the subject of audit. The Company has made available to Parent correct and complete copies of all material examination reports and statements of deficiencies assessed against, or agreed to by the Company and any of the Company Subsidiaries since January 1, 2012. Neither the Company nor any of the Company Subsidiaries has waived any statutes of limitations in respect of material Taxes, or agreed to any extension of time with respect to a material Tax assessment or deficiency, which period has not yet expired.

(c) None of the Company or any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two-year period ending on the Closing Date.

(d) Neither the Company nor any Company Subsidiary is a party to or bound by any Tax allocation, indemnification or sharing agreement (other than agreements entered into in the ordinary course of business, the primary purpose of which is unrelated to Tax, including indemnification agreements or similar arrangements with directors and executive officers).

(e) Neither the Company nor any Company Subsidiary has engaged in any “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b)(1) or any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(f) The Company and each of its Subsidiaries have timely withheld and timely remitted to the appropriate taxing authority all material Taxes required to have been withheld and remitted in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(g) Apart from any regular and normal dividend, the Company has not paid any dividend since September 1, 2014, in anticipation of, or to facilitate the Mergers, or as bargained-for consideration in the Mergers or any similar transaction involving the acquisition of the Company.

(h) None of the Company or any of the Company Subsidiaries has taken any action or has knowledge of any facts or circumstances that would reasonably be expected to cause the Mergers, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.16 Environmental Matters.

(a) The Company and each Company Subsidiary is, and has at all times been, in compliance in all material respects with all applicable Environmental Laws, except where the failure to comply would not be material to the Company and the Company Subsidiaries, taken as a whole.

(b) To the knowledge of the Company, none of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including soils and surface and ground waters) are contaminated with any Hazardous Substance above cleanup levels established by Governmental Authorities pursuant to Environmental Laws and require remediation by the Company or any Company Subsidiary.

(c) Since June 30, 2012, neither the Company nor any Company Subsidiary has received any written notice, letter or request for information stating that it may be liable under any Contract, or pursuant to Environmental Law, for any contamination by Hazardous Substances that require remediation at any site.

(d) The Company and each Company Subsidiary possesses and is in compliance in all material respects with all material permits, licenses and other authorizations required under any Environmental Law (“Environmental Permits”), except where the failure to possess or comply would not be material to the Company and the Company Subsidiaries, taken as a whole, and no suspension or cancellation of any of the Environmental Permits is pending or, to the knowledge of the Company, threatened, except where such suspension or cancellation would not be material to the Company and the Company Subsidiaries, taken as a whole.

(e) Except for Contracts entered into in the ordinary course of business, to the knowledge of the Company and except as would not reasonably be expected to result in material liability to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any Company Subsidiary has entered into any agreement (other than a customary lease with respect to real property leased by the Company or a Company Subsidiary) that would reasonably be expected to require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or Hazardous Substances. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no material claim, suit or proceeding arising under or pursuant to Environmental Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its Company Subsidiaries. No condition exists on any property, currently or formerly, owned or operated by the Company that has given rise to, or would reasonably be expected to give rise to, any liability or obligation under Environmental Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Parties agree that the representations and warranties contained in this Section 3.16 are the only representations and warranties in this Agreement with respect to the Company or any Company Subsidiary which relate to environmental and occupational health and safety matters, including Environmental Laws, Hazardous Substances and Environmental Permits.

Section 3.17 Material Contracts.

(a) Section 3.17(a) of the Company Disclosure Letter lists the following respective Contracts in effect as of the date hereof (which listing shall be deemed to include all then-current material amendments and supplements that have been made available to Parent or Parent’s Representatives in the electronic data room in connection with this Agreement prior to the date hereof) to which the Company or any Company Subsidiary is a party, or by which any property or asset of the Company or any Company Subsidiary is bound (provided that the Company Material Contracts will be deemed to include, without requirement of listing, any “material contract” (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) that is filed as an exhibit to the Company SEC Reports prior to the date hereof), such Contracts as are required to be set forth in Section 3.17(a) of the Company Disclosure Letter and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) collectively being, the “Company Material Contracts”:

(i) for the largest direct customers of the Company or the Company Subsidiaries that together represent more than 65% of the revenues received by the Company and the Company Subsidiaries, taken as a whole, and in any event for the five largest direct customers of the Company or the Company Subsidiaries (determined on the basis of revenue received by the Company and the Company Subsidiaries, taken as a whole, in the fiscal year ended June 30, 2015), master purchase Contracts, if any, with each such customer that are representative of the master purchase Contracts, if any, entered into by the Company or the Company Subsidiaries with each such customer (excluding purchase orders issued in the ordinary course of business);

(ii) all Contracts (excluding purchase orders issued in the ordinary course of business) pursuant to which the Company or the Company Subsidiaries derive revenue from sales of Company Products to or through their five largest distributors, sales representatives, and resellers (determined on the basis of revenue received by the Company and the Company Subsidiaries, taken as a whole, in the fiscal year ended June 30, 2015);

(iii) for the 10 largest suppliers to the Company or the Company Subsidiaries of technology, software, components or services included in or related to the Company Products (determined on the basis of amounts paid by the Company and the Company Subsidiaries, taken as a whole, in the fiscal year ended June 30, 2015 and that have material, known, unfulfilled obligations on behalf of the supplier), master purchase Contracts, if any, with each such supplier that are representative of the master purchase Contracts, if any, entered into by the Company or the Company Subsidiaries with each such supplier (excluding purchase orders issued in the ordinary course of business);

(iv) (A) all Contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or Company Subsidiaries, related to sales of Company Products where such payments exceeded $1,000,000 in the fiscal year ended June 30, 2015; (B) all Contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or Company Subsidiaries related to sales of Company Products that were entered into after June 30, 2014 and which royalties would reasonably be expected to exceed $1,000,000 in the year ending June 30, 2016; and (C) all Contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or Company Subsidiaries related to sales of Company Products that were entered into after June 30, 2015;

(v) other than leases of real property, all Contracts pursuant to which the Company or a Company Subsidiary grants any Third Party a right of first refusal, first offer or similar right, in each case, that is material to the Company and the Company Subsidiaries, taken as a whole;

(vi) all Contracts (i) with the 20 largest suppliers to the Company or the Company Subsidiaries of technology, software, components or services included in or related to the Company Products (determined on the basis of amounts paid by the Company and the Company Subsidiaries, taken as a whole, in the fiscal year ended June 30, 2015 and that have material, known, unfulfilled obligations on behalf of the supplier) that limit or purport to limit the ability of the Company or any Company Subsidiary, or, upon the consummation of the First Merger, Parent or any Parent Subsidiary, to compete with any Person, in any geographic area or during any period of time, (ii) other than those that would be required to be disclosed in response to Section 3.17(a)(vi)(i) that limit or purport to limit, in a material respect, the ability of the Company or any Company Subsidiary, or, upon the consummation of the First Merger, Parent or any Parent Subsidiary, to compete with any Person, in any geographic area or during any period of time and in any line or lines of business reasonably expected to be material in any of the fiscal years ending June 30, 2016, June 30, 2017 or June 30, 2018, (iii) with any customer identified in response to Section 3.17(a)(i) that constrain or subject the Company or any Company Subsidiary or Parent or any of its Subsidiaries to any “most-favored nation” terms, (iv) other that those that would be required to be disclosed in response to Section 3.17(a)(vi)(iii), that to the knowledge of the Company constrain or subject the Company or any Company Subsidiary or Parent or any of its Subsidiaries to any “most-favored nation” terms, (v) grant material exclusive rights of any type or scope with respect to any line or lines of business reasonably expected to be material in any of the fiscal years ending June 30, 2016, June 30, 2017 or June 30, 2018, (vi) that would, upon consummation of the First Merger, constrain or subject Parent or any Parent Subsidiary to any “most-favored nation” terms with respect to Parent’s and its Subsidiaries’ (other than the Company and its Subsidiaries) sales of Parent Products, or (vii) that otherwise restrict in a material respect the Company or any Company Subsidiary or, upon completion of the First Merger, Parent or any of its Subsidiaries, from engaging or competing in any material line of business, in any location;

(vii) other than in the ordinary course, any Contract providing for the disposition or acquisition by the Company or any Company Subsidiary of assets or equity ownership interests for consideration in excess of $10,000,000 that contain ongoing obligations that are material to the Company and the Company Subsidiaries, taken as a whole;

(viii) any mortgages, indentures, guarantees, loans, credit agreements, security agreements or other Contracts relating to Indebtedness, other than (A) accounts receivables and payables, (B) loans to or guarantees for direct or indirect wholly owned Company Subsidiaries, and (C) such Contracts under which, when the Indebtedness obligations under them are aggregated, the obligation of the Company and its Subsidiaries, taken as a whole, does not exceed $10,000,000, in each case, in the ordinary course of business consistent with past practice;

(ix) other than leases of real property, all Contracts providing for (A) any material indemnification obligation (including with respect to Intellectual Property rights) or (B) any material guaranty of Third Party obligations, in each of the foregoing cases except for those entered into in the ordinary course of business (including those in connection with Company Outbound License Agreements);

(x) all Contracts establishing or otherwise providing for revenue or profit-sharing joint ventures (whether in partnership, limited liability company or other organizational form);

(xi) all Contracts with any Governmental Authority or Contracts that, to the knowledge of the Company, are subcontracts under any Contract with any Governmental Authority (other than ordinary course customer Contracts providing for payments below $10,000,000 and pursuant to which the counterparty does not have any rights to the Company’s or the Company Subsidiaries’ products or services or Company Owned Intellectual Property rights other than its rights to use the products or services sold under such Contract as a customer);

(xii) all Contracts to which the Company or any Company Subsidiary is a party (other than Company Outbound License Agreements, inter-company agreements, Company Immaterial Trademark Licenses and confidentiality agreements which do not separately license any Intellectual Property but allow disclosure and use of confidential information, and other Contracts that are not material to the Company or the Company Subsidiaries, taken as a whole) pursuant to which (i) any person is authorized to use or is granted any right in or to any material Company Owned Intellectual Property or (ii) to the knowledge of the Company, the Company or any Company Subsidiary has agreed to any restriction, still in effect as of the date of this Agreement, on the right of the Company or any Company Subsidiary to enforce any material Intellectual Property rights;

(xiii) all Contracts (excluding licenses for Open Source Materials and commercial off-the-shelf computer software that are generally available on nondiscriminatory pricing terms) under which the Company or any Company Subsidiary is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property of a Third Party embodied in or necessary for the use of any Company Product and which Contract is material to the Company and the Company Subsidiaries, taken as a whole; and

(xiv) all Contracts entered into in the last five years in connection with the settlement or other resolution of any legal action that has any material continuing obligation, liability or restriction on the part of the Company or the Company Subsidiaries.

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, or any material line of business of the Company or any Company Subsidiary, (i) each Company Material Contract is a legal, valid and binding agreement and is in full force and effect and enforceable in accordance with its terms (except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), (ii) the Company or the Company Subsidiary, as applicable, is not in default under any Company Material Contract, has not committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the Company Material Contract, and (iii) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract. The Company has made available to Parent true and complete copies of all Company Material Contracts, including any material amendments and supplements thereto.

(c) With respect to Contracts that would be required to be disclosed in accordance with clause (ii) of Section 3.17(a), if the number of distributors, sales representatives and resellers were not limited therein, the Company has standard forms, and such Contracts are either substantially based upon such standard forms or pursuant to a Contract that contains terms that do not materially differ, when taken as a whole, from the terms of such standard forms.

Section 3.18 NASDAQ. The Company is in material compliance with the applicable criteria for continued listing of the Company Shares on NASDAQ, including all applicable corporate governance rules and regulations.

Section 3.19 Insurance.

(a) The Company and each Company Subsidiary are, and continually since the later of June 30, 2012 or the date of acquisition by the Company with respect to any Company Subsidiary have been, insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged, except where the failure to be so insured would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice or both), and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

(c) Other than with respect to any Company Plans set forth in Section 3.10(a) of the Company Disclosure Letter pursuant to which benefits are provided through insurance contracts, at no time subsequent to the later of June 30, 2012 or the date of acquisition by the Company with respect to any Company Subsidiary has the Company or any Company Subsidiary been denied any insurance or indemnity bond coverage, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.20 Brokers and Expenses. No agent, broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, the Company or any Company Subsidiary.

Section 3.21 Takeover Statutes. The board of directors of the Company has taken all necessary actions so that no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law or any anti-takeover provision in the Company’s articles of incorporation or bylaws is applicable to this Agreement and the Transactions.

Section 3.22 Certain Business Practices.

(a) To the knowledge of the Company, since June 30, 2012, none of the Company, any Company Subsidiary or, to the knowledge of the Company, any director, officer, employee or agent of the Company or any

Company Subsidiary acting on behalf of the Company or any Company Subsidiary has (i) used any Company funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign in violation of any provision of the FCPA or any comparable Law.

(b) To the knowledge of the Company, since June 30, 2012, the Company and each Company Subsidiary have conducted their import and export transactions in accordance in all material respects with applicable provisions of U.S. trade Laws, and other trade Laws of the countries where it conducts business. Without limiting the foregoing:

(i) to the knowledge of the Company, the Company and each Company Subsidiary have obtained all export licenses and other approvals required for their exports of products, software and technologies from the U.S., except as would not result in a liability that is material to the Company and the Company Subsidiaries, taken as a whole; and

(ii) to the knowledge of the Company, the Company and each Company Subsidiary are in compliance in all material respects with the terms of such applicable export licenses or other approvals.

Section 3.23 Affiliate Transactions. Other than compensation payable to officers and directors and employee expense reimbursement obligations and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, there are no existing Contracts, transactions, Indebtedness or other arrangements between the Company or any Company Subsidiary, on the one hand, and any of the directors or officers of the Company or the Company Subsidiaries or holders of 5% or more of the outstanding Company Common Stock, on the other hand.

Section 3.24 Vote Required. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement. No other vote of the holders of any class or series of the Company’s capital stock is necessary to approve the Transactions.

Section 3.25 Opinion of Financial Advisor. The Company Board of Directors has received an opinion from Qatalyst Partners LP (the “Company Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the Per Share Merger Consideration to be paid to holders of Company Common Stock, other than Parent or any affiliate of Parent, pursuant to this Agreement is fair to such holders from a financial point of view. The Company will make available to Parent a copy of such opinion as soon as practicable following the execution of this Agreement for informational purposes only.

Section 3.26 Standstill Agreements; Confidentiality Agreements. During the period from June 30, 2015 through the date of this Agreement, neither the Company nor any Company Subsidiary has terminated, amended, modified or waived any provision of any confidentiality or standstill agreement to which the Company or any of the Company Subsidiaries is a party, other than (a) the Confidentiality Agreement (either pursuant to its terms or by written agreement of the parties thereto), or (b) confidentiality agreements or standstill agreements, in each case that do not relate to the potential acquisition of equity securities of the Company or any of the Company Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Except as disclosed in (i) the Parent SEC Reports filed on or after June 28, 2015 and prior to the date of this Agreement (including exhibits and other information incorporated by reference therein, but excluding any amendment thereto made after the date of this Agreement or any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature); provided that the exclusion of this clause (i) shall not apply to the representations set forth in Section 4.3 or (ii) with respect to each section and subsection within this Article IV, the corresponding section or subsection of the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other Section or subsection of this Agreement to which the relevance of such item is reasonably apparent), Parent and Merger Subs jointly and severally represent and warrant to the Company as set forth below.

Section 4.1 Corporate Organization; Parent Subsidiaries.

(a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each of Merger Sub 1 and Merger Sub 2 is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, is owned by Parent, and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and the Merger Subs is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Section 4.1(b) of the Parent Disclosure Letter contains a complete and accurate list of the name and jurisdiction of organization of each subsidiary of Parent, including each Merger Sub (each a “Parent Subsidiary”) as of the date of this Agreement. Each Parent Subsidiary is a direct, or indirect, wholly owned subsidiary of Parent. Each Parent Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except when the failure to be so duly organized, validly existing, in good standing or have such power and authority would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.2 Charter Documents and Bylaws. Parent and Merger Subs have made available to the Company a complete and correct copy of the Certificate of Incorporation and Bylaws, or equivalent organizational documents, each as amended to date (such Certificates of Incorporation and Bylaws or equivalent organizational documents collectively referred to as “Charter Documents”) of Parent and each Merger Sub. Such Charter Documents are in full force and effect. Neither Parent nor any Merger Sub is in material violation of any of the provisions of its Charter Documents.

Section 4.3 Capitalization.

(a) The authorized capital stock of Parent consists of 400,000,000 Parent Shares and 5,000,000 shares of preferred stock (“Parent Preferred Stock”). All outstanding Parent Shares are validly issued, fully paid and nonassessable and are issued free of any preemptive rights. All Parent Shares subject to issuance upon the exercise, vesting or conversion of any convertible security will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights.

(b) As of the close of business on September 27, 2015:

(i) 158,507,606 Parent Shares were issued and outstanding;

(ii) no Parent Shares were held by any Parent Subsidiary;

(iii) 821,114 Parent Shares were subject to outstanding Parent Stock Options, of which Parent Stock Options to purchase 612,003 Parent Shares were vested and exercisable;

(iv) 1,369,711 Parent Shares were subject to outstanding Parent PSUs;

(v) 3,440,054 Parent Shares were subject to outstanding Parent RSUs;

(vi) an aggregate of $4,316,379 was contributed by participants in Parent’s employee stock purchase plan during the current offering period of Parent’s employee stock purchase plan;

(vii) a maximum of 40,084,003 Parent Shares were issuable upon conversion of the Parent Convertible Notes;

(viii) a maximum of 28,563,664 Parent Shares were issuable upon exercise of the warrants issued by Parent in connection with the issuance of the Parent Convertible Notes (the “Parent Warrants”); and

(ix) no shares of Parent Preferred Stock were issued or outstanding.

(c) Except for changes since the date specified in Section 4.3(b) resulting from the exercise of Parent Stock Options, purchase rights under Parent’s employee stock purchase plan, the vesting of Parent RSUs or Parent PSUs outstanding on such date, or actions taken after the date of this Agreement in compliance with this Agreement, and except for the Parent Convertible Notes, including the Parent Shares issued or issuable pursuant to the terms of the Parent Convertible Notes, or the Parent Warrants, including the Parent Shares issuable pursuant to the terms of the Parent Warrants, there are no outstanding (i) options, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary, (ii) shares of capital stock of, or other voting securities or ownership interests in, Parent, or (iii) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness having voting rights or convertible into securities having voting rights) or ownership interests in Parent or any Parent Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Parent Securities”), other than as described in Section 4.3(b).

(d) There are no voting trusts or other Contracts to which Parent or any Parent Subsidiary is a party with respect to the voting of any capital stock of, or other equity interest in, Parent or any Parent Subsidiary.

(e) Other than shares authorized by the Parent Board of Directors to be repurchased pursuant to the call options issued to Parent in connection with certain of the Parent Convertible Notes, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Shares or any other Parent Securities or any capital stock of any Parent Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person that would be material to Parent and the Parent Subsidiaries, taken as a whole. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of any preemptive rights, and each such share is owned by Parent or another Parent Subsidiary free and clear of all Liens or Contracts or other limitations on Parent’s or any Parent Subsidiary’s voting rights.

Section 4.4 Authority Relative to this Agreement.

(a) Each of Parent and the Merger Subs has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Parent Stockholder Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and the Merger Subs and the consummation by Parent and the Merger Subs of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or either Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Mergers, the Parent Stockholder Approval and the filing of the First Certificate of Merger and Second Certificate of Merger with the DSOS). This Agreement has been duly and validly executed and delivered by Parent and Merger Subs and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and the Merger Subs, enforceable against each of Parent and the Merger Subs in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The Parent Board of Directors has unanimously adopted resolutions (i) determining that the Mergers are fair to, and in the best interests of, Parent and its stockholders, (ii) approving and declaring advisable this Agreement and the Transactions (such approval and adoption having been made in accordance with the DGCL), and (iii) subject to Section 5.4, resolving to recommend that the stockholders of Parent authorize the issuance of Parent Shares in the First Merger as contemplated by this Agreement (clause (iii), the “Parent Board Recommendation”).

(c) The board of directors of Merger Sub 1 adopted resolutions (i) determining that the First Merger is fair to, and in the best interests of, Merger Sub 1 and its stockholder, and (ii) approving and declaring advisable this Agreement and the Transactions (such approval having been made in accordance with the DGCL).

(d) The board of directors of Merger Sub 2 adopted resolutions (i) determining that the Second Merger is fair to, and in the best interests of, Merger Sub 2 and its stockholder, and (ii) approving and declaring advisable this Agreement and the Transactions (such approval having been made in accordance with the DGCL).

Section 4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Subs do not, and the performance of this Agreement by Parent and Merger Subs will not, (i) conflict with or violate the Charter Documents of Parent or Merger Subs or (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.5(b) have been obtained and all filings and obligations described in Section 4.5(b) have been made and, in the case of the First Merger, the Parent Stockholder Approval, conflict with or violate any Law or Order applicable to Parent or Merger Subs or by which any property or asset of either of them is bound or affected except with respect to clause (ii) only, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Subs do not, and the performance of this Agreement by Parent and Merger Subs will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except for applicable requirements, if any, of (i) any such consents, approvals, authorizations, permits, filings or notifications that are not material to Parent and the Parent Subsidiaries, taken as a whole, (ii) any filings as may be required under the rules and regulations of NASDAQ, (iii) the filing of the Joint Proxy Statement and of the Registration Statement with the SEC and the declaration of effectiveness of the Registration Statement, (iv) the filing of the S-8 Registration Statement with the SEC, (v) the Exchange Act and Blue Sky Laws, (vi) the pre-merger notification requirements of the HSR Act and similar requirements in foreign countries under applicable Antitrust Laws, (vii) the DGCL, and (viii) the filings set forth in Section 4.5(b) of the Parent Disclosure Letter.

Section 4.6 Compliance. Neither Parent nor any Parent Subsidiary is in conflict with, or in default, breach or violation of, in any material respect, any Law or Order applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, in each case including only those Laws with which such conflict, default, breach or violation would be material to Parent and the Parent Subsidiaries, taken as a whole.

Section 4.7 SEC Filings; Financial Statements.

(a) Parent has filed or furnished all forms, reports and other documents required to be filed or furnished by it with the SEC since June 24, 2012 (such documents filed since June 24, 2012, and those filed by Parent with the SEC subsequent to the date of this Agreement, if any, including any amendments thereof, the “Parent SEC Reports”). Each Parent SEC Report (i) complied as to form in all material respects with the applicable requirements of the Securities Act, or the Exchange Act, as the case may be, and SOX and the applicable rules and regulations promulgated thereunder, and (ii) did not, at the time it was filed (or, if amended prior to the date hereof, as of the date of such amendment), contain any untrue statement of a material fact, or omit to state a material fact, required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements contained in the Parent SEC Reports (i) complied as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis with Parent’s past practices throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC), and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal and recurring year-end adjustments).

(c) Except as and to the extent set forth in the consolidated balance sheet of Parent and its consolidated Parent Subsidiaries as of June 28, 2015, or included in the notes thereto (the “2015 Parent Balance Sheet”), neither Parent nor any Parent Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required to be disclosed by GAAP except for liabilities and obligations (i) incurred in the ordinary course of business, (ii) in the form of executory obligations under any Contract to which Parent or any Parent Subsidiary is a party or is bound and that are not in the nature of breaches that are required by GAAP to be disclosed in a balance sheet, and (iii) incurred in connection with the preparation and negotiation of this Agreement or pursuant to this Agreement or in connection with the Transactions.

(d) Each of the principal executive officer of Parent and the principal financial officer of Parent (and each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Parent SEC Reports, and prior to the date of this Agreement, neither Parent nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 4.7(d), “principal executive officer” and “principal financial officer” have the meanings given to such terms in SOX. Neither Parent nor any of the Parent Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX. Parent is in compliance in all material respects with SOX.

(e) Parent maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) access to assets that could have a material effect on Parent’s financial statements is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) Parent has in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information that is required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(g) As of the date hereof, there are no outstanding unresolved comments with respect to Parent or the Parent SEC Reports noted in comment letters or, to the knowledge of Parent, other correspondence received by Parent or its attorneys from the SEC, and to the knowledge of Parent, there are no pending (i) formal or informal investigations of Parent by the SEC or (ii) inspection of an audit of Parent’s financial statements by the Public Company Accounting Oversight Board.

(h) Parent has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. Parent has promptly disclosed any change in or waiver of Parent’s code of ethics with respect to any such persons, as required by Section 406(b) of SOX.

Section 4.8 Absence of Certain Changes or Events. Since the date of the 2015 Parent Balance Sheet through the date hereof, except as contemplated or permitted by this Agreement, Parent and the Parent Subsidiaries have conducted their businesses, in all material respects, in the ordinary course and in a manner consistent with past practice. Since the date of the 2015 Parent Balance Sheet through the date hereof, (a) there has not been any event, condition, circumstance, development, change or effect having, or that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (b) none of Parent or any of the Parent Subsidiaries has taken any action, or authorized, committed or agreed to take any action, that if taken between the date hereof and the Effective Time would constitute a breach of Section 5.2.

Section 4.9 Absence of Litigation. As of the date hereof, there is (a) no Action pending, and (b) to the knowledge of Parent, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action overtly threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary. As of the date hereof, neither Parent nor any Parent Subsidiary nor any property or asset of Parent or any Parent Subsidiary is the subject of any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations of Parent or any Parent Subsidiaries.

Section 4.10 Information Supplied. The information supplied by Parent and Merger Subs for inclusion in the Joint Proxy Statement and the Registration Statement will not, (a) in the case of the Registration Statement, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and (b) in the case of the Joint Proxy Statement, as of the date the Joint Proxy Statement is first mailed to the stockholders of the Company and the stockholders of Parent, and at the time of the Company Special Meeting and the Parent Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting or the Parent Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, Parent and Merger Subs make no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in any of the foregoing documents. The information supplied by Parent for inclusion in the Joint Proxy Statement and the Registration Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.

Section 4.11 Intellectual Property.

(a) A true and correct list of Parent Registered Intellectual Property that are Patents or Patent applications and a true and correct list of all other material Parent Registered Intellectual Property has been provided to the Company by Parent prior to the date hereof. Such list indicates the items thereon in which any Third Party has any joint ownership interest.

(b) To the knowledge of Parent, all of the Parent Owned Intellectual Property, including each item of Parent Registered Intellectual Property, is free and clear of all Liens (other than (i) Liens that are not material, individually or in the aggregate, to Parent or any Parent Subsidiary, (ii) Parent Outbound License Agreements, (iii) outbound nonexclusive licenses entered into in the ordinary course of business, and (iv) Parent Immaterial Trademark Licenses). To the knowledge of Parent, no Third Party has any joint ownership interest in or to any of the Parent Owned Intellectual Property, including each item of Parent Registered Intellectual Property (other than the Parent Registered Intellectual Property that is indicated in the list provided in accordance with Section 4.11(a) as being subject to a Third Party joint ownership interest).

(c) To the knowledge of Parent, neither Parent nor any of the Parent Subsidiaries is in breach of any of the terms or conditions of any license to any Third Party Intellectual Property (including any Open Source Materials), where such breach would reasonably be expected to result in material liability or have a material adverse impact on the operation by Parent and the Parent Subsidiaries of their business.

(d) To the knowledge of Parent, and except as would not be expected to result in material liability or have a material adverse impact on the operation by the Parent and Parent Subsidiaries of their business, the operation by Parent and the Parent Subsidiaries of their business as currently operated or as operated anytime in the last three years, including the design, development, use, import, export, manufacture, licensing, sale, offering for sale, supply or other disposition of the Parent Products does not (i) infringe, violate or misappropriate the Intellectual Property rights of any person, or (ii) constitute unfair competition or trade practices under applicable Laws. Neither Parent nor any Parent Subsidiary has received any written notice from any person within the past six years (x) claiming that such operation, or any Parent Product (A) infringes, violates or misappropriates the Intellectual Property rights of any person, or (B) constitutes unfair competition or trade practices under the applicable Laws, or (y) claiming that a license to Intellectual Property is or may be required in connection with operation by Parent and the Parent Subsidiaries of their business or in connection with any Parent Product, in each case, where such claim would reasonably be expected to result in material liability or have a material adverse impact on the operation by Parent and the Parent Subsidiaries of their business.

(e) Each material item of the Parent Registered Intellectual Property (other than applications for Parent Registered Intellectual Property) is not, to the knowledge of Parent, invalid.

(f) Neither Parent nor any Parent Subsidiary has, to the knowledge of Parent, received any written notice within the past six years directed to Parent or any Parent Subsidiary of any Dispute with respect to any Parent Owned Intellectual Property and/or any Intellectual Property or software material to, practiced by, embodied in or incorporated within any Parent Product. To the knowledge of Parent, no Dispute has been threatened within the past five years with respect to any material Parent Owned Intellectual Property. Since January 1, 2009, neither Parent nor any Parent Subsidiary has sent any written notice to any Third Party challenging the legality, validity, enforceability or ownership of the Third Party’s Intellectual Property.

(g) To the knowledge of Parent, none of Parent or any Parent Subsidiary has disclosed or delivered to any Third Party (other than escrow agents pursuant to the Contracts set forth in Section 4.11(g) of the Parent Disclosure Letter), or permitted the disclosure or delivery by any escrow agent or other Third Party to any Third Party, any Source Code of any Parent Product, the Copyrights to which are owned by Parent or any Parent Subsidiary. To the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, require the disclosure or delivery by Parent, any Parent Subsidiary or any escrow agent or other Third Party to any Third Party of any such Source Code. Neither the execution of this Agreement nor the consummation of the Mergers or any of the Transactions, in and of itself, would reasonably be expected to result in the release of any such Source Code from escrow.

(h) Parent and each Parent Subsidiary has taken commercially reasonable measures to protect Parent’s or such Parent Subsidiary’s rights in the material Trade Secrets owned by Parent or such Parent Subsidiary. For any Trade Secrets owned by any other person that have been provided to Parent or such Parent Subsidiary under Contract, to the knowledge of Parent, Parent and such Parent Subsidiaries are not in material breach of the terms of such Contract with respect to the confidentiality of such Trade Secrets. Parent and each Parent Subsidiary has and uses commercially reasonable measures to enforce a policy requiring all employees, consultants and contractors of Parent and each Parent Subsidiary to execute Intellectual Property assignment and confidentiality agreements for the benefit of Parent or such Parent Subsidiary.

(i) To the knowledge of Parent, none of the Parent Owned Intellectual Property material to any material Parent Products was developed by, or using grants or any other subsidies from, any Governmental Authority or any university, and no government funding, facilities, educational institution or government research center was used in the development of the Parent Owned Intellectual Property that is material to any material Parent Products, in each case, in a manner that has given rise to any obligation to any Governmental Authority, university, educational institution, government research center, or similar Person which restricts any transfer of any Parent Owned Intellectual Property, requires the repayment of funds, or involves the payment of a royalty, in each case that would reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

(j) To the knowledge of Parent and except as disclosed to the Company prior to the date of this Agreement, neither Parent nor any Parent Subsidiary is subject to any agreement with any standards body or other similar entity that obligates Parent or any Parent Subsidiary to grant licenses or rights to or otherwise impair its control, enforcement or use of any Parent Owned Intellectual Property that is material to the business of Parent and its Subsidiaries, taken as a whole.

Section 4.12 Taxes.

(a) Each of Parent and the Parent Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws and all such Tax Returns were correct and complete in all material respects. Parent and the Parent Subsidiaries have paid all material Taxes that are required to be paid by them (whether or not shown on any Tax Return), except with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP. There are no Liens for Taxes (other than Permitted Liens) upon any material assets of Parent or any of the Parent Subsidiaries.

(b) Section 4.12(b) of the Parent Disclosure Letter lists all federal, state, local and non-U.S. material Tax Returns that currently are the subject of audit. Parent has made available to the Company correct and complete copies of all material examination reports and statements of deficiencies assessed against, or agreed to by Parent and any of the Parent Subsidiaries since January 1, 2012. Neither Parent nor any of the Parent Subsidiaries has waived any statutes of limitations in respect of material Taxes, or agreed to any extension of time with respect to a material Tax assessment or deficiency, which period has not yet expired.

(c) None of Parent or any of the Parent Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two-year period ending on the Closing Date.

(d) Neither Parent nor any Parent Subsidiary is a party to or bound by any Tax allocation, indemnification or sharing agreement (other than agreements entered into in the ordinary course of business, the primary purpose of which is unrelated to Tax, including indemnification agreements or similar arrangements with directors and executive officers).

(e) Neither Parent nor any Parent Subsidiary has engaged in any “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b)(1) or any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(f) Parent and each of its Subsidiaries have timely withheld and timely remitted to the appropriate taxing authority all material Taxes required to have been withheld and remitted in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(g) To the knowledge of Parent, apart from any regular and normal dividend, the Company has not paid any dividend since September 1, 2014, in anticipation of, or to facilitate the Mergers, or as bargained-for consideration in the Mergers or any similar transaction involving the acquisition of the Company.

(h) None of Parent or any of the Parent Subsidiaries has taken any action or has knowledge of any facts or circumstances that would reasonably be expected to cause the Mergers, taken together, to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.13 Environmental Matters.

(a) Parent and each Parent Subsidiary is, and has at all times been, in compliance in all material respects with all applicable Environmental Laws, except where the failure to comply would not be material to Parent and the Parent Subsidiaries, taken as a whole.

(b) To the knowledge of Parent, none of the properties currently owned, leased or operated by Parent or any Parent Subsidiary (including soils and surface and ground waters) are contaminated with any Hazardous Substance above cleanup levels established by Governmental Authorities pursuant to Environmental Laws and require remediation by Parent or any Parent Subsidiary.

(c) Since June 24, 2012, neither Parent nor any Parent Subsidiary has received any written notice, letter or request for information stating that it may be liable under any Contract, or pursuant to Environmental Law, for any contamination by Hazardous Substances that require remediation at any site.

(d) Parent and each Parent Subsidiary possesses and is in compliance in all material respects with all material Environmental Permits except where the failure to possess or comply would not be material to Parent and the Parent Subsidiaries, taken as a whole, and no suspension or cancellation of any of the Environmental

Permits is pending or, to the knowledge of Parent, threatened, except where such suspension or cancellation would not be material to Parent and the Parent Subsidiaries, taken as a whole.

(e) Except for Contracts entered into in the ordinary course of business, to the knowledge of Parent and except as would not reasonably be expected to result in material liability to Parent and the Parent Subsidiaries, taken as a whole, neither Parent nor any Parent Subsidiary has entered into any agreement (other than a customary lease with respect to real property leased by Parent or a Parent Subsidiary) that would reasonably be expected to require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or Hazardous Substances. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no material claim, suit or proceeding arising under or pursuant to Environmental Laws is pending, or to the knowledge of Parent, threatened against Parent or any of its Parent Subsidiaries. No condition exists on any property, currently or formerly, owned or operated by Parent that has given rise to, or would reasonably be expected to give rise to, any liability or obligation under Environmental Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(f) The parties hereto agree that the representations and warranties contained in this Section 4.13 are the only representations and warranties in this Agreement with respect to Parent or any Parent Subsidiary which relate to environmental and occupational health and safety matters, including Environmental Laws, Hazardous Substances and Environmental Permits.

Section 4.14 Material Contracts.

(a) Section 4.14(a) of the Parent Disclosure Letter lists the following respective Contracts in effect as of the date hereof (which listing shall be deemed to include all then-current material amendments and supplements that have been made available to the Company or the Company’s Representatives in the electronic data room in connection with this Agreement prior to the date hereof) to which Parent or any Parent Subsidiary is a party, or by which any property or asset of Parent or any Parent Subsidiary is bound (provided that the Parent Material Contracts will be deemed to include, without requirement of listing, any “material contract” (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) that is filed as an exhibit to the Parent SEC Reports prior to the date hereof), such Contracts as are required to be set forth in Section 4.14(a) of the Parent Disclosure Letter and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) collectively being, the “Parent Material Contracts”:

(i) for Parent’s and its Subsidiaries’ ten largest suppliers of technology, software, components or services included in or related to the Parent Products (determined on the basis of amounts paid by Parent and its Subsidiaries, taken as a whole, in the fiscal year ended June 28, 2015), master purchase Contracts, if any, with each such supplier that are representative of the master purchase Contracts, if any, entered into by the Parent or the Parent Subsidiaries with each such supplier (excluding purchase orders issued in the ordinary course of business); and

(ii) for Parent’s and its Subsidiaries’ five largest customers (determined on the basis of revenue received by Parent and its Subsidiaries, taken as a whole, in the fiscal year ended June 28, 2015), master purchase Contracts, if any, with each such customer that are representative of the master purchase Contracts, if any, entered into by the Company or the Company Subsidiaries with each such customer (excluding purchase orders issued in the ordinary course of business).

(b) Except as would not, individually or in the aggregate reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole, or any material line of business of Parent or any Parent Subsidiary, (i) each Parent Material Contract is a legal, valid and binding agreement and is in full force and effect and enforceable in accordance with its terms (except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought), (ii) Parent or the Parent Subsidiary, as applicable, is not in default under any Parent Material Contract, has not committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the Parent Material Contract, and (iii) to the knowledge of Parent, no other party is in breach or violation of, or default under, any Parent Material Contract. Parent has made available to the Company true and complete copies of all Parent Material Contracts, including any material amendments and supplements thereto.

Section 4.15 NASDAQ. Parent is in material compliance with the applicable criteria for continued listing of the Parent Shares on NASDAQ, including all applicable corporate governance rules and regulations.

Section 4.16 Brokers and Expenses. No agent, broker, finder or investment banker (other than the Parent Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.17 Certain Business Practices.

(a) To the knowledge of Parent, since June 24, 2012, neither Parent, any Parent Subsidiary nor to the knowledge of Parent, any director, officer, employee or agent of Parent or any Parent Subsidiary acting on behalf of Parent or any Parent Subsidiary has (i) used any Parent funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign in violation of any provision of the FCPA or any comparable Law.

(b) To the knowledge of Parent, since June 24, 2012, Parent and each Parent Subsidiary have conducted their import and export transactions in accordance in all material respects with applicable provisions of U.S. trade Laws, and other trade Laws of the countries where it conducts business. Without limiting the foregoing:

(i) to the knowledge of Parent, Parent and each Parent Subsidiary have obtained all export licenses and other approvals required for their exports of products, software and technologies from the U.S., except as would not result in a liability that is material to Parent and the Parent Subsidiaries, taken as a whole; and

(ii) to the knowledge of Parent, Parent and each Parent Subsidiary are in compliance in all material respects with the terms of such applicable export licenses or other approvals.

Section 4.18 Affiliate Transactions. Other than compensation payable to officers and directors and employee expense reimbursement obligations and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, there are no existing Contracts, transactions, Indebtedness or other arrangements between Parent or any Parent Subsidiary, on the one hand, and any of the directors or officers of Parent or the Parent Subsidiaries or holders of 5% or more of the outstanding Parent Stock, on the other hand.

Section 4.19 Vote Required. The Parent Stockholder Approval is the only vote of the holders of any class or series of Parent’s capital stock necessary to authorize the issuance of Parent Shares in the First Merger as contemplated by this Agreement. No other vote of holders of any class or series of Parent’s capital stock is necessary to approve the Transactions.

Section 4.20 Opinion of Financial Advisor. Prior to the execution of this Agreement, the Parent Board of Directors received an opinion from Goldman, Sachs & Co. (the “Parent Financial Advisor”) to the effect that, as of the date hereof and based upon and subject to the various qualifications and assumptions set forth therein, the

Per Share Merger Consideration to be paid by Parent pursuant to this Agreement is fair from a financial point of view to Parent. Parent will make available to the Company a copy of the written opinion promptly following the execution of this Agreement for informational purposes only.

Section 4.21 Merger Subs. Except for obligations or liabilities incurred in connection with its incorporation or organization or the consummation of this Agreement and the Transactions, neither Merger Sub has incurred any obligations or liabilities, has engaged in any business or activities of any type or kind whatsoever or has entered into any Contracts or arrangements with any person or entity.

Section 4.22 Ownership of Company Capital Stock. None of Parent, Merger Subs or any entity controlled, directly or indirectly through any person or persons, by Parent (other than any Parent Plans) beneficially owns any Company Shares.

Section 4.23 Financing.

(a) Parent has delivered to the Company a true and complete copy of the executed Bridge Commitment Letter from Goldman Sachs Bank U.S.A. and any related fee letters (redacted as to economic terms only, including fee amounts, provided that no redaction covers terms governing the aggregate amount, conditionality, availability, or termination of the debt financing contemplated therein). The Bridge Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement, and no such amendment or modification of the Bridge Commitment Letter is contemplated as of the date of this Agreement. Neither Parent nor any of its affiliates has entered into any agreement, side letter or other arrangement relating to the financing of the Transactions, other than as set forth in the Bridge Commitment Letter and the fee letters related thereto that could adversely affect the availability, aggregate amount, conditionality or termination of the Financing on the Closing Date. The commitments contained in the Bridge Commitment Letter have not been withdrawn or rescinded in any respect. The Bridge Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Parent and, to the knowledge of Parent, each other party thereto, to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions and, subject to the qualifications that: (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of general application relating to or affecting rights of creditors and (ii) that equitable remedies, including specific performance and injunctive relief, are discretionary and subject to equitable defenses, and may not be ordered. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable prior to the execution and delivery of this Agreement in connection with the Financing. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would reasonably constitute a breach or default on the part of Parent or, to the knowledge of Parent, any other party thereto under the Bridge Commitment Letter. Parent has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of the Bridge Commitment Letter. There are no conditions precedent related to the funding of the full amount of the Financing, other than the Financing Conditions and as expressly set forth in the Bridge Commitment Letter and any related fee letters. Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied on the Closing Date or (ii) the Financing will not be made available to Parent on the Closing Date.

(b) Assuming the Financing is funded in accordance with the Bridge Commitment Letter and the accuracy of the representations and warranties of the Company set forth in this Agreement and performance by the Company of its obligations hereunder, in each case, solely to the extent the breach of such representation, warranty or obligation would materially affect the satisfaction by Parent of the Financing Conditions, Parent has, or will have at Closing, all funds necessary to consummate the Transactions, including the making of all required payments in connection with the Transactions (including payment of the Per Share Merger Consideration and Fractional Share Consideration and all other amounts to be paid pursuant to this Agreement and associated costs and expenses of the Transactions required on or prior to the Closing Date). Notwithstanding anything to the contrary contained herein, in no event shall the receipt or availability of any funds or financing by Parent or any of its affiliates be a condition to any of Parent or the Merger Subs’ obligations hereunder. The Company agrees that a breach of this representation and warranty shall not result in the failure of a condition precedent to Company’s obligations under this Agreement, if (notwithstanding such breach) Parent is willing and able to consummate the Transactions on the Closing Date in accordance with the terms hereof.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE FIRST MERGER

Section 5.1 Conduct of Business by the Company Pending the Closing. The Company agrees that between the date of this Agreement and the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as set forth in Section 5.1 of the Company Disclosure Letter, (b) as specifically required by this Agreement, (c) as required by Law or Order or (d) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company (i) shall and shall cause each Company Subsidiary to, conduct its business in the ordinary course of business consistent with past practice, including by using reasonable best efforts to (X) preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations and (Y) keep available the services of the current officers and key employees of the Company and the Company Subsidiaries; provided, however, that no action that is specifically permitted by any of clauses (a) through (t) of Section 5.1(ii) shall be deemed a breach of this clause (i), and (ii) agrees that between the date of this Agreement and the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall not, and shall not permit any Company Subsidiary to:

(a) authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary), except (i) quarterly cash dividends to the stockholders of the Company in an amount not in excess of $0.52 per share, consistent with past practice, and (ii) dividends and distributions by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary, and (iii) dividends or other distributions by a Company Subsidiary that is not a “Subsidiary Guarantor” (as such term is defined in the Credit Agreement) to the Company or to another Company Subsidiary;

(b) split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Company Subsidiary that remains a wholly owned Company Subsidiary after consummation of such transaction;

(c) (i) increase the compensation or benefits payable or to become payable to any of its employees, directors or individual independent contractors, other than increases in annual base salaries and target short-term cash incentive compensation, in each case after July 31, 2016 and in amounts in the ordinary course of business and that for the employees, directors or individual independent contractors in a particular country do not exceed in the aggregate the percentage of the increases effected in fiscal year 2015 for employees, directors or individual independent contractors in that country, provided, that no short-term cash incentive compensation opportunities may have a performance period that extends beyond December 31, 2016 (it being understood that payment of bonuses and other short-term cash incentive compensation pursuant to the terms of Company Plans existing on the date of this Agreement and listed on Section 3.10(a) of the Company Disclosure Letter shall not be considered to be an increase in compensation or benefits payable), (ii) grant to any of its Workers any increase in severance or termination pay, (iii) enter into any employment, severance or retention agreement (excluding offer letters for “at will” employment that provide for no severance or change in control benefits other than under the terms of Company Plans existing on the date of this Agreement and listed on Section 3.10(a) of the Company Disclosure Letter and that are applicable to similarly situated Workers) with any of its Workers, (iv) establish, adopt, enter into, amend, renew or terminate any collective bargaining agreement or Company Plan, (v) except as required by any Company Plan in existence as of the date hereof and listed on Section 3.10(a) of the Company Disclosure Letter, take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its current or former directors, officers, employees or individual independent contractors, (vi) terminate the employment of any of the Chief Executive Officer of the Company, or the individuals who report directly to him, other than for cause or non-performance of material duties, or (vii) hire any person for employment with the Company or any Company Subsidiary at a level of Vice

President or higher (provided, that the Company and the Company Subsidiaries may hire any person for employment (including by means of internal promotion) at the Vice President level or above to fill any currently existing Vice President or higher position that becomes vacant after the date hereof and, notwithstanding anything to the contrary in this clause (c), provide such person with compensation and benefits commensurate for such position consistent with past practice);

(d) (i) commence, implement or effect any material organizational restructuring of the Company or any Company Subsidiary or (ii) reassign the responsibilities of any employee at a level of Vice President or higher in any material respect; provided, in each case, the Company or any Company Subsidiary may terminate any employee for cause or non-performance of material duties;

(e) make any material change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC policy;

(f) authorize or announce an intention to authorize, or enter into agreements providing for, the acquisition, directly or indirectly (including by merger, consolidation, or acquisition of stock or assets or any other business combination) of, any corporation, partnership, other business organization or any division thereof or any other business for consideration, in each case, in excess of $50,000,000 individually or $75,000,000 in the aggregate (provided, that the Company shall consult in advance with Parent with respect to any such acquisition below such thresholds), or any equity interest in any person or any material amount (individually or collectively) of assets, except for transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(g) amend the Company Governing Documents, or permit any Company Subsidiary to adopt any amendments to its governing documents;

(h) issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in the Company or any Company Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable Company Equity Award under any existing Company Equity Plan (except as otherwise provided by the express terms of any Company Equity Award outstanding on the date hereof), other than (i) issuances of Company Shares in respect of any purchase rights under the Company ESPP or the vesting or settlement of Company RSUs outstanding on the date hereof and in accordance with their respective present terms or (ii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(i) directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) acquisitions of Company Shares tendered by holders of Company Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (ii) the acquisition by the Company of Company Equity

Awards in connection with the forfeiture of such awards and (iii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(j) redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (i) any Indebtedness for borrowed money among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, (ii) guarantees by the Company of Indebtedness for borrowed money of Company Subsidiaries or guarantees by Company Subsidiaries of Indebtedness for borrowed money of the Company or any Company Subsidiary, which Indebtedness is incurred in compliance with this clause (j), (iii) borrowings under the Credit Agreement in connection with acquisitions permitted pursuant to clause (f), (iv) loans or advances by a Company Subsidiary that is not a Subsidiary Guarantor (as defined in the Credit Agreement) to the Company or any other Company Subsidiary, and (v) prepayments or repayments of any Indebtedness owed by any Company Subsidiary that is not a Subsidiary Guarantor (as defined in the Credit Agreement) to the Company or any other Company Subsidiary;

(k) make any loans, advances or capital contributions, except for (i) loans or advances to employees or independent contractors for travel expenses in the ordinary course of business, (ii) loans among the Company and its wholly owned Company Subsidiaries or among the Company’s wholly owned Company Subsidiaries, (iii) extended payment terms for customers in the ordinary course of business, and (iv) loans or advances made by any Company Subsidiary that is not a Subsidiary Guarantor (as defined in the Credit Agreement) to the Company or any other Company Subsidiary;

(l) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any of its material properties or assets (including shares in the capital of its or the Company Subsidiaries), except for (i) sales of inventory or Company Products, or dispositions of obsolete or worthless equipment, in the ordinary course of business, (ii) non-exclusive licenses of Company Owned Intellectual Property in the ordinary course of business, and (iii) transactions among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries;

(m) settle, pay, discharge or satisfy any Actions or Claims other than (i) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 2015 Company Balance Sheet, (ii) those that do not impose any injunctive relief on the Company or any Company Subsidiary or involve the payment of money in excess of $10,000,000 in the aggregate in excess of existing insurance coverage or (iii) those that do not impose or require, expressly or by implication, any license, covenant or other agreement that restricts the enforcement of Company Owned Intellectual Property;

(n) commence any Actions in excess of $10,000,000 in the aggregate against any Person other than (i) for the routine collection of accounts receivable, (ii) in such cases where it in good faith determines that failure to commence suit could result in the impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of a suit, or for a breach of this Agreement; provided, that for purposes of this Section 5.1(ii)(n) the filing of any counterclaim in an Action either in existence as of the date of this Agreement or brought thereafter by any Person will not be deemed to be the commencement of an Action;

(o) make (except for elections made in the ordinary course of business) or change any material Tax election, change any Tax accounting period for purposes of a material Tax or material method of Tax accounting, file any material amended Tax Return, settle or compromise any audit or proceeding relating to a material amount of Taxes, except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material

Tax, surrender any right to claim a material Tax refund, or take any action that would require the filing of a “gain recognition agreement” (within the meaning of the Treasury Regulations promulgated under Section 367 of the Code) to avoid current recognition of a material amount of income or gain for U.S. federal income tax purposes;

(p) except in the ordinary course of business consistent with past practice, make any new capital expenditure or expenditures in excess of the Company’s anticipated 2015-2016 capital expenditure amount set forth on Section 5.1(ii)(p) of the Company Disclosure Letter, or commit to do so;

(q) except in the ordinary course of business (unless otherwise prohibited by any other subclause of this Section 5.1(ii)), (i) enter into any Contract or amendment that, if entered into prior to the date hereof, would be a Company Material Contract, or (ii) amend, modify or consent to the termination of any Company Material Contract or waive, release, relinquish or assign any of the Company’s or any Company Subsidiary’s rights or claims thereunder in a manner that would materially and adversely affect the Company and the Company’s Subsidiaries in the aggregate; provided, however, except as permitted by Section 5.3(e), neither the Company nor any Company Subsidiary may waive or release any of its rights under any confidentiality and/or standstill agreement to which it is a party that relate to the potential acquisition of equity securities of the Company or any of the Company Subsidiaries;

(r) enter into any Contract or amendment that, if entered into prior to the date hereof, would be a Company Material Contract described in clause (vi) of Section 3.17(a);

(s) except in the ordinary course of business consistent with past practice, fail to file, deliver or provide any response, document, information or other material, or pay any fee due and payable, necessary to prevent the abandonment, expiration or termination of any material Company Registered Intellectual Property; or

(t) agree, in writing or otherwise, to take any of the foregoing actions.

Section 5.2 Conduct of Business by Parent Pending the Closing. Parent agrees that between the date of this Agreement and the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (a) as set forth in Section 5.2 of the Parent Disclosure Letter, (b) as specifically required by this Agreement, (c) as required by Law or Order or (d) as consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), Parent (i) shall and shall cause each Parent Subsidiary to, conduct its business in all material respects in the ordinary course of business consistent with past practice, including by using reasonable best efforts to (X) preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations and (Y) keep available the services of the current officers and key employees of Parent and the Parent Subsidiaries; provided, however, that no action that is specifically permitted by any of clauses (a) through (k) of Section 5.2(ii) shall be deemed a breach of this clause (i), and (ii) agrees that between the date of this Agreement and the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Parent shall not, and shall not permit any Parent Subsidiary to:

(a) authorize or pay any dividends on or make any distribution with respect to its outstanding shares (whether in cash, assets, stock or other securities of Parent or Parent Subsidiaries), except (i) quarterly cash dividends to the stockholders of the Company in an amount not in excess of $0.30 per share, consistent with past practice, and (ii) dividends and distributions by a wholly owned Parent Subsidiary to Parent or another wholly owned Parent Subsidiary;

(b) split, combine, reduce or reclassify any of its issued or unissued shares, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its shares, except for any such transaction by a wholly owned Parent Subsidiary which remains a wholly owned Parent Subsidiary after consummation of such transaction;

(c) authorize or announce an intention to authorize, or enter into agreements providing for, any acquisitions of an equity interest in or a substantial portion of the assets of any Person or any business or division thereof, or any mergers, consolidations or business combinations or any acquisitions of equity or assets, mergers, consolidations or business combinations that, in any case, would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided that Parent shall consult in advance with the Company with respect to any acquisition in excess of $200,000,000;

(d) amend the Parent Governing Documents (other than the Parent Charter Amendment) or permit the Merger Subs to amend any organizational documents;

(e) make any material change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP or SEC policy;

(f) issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares, voting securities or other equity interest in Parent or any Parent Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, other than (i) issuances of Parent Shares in respect of any exercise of Parent Stock Options, any purchase rights under Parent’s employee stock purchase plan, or the vesting or settlement of Parent Equity Awards, (ii) issuances of Parent Shares issuable pursuant to the terms of the Parent Convertible Notes or pursuant to the terms of the Parent Warrants, (iii) transactions between Parent and a wholly owned Parent Subsidiary or between wholly owned Parent Subsidiaries, (iv) issuances of Parent Equity Awards and (v) other issuances of Parent Shares for an amount not exceeding $150,000,000 in the aggregate;

(g) directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) acquisitions of Parent Shares tendered by holders of Parent Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (ii) the acquisition by Parent of Parent Equity Awards in connection with the forfeiture of such awards, and (iii) transactions between Parent and a wholly owned Parent Subsidiary or between wholly owned Parent Subsidiaries;

(h) make (except for elections made in the ordinary course of business) or change any material Tax election, change any Tax accounting period for purposes of a material Tax or material method of Tax accounting, file any material amended Tax Return, settle or compromise any audit or proceeding relating to a material amount of Taxes, except in the ordinary course of business, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, or surrender any right to claim a material Tax refund;

(i) convene any meeting of the holders of Parent Stock for the purpose of revoking or varying the authority of the directors of Parent to allot Parent Stock;

(j) enter into any joint development or similar collaboration agreement, except any such agreement that would not reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; or

(k) agree, in writing or otherwise, to take any of the foregoing actions.

Section 5.3 Solicitation by the Company.

(a) From and after the date of this Agreement until the earlier of the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, and except as otherwise specifically provided for in this Agreement, the Company shall not and shall cause the Company Subsidiaries and its and their directors and officers not to, and the Company shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its stockholders) that constitutes or would be reasonably expected to lead to a Company Competing Proposal, (ii) participate or engage in any negotiations or discussions regarding the Company or any Company Subsidiary in connection with a Company Competing Proposal, (iii) in connection with or in response to any Company Competing Proposal, disclose or furnish any nonpublic information or data to any Person concerning the Company’s business or properties or afford any Person access to its properties, books, or records, (iv) except to the extent that the Company Board of Directors determines that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, waive, terminate, modify or release any Person (other than Parent, the Merger Subs and their respective affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation, (v) approve or publicly recommend, or propose publicly to approve or recommend, any Company Competing Proposal, (vi) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, (vii) execute or become bound by any letter of intent or similar document relating to, or any agreement or commitment providing for, any Company Competing Proposal or (viii) resolve or agree to do any of the foregoing (any act described in clauses (v) or (vi) above, a “Company Change of Recommendation”). The Company shall immediately cease, and cause the Company Subsidiaries and its and their directors and officers to cease, and shall use its reasonable best efforts to cause its other Representatives to immediately cease, any and all existing discussions or negotiations with any Person (or provision of any nonpublic information to any Person) conducted heretofore with respect to any Company Competing Proposal. For purposes of this Section 5.3, the term “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Parent Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Company and the Company Subsidiaries and the Company’s Representatives may in any event inform a Person that has made or, to the knowledge of the Company, is considering making a Company Competing Proposal of the provisions of this Section 5.3. The Company shall use its reasonable best efforts to promptly inform its Representatives of the Company’s obligations under this Section 5.3. The Company acknowledges and agrees that, in the event that any Representative of the Company or any Company Subsidiary takes any action that if taken by the Company would be a breach of this Section 5.3, the taking of such action by such Representative shall be deemed to constitute a breach of this Agreement (including this Section 5.3) by the Company.

(b) The Company shall request that all confidential or proprietary information previously furnished to any Person in connection with discussions and negotiations conducted with respect to any Company Competing Proposal in the one year period prior to the date of this Agreement be promptly returned or destroyed.

(c) Notwithstanding the limitations set forth in Section 5.3(a), if, prior to the Company Stockholder Approval being obtained, the Company receives a bona fide written Company Competing Proposal, the Company and its Representatives (acting in its capacity as such) may (solely if the Company has not materially breached the provisions of Section 5.3(a) with respect to the Person that made such Company Competing Proposal or its Representatives or with respect to such Company Competing Proposal) (i) contact the Person that made such Company Competing Proposal to clarify and understand the terms and conditions thereof and (ii) if the Company Board of Directors determines in good faith after consultation with the Company’s outside legal and financial advisors that such Company Competing Proposal constitutes a Company Superior Proposal or would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a Company Superior Proposal, then in either event the Company and its Representatives may take the following actions after the Company gives notice to Parent of its intent to do so: (x) furnish nonpublic information to the Person making such Company Competing Proposal and its potential sources of financing, if, and only if, prior to so furnishing such information, the Company receives from such Person an executed Acceptable Confidentiality Agreement and (y) engage in discussions or negotiations with such Person and their potential sources of financing with respect to such Company Competing Proposal and any changes thereto, including by making counterproposals thereto.

(d) The Company shall notify Parent promptly (but in no event later than 24 hours) after, to the knowledge of the Company, the receipt of any Company Competing Proposal or any material amendment thereto, any inquiries that would reasonably be expected to lead to a Company Competing Proposal, or any initial inquiry or request for nonpublic information relating to the Company or any Company Subsidiary by any Person who has made or would reasonably be expected to make any Company Competing Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Company Competing Proposal, inquiry or request and the material terms and conditions of any such proposal or the nature of the information requested pursuant to such inquiry or request. In addition, the Company shall promptly (but in any event within 24 hours) after the receipt thereof, provide to Parent copies of any written documentation or communications (and a summary of any oral terms) material to understanding a Company Competing Proposal which is received by the Company from any Person relating to such Company Competing Proposal. The Company shall keep Parent reasonably informed of the status of discussions relating to, and material terms (including any amendments or proposed amendments to such material terms) of, any such Company Competing Proposal and keep Parent reasonably informed as to the nature of any information requested of the Company with respect thereto. The Company shall promptly (but in any event within 24 hours) provide to Parent any material nonpublic information concerning the Company provided to any other Person in connection with any Company Competing Proposal that was not previously provided to Parent. The Company shall not take any action to exempt any Person from the restrictions on “business combinations” contained in any applicable Takeover Statute or otherwise cause such restrictions not to apply.

(e) Notwithstanding anything in this Section 5.3 or Section 5.5 to the contrary, at any time prior to the receipt of the Company Stockholder Approval, the Company Board of Directors may make a Company Change of Recommendation in response to a Company Intervening Event if, and only if, (i) the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law (provided, that the actions of the Company Board of Directors in making such determination and such determination shall not themselves constitute a Company Change of Recommendation or a violation of Section 5.5(c)), (ii) the Company has provided Parent with a written notice of such determination and that the Company Board of Directors intends to effect a Company Change of Recommendation specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable Company Intervening Event) (provided that the giving of such notice and actions of the Company Board of Directors in authorizing and disclosing (to the extent legally required) such notice shall not themselves constitute a Company Change of Recommendation or a violation of Section 5.5(c)) and (iii) during the four business day period commencing, if Parent’s receipt of such notice is prior to 3:00 p.m. Pacific Time, on the date of Parent’s receipt of such notice, or, if such receipt is after 3:00 p.m. Pacific Time, on the business day first following the date of Parent’s receipt of such notice, the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desired to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any proposals made by Parent, and after taking account of Parent’s proposals, if any, the Company Board of Directors again makes the determination set forth in Section 5.3(e)(i).

(f) Notwithstanding anything in this Section 5.3 or Section 5.5 to the contrary, at any time prior to the receipt of the Company Stockholder Approval, the Company Board of Directors may in response to its receipt of a bona fide written Company Competing Proposal make a Company Change of Recommendation or terminate this Agreement to, substantially concurrently with such termination, enter into a definitive written agreement providing for such Company Competing Proposal pursuant to Section 8.1(i) if, and only if, (i) the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that (x) such Company Competing Proposal constitutes a Company Superior Proposal, and (y) the failure to make such Company Change of Recommendation or to terminate this Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law (provided, that the actions of the Company Board of Directors in making such determination and such determination shall not themselves constitute a Company Change of Recommendation, a violation of Section 5.5(c) or a termination of this Agreement), (ii) the Company has provided Parent with a written notice of such determination and that the Company Board of Directors intends to effect a Company Change of Recommendation or that the Company intends to terminate this Agreement, together with a copy of the proposed form of each material agreement to be entered into in connection with such Company Superior Proposal and the identity of the Person making such Company Superior Proposal (provided that the giving of such notice and actions of the Company Board of Directors in authorizing and disclosing (to the extent legally required) such notice shall not themselves constitute a Company Change of Recommendation, a violation of Section 5.5(c) or a termination of this Agreement) and (iii) during the four business day period commencing, if Parent’s receipt of such notice is prior to 3:00 p.m. Pacific Time, on the date of Parent’s receipt of such notice, or, if such receipt is after 3:00 p.m. Pacific Time, on the business day first following the date of Parent’s receipt of such notice, the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desired to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any proposals made by Parent, and after taking account of Parent’s proposals, if any, the Company Board of Directors again makes the determination set forth in Section 5.3(f)(i). Each time the financial or other material terms of such Company Competing Proposal are amended, the Company will deliver to Parent a new notice (including as attachments thereto a copy of the new agreements related to such amended proposal and copies of any material documents related thereto), and the period of negotiation provided in the foregoing sentence shall in no event, including if the initial four-business day period would otherwise expire, end less than two business days after Parent’s receipt of such notice and specified agreements.

(g) Nothing contained in this Agreement shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company Board of Directors has reasonably determined in good faith after consultation with the Company’s outside legal counsel that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors under applicable Law; provided that any such disclosure referred to in clauses (i) or (ii) that relates to a Company Competing Proposal shall be deemed to be a Company Change of Recommendation unless (x) the Company Board of Directors expressly reaffirms the Company Board Recommendation in such disclosure or (y) such disclosure is a “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(b) promulgated under the Exchange Act; provided, further that this Section 5.3(g) shall not permit the Company Board of Directors to make a Company Change of Recommendation except to the extent permitted by Section 5.3(e) or Section 5.3(f).

(h) References in this Section 5.3 to the “Company Board of Directors” shall mean the Company Board of Directors or, to the extent applicable, a duly authorized committee thereof.

Section 5.4 Solicitation by Parent.

(a) From and after the date of this Agreement until the earlier of the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, and except as otherwise specifically provided for in this Agreement, Parent shall not and shall cause the Parent Subsidiaries and its and their directors and officers not to, and that Parent shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its stockholders) that constitutes or would be reasonably expected to lead to a Parent Competing Proposal, (ii) participate or engage in any negotiations or discussions regarding Parent or any Parent Subsidiary in connection with a Parent Competing Proposal, (iii) in connection with any or in response to any Parent Competing Proposal, disclose or furnish any nonpublic information or data to any Person concerning Parent’s business or properties or afford any Person access to its properties, books, or records, (iv) except to the extent that the Parent Board of Directors determines that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, waive, terminate, modify or release any Person (other than the Company and its affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation, (v) approve or publicly recommend, or propose publicly to approve or recommend, any Parent Competing Proposal, (vi) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to the Company, the Parent Board Recommendation, (vii) execute or become bound by any letter of intent or similar document relating to, or any agreement or commitment providing for, any Parent Competing Proposal or (viii) resolve or agree to do any of the foregoing (any act described in clauses (v) or (vi) above, a “Parent Change of Recommendation”). Parent shall immediately cease, and cause the Parent Subsidiaries and its and their directors and officers to cease, and shall use its reasonable best efforts to cause its other Representatives to immediately cease, any and all existing discussions or negotiations with any Person (or provision of any nonpublic information to any Person) conducted heretofore with respect to any Parent Competing Proposal. For purposes of this Section 5.4, the term “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to Parent, the Company or any Company Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Parent and the Parent Subsidiaries and Parent’s Representatives may in any event inform a Person that has made or, to the knowledge of Parent, is considering making a Parent Competing Proposal of the provisions of this Section 5.4. Parent shall use its reasonable best efforts to promptly inform its Representatives of Parent’s obligations under this Section 5.4. Parent acknowledges and agrees that, in the event that any Representative of Parent or any Parent Subsidiary takes any action that if taken by Parent would be a breach of this Section 5.4, the taking of such action by such Representative shall be deemed to constitute a breach of this Agreement (including this Section 5.4) by Parent.

(b) Parent shall request that all confidential or proprietary information previously furnished to any Person in connection with discussions and negotiations conducted with respect to any Parent Competing Proposal in the one year period prior to the date of this Agreement be promptly returned or destroyed.

(c) Notwithstanding the limitations set forth in Section 5.4(a), if, prior to the Parent Stockholder Approval being obtained, Parent receives a bona fide written Parent Competing Proposal, Parent and its Representatives (acting in its capacity as such) may (solely if Parent has not materially breached the provisions of Section 5.4(c) with respect to the Person that made such Parent Competing Proposal or its Representatives or with respect to such Parent Competing Proposal) (i) contact the Person that made such Parent Competing Proposal to clarify and understand the terms and conditions thereof and (ii) if the Parent Board of Directors determines in good faith after consultation with Parent’s outside legal and financial advisors that such Parent Competing Proposal constitutes a Parent Superior Proposal or would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a Parent Superior Proposal, then in either event Parent and its Representatives may take the following actions after Parent gives notice to the Company of its intent to do so: (x) furnish nonpublic information to the Person making such Parent Competing Proposal and its potential sources of financing, if, and only if, prior to so furnishing such information, Parent receives from such Person an executed Acceptable Confidentiality Agreement and (y) engage in discussions or negotiations with such Person and their potential sources of financing with respect to such Parent Competing Proposal and any changes thereto, including by making counterproposals thereto.

(d) Parent shall notify the Company promptly (but in no event later than 24 hours) after, to the knowledge of Parent, the receipt of any Parent Competing Proposal or any material amendment thereto, any inquiries that would reasonably be expected to lead to a Parent Competing Proposal, or any initial inquiry or request for nonpublic information relating to Parent or any Parent Subsidiary by any Person who has made or would reasonably be expected to make any Parent Competing Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Parent Competing Proposal, inquiry or request and the material terms and conditions of any such proposal or the nature of the information requested pursuant to such inquiry or request. In addition, Parent shall promptly (but in any event within 24 hours) after the receipt thereof, provide to the Company copies of any written documentation or communications (and a summary of any oral terms) material to understanding a Parent Competing Proposal which is received by Parent from any Person relating to such Parent Competing Proposal. Parent shall keep the Company reasonably informed of the status of discussions relating to, and material terms (including any amendments or proposed amendments to such material terms) of, any such Parent Competing Proposal and keep the Company reasonably informed as to the nature of any information requested of Parent with respect thereto. Parent shall promptly (but in any event within 24 hours) provide to the Company any material nonpublic information concerning Parent provided to any other Person in connection with any Parent Competing Proposal that was not previously provided to the Company. Parent shall not take any action to exempt any Person from the restrictions on “business combinations” contained in any applicable Takeover Statute or otherwise cause such restrictions not to apply.

(e) Notwithstanding anything in this Section 5.4 or Section 5.5 to the contrary, at any time prior to the receipt of the Parent Stockholder Approval, the Parent Board of Directors may make a Parent Change of Recommendation in response to a Parent Intervening Event if, and only if, (i) the Parent Board of Directors has determined in good faith after consultation with Parent’s outside legal counsel that the failure to make a Parent Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Parent Board of Directors under applicable Law (provided, that the actions of the Parent Board of Directors in making such determination and such determination shall not themselves constitute a Parent Change of Recommendation or a violation of Section 5.5(d)), (ii) Parent has provided the Company with a written notice of such determination and that the Parent Board of Directors intends to effect a Parent Change of Recommendation specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable Parent Intervening Event) (provided that the giving of such notice and actions of the Parent Board of Directors in authorizing and disclosing (to the extent legally required) such notice shall not themselves constitute a Parent Change of Recommendation or a violation of Section 5.5(d)) and (iii) during the four business day period commencing, if the Company’s receipt of such notice is prior to 3:00 p.m. Pacific Time, on the date of the Company’s receipt of such notice, or, if such receipt is after 3:00 p.m. Pacific Time, on the business day first following the date of the Company’s receipt of such notice, Parent has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with the Company and its Representatives (to the extent the Company desired to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any proposals made by the Company, and after taking account of the Company’s proposals, if any, the Parent Board of Directors again makes the determination set forth in Section 5.4(e)(i).

(f) Notwithstanding anything in this Section 5.4 or Section 5.5 to the contrary, at any time prior to the receipt of the Parent Stockholder Approval, the Parent Board of Directors may in response to its receipt of a bona fide written Parent Competing Proposal make a Parent Change of Recommendation or terminate this Agreement to, substantially concurrently with such termination, enter into a definitive written agreement providing for such Parent Competing Proposal pursuant to Section 8.1(i) if, and only if, (i) the Parent Board of Directors has determined in good faith after consultation with Parent’s outside legal counsel and financial advisor that (x) such Parent Competing Proposal constitutes a Parent Superior Proposal, and (y) the failure to make such Parent Change of Recommendation or to terminate this Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Parent Board of Directors under applicable Law (provided, that the actions of the Parent Board of Directors in making such determination and such determination shall not themselves constitute a Parent Change of Recommendation, a violation of Section 5.5(d) or a termination of this Agreement), (ii) Parent has provided the Company with a written notice of such determination and that the Parent Board of Directors intends to effect a Parent Change of Recommendation or that Parent intends to terminate this

Agreement, together with a copy of the proposed form of each material agreement to be entered into in connection with such Parent Superior Proposal and the identity of the Person making such Parent Superior Proposal (provided that the giving of such notice and actions of the Parent Board of Directors in authorizing and disclosing (to the extent legally required) such notice shall not themselves constitute a Parent Change of Recommendation, a violation of Section 5.5(d) or a termination of this Agreement) and (iii) during the four business day period commencing, if the Company’s receipt of such notice is prior to 3:00 p.m. Pacific Time, on the date of the Company’s receipt of such notice, or, if such receipt is after 3:00 p.m. Pacific Time, on the business day first following the date of the Company’s receipt of such notice, Parent has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with the Company and its Representatives (to the extent the Company desired to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any proposals made by the Company, and after taking account of the Company’s proposals, if any, the Parent Board of Directors again makes the determination set forth in Section 5.4(f)(i). Each time the financial or other material terms of such Parent Competing Proposal are amended, Parent will deliver to the Company a new notice (including as attachments thereto a copy of the new agreements related to such amended proposal and copies of any material documents related thereto), and the period of negotiation provided in the foregoing sentence shall in no event, including if the initial four-business day period would otherwise expire, end less than two business days after the Company’s receipt of such notice and specified agreements.

(g) Nothing contained in this Agreement shall prohibit Parent or the Parent Board of Directors from (i) disclosing to Parent’s stockholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Parent Board of Directors has reasonably determined in good faith after consultation with Parent’s outside legal counsel that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Parent Board of Directors under applicable Law; provided that any such disclosure referred to in clauses (i) or (ii) that relates to a Parent Competing Proposal shall be deemed to be a Parent Change of Recommendation unless (x) the Parent Board of Directors expressly reaffirms the Parent Board Recommendation in such disclosure or (y) such disclosure is a “stop, look and listen” communication to the stockholders of Parent pursuant to Rule 14d-9(b) promulgated under the Exchange Act; provided, further that this Section 5.4(g) shall not permit the Parent Board of Directors to make a Parent Change of Recommendation except to the extent permitted by Section 5.4(e) or Section 5.4(f).

(h) References in this Section 5.4 to the “Parent Board of Directors” shall mean the Parent Board of Directors or, to the extent applicable, a duly authorized committee thereof.

Section 5.5 Preparation of the Registration Statement and the Joint Proxy Statement; Stockholders’ Meetings.

(a) As promptly as reasonably practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare and cause to be filed with the SEC the Joint Proxy Statement in preliminary form, and (ii) Parent shall prepare and cause to be filed with the SEC the Registration Statement with respect to the Parent Stock issuable in the First Merger, which will include the Joint Proxy Statement with respect to the Company Special Meeting and Parent Special Meeting. Each of the Company and Parent shall use its reasonable best efforts to (A) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Registration Statement complies in all material respects with the applicable provisions of the Exchange Act or Securities Act, and (C) keep the Registration Statement effective for so long as necessary to complete the First Merger. Each of the Company and Parent shall furnish all information concerning itself, its affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Registration Statement and Joint Proxy Statement. The Registration Statement and Joint Proxy Statement shall include all information reasonably requested by such other Party to be included therein. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Registration Statement or Joint Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Joint Proxy Statement or the Registration Statement received from the SEC and advise the other party or any oral comments with respect to the Joint Proxy Statement or the Registration Statement received from the SEC. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Joint Proxy Statement, and Parent shall use its reasonable best efforts to respond as promptly as practicable to any comment from the SEC with respect to the Registration Statement. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Joint Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent shall cooperate and provide the other a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response). Parent shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Registration Statement, the issuance of any stop order relating thereto or the suspension of the qualification of the Parent Stock issuable in connection with the First Merger for offering or sale in any jurisdiction, and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Parent shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or Blue Sky Laws and the rules and regulations thereunder in connection with the issuance of the Parent Stock in the First Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such actions.

(b) If, at any time prior to the receipt of the Company Stockholder Approval or the Parent Stockholder Approval, any information relating to the Company or Parent, or any of their respective affiliates, should be discovered by the Company or Parent that, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, any of the Registration Statement or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Joint Proxy Statement or the Registration Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company and the stockholders of Parent. Nothing in this Section 5.5(b) shall limit the obligations of any Party under Section 5.5(a). For purposes of this Section 5.5, any information concerning or related to the Company, its affiliates or the Company Special Meeting will be deemed to have been provided by the Company, and any information concerning or related to Parent, its affiliates or the Parent Special Meeting will be deemed to have been provided by Parent.

(c) As promptly as practicable following the date of this Agreement, the Company shall, in accordance with applicable Law and the Company Governing Documents, establish a record date (the “Company Record Date”) for, duly call, give notice of and, subject to the provisions of this Section 5.5(c), not later than 45 days after the effectiveness of the Registration Statement, hold the Company Special Meeting. The Company shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the stockholders of the Company entitled to vote at the Company Special Meeting and to hold the Company Special Meeting as soon as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall, through the Company Board of Directors, recommend to its stockholders that they give the Company Stockholder Approval, include such recommendation in the Joint Proxy Statement and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval, except in each case to the extent that the Company Board of Directors shall have made a Company Change of Recommendation as permitted by Section 5.3. Notwithstanding the foregoing provisions of this Section 5.5(c), if, on a date for which the Company Special Meeting is scheduled, the Company has not received proxies representing a sufficient number of Company Shares to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Company Special Meeting; provided that the Company Special Meeting may not be postponed or adjourned to a date that is more than 30 days after the date for which the Company Special Meeting was originally scheduled (other than any adjournments or postponements required by applicable Law, including adjournments or postponements to the extent reasonably necessary or advisable to ensure that any required supplement or amendment to the Joint Proxy Statement is provided or made available to the stockholders of the Company or to permit dissemination of information that is material to stockholders voting at the Company Special Meeting and to give the stockholders of the Company sufficient time to evaluate any such supplement or amendment or other information). Nothing contained in this Agreement shall be deemed to relieve the Company of its obligations to submit this Agreement to its stockholders for a vote on the adoption thereof.

(d) As promptly as practicable following the date of this Agreement, Parent shall, in accordance with applicable Law and the Parent Governing Documents, establish a record date for, duly call, give notice of and, subject to the provisions of this Section 5.5(d), not later than 45 days after the effectiveness of the Registration Statement, hold the Parent Special Meeting. Parent shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the stockholders of Parent entitled to vote at the Parent Special Meeting and to hold the Parent Special Meeting as soon as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall, through the Parent Board of Directors, recommend to its stockholders that they give the Parent Stockholder Approval, include such recommendations in the Joint Proxy Statement, and solicit and use its reasonable best efforts to obtain the Parent Stockholder Approval, except in each case to the extent that the Parent Board of Directors shall have made a Parent Change of Recommendation as permitted by Section 5.4. Notwithstanding the foregoing provisions of this Section 5.5(d), if, on a date for which the Parent Special Meeting is scheduled, Parent has not received proxies representing a sufficient number of shares of Parent Stock to obtain the Parent Stockholder Approval, whether or not a quorum is present, Parent shall have the right to make one or more successive postponements or adjournments of the Parent Special Meeting; provided that the Parent Special Meeting is not postponed or adjourned to a date that is more than 30 days after the date for which the Parent Special Meeting was originally scheduled (other than any adjournments or postponements required by applicable Law, including adjournments or postponements to the extent reasonably necessary or advisable to ensure that any required supplement or amendment to the Joint Proxy Statement is provided or made available to the stockholders of Parent or to permit dissemination of information which is material to stockholders voting at the Parent Special Meeting and to give the stockholders of Parent sufficient time to evaluate any such supplement or amendment or other information). Nothing contained in this Agreement shall be deemed to relieve Parent of its obligation to submit the issuance of the Parent Stock in the First Merger to its stockholders for a vote on the approval thereof.

(e) The Company and Parent will use their respective reasonable best efforts to hold the Company Special Meeting and the Parent Special Meeting on the same date and as soon as reasonably practicable after the date of this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Access; Confidentiality; Notice of Certain Events.

(a) From the date of this Agreement until the First Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Law, each of the Company and Parent shall, and shall cause each of the Parent Subsidiaries and the Company Subsidiaries, respectively, to afford to the other Party and to the Representatives of such other Party reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, Contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of the Company Subsidiaries and the Parent Subsidiaries, respectively, to, furnish reasonably promptly to the other Party all information (financial or otherwise) concerning its business, properties and personnel as such other Party may reasonably request. Notwithstanding the foregoing, neither the Company nor Parent shall be required by this Section 6.1 to provide the other Party or the Representatives of such other Party with access to or to disclose information (i) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (provided, however, that the withholding Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (ii) the disclosure of which would violate any Law (provided, however, that the withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law) or (iii) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the withholding Party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege); provided, however, that such access and information shall be disclosed or granted, as applicable, to external counsel for Parent to the extent reasonably required for the purpose of complying with applicable Antitrust Laws subject to prior execution of a common interest or joint defense agreement in customary form. Each of the Company and Parent will use its reasonable best efforts to minimize any disruption to the businesses of the other Party that may result from the requests for access, data and information hereunder.

(b) Each of the Company and Parent will hold, and will cause its Representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.1, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement. The Company agrees that the Confidentiality Agreement is hereby amended to permit the inclusion of all Financing Sources (including convertible or equity-linked debt) (and representatives of such Financing Sources) in the term “Representative” as such term is defined therein.

(c) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement or the Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent could be material to the Company, the Ultimate Surviving Corporation or Parent, (ii) of any legal proceeding commenced or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, in each case in connection with, arising from or otherwise relating to the Transactions, and (iii) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or that would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.1(c) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII or give rise to any right to terminate under Article VIII.

(d) Promptly after the date hereof, the Company shall use reasonable best efforts to deliver to Parent (i) a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to the date of delivery, of each Company Subsidiary that is a not “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the SEC) and (ii) a complete and correct copy of each of the Company Plans that are listed in Section 3.10(a) of the Company Disclosure Letter but which were not made available to Parent prior to the date of this Agreement.

(e) The Company shall deliver or make available to Parent a report prepared by Ernst & Young LLP detailing the possible tax consequences of Section 280G of the Code as applicable (i) with respect to each current or former Worker who participates in the Company’s Executive Severance Plan or 2010 Executive Severance

Plan, using reasonable best efforts to deliver such report within 30 days after the date of this Agreement, and (ii) with respect to each current or former Worker who is reasonably likely to be a “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1), within a reasonable period prior to the Closing Date.

Section 6.2 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Transactions as soon as practicable after the date hereof, including (i) preparing and filing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Authority in order to consummate the Transactions and (ii) taking all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals, including defending or contesting any claim, suit, action or other proceeding brought by a Third Party, including any Governmental Authorities, that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions. In furtherance and not in limitation of the foregoing, each Party agrees to make all necessary applications, notices, petitions and filings required (and thereafter make any other required submissions and respond as promptly as practicable to any requests for additional information or documentary material) with respect to this Agreement or the Transactions (A) with the DOJ and the FTC on a Notification and Report Form pursuant to the HSR Act with respect to the Transactions, (B) with the German Federal Cartel Office (Bundeskartellamt), (C) in China, and (D) in the jurisdictions set forth in Section 6.2(a) of the Parent Disclosure Letter (the foregoing, collectively, the “Specified Antitrust Authorities”). The Parties agree to make the filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable, and in any event within 30 days after the execution of this Agreement (unless another date is mutually agreed between the Parties), and make the filings contemplated by clauses (B), (C) and (D) of the preceding sentence as promptly as practicable, and will endeavor to make such filings within 60 days after the execution of this Agreement (unless another date is mutually agreed between the Parties). The Parties agree to use reasonable best efforts to supply as promptly as practicable and advisable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

(b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.2(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act or any other Antitrust Law, (i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Authority, by promptly providing copies to the other Party of any such written communications, and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions; provided, however, that materials may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns; and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC or any other Governmental Authority, or, in connection with any proceeding by a private party, with any other Person (provided, however, that materials may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege concerns), and to the extent permitted by the DOJ, the FTC or any other applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in any in-person meetings with the DOJ, the FTC or any other Governmental Authority or other Person. Notwithstanding anything to the contrary in this Agreement, neither Parent nor any Parent Subsidiary will be required to (i) divest, dispose of or hold separate any assets or businesses of Parent or the Company or any of their respective Subsidiaries, (ii) agree to divest, dispose or hold separate any assets or businesses of Parent, the Company or any of their respective Subsidiaries, or (iii) agree to or enter into any license or condition or commit to take any action that limits in any manner its freedom of action with respect to, or its ability to retain, any of the assets or businesses of Parent or the Company or any of their respective Subsidiaries to the extent such license, condition or action is not commercially reasonable or materially impacts in an adverse manner the benefits to be derived by Parent from the Transactions. The Company (x) will not, in connection with obtaining regulatory approval of the Transactions, take or agree to take any action identified in clause (i), (ii) or (iii) of the immediately preceding sentence without the prior written consent of Parent and (y) if so requested by Parent, will use reasonable best efforts to effect any license, divestiture, disposition or hold separate of any of the Company’s assets or businesses necessary to obtain clearances or approvals required for the Closing under the Antitrust Laws, provided that such action is conditioned on the consummation of the Mergers. The Parties shall consult and cooperate with one another, and consider in good faith the views of one another, regarding the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either Party in connection with proceedings under or relating to any Antitrust Law prior to their submission.

(c) Except as set forth in Section 6.2(c) of the Parent Disclosure Letter, each of Parent and the Company shall use its reasonable best efforts to obtain all consents, waivers, authorizations and approvals of all third parties (other than Governmental Authorities, which are the subject of clauses (a) and (b) above) necessary, proper or advisable for the consummation of the Transactions and to provide any notices to third parties required to be provided by them prior to the First Effective Time; provided that, without consulting with Parent, the Company shall not incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates.

Section 6.3 Publicity. Parent and the Company have agreed upon the initial joint press release with respect to the execution of this Agreement, and will issue such press release promptly following the execution of this Agreement. Thereafter, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement without the prior consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the Company shall not be required by this Section 6.3 to provide any such review or comment to Parent in connection with the receipt and existence of a Company Competing Proposal or a Company Change of Recommendation and matters related thereto; provided, further, that Parent shall not be required by this Section 6.3 to provide any such review or comment to the Company in connection with the receipt and existence of a Parent Competing Proposal or a Parent Change of Recommendation and matters related thereto. Notwithstanding the foregoing provisions of this Section 6.3, (i) Parent and the Company may make press releases or public announcements concerning this Agreement or the Transactions that consist solely of information previously disclosed in all material respects in previous press releases or announcements made by Parent and/or the Company in compliance with this Section 6.3, and (ii) Parent and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements consist solely of information previously disclosed in all material respects in previous press releases, public disclosures or public statements made jointly by the Company and Parent and do not reveal material, non-public information regarding the other Parties, this Agreement or the Transactions.

Section 6.4 Directors’ and Officers’ Insurance and Indemnification. For not less than six years from and after the First Effective Time, the Ultimate Surviving Corporation shall, and Parent agrees to cause the Ultimate Surviving Corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company and the Company Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law; provided such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the First Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Mergers or any of the other Transactions), whether asserted or claimed prior to, at or after the First Effective Time, in connection with such persons serving as an officer, director, employee or other fiduciary of the Company or any of the Company Subsidiaries or of any Person if such service was at the request or for the benefit of the Company or any of the Company Subsidiaries, to the fullest extent permitted by Law or provided pursuant to the Company Governing Documents or the organizational documents of any Company Subsidiary or any indemnification agreements, if any, in existence on the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the First Effective Time, whether asserted or claimed prior to, at or after the First Effective Time, now existing in favor of the Indemnified Parties as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents) or in any agreement shall survive the Merger and shall continue in full force and effect. For six years after the Effective Time, the Ultimate Surviving Corporation shall cause to be maintained in effect the provisions in (i) the Company Governing Documents and (ii) any other agreements of the Company and the Company Subsidiaries with any Indemnified Party, in each case, regarding elimination of liability, indemnification of officers, directors and employees and advancement of expenses that are in existence on the date of this Agreement, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the First Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Mergers or any of the other Transactions). Parent shall cause the Ultimate Surviving Corporation to provide, for an aggregate period of not less than six years from the First Effective Time, the Company’s current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the First Effective Time (the “D&O Insurance”) that is no less favorable than the Company’s existing policy or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, however, that the Ultimate Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement; provided, further, that the Company may prior to the First Effective Time substitute therefor a single premium tail coverage with respect to D&O Insurance (which may include provision of Side B coverage) with an aggregate cost not to exceed $2,500,000, and Parent shall cause any such tail policy coverage to be maintained in full force and effect for its full term, and cause all obligations thereunder to be honored by the Ultimate Surviving Corporation. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies Parent on or prior to the sixth anniversary of the First Effective Time of a matter in respect of which such Person may seek indemnification pursuant to this Section 6.4, the provisions of this Section 6.4 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto. In the event Parent or the Ultimate Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Ultimate Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4. The rights and obligations under this Section 6.4 shall survive consummation of the Mergers and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party.

Section 6.5 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Mergers and the other Transactions.

Section 6.6 Obligations of Merger Subs. Parent shall take all action necessary to cause each of the Merger Subs, the First Surviving Corporation and the Ultimate Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Transactions, including the Mergers, upon the terms and subject to the conditions set forth in this Agreement.

Section 6.7 Employee Benefits.

(a) As a result of the Mergers, at the Second Effective Time, each of the then-current employees of the Company and the Company Subsidiaries shall become employees of the Ultimate Surviving Corporation and its Subsidiaries (the “Continuing Employees”) by operation of Law.

(b) Base Salary. Effective as of the Second Effective Time and until the earlier of (i) December 31, 2016 and (ii) the termination of the Continuing Employee’s service (the “Protection Period”), Parent shall, or shall cause the Ultimate Surviving Corporation or any of their respective affiliates or successors (collectively, the “Parent Employers”), to maintain each Continuing Employee’s base salary or base hourly wage, as applicable, as in effect immediately prior to the First Effective Time.

(c) Short Term Target Bonus Opportunity.

(i) During the Protection Period, Parent shall cause the Parent Employers to assume, honor and fulfill the Company’s obligations to each Continuing Employee under those Company Plans that (x) are short term cash incentive plans listed on Section 3.10(a) of the Company Disclosure Letter, and (y) in which such Continuing Employee participated immediately prior to the First Effective Time with respect to the performance period that is ongoing as of immediately prior to the First Effective Time under such Company Plan.

(ii) If the First Effective Time occurs prior to the end of the Company’s 2016 fiscal year, and Parent expects to have a Continuing Employee participate in short term cash incentive plan of the Parent Employers commencing January 1, 2017 (i.e., the beginning of Parent’s compensation year), then Parent shall cause the Parent Employers to adopt a short term cash incentive arrangement for such Continuing Employee for the period beginning on the first day of what would have otherwise been the start of the Company’s 2017 fiscal year through December 31, 2016.

(d) Health, Welfare and 401(k) Benefits. During the Protection Period, Parent shall cause the Parent Employers to permit each Continuing Employee (and his or her eligible dependents) to participate (i) in those Company Plans that (x) are health, welfare and Code Section 401(k) plans listed on Section 3.10(a) of the Company Disclosure Letter, and (y) were in effect at the First Effective Time or (ii) in the same type of health, welfare or Code Section 401(k) plan sponsored or maintained by the Parent Employers for the benefit of similarly situated employees of the Parent Employers, on the same terms and conditions as apply to such Parent Employer employees, in each case of (i) and (ii), other than with respect to retiree health and welfare plans and defined benefit plans.

(e) Service Credit. Effective as of the First Effective Time and thereafter, Parent shall cause the Parent Employers to recognize and take into account with respect to each Continuing Employee his or her period of employment with the Company and the Company Subsidiaries (including any current or former affiliate of the Company or any Company Subsidiary or any predecessor of the Company or any Company Subsidiary) for purposes of eligibility to participate, level of benefits, and vesting of benefits, under the employee benefit plans maintained by the Parent Employers for the benefit of the Continuing Employees, including vacation or other paid-time-off plans or arrangements, Code Section 401(k) plans or other defined contribution retirement plans, severance practices, and health and welfare plans, except that the Parent Employers shall not be required to recognize and take into account such service (i) for purposes of determining any accrued benefit under any defined benefit pension plan or retiree health or welfare plan, (ii) for purposes of vesting credit for any awards granted under any long term incentive programs after the First Effective Time, (iii) to the extent the Company did not recognize such period of employment under a plan or program of a similar type maintained, sponsored by or contributed to by the Company prior to the First Effective Time, or (iv) if such recognition of service would result in a duplication of benefits.

(f) Waiver of Limitations. During the Protection Period, Parent shall cause the Parent Employers to use commercially reasonable efforts to (i) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to the Continuing Employees under the applicable health and welfare benefits plan of the Parent Employers made available to the Continuing Employees during the Protection Period (except to the extent such periods, requirements, limitations or exclusions were applicable under the Company Plans immediately prior to the First Effective Time), and (ii) waive any and all evidence of insurability requirements under the health and welfare benefit plans of the Parent Employers made available to the Continuing Employees with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the Company Plans of a similar type immediately prior to the First Effective Time.

(g) Severance. Parent shall, or shall cause the Ultimate Surviving Corporation to, assume, honor and fulfill the terms of the Company’s Executive Severance Plan and 2010 Executive Severance Plan. The Company shall have taken all actions necessary to ensure that each and every severance benefit plan or practice governed by ERISA and covering any Continuing Employee prior to the First Effective Time will be terminated as of immediately prior to the First Effective Time and no Parent Employer will have any liability in respect of any such ERISA severance plan or practice from and after the First Effective Time with respect to any Continuing Employee. From the First Effective Time through the first anniversary of the First Effective Time, the Parent Employers shall ensure that each Continuing Employee is covered by the severance plans and practices of the Parent Employers that are applicable to similarly situated Parent Employer employees, except to the extent that the Company did not provide severance plans or practices to such Continuing Employee immediately prior to the First Effective Time or if such coverage would result in a duplication of benefits.

(h) Vacation. At the First Effective Time, the Parent Employers will recognize and honor each Continuing Employee’s accrued but unused vacation or paid time off balance.

(i) No Third Party Rights. This Section 6.7 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.7, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.7. Nothing contained herein shall (i) be treated as an amendment of any particular Company Plan, (ii) give any third party any right to enforce the provisions of this Section 6.7 or (iii) require Parent or any Parent Employer to maintain any particular Company Plan or other employee benefit plan, program or arrangement. Nothing in this Agreement shall confer upon any Continuing Employee or any other employee or service provider of the

Company or any of its affiliates any right to continue in the employ or service of Parent, the Ultimate Surviving Corporation or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Ultimate Surviving Corporation or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee or any other service provider, at any time for any reason whatsoever, with or without cause.

Section 6.8 Termination of Company Plans. If requested by Parent at least 10 days prior to the Closing, then effective as of no later than the day immediately preceding the Closing, the Company will terminate each of the Company Plans intended to be “qualified” within the meaning of Section 401(a) of the Code.

Section 6.9 Rule 16b-3. The Board of Directors of the Company, or a committee of non-employee Directors thereof, shall, prior to the First Effective Time, adopt a resolution providing in substance that the dispositions by the Company Insiders of Company Common Stock (including derivative securities with respect to Company Common Stock) in exchange for shares of Parent Stock pursuant to the transactions contemplated by this Agreement are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act in accordance with Rule 16b-3 and interpretations of the SEC thereunder. Thereafter and, assuming that the Company delivers to Parent the Company Section 16 Information in a timely fashion prior to the First Effective Time, the Board of Directors of Parent, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the First Effective Time adopt a resolution providing in substance that the receipt by the Company Insiders of Parent Stock in exchange for Company Common Stock and derivative securities with respect to Company Common Stock pursuant to the Transactions are in accordance with Rule 16b-3 and interpretations of the SEC thereunder.

Section 6.10 Security Holder Litigation. Each Party shall provide the other Party prompt oral notice of any litigation brought by any stockholder of that Party against such Party, any of its Subsidiaries and/or any of their respective directors relating to the Mergers, this Agreement or any of the Transactions, and will provide the other Party with updates and such information as such other Party will reasonably request with respect to the status of the litigation and discussions between the parties to such litigation (unless the provision of such updates and information could reasonably be expected to result in a loss of attorney-client privilege). The Company will give Parent the opportunity to participate in the defense of and settlement discussions with respect to any such litigation and will not make any payment or settlement offer prior to the First Effective Time with respect to any such litigation unless Parent will have consented in writing to such payment or settlement, which consent will not be unreasonably withheld, except that Parent shall not be obligated to consent to any settlement which does not include a full release of Parent and its affiliates or which imposes an injunction or other equitable relief after the First Effective Time upon Parent or any of its affiliates. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.10 and Section 5.1, Section 5.2 or Section 6.2, the provisions of this Section 6.10 shall control.

Section 6.11 Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from NASDAQ and terminate its registration under the Exchange Act, provided that such delisting and termination shall not be effective until after the First Effective Time.

Section 6.12 Director Resignations. The Company shall use its reasonable best efforts to cause to be delivered to Parent resignations executed by each director of the Company in office as of immediately prior to the First Effective Time and effective upon the First Effective Time.

Section 6.13 Certain Tax Matters.

(a) Each of the Parties shall use its reasonable best efforts to cause the Mergers, taken together, to qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Mergers, taken together, to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. The Parties intend to report and, except to the extent otherwise required by Law, shall report, for all tax purposes, the Mergers, taken together, as a reorganization within the meaning of Section 368(a) of the Code.

(b) Each of Parent and the Company shall use its reasonable best efforts to obtain the Tax opinions described in Section 7.2(e) and Section 7.3(e), respectively (collectively, the “Tax Opinions”). The appropriate officers of Parent, the Merger Subs and the Company shall execute and deliver to Jones Day, counsel to Parent, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, certificates substantially in the forms set forth in Section 6.13 of the Parent Disclosure Letter and Section 6.13 of the Company Disclosure Letter, respectively (the “Representation Letters”). Each Representation Letter shall be dated on or before the date of such Tax Opinion and shall not have been withdrawn or modified in any material respect.

Section 6.14 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Stock to be issued in the First Merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the First Effective Time.

Section 6.15 The Company’s Financing Cooperation. The Company agrees to, and to cause its Subsidiaries to, use reasonable best efforts to provide such assistance (and to use reasonable best efforts to cause its and their respective personnel and advisors to provide such assistance) with the Financing as is reasonably requested by Parent, including using reasonable best efforts with respect to: (a) participation in, and assistance with, the marketing efforts related to the Financing, including participation, including by senior management of the Company, in, and assistance with, the preparation of presentations, meetings with rating agencies, roadshows, due diligence sessions, drafting sessions and meetings (including one-on-one meetings or conference calls with parties acting as agents or arrangers for, and prospective lenders of and investors in, the Financing); (b) delivery to Parent and its Financing Sources as promptly as reasonably practicable of the Financing Deliverables, the Financing Information and such financial information relating to the Company customary or reasonably necessary for the completion of the Financing to the extent reasonably requested by Parent in connection with the preparation of customary offering or information documents to be used for the Financing, including (i) offering documents and memoranda, private placement memoranda, bank information memoranda, confidential information memoranda, prospectuses and similar documents for any portion of such Financing and (ii) materials for rating agency presentations; (c) cause its independent auditors, accountants and external and internal counsel (including local counsel) to cooperate with the Financing consistent with customary practices, including by providing customary review of interim financial statements as provided in Statement on Auditing Standards No. 100, “comfort letters” (including customary “negative assurances”), opinions of counsel (which shall be limited to opinions concerning the Company of a type customarily delivered by counsel to target companies and shall not include opinions regarding enforceability or similar matters) and customary assistance with the due diligence activities of Parent and the Financing Sources, and customary consents to the inclusion of audit reports in any relevant marketing materials, registration statements and related government filings; (d) ensuring that the Financing benefits from the existing lending relationships of the Company and the Company Subsidiaries; and (e) causing to be timely filed with the SEC all required periodic and other reports. For purposes of clarity, such assistance shall include (A) if requested by Parent, using reasonable best efforts to assist Parent in obtaining prior to Closing payoff letters from the Company’s lenders in form and substance reasonably satisfactory to Parent with respect thereto and (B) making all requisite notices with respect to the Company’s outstanding Indebtedness regarding the change in control contemplated hereby. The Company hereby consents to the use of all of its and its Subsidiaries’ logos in connection with the Financing, provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or the Company Subsidiaries or the reputation or goodwill of the Company or any Company Subsidiary. Notwithstanding any other provision set forth herein or in any other agreement between the Company and Parent (or its affiliates), the Company agrees that Parent and its affiliates may share customary projections with respect to the Company and its business with the Financing Sources identified in the Bridge Commitment Letter, and that Parent, its affiliates and such Financing Sources may share such information with potential Financing Sources in connection with any marketing efforts in connection with the Financing, provided that the recipients of such information agree to customary confidentiality arrangements. Notwithstanding anything to the contrary in this Agreement, none of the Company, any of its Subsidiaries or any of its or their respective directors or officers or other personnel shall be required by this Section 6.15 (i) to take any action or provide any assistance that unreasonably interferes with the ongoing operations of the Company and its Subsidiaries; (ii) to adopt resolutions or give consents to approve or authorize the execution of the Financing or the Debt Financing Documents; or (iii) to execute or deliver any certificate, document, instrument or agreement that is effective prior to the Closing or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Closing (other than a payoff letter with respect to the Credit Agreement) with respect to the Financing. Parent shall (1) promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with providing the assistance contemplated by this Section 6.15 and (2) indemnify and hold harmless the Company and its Subsidiaries and its and their respective directors, officers, personnel and advisors from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred in connection with the Financing or any assistance or activities in connection therewith, except to the extent arising from the willful misconduct, gross negligence, fraud or intentional misrepresentation of the Company or its Subsidiaries.

Section 6.16 Parent’s Financing Efforts.

(a) Subject to the terms and conditions of this Agreement, Parent shall take, or use its reasonable best efforts to cause to be taken, all actions and do, or use its reasonable best efforts to cause to be done, all things necessary to obtain the Financing on or prior to the Closing Date on the terms and conditions set forth in the Bridge Commitment Letter, including with respect to: (i) maintaining in effect the Bridge Commitment Letter and complying with its obligations thereunder; (ii) participation by senior management of Parent in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies; (iii) satisfying on a timely basis all conditions to the Financing (including the Financing Conditions) that are within Parent’s control; (iv) negotiating, executing and delivering Debt Financing Documents that reflect the terms contained in the Bridge Commitment Letter (including any “market flex” provisions related thereto); and (v) drawing up to the full amount of the Financing and causing the Financing Sources to fund the Financing in accordance with its terms on the Closing Date in the event that the conditions set forth in Section 7.1 and Section 7.2 and the Financing Conditions have been satisfied or, upon funding would be satisfied, in each case to the extent the Financing is needed to consummate the Transactions, it being understood that nothing herein shall prevent Parent from substituting other financing for all or a portion of the Financing in accordance with this Section 6.16(a) upon terms and conditions that would not have any of the effects specified in the penultimate sentence of this Section 6.16(a) (any such financing upon such terms and conditions an “Alternative Financing”). Parent shall give the Company prompt notice of any material breach or threatened breach by any party to the Bridge Commitment Letter of which Parent becomes aware. Without limiting Parent’s other obligations under this Section 6.16, if a Financing Failure Event occurs, Parent shall (i) immediately notify the Company of such Financing Failure Event and the reasons therefor, (ii) in consultation with the Company, use its reasonable best efforts to obtain an Alternative Financing on terms (including conditionality, structure, covenants and pricing) not materially less beneficial in the aggregate to Parent, with lenders reasonably satisfactory to Parent, in an amount, when added with cash and marketable securities of Merger Subs and Parent, sufficient to consummate the Transactions, as promptly as practicable following the occurrence of such event, and (iii) obtain, and when obtained, provide the Company with a copy of, a new financing commitment letter that provides for such Alternative Financing. Parent shall not, without the Company’s prior written consent, agree to any amendment or modification to, or any waiver of any provision or remedy under, the Bridge Commitment Letter or any Debt Financing Document unless, in each case, the terms and conditions thereof, as so amended, modified or waived, are in the aggregate at least as favorable to the Company and Parent as those contained therein prior to giving effect to such amendment, modification or waiver; provided that, without limiting the generality of the foregoing, the following amendments, modifications and waivers shall be understood to result in terms and conditions that are in the aggregate less favorable to the Company and Parent: (i) any amendment, modification or waiver that could reasonably be expected to (x) materially adversely affect the ability of Parent or the Merger Subs to timely consummate the Transactions or (y) make the timely funding of the Financing or the satisfaction of the conditions to obtaining the Financing materially less likely to occur, (ii) any amendment, modification or waiver of the conditions to obtaining the Financing, unless such amendment, modification or waiver results in conditions that are in the aggregate substantially equivalent (or that are more favorable to the Company and Parent) to such conditions to obtaining the Financing immediately prior to such amendment, modification or waiver, (iii) any amendment, modification or waiver that reduces the amount of the Financing or (iv) any amendment, modification or waiver that materially and adversely affects the ability of Parent or its affiliates to enforce their rights against the other parties to the Bridge Commitment Letter or such Debt Financing Documents; provided, that Parent shall have the right to substitute Alternative Financing for all or any portion of the Financing subject to the terms and conditions set forth in Section 6.16(b). Notwithstanding the foregoing, Parent and the Merger Subs may replace or amend the Bridge Commitment Letter solely to (i) add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Bridge Commitment Letter as of the date hereof, (ii) to reassign titles to such parties who have not executed the Bridge Commitment Letter as of the date hereof, or (iii) to waive any closing conditions by any lenders or their agents. Parent shall keep the Company reasonably informed of the status of its efforts to obtain the Financing.

(b) Parent shall have the right to substitute Alternative Financing for all or any portion of the Financing and to reduce the aggregate commitments under the Bridge Commitment Letter by an amount equal to the aggregate principal amount of the Alternative Financing so substituted; provided, that to the extent any such Indebtedness has a scheduled special or mandatory redemption right, such right is not exercisable prior to the earlier of the consummation of the Transactions on the Closing Date, the termination of this Agreement or the Outside Date (for purposes of clarity, as it may be extended pursuant to this Agreement). Further, Parent shall have the right to substitute commitments in respect of any Alternative Financing or other equity financing for all or any portion of the Financing from the same and/or alternative bona fide third-party financing sources so long as (i) the terms thereof would not be reasonably expected to delay or prevent the Closing or make the timely funding of the Financing or satisfaction of the conditions to obtaining the Financing materially less likely to occur, (ii) the conditions to the Financing set forth in the Bridge Commitment Letter would not be expanded or modified in a manner that would reasonably be expected to delay or prevent the Closing, provided still further, that any such substitute financing shall not obligate the Company prior to the Closing as a surety, guarantor or indemnitor or require the Company to extend credit to any Person, (iii) the aggregate amount of funds made available to Parent is in an amount sufficient to consummate the Transactions, including the making of all required payments in connection with the Transactions (including payment of the Per Share Merger Consideration and Fractional Share Consideration and all other amounts to be paid pursuant to this Agreement and associated costs and expenses of the Transactions required on or prior to the Closing Date, and (iv) the terms of any alternative financings do not materially and adversely affect the ability of Parent to enforce its rights against the other parties to the Bridge Commitment Letter with respect to any remaining commitments (or Replacement Financing, (as defined below)) or such Debt Financing Documents with respect to any remaining commitments (or Replacement Financing Documents (as defined below)) (any such Indebtedness or equity financing which satisfies the foregoing clauses (i) through (iv), the “Replacement Financing”; the definitive documentation for any such Replacement Financing, the “Replacement Financing Documents”). The representations, warranties, covenants and other restrictions of Parent and the Merger Subs contained in this Agreement with respect to the Financing and the Bridge Commitment Letter shall apply equally to any Replacement Financing and Replacement Financing Documents. Parent acknowledges and agrees that obtaining the financing contemplated by this Section 6.16, or any other financing, is not a condition to the Closing, and affirms its obligations to consummate the Transactions (subject to the conditions contained in Article VII of this Agreement) irrespective and independently of the availability of any such financing.

Section 6.17 Parent Board Representation. Prior to the First Effective Time, Parent shall appoint two members of the Company Board of Directors to serve as members of the Parent Board of Directors effective as of immediately after the First Effective Time to serve until the next annual meeting of Parent’s stockholders in accordance with the Parent Governing Documents. As soon as reasonably practicable after the date hereof, Parent and the Company shall cooperate to identify such individuals (or any substitutes), which individuals shall be subject to the recommendation of the Nominating and Governance Committee of the Parent Board of Directors.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGERS

Section 7.1 Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of each Party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Merger Subs and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Stockholder Approval. Each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained;

(b) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceeding to that effect shall have been commenced or threatened;

(c) Adverse Laws or Orders. No Adverse Law or Order shall have occurred provided, that any Adverse Law or Order with respect to non-U.S. Antitrust Laws other than those set forth on Section 7.1(d) of the Company Disclosure Letter shall be disregarded for purposes of this Section 7.1(c);

(d) Required Antitrust Clearances. Any (i) applicable waiting period (or extension thereof) relating to the Mergers under the HSR Act shall have expired or been earlier terminated and (ii) any affirmative approval of a Governmental Authority required under any Antitrust Law set forth on Section 7.1(d) of the Company Disclosure Letter shall have been obtained and any mandatory waiting period related thereto shall have expired; and

(e) Listing. The shares of Parent Stock to be issued in the First Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.

Section 7.2 Conditions to Obligations of Parent and Merger Subs. The obligations of Parent and the Merger Subs to effect the Mergers are also subject to the satisfaction or waiver (in writing) by Parent on or prior to the Closing Date of each of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.3(b) and (c) (Capitalization) (the “Company Capitalization Representations”) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in each case, for any inaccuracies that would not, individually or in the aggregate, reflect an underrepresentation of the number of fully diluted Company Shares, before giving effect to the Mergers, of more than 0.500% from that reflected in the Company Capitalization Representations, (ii) set forth in Section 3.1(a) (Qualification, Organization, Subsidiaries, etc.), Section 3.3(a), (d) and (e) (Capitalization), Section 3.4 (Authority Relative to this Agreement), Section 3.5 (No Conflict; Required Filings and Consents), Section 3.15(g) (Taxes), Section 3.20 (Brokers and Expenses), Section 3.24 (Vote Required) and Section 3.25 (Opinion of Financial Advisor) (collectively, the “Company Specified Representations”) shall, if qualified by materiality or “Company Material Adverse Effect,” be true and correct in all respects, and if not qualified by materiality or “Company Material

Adverse Effect,” shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) set forth in Article III of this Agreement, other than the Company Capitalization Representations and the Company Specified Representations, shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of this Section 7.2(a)(iii), all qualifications based on a “Company Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded (it being understood and hereby agreed that the “Company Material Adverse Effect” qualification set forth in clause (a) of Section 3.8 shall not be disregarded pursuant to the terms of this proviso);

(b) Covenants. The Company will have complied with or performed, in all material respects, the covenants, obligations and agreements of the Company under this Agreement to be complied with or performed by it prior to the First Effective Time;

(c) Company Material Adverse Effect. No Company Material Adverse Effect has occurred since the date of this Agreement and is continuing; and

(d) Certificate. The Company will have furnished Parent with a certificate signed on its behalf by the chief executive officer or chief financial officer of the Company to the effect that the conditions set forth in Section 7.2(a) and (b) are satisfied.

(e) Tax Opinion. Parent shall have received an opinion of Jones Day, dated as of the Effective Time, to the effect that the Mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon the Representation Letters.

Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to effect the Mergers are also subject to the satisfaction or waiver (in writing) by the Company on or prior to the Closing Date of each of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Subs (i) set forth in Section 4.3(b) and (c) (Capitalization) (the “Parent Capitalization Representations”) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in each case, for any inaccuracies that would not, individually or in the aggregate, reflect an underrepresentation of the number of fully diluted Parent Shares, before giving effect to the Mergers, of more than 0.500% from that reflected in the Parent Capitalization Representations, (ii) set forth in Section 4.1(a) (Corporate Organization; Parent Subsidiaries), Section 4.3(a), (d) and (e) (Capitalization), Section 4.4 (Authority Relative to this Agreement), Section 4.5 (No Conflict; Required Filings and Consents), Section 4.12(g) (Taxes), Section 4.16 (Brokers and Expenses), Section 4.19 (Vote Required) and Section 4.20 (Opinion of Financial Advisor) (collectively, the “Parent Specified Representations”) shall, if qualified by materiality or “Parent Material Adverse Effect,” be true and correct in all respects, and if not qualified by materiality or “Parent Material Adverse Effect,” shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) set forth in Article IV of this Agreement, other than the Parent Capitalization Representations and the Parent Specified Representations, shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of Parent and the Merger Subs set forth in this Agreement for purposes of this Section 7.3(a)(iii), all qualifications based on a “Parent Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded (it being understood and hereby agreed that the “Parent Material Adverse Effect” qualification set forth in clause (a) of Section 4.8 shall not be disregarded pursuant to the terms of this proviso).

(b) Covenants. Parent and Merger Sub will have complied with or performed, in all material respects, the covenants, obligations and agreements of Parent and Merger Sub under this Agreement to be complied with or performed by them on or prior to the Closing Date.

(c) Parent Material Adverse Effect. No Parent Material Adverse Effect has occurred since the date of this Agreement and is continuing.

(d) Certificate. Parent and Merger Sub will have furnished the Company with a certificate signed on their behalf by the chief executive officers or chief financial officers of Parent and Merger Sub to the effect that the conditions set forth in Section 7.3(a) and (b) are satisfied.

(e) Tax Opinion. The Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, dated as of the Effective Time, to the effect that the Mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon the Representation Letters.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned (except as otherwise provided below, whether before or after receipt of the Company Stockholder Approval and Parent Stockholder Approval, if applicable) as follows:

(a) by mutual written consent of Parent and the Company;

(b) by either the Company or Parent if a Governmental Authority of competent jurisdiction shall have issued a final and nonappealable Adverse Law or Order permanently restraining, permanently enjoining or otherwise permanently prohibiting the consummation of the First Merger;

(c) by either Parent or the Company, prior to the First Effective Time, if there has been a breach by the Company, on the one hand, or Parent or any Merger Sub, on the other hand, of any representation, warranty, covenant or agreement set forth in this Agreement, which breach would result in the conditions in Article VII not being satisfied (assuming that the date of such determination is the Closing Date and that such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 45 calendar days after the receipt of notice thereof by the defaulting Party from the non-defaulting Party or (ii) three business days before the Outside Date); provided, however, this Agreement may not be terminated pursuant to this Section 8.1(c) by any Party whose breach of any provision of this Agreement results in or causes the failure of the First Merger to be consummated by the Outside Date;

(d) by either Parent or the Company, if the First Effective Time shall not have occurred by 5:00 p.m., Pacific Time, on July 20, 2016 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the First Effective Time not occurring prior to the Outside Date; provided, further, that if on the Outside Date the condition set forth in Section 7.1(d) and/or the condition set forth in Section 7.1(c) (if the applicable Adverse Law or Order is an order or injunction of a court of competent jurisdiction under an Antitrust Law) has not been satisfied but all other conditions to the Closing set forth in Article VII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied), neither Parent nor the Company may terminate this Agreement, and the Outside Date shall be extended by an additional three months until October 20, 2016, which extended date shall thereafter be considered the Outside Date;

(e) by Parent, if, prior to receipt of the Company Stockholder Approval, (i) the Company Board of Directors or any committee thereof shall have effected a Company Change of Recommendation (whether or not effected in compliance with the terms of this Agreement), (ii) the Company has failed to include the Company Board Recommendation in the Joint Proxy Statement, (iii) the Company has failed to make a statement in opposition and recommend rejection to the Company’s stockholders of a tender or exchange offer of the Company’s securities initiated by a person or group (other than Parent or its affiliates) pursuant to Rule 14e-2 promulgated under the Exchange Act within 10 business days after such tender or exchange offer has been published, sent or given by such person or group, (iv) solely if a Company Competing Proposal has been publicly announced, the Company has failed to issue a press release reaffirming the Company Board Recommendation within 10 business days following Parent’s written request to issue such press release; provided, that the Company shall not be required to issue more than one press release reaffirming the Company Board Recommendation in response to a single Company Competing Proposal (with any material modifications thereto constituting a separate Company Competing Proposal) or (v) the Company shall have willfully breached Section 5.3 in any material respect;

(f) by the Company, if, prior to receipt of the Parent Stockholder Approval, (i) the Parent Board of Directors or any committee thereof shall have effected a Parent Change of Recommendation (whether or not effected in compliance with the terms of this Agreement), (ii) Parent has failed to include the Parent Board Recommendation in the Joint Proxy Statement, (iii) Parent has failed to make a statement in opposition and recommend rejection to Parent’s stockholders of a tender or exchange offer for Parent’s securities initiated by a person or group (other than the Company or its affiliates) pursuant to Rule 14e-2 promulgated under the Exchange Act within 10 business days after such tender or exchange offer has been published, sent or given by such person or group, (iv) solely if a Parent Competing Proposal has been publicly announced, Parent has failed to issue a press release reaffirming the Parent Board Recommendation within 10 business days following the Company’s written request to issue such press release; provided, that Parent shall not be required to issue more than one press release reaffirming the Parent Board Recommendation in response to a single Parent Competing Proposal (with any material modifications thereto constituting a separate Parent Competing Proposal) or (v) Parent shall have willfully breached Section 5.4 in any material respect;

(g) by either the Company or Parent, if the Company Stockholder Approval shall not have been obtained at the Company Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

(h) by either Parent or the Company, if the Parent Stockholder Approval shall not have been obtained at the Parent Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

(i) by the Company in order to accept a Company Superior Proposal in accordance with Section 5.3(e); provided that concurrently with and as a condition to the termination of this Agreement by the Company pursuant to this Section 8.1(i), the Company pays Parent, or causes Parent to be paid, the Company Termination Fee; or

(j) by Parent in order to accept a Parent Superior Proposal in accordance with Section 5.4(e); provided that concurrently with and as a condition to the termination of this Agreement by Parent pursuant to this Section 8.1(j), Parent will pay the Company, or will cause the Company to be paid, the Parent Termination Fee.

Section 8.2 Effect of Termination.

(a) To terminate this Agreement as provided in Section 8.1 (other than in the case of termination pursuant to Section 8.1(a)), the terminating Party shall give written notice to the other Party specifying the subsection of Section 8.1 pursuant to which such termination is made, and this Agreement will become null and void and there will be no liability on the part of Parent, the Merger Subs or the Company, except that the Confidentiality Agreement, Section 6.3, this Section 8.2 and Section 9.3 through Section 9.13 shall survive such termination; provided, however, that nothing herein shall relieve any Party from liability for fraud or a willful breach of its representations, warranties covenants or agreements set forth in this Agreement prior to such termination and any aggrieved party will be entitled to all rights and remedies available under applicable Law or in equity.

(b) Company Termination Fee.

(i) If the Company terminates this Agreement pursuant to Section 8.1(i), then the Company shall pay or cause to be paid to Parent concurrently with, and as a condition to such termination, an amount in cash equal to $290,000,000 (the “Company Termination Fee”).

(ii) If Parent terminates this Agreement pursuant to Section 8.1(e), then the Company shall pay or cause to be paid to Parent within three business days after such termination, the Company Termination Fee.

(iii) If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(d) (solely in the event that the Company Stockholder Approval has not been obtained), (B) a Company Competing Proposal shall have been publicly disclosed prior to the date of such termination, and (C)(1) any Company Qualifying Transaction is consummated within 12 months after such termination or (2) the Company enters into a definitive agreement providing for a Company Qualifying Transaction within 12 months after such termination and such Company Qualifying Transaction is consummated (whether or not within the 12-month period), then within one business day after the date any such Company Qualifying Transaction is consummated, the Company shall pay or cause to be paid to Parent the Company Termination Fee.

(iv) If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(g), (B) a Company Competing Proposal shall have been publicly disclosed and not publicly, irrevocably withdrawn prior to the date of the Company Special Meeting, and (C)(1) any Company Qualifying Transaction is consummated within 12 months after such termination or (2) the Company enters into a definitive agreement providing for a Company Qualifying Transaction within 12 months after such termination and such Company Qualifying Transaction is consummated (whether or not within the 12-month period), then within one business day after the date any such Company Qualifying Transaction is consummated, the Company shall pay or cause to be paid to Parent the Company Termination Fee.

(v) In the event any amount is payable by the Company pursuant to the preceding clauses (i), (ii), (iii) or (iv), such amount shall be paid by wire transfer of immediately available funds to an account designated by Parent. In no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion.

(c) Parent Termination Fee.

(i) If Parent terminates this Agreement pursuant to Section 8.1(j), then Parent shall pay or cause to be paid to the Company concurrently with, and as a condition to such termination, an amount in cash equal to $290,000,000 (the “Parent Termination Fee”).

(ii) If the Company terminates this Agreement pursuant to Section 8.1(f), then Parent shall pay or cause to be paid to the Company, within three business days after such termination, the Parent Termination Fee.

(iii) If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(d) (solely in the event that the Parent Stockholder Approval has not been obtained), (B) a Parent Competing Proposal shall have been publicly disclosed prior to the date of such termination, and (C)(1) any Parent Qualifying Transaction is consummated within 12 months after such termination or (2) Parent enters into a definitive agreement providing for a Parent Qualifying Transaction within 12 months after such termination and such Parent Qualifying Transaction is consummated, then within one business day after the date any such Parent Qualifying Transaction is consummated, Parent shall pay or cause to be paid to the Company the Parent Termination Fee.

(iv) If (A) the Company or Parent terminates this Agreement pursuant to Section 8.1(h), (B) a Parent Competing Proposal shall have been publicly disclosed and not publicly, irrevocably withdrawn prior to the date of the Parent Special Meeting, and (C)(1) any Parent Qualifying Transaction is consummated within 12 months after such termination or (2) Parent enters into a definitive agreement providing for a Parent Qualifying Transaction within 12 months after such termination and such Parent Qualifying Transaction is consummated, then within one business day after the date any such Parent Qualifying Transaction is consummated, Parent shall pay or cause to be paid to the Company the Parent Termination Fee.

(v) In the event any amount is payable pursuant to the preceding clauses (i), (ii), (iii) or (iv), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company. In no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion.

(d) Each of the Parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that (i) the Company Termination Fee is not a penalty, but rather is a reasonable amount that will compensate Parent and the Merger Subs in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions; and that (ii) the Parent Termination Fee is not a penalty, but rather is a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, each of which amounts would otherwise be impossible to calculate with precision. If either Party fails to pay when due any amount payable under this Section 8.2, then: (A) the non-performing Party shall reimburse the other Party for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 8.2; and (B) the non-performing Party shall pay the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid in full) at a rate per annum equal to 500 basis points over the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Modification; Waiver.

(a) Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Company Stockholder Approval or the Parent Stockholder Approval, as applicable, by written agreement of the Company and Parent; provided, however, that after receipt of the Company Stockholder Approval or the Parent Stockholder Approval, as applicable, no amendment shall be made that by Law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b) At any time and from time to time prior to the First Effective Time, either the Company, on the one hand, or any Parent Entity, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of any Parent Entity or the Company, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Parent or the Company contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of any Parent Entity or the Company contained herein. Any agreement on the part of a Parent Entity or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(c) Notwithstanding anything to the contrary contained herein, (i) Section 9.9(b) and Section 9.12 may not be amended, supplemented, waived or otherwise modified in a manner adverse to the Financing Sources and (ii) this Section 9.1(c), Section 9.11(a), Section 9.11(b) and Section 9.15 may not be amended, supplemented, waived or otherwise modified, nor, in the case of each of clauses (i) and (ii), may this Agreement be otherwise modified in a manner that in substance constitutes such a modification, without the prior written consent of the Financing Sources.

Section 9.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the First Effective Time. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms expressly contemplates performance after the First Effective Time.

Section 9.3 Expenses. Except as otherwise expressly provided in this Agreement, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses, except that Parent and the Company shall share equally all Expenses incurred in connection with (a) printing, filing and mailing the Joint Proxy Statement, Registration Statement, and all SEC and other regulatory filing fees incurred in connection with the Joint Proxy Statement and Registration Statement and (b) any documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes.

Section 9.4 Notices. All notices, requests, demands and other communications under this Agreement shall, except to the extent expressly provided to be oral, be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), upon receipt of proof of delivery; (c) if sent by e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a business day before 5:00 p.m. in the time zone of the receiving party, when transmitted and the sender has received confirmation of receipt by the recipient; (d) if sent by e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a day other than a business day or after 5:00 p.m. in the time zone of the receiving party, and the sender has received confirmation of receipt by the recipient, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties:

if to Parent or the Merger Subs, to:

Lam Research Corporation

4650 Cushing Parkway

Fremont, CA 94538

Attention: Sarah A. O’Dowd

Senior Vice President, Chief Legal Officer and Secretary

Email: sarah.odowd@lamresearch.com

with a copy to:

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Attention: Daniel R. Mitz and Jonn R. Beeson

Email: drmitz@jonesday.com and jbeeson@jonesday.com

and

if to the Company, to:

KLA-Tencor Corporation

One Technology Drive

Milpitas, CA 95053

Attention: Teri Little, Senior Vice President and General Counsel and

Bren Higgins, Executive Vice President and Chief Financial Officer

Email: teri.little@kla-tencor.com and bren.higgins@kla-tencor.com with copies to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attention: Martin W. Korman and Bradley L. Finkelstein

Email: mkorman@wsgr.com and bfinkelstein@wsgr.com

Section 9.5 Certain Definitions. For the purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to the Company or Parent, as applicable, than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement (i) shall not be required to contain standstill provisions, (ii) shall not provide for an exclusive right to negotiate with the Company or Parent, as applicable, and (iii) shall not restrict the Company from complying with Section 5.3 or Parent from complying with Section 5.4, as applicable.

“Action” means any and all litigation, suits, actions, proceedings, arbitrations and mediations by or before any Governmental Authority.

“Adverse Law or Order” means (i) any Law shall have been enacted or promulgated by any Governmental Authority of competent jurisdiction which prohibits or makes illegal the consummation of the First Merger or (ii) there shall be in effect any Order preventing the consummation of the First Merger.

“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.

“Available Cash for Cash Election” means the difference of (a) the Maximum Cash Consideration minus (b) the product of (i) the sum of the number of Mixed Election Shares and Undesignated Shares multiplied by (ii) the Average Cash Per Share.

“Available Stock for Stock Election” means the difference of (a) the Maximum Stock Consideration minus (b) the product of (i) the sum of the number of Mixed Election Shares and Undesignated Shares multiplied by (ii) the Average Parent Stock Per Share.

“Bridge Commitment Letter” means the bridge facility commitment letter between Parent, Goldman Sachs Bank USA, and Goldman Sachs Lending Partners LLC, dated as of the date hereof, as amended, supplemented or replaced in compliance with this Agreement or as required by Section 6.16 following a Financing Failure Event, pursuant to which the financial institutions party thereto have agreed, subject only to the Financing Conditions set forth therein, to provide or cause to be provided the bridge facility financing set forth therein for the purposes of financing the Transactions.

“business days” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act.

“Cash Election Number” shall mean the quotient of (i) the Available Cash for Cash Election divided by (ii) the Per Share Cash Consideration.

“Cash Election Shares” means all Company Shares, including Dissenting Shares, in respect of which Cash Elections have been validly and timely delivered and not subsequently revoked or changed.

“Claim” means any and all allegations, claims, demands and causes of action.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bylaws” means the bylaws of the Company, as amended and restated as of the date of this Agreement.

“Company Certificate” means the Certificate of Incorporation of the Company as amended and restated and in effect on the date hereof.

“Company Competing Proposal” means any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates such Person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 15% of the assets of the Company (on a consolidated basis with its Subsidiaries) or at least 15% of the equity interest in the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), in each case other than the Mergers.

“Company Equity Awards” means the Company Stock Options and the Company RSUs.

“Company Equity Plans” means the Company’s 1998 Outside Director Option Plan, 2004 Equity Incentive Plan (as amended and restated as of August 7, 2014), Amended and Restated 1997 Employee Stock Option Plan (as amended May 8, 2014), and Therma-Wave, Inc. 2000 Equity Incentive Plan (as amended).

“Company ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or any Company Subsidiary and that, together with the Company or any Company Subsidiary, is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Company Foreign Plan” means any Company Plan that is maintained outside of the United States.

“Company Governing Documents” means the Company Bylaws and the Company Certificate.

“Company Immaterial Trademark Licenses” means licenses or other rights of use granted by the Company or any Company Subsidiary in respect of Trademarks to Third Party vendors to refer to the Company as a customer and rights granted to third parties as part of corporate sponsorships, or other similar licenses or rights that are not material to the Company or Company Subsidiaries.

“Company Insiders” means those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Company Intervening Event” means an Effect (a) that was not known to the Company Board of Directors, or the material consequences of which (based on facts known to members of the Company Board of Directors as of the date of this Agreement) were not reasonably foreseeable, as of the date of this Agreement and (b) that does not relate to any Company Competing Proposal.

“Company Material Adverse Effect” means any Effect or Effects that, individually or in the aggregate, are, or would reasonably be expected to be, materially adverse to (a) the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, that none of the following will be deemed, either alone or in combination, to be or constitute a “Company Material Adverse Effect” or be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (i) conditions (or changes after the date hereof in such conditions) in the industry in which the Company and the Company Subsidiaries operate, (ii) general economic conditions (or changes after the date hereof in such conditions) within the U.S. or any other country, (iii) conditions (or changes after the date hereof in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country, (iv) political conditions (or changes after the date hereof in such conditions) in the United States or any other country or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country, (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country, (vi) changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof), (vii) the public announcement of discussions among the Parties regarding a potential Transaction, the public announcement, execution, delivery or performance of this Agreement, or the identity of the Parent Entities, (viii) changes in the Company’s stock price or the trading volume of the Company’s stock, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition), and (ix) any Claims or Actions made or brought by any of the current or former stockholders of the Company or Parent (on their own behalf or on behalf of the Company or Parent) against the Company or Parent arising out of the Mergers or in connection with any other Transactions, except, in the case of each of clauses (i) through (vi), to the extent such Effects disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which the Company and the Company Subsidiaries operate, or (b) the ability of the Company to consummate the First Merger.

“Company Outbound License Agreements” means Contracts pursuant to which (a) any Company Products are or have been directly licensed or sold by the Company or any of the Company Subsidiaries to customers, distributors, sales representatives and resellers in the ordinary course of business or (b) processes are jointly developed with customers of the Company or any of the Company Subsidiaries.

“Company Owned Intellectual Property” means any Intellectual Property that is owned by or purported to be owned, in whole or in part, by the Company or any of the Company Subsidiaries.

“Company Plans” means (i) all written employee benefit plans (as defined in Section 3(3) of ERISA), (ii) all bonus, stock option, stock purchase, restricted stock, restricted stock unit, equity-based incentive, cash-based incentive, retention incentive, change in control payment, profit sharing, vacation, paid time off, cafeteria, fringe benefit, deferred compensation, supplemental termination pay, retiree medical or life insurance, supplemental retirement, severance or other material compensation or benefit plans, programs or arrangements, and (iii) all United States compensation Contracts containing rights to any compensatory payment, acceleration of vesting or other benefits upon a change of control of the Company or the termination of the Worker in connection with a change in control of the Company beyond the payments, vesting or other benefits that are strictly required by applicable Law, in each of (i) or (ii) with respect to which the Company, any Company Subsidiary or any Company ERISA Affiliate has or could have any liability or that are maintained, contributed to or sponsored by the Company, any Company Subsidiary or any Company ERISA Affiliate for the benefit of any current or former Worker (or dependent or beneficiary thereof) of the Company, any Company Subsidiary or any Company ERISA Affiliate.

“Company Products” means all product offerings, including all software, of the Company and each of the Company Subsidiaries (a) that are being sold, licensed, or distributed, as applicable, as of the date hereof, or (b) that the Company, or any of the Company Subsidiaries, is otherwise currently obligated to license, distribute, support or maintain (in each case, excluding, for the avoidance of doubt, (i) those Third Party products or Open Source Materials embedded in or otherwise part of the product offering and (ii) any of the Company’s support, consulting and/or training services).

“Company Qualifying Transaction” means a transaction contemplated by a “Company Competing Proposal,” except that all references to “15%” in the definition thereof shall be deemed to be references to “50%.”

“Company Registered Intellectual Property” means all Company Owned Intellectual Property that is Registered Intellectual Property.

“Company Related Party” means the Company, any holder of Company Shares and each of their respective affiliates and their and their respective affiliates’ Representatives.

“Company Section 16 Information” means information accurate in all material respects regarding Company Insiders, the number of Company Shares and derivative securities with respect to Company Common Stock held by each such Company Insider and expected to be exchanged for shares of Parent Stock pursuant to the Transactions and any other information that may be required under applicable interpretations of the SEC under Rule 16b-3.

“Company Special Meeting” means the meeting of the holders of Company Shares for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote upon the adoption of this Agreement at the Company Special Meeting.

“Company Subsidiaries” means the Subsidiaries of the Company.

“Company Superior Proposal” means a bona fide offer constituting a Company Competing Proposal (with references to 15% being deemed to be replaced with references to 50%), which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal and financial advisors to be (a) more favorable to the stockholders of the Company from a financial point of view than the Mergers, taking into account all relevant factors (including all the terms and conditions of such offer (including any termination or break-up fee associated therewith, the existence of any financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation) and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise)) and (b) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such offer and the identity and financial capability of the Person or group making such offer.

“Confidentiality Agreement” means the Confidentiality Agreement, dated April 17, 2014, between Parent and the Company, as amended.

“Contract” means any agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature.

“Copyrights” means any and all U.S. and foreign copyrights, mask work rights and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor.

“Credit Agreement” means the Credit Agreement, dated as of November 14, 2014, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A, as administrative agent.

“Debt Financing Documents” means the agreements, documents and certificates contemplated by the Financing, including (a) all credit agreements, loan documents, purchase agreements, underwriting agreements, indentures, debentures, notes, intercreditor agreements and security documents pursuant to which the Financing will be governed or contemplated by the Bridge Commitment Letter; (b) officer, secretary, solvency and perfection certificates, legal opinions, corporate organizational documents, good standing certificates, Lien searches, and resolutions contemplated by the Bridge Commitment Letter or requested by the Financing Sources; (c) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and (d) agreements, documents or certificates that facilitate the creation, perfection or enforcement of Liens securing the Financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, surveys, title insurance, landlord consent and access letters) as are requested by the Financing Sources.

“Domain Names” means all Internet domain name registrations.

“DSOS” means the Secretary of State of the State of Delaware.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Laws” means any Law, including common law, relating to (i) releases or threatened releases of Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances, (iii) pollution or protection of the indoor or outdoor environment, occupational health as it relates to exposures to Hazardous Substances or natural resources, or (iv) the European Union’s Directives on the Restriction of Hazardous Substances (RoHS) and the Waste Electrical and Electronic Equipment (WEEE).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, financing sources, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Joint Proxy Statement, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Mergers and the other Transactions.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Financing” means the debt financing incurred or intended to be incurred pursuant to the Bridge Commitment Letter, including the offering or private placement of debt securities contemplated by the Bridge Commitment Letter and any related engagement letter.

“Financing Conditions” means the conditions precedent set forth in Section 2 of the Bridge Commitment Letter.

“Financing Deliverables” means the following: (a) a customary payoff letter relating to the repayment (or cash collateralization) on the Closing Date of outstanding obligations under the Credit Agreement, subject to receipt of the funds therefor from Parent; and (b) documentation and other information reasonably requested by the Financing Sources with respect to (i) applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001 and (ii) the U.S. Treasury Department’s Office of Foreign Assets Control and the FCPA.

“Financing Failure Event” shall mean any of the following: (a) the commitments with respect to all or any portion of the Financing expiring or being terminated, (b) for any reason, all or any portion of the Financing becoming unavailable, (c) a breach or repudiation by any party to the Bridge Commitment Letter, or (d) it becoming reasonably foreseeable that any of the events set forth in clauses (a) through (c) shall occur.

“Financing Information” means (a)(i) audited consolidated balance sheets and related statements of income, comprehensive income and cash flows of the Company and its Subsidiaries for the three most recently completed fiscal years ended at least 60 days prior to the Closing Date, (ii) unaudited interim consolidated balance sheets and related statements of income, comprehensive income and cash flows of the Company and its Subsidiaries for each subsequent fiscal quarter ended at least 40 days prior to the Closing Date (but excluding the fourth quarter of any fiscal year); and (iii) any additional audited and unaudited financial statements with respect to the businesses acquired by the Company required by Rule 3-05(b)(2) of Regulation S-X of the SEC that are customarily included in an offering memorandum for private placement of high-yield securities pursuant to Rule 144A promulgated under the Securities Act by Parent; and (b) as promptly as practical, all financial statements, financial data, audit reports and other information of the Company of the type required by Regulation S-X and Regulation S-K of the SEC and other accounting rules and regulations of the SEC as may reasonably be requested of the type and form that are customarily included in an offering memorandum for private placement of high-yield securities pursuant to Rule 144A promulgated under the Securities Act (which is understood not to include (i) any pro forma financial statements or adjustments (including any synergies, cost savings, ownership or other post-closing adjustments) or projections (provided that the Company will reasonably cooperate and assist Parent in providing information necessary to prepare such materials) (ii) description of all or any portion of the Financing, including any “description of note” or other information customarily provided by debt financing sources or its counsel, (iii) risk factors relating to all or any component of the Financing, (iv) separate financial statements in respect of subsidiaries, or (v) other information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation, Discussion and Analysis required by Item 402(b) of Regulation S-K, any information required by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placement of high-yield securities pursuant to Rule 144A).

“Financing Sources” means the agents, arrangers, lenders and other entities that have committed to provide or arrange the Financing or other financings in connection with the Transactions, including the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto, together with their respective affiliates and their respective affiliates’ officers, directors, employees, partners, trustees, stockholders, controlling persons, agents and representatives and their respective successors and assigns.

“Governmental Authority” means any (i) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal), or (iv) organization, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, arbitral, regulatory, police, military or taxing authority or power of any nature (including persons acting as arbitrators, alternative dispute resolution organizations and stock exchanges).

“Hazardous Substances” means (i) those substances, materials, contaminants or wastes defined in or regulated as “hazardous”, “toxic”, or “radioactive”, under the following U.S. federal statutes and their state counterparts, as amended to date, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) polychlorinated biphenyls, friable asbestos and radon, and (v) any biological or chemical substance, material or waste regulated or classified as “hazardous”, “toxic”, or “radioactive” by any Governmental Authority pursuant to any Environmental Law.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means with respect to any Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent (a) in respect of notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker’s acceptances; (d) representing capital lease obligations; (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed; or (f) representing any hedging obligations, if and to the extent any of the preceding items (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Intellectual Property” means the rights associated with or arising out of any of the following: (a) Patents; (b) Trade Secrets; (c) Copyrights, (d) Trademarks, (e) Domain Names and (f) any similar, corresponding or equivalent intellectual property rights to any of the foregoing anywhere in the world.

“IRS” means the Internal Revenue Service.

“Joint Proxy Statement” means a joint proxy statement to be sent to the stockholders of the Company and the stockholders of Parent (together with any amendments or supplements thereto) in connection with the Transactions.

“knowledge of Parent” means the actual knowledge of each executive officer of Parent set forth in Section 9.5 of the Parent Disclosure Letter.

“knowledge of the Company” means the actual knowledge of each executive officer of the Company set forth in Section 9.5 of the Company Disclosure Letter.

“Law” means any statute, code, rule, regulation, ordinance, rule of common law, or other pronouncement of any Governmental Authority having the effect of law.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Maximum Cash Consideration” shall mean the amount equal to the product of (i) the Average Cash Per Share and (ii) the difference of (A) the number of Company Shares outstanding immediately prior to the Effective Time minus (B) the number of Company Shares to be cancelled in accordance with Section 2.1(c).

“Maximum Stock Consideration” shall mean the number of Parent Shares equal to the product of (i) the Average Parent Stock Per Share and (ii) the difference of (A) the number of Company Shares outstanding immediately prior to the Effective Time minus (B) the number of shares of shares to be cancelled in accordance with Section 2.1(c).

“Mixed Election Shares” means all Company Shares, including Dissenting Shares, in respect of which Mixed Elections have been validly and timely delivered and not subsequently revoked or changed.

“NASDAQ” means The NASDAQ Global Select Market.

“Open Source Materials” refers to any software or other material that is distributed pursuant to any license identified as an open source license by the Open Source Initiative (www.opensource.org) (including but not limited to the GNU General Public License (GPL), LGPL, Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Apache License).

“Order” means any injunction, judgment, decree or other order issued by a Governmental Authority of competent jurisdiction.

“Parent Charter Amendment” means an amendment to the Parent Charter to increase the authorized number of shares of Parent Common Stock to not more than 800,000,000 shares.

“Parent Competing Proposal” means any offer or proposal made by a Person or group (other than a proposal or offer by the Company or any of its Subsidiaries) at any time that contemplates such Person or group acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 15% of the assets of Parent (on a consolidated basis with its Subsidiaries) or at least 15% of the equity interest in Parent (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), in each case other than the Mergers.

“Parent Convertible Notes” means Parent’s 0.5% Convertible Senior Notes due May 2016, Parent’s 1.25% Convertible Senior Notes due May 2018, and the Novellus Systems, Inc. 2.625% Convertible Senior Notes due May 2041.

“Parent Entities” means Parent and the Merger Subs.

“Parent Equity Award” means any form of compensation (including deferred compensation) granted under a Parent Equity Plan that is or may be paid or settled in Parent Stock.

“Parent Equity Plans” means Parent’s 2007 Stock Incentive Plan, Parent’s 1999 Employee Stock Purchase Plan, the Novellus Systems, Inc. 2011 Stock Incentive Plan, and the Novellus Systems, Inc. 2001 Non-Qualified Stock Option Plan, each as amended.

“Parent ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Parent or any Parent Subsidiary and that, together with Parent or any Parent Subsidiary, is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Parent Governing Documents” means (a) the Parent Certificate of Incorporation as amended and in effect on the date hereof and (b) the Bylaws of Parent, as amended and restated as of the date of this Agreement.

“Parent Immaterial Trademark Licenses” means licenses or other rights of use granted by Parent or any Parent Subsidiary in respect of Trademarks to Third Party vendors to refer to Parent as a customer and rights granted to third parties as part of corporate sponsorships, or other similar licenses or rights that are not material to Parent or the Parent Subsidiaries.

“Parent Intervening Event” means an Effect (a) that was not known to the Parent Board of Directors, or the material consequences of which (based on facts known to members of the Company Board of Directors as of the date of this Agreement) were not reasonably foreseeable, as of the date of this Agreement and (b) that does not relate to any Parent Competing Proposal.

“Parent Material Adverse Effect” means any Effect or Effects that, individually or in the aggregate, are, or would reasonably be expected to be, materially adverse to (a) the business, assets, properties, condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided, that none of the following will be deemed, either alone or in combination, to be or constitute a “Parent Material Adverse Effect” or be taken into account when determining whether a “Parent Material Adverse Effect” has occurred or may, would or could occur: (i) conditions (or changes after the date hereof in such conditions) in the industry in which Parent and the Parent Subsidiaries operate, (ii) general economic conditions (or changes after the date hereof in such conditions) within the U.S. or any other country, (iii) conditions (or changes after the date hereof in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country, (iv) political conditions (or changes after the date hereof in such conditions) in the United States or any other country or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country, (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country, (vi) changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof), (vii) the public announcement of discussions among the Parties regarding a potential Transaction, the public announcement, execution, delivery or performance of this Agreement, or the identity of the Parent Entities, (viii) changes in Parent’s stock price or the trading volume of Parent’s stock, or any failure by Parent to meet any public estimates or expectations of Parent’s revenue, earnings or other financial performance or results of operations for any period, or any failure by Parent to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying Effect of such changes or failures, unless such Effects or failures would otherwise be excepted from this definition), (ix) any Claims or Actions made or brought by any of the current or former stockholders of Parent or the Company (on their own behalf or on behalf of Parent or the Company) against Parent or the Company arising out of the Mergers or in connection with any other Transactions, except, in the case of each of clauses (i) through (vi), to the extent such Effects do not disproportionately affect Parent and the Parent Subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which Parent and the Parent Subsidiaries operate, or (b) the ability of Parent to consummate the Mergers.

“Parent Outbound License Agreements” means Contracts pursuant to which (a) any Parent Products are or have been directly licensed or sold by Parent or any of the Parent Subsidiaries to customers, distributors, sales representatives and resellers in the ordinary course of business or (b) processes are jointly developed with customers of Parent or any of the Parent Subsidiaries.

“Parent Owned Intellectual Property” means any Intellectual Property that is owned by or purported to be owned, in whole or in part, by Parent or any of the Parent Subsidiaries.

“Parent Plans” means (i) all written employee compensation or employee benefit plans (as defined in Section 3(3) of ERISA), (ii) all bonus, cash compensation, stock option, stock purchase, restricted stock, restricted stock unit, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and (iii) all U.S. employment Contracts containing (A) rights to any payment, acceleration of vesting or other benefits upon a change of control of the Company or (B) any rights in favor of the employee in addition to those specified in subclauses (i) or (ii), in each of (i)-(iii) with respect to which Parent, any Parent Subsidiary or any Parent ERISA Affiliate has or could have any obligation or that are maintained, contributed to or sponsored by Parent, any Parent Subsidiary or any Parent ERISA Affiliate for the benefit of any current or former Worker of Parent, any Parent Subsidiary or any Parent ERISA Affiliate.

“Parent Products” means all product offerings, including all software, of Parent and each of the Parent Subsidiaries (a) that are being sold, licensed, or distributed, as applicable, as of the date hereof, or (b) that Parent, or any of the Parent Subsidiaries, is otherwise currently obligated to license, distribute, support or maintain (in each case, excluding, for the avoidance of doubt, (i) those Third Party products or Open Source Materials embedded in or otherwise part of the product offering and (ii) any of Parent’s support, consulting and/or training services).

“Parent PSU” means any performance-based Parent RSU.

“Parent Qualifying Transaction” means a transaction contemplated by a “Parent Competing Proposal,” except that all references to “15%” in the definition thereof shall be deemed to be references to “50%.”

“Parent Registered Intellectual Property” means all Parent Owned Intellectual Property that is Registered Intellectual Property.

“Parent RSU” means each outstanding restricted stock unit and any associated rights to the issuance of additional Parent Stock upon the achievement of Parent performance goals.

“Parent Special Meeting” means the meeting of the holders of shares of Parent Stock for the purpose of seeking the Parent Stockholder Approval, including any postponement or adjournment thereof.

“Parent Stock” or “Parent Shares” means the ordinary shares of $0.0001 par value of Parent.

“Parent Stock Option” means an option to purchase Parent Stock granted under any Parent Equity Plan.

“Parent Stockholder Approval” means the affirmative vote of the holders of a majority of the votes cast by holders of outstanding shares of Parent Stock on the proposal to approve the issuance of Parent Stock as provided in this Agreement at the Parent Special Meeting.

“Parent Subsidiaries” means the Subsidiaries of Parent.

“Parent Superior Proposal” means a bona fide offer constituting a Parent Competing Proposal (with references to 15% being deemed to be replaced with references to 50%), which the Parent Board of Directors determines in good faith after consultation with Parent’s outside legal and financial advisors to be (a) more favorable to the stockholders of Parent from a financial point of view than the Mergers, taking into account all relevant factors (including all the terms and conditions of such offer (including any termination or break-up fee associated therewith, the existence of any financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation) and this Agreement (including any changes to the terms of this Agreement proposed by the Company in response to such offer or otherwise)) and (b) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such offer and the identity and financial capabilities of the Person or group making such offer.

“Patents” means domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof.

“Permitted Lien” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business, (iii) which is disclosed on the 2015 Company Balance Sheet or the 2015 Parent Balance Sheet (as applicable) or notes thereto or securing liabilities reflected on such balance sheet, (iv) which was incurred in the ordinary course of business since the date of the 2015 Company Balance Sheet or the 2015 Parent Balance Sheet (as applicable), (v) required pursuant to the Credit Agreement in order to secure the Obligations (as such term is defined in the Credit Agreement), (vi) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used, (vii) statutory or common law Liens to secure landlords, lessors or renters under leases or rental agreements, (viii) imposed on the underlying fee interest in leased real property, (ix) any zoning, land use, covenants, conditions and restrictions, matters that would be shown by a real property survey or similar matters affecting the Company’s real property or (x) Liens imposed by applicable securities laws.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or organization.

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing or registration issued, filed with, or recorded by any Governmental Authority, including any of the following: (a) issued Patents and Patent applications; (b) Trademark registrations, renewals and applications; (c) Copyright registrations and applications; and (d) Domain Name registrations.

“Registration Statement” means the registration statement on Form S-4, or other applicable Form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Parent under the Securities Act with respect to Parent Shares to be issued in connection with the Transactions.

“Representatives” means, when used with respect to Parent, the Merger Subs or the Company, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, lenders and other agents, advisors and representatives of Parent or the Company, as applicable, and its Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Source Code” means, collectively, any human-readable software source code, or any material portion or aspect of the software source code (excluding configuration parameters), in each case that is designed or intended to be compiled into binary executable form prior to execution.

“Stock Election Number” shall mean the quotient of (i) the Available Stock for Stock Election divided by (ii) the Per Share Stock Consideration.

“Stock Election Shares” means all Company Shares, including Dissenting Shares, in respect of which Stock Elections have been validly and timely delivered and not subsequently revoked or changed.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Authority or domestic or foreign taxing authority, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.

“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Authority or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Third Party” means any person other than the Company, Parent and each of their respective affiliates (including the Merger Subs) and the respective Representatives of the Company, Parent and each of their respective affiliates.

“Trademarks” means all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

“Trade Secrets” means know-how and trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable).

“Treasury Regulations” means the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code and any successor regulations.

“US Plans” means all Company Plans, excluding Company Plans not subject to the Laws of the United States of America.

“VWAP of Parent Stock” means the volume-weighted average sales price per share taken to four decimal places of Parent Stock for the five trading days beginning on the fifth trading day immediately preceding the day of the Election Deadline and concluding on the day of the Election Deadline, with each trading day measured from 9:30 a.m. New York time until 4:00 p.m. New York time, as published by Bloomberg LP under its AQR function.

Section 9.6 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
“2015 Company Balance Sheet”	Section 3.7(c)
“2015 Parent Balance Sheet”	Section 4.7(c)
“Agreement”	Preamble
“Alternative Financing”	Section 6.16(a)
“Appraisal Rights”	Section 2.3(a)
“Average Cash Per Share”	Section 2.1(a)(i)
“Average Parent Stock Per Share”	Section 2.1(a)(i)
“Blue Sky Laws”	Section 3.5(b)
“Book-Entry Shares”	Section 2.2(b)
“Cash Election”	Section 2.1(b)(i)
“Certificates”	Section 2.2(b)
“Charter Documents”	Section 4.2
“Closing Date”	Section 1.2
“Closing”	Section 1.2
“Company”	Preamble
“Company Board of Directors”	Recitals
“Company Board Recommendation”	Recitals
“Company Capitalization Representations”	Section 7.2(a)
“Company Change of Recommendation”	Section 5.3(a)
“Company Common Stock”	Recitals
“Company Disclosure Letter”	Article III
“Company ESPP”	Section 2.4(g)
“Company Financial Advisor”	Section 3.25
“Company Material Contracts”	Section 3.17(a)
“Company Owned Real Property”	Section 3.13(b)
“Company Preferred Stock”	Section 3.3(a)
“Company Record Date”	Section 5.5(c)
“Company Required Approvals”	Section 3.5(b)
“Company RSUs”	Section 2.4(a)
“Company SEC Reports”	Section 3.7(a)
“Company Securities”	Section 3.3(c)
“Company Shares”	Recitals
“Company Specified Representations”	Section 7.2(a)
“Company Stock Option”	Section 2.4(c)
“Company Subsidiary”	Section 3.1(b)
“Company Termination Fee”	Section 8.2(b)(i)
“Condition Satisfaction Date”	Section 1.2
“Continuing Employees”	Section 6.7(a)
“Continuing Service Provider”	Section 2.4(a)
“D&O Insurance”	Section 6.4
“DGCL”	Recitals
“Dispute”	Section 3.14(f)
“Dissenting Shares”	Section 2.3(a)
“DOJ”	Section 6.2(b)
“Election Deadline”	Section 2.1(b)(ii)
“Election Form”	Section 2.1(b)(i)
“Election”	Section 2.1(b)(i)
“Electronic Delivery”	Section 9.8
“Employment Practices”	Section 3.11(c)

Term	Section
“Environmental Permits”	Section 3.16(d)
“Excess Shares of Stock”	Section 2.6(b)
“Exchange Agent”	Section 2.2(a)
“Exchange Fund”	Section 2.2(a)
“Excluded Shares”	Section 2.1(a)
“Exchange Trust”	Section 2.6(b)
“Final Purchase Date”	Section 2.4(g)
“First Certificate of Merger”	Section 1.3
“First Effective Time”	Section 1.3
“First Merger”	Recitals
“First Surviving Corporation”	Section 1.1
“Fractional Share Consideration”	Section 2.1(a)
“FTC”	Section 6.2(b)
“GAAP”	Section 3.7(b)
“Indemnified Parties”	Section 6.4
“Merger Sub 1”	Preamble
“Merger Sub 2”	Preamble
“Merger Subs”	Preamble
“Mergers”	Recitals
“Mixed Election”	Section 2.1(b)(i)
“Multiemployer Plan”	Section 3.10(b)
“Multiple Employer Plan”	Section 3.10(b)
“Outside Date”	Section 8.1(d)
“Parent”	Preamble
“Parent Board of Directors”	Recitals
“Parent Board Recommendation”	Section 4.4(b)
“Parent Capitalization Representations”	Section 7.3(a)
“Parent Change of Recommendation”	Section 5.4(a)
“Parent Disclosure Letter”	Article IV
“Parent Employers”	Section 6.7(b)
“Parent Financial Advisor”	Section 4.20
“Parent Material Contracts”	Section 4.14(a)
“Parent Preferred Stock”	Section 4.3(a)
“Parent SEC Reports”	Section 4.7(a)
“Parent Securities”	Section 4.3(c)
“Parent Specified Representations”	Section 7.3(a)
“Parent Subsidiary”	Section 4.1(b)
“Parent Termination Fee”	Section 8.2(c)(i)
“Parent Warrants”	Section 4.3(b)(viii)
“Party” or “Parties”	Preamble
“Per Share Cash Consideration”	Section 2.1(a)(i)
“Per Share Merger Consideration”	Section 2.1(a)
“Per Share Mixed Consideration”	Section 2.1(a)(iii)
“Per Share Stock Consideration”	Section 2.1(a)(ii)
“Permits”	Section 3.6
“Proposed Dissenting Shares”	Section 2.3(a)
“Protection Period”	Section 6.7(b)
“Replacement Financing Documents”	Section 6.16(b)
“Replacement Financing”	Section 6.16(b)
“Representation Letter”	Section 6.13(b)
“S-8 Registration Statement”	Section 2.4(f)
“Satisfied Per Share Cash Consideration”	Section 2.1(a)(iv)(B)

Term	Section
“Satisfied Per Share Stock Consideration”	Section 2.1(a)(v)(B)
“Second Certificate of Merger”	Section 1.3
“Second Effective Time”	Section 1.3
“Second Merger”	Recitals
“SOX”	Section 3.7(a)
“Specified Antitrust Authorities”	Section 6.2(a)
“Stock Election”	Section 2.1(b)(i)
“Ultimate Surviving Corporation”	Section 1.1
“Tax Opinions”	Section 6.13(b)
“Transactions”	Recitals
“Undesignated Shares”	Section 2.1(b)(i)
“WARN Act”	Section 3.11(f)
“Worker”	Section 3.10(f)

Section 9.7 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “Sections,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Annexes and Schedules to this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a Person are also to such Person’s successors and permitted assigns. All references in this Agreement to “$” or other monetary amounts refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 9.8 Counterparts. This Agreement may be executed and delivered (including by e-mail of a .pdf, .tif, .jpeg or similar attachment (“Electronic Delivery”) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

Section 9.9 Entire Agreement; Third-Party Beneficiaries.

(a) This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1, Parent and the Merger Subs shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b) Except as provided in Section 6.4 and the last sentence of Section 6.15, neither this Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder; provided that the Financing Sources shall be express third party beneficiaries of this Section 9.9(b) and Section 9.1(c), Section 9.11(a), Section 9.11(b), and Section 9.15, and each of such Sections shall expressly inure to the benefit of the Financing Sources and the Financing Sources shall be entitled to rely on and enforce the provisions of such Sections.

Section 9.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Mergers is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Mergers are fulfilled to the extent possible.

Section 9.11 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state. Notwithstanding anything herein to the contrary, the Company (on behalf of itself and each Company Related Party) and each of the other Parties hereto agrees that any claim, controversy or dispute of any kind or nature (whether based upon contract, tort or otherwise) against a Financing Source that is in any way related to this Agreement, the Mergers or any of the other Transactions, including any dispute arising out of or relating in any way to the Financing shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law); provided that (i) the interpretation of the definition of Company Material Adverse Effect or “Target Material Adverse Effect” (as defined in any commitment letter related to the Financing) and whether or not a Company Material Adverse Effect or “Target Material Adverse Effect” (as defined in any commitment letter related to the Financing) has occurred, (ii) the determination of the accuracy of any “Acquisition Representations” (as defined in any commitment letter related to the Financing) and whether as a result of any inaccuracy thereof Parent, the Merger Subs or their respective affiliates have the right to terminate its obligations under this Agreement, or to decline to consummate the Transactions pursuant to this Agreement and (iii) the determination of whether the Transactions have been consummated in accordance with the terms of this Agreement, in each case, shall be governed by, and construed and interpreted solely in accordance with, the laws of the State of Delaware without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

(b) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.11(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law. Notwithstanding anything herein to the contrary, the Company (on behalf of itself and each Company Related Party) and each of the other Parties hereto (A) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Mergers or any of the other Transactions, including any dispute arising out of or relating in any way to the Financing or the performance thereof or the transactions contemplated thereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (B) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (C) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 9.4 shall be effective service of process against it for any such action brought in any such court, (D) waives and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (E) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.12 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGERS, THE FINANCING AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Section 9.13 Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties, except that Merger Subs may assign, in their sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) Parent and one or more direct or indirect wholly owned Subsidiaries of Parent, or (iii) one or more direct or indirect wholly owned Subsidiaries of Parent; provided, that no such assignment shall relieve any Parent Entity of any obligation or liability under this Agreement. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.14 Enforcement; Remedies; Specific Performance.

(a) Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Article VIII, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.

(c) The Parties’ rights in this Section 9.14 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.14 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For purposes of clarity, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

Section 9.15 Liability of Financing Sources. Notwithstanding anything to the contrary contained herein, the Company (on behalf of itself and each Company Related Party (other than Parent and the Merger Subs)) agrees that neither it nor any other Company Related Party (other than Parent and the Merger Subs) shall have any rights or claims against any Financing Source in connection with this Agreement, the Financing or the transactions contemplated hereby or thereby, and no Financing Source shall have any rights or claims against any Company Related Party (other than Parent and the Merger Subs) in connection with this Agreement, the Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that, following consummation of the Mergers, the foregoing will not limit the rights of the parties to the Financing under the Debt Financing Documents. In addition, in no event will any Financing Source be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Parent, the Merger Subs and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

LAM RESEARCH CORPORATION

By	/s/ Martin B. Anstice
Name: Martin B. Anstice
Title: President and Chief Executive Officer

TOPEKA MERGER SUB 1, INC.

By	/s/ George M. Schisler, Jr.
Name: George M. Schisler, Jr.
Title: Vice President and Secretary

TOPEKA MERGER SUB 2, INC.

By	/s/ George M. Schisler, Jr.
Name: George M. Schisler, Jr.
Title: Vice President and Secretary

KLA-TENCOR CORPORATION

By	/s/ Richard P. Wallace
Name: Richard P. Wallace
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

ANNEX B

PERSONAL AND CONFIDENTIAL

October 20, 2015

Board of Directors

Lam Research Corporation

4650 Cushing Parkway

Fremont, CA 94538

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Lam Research Corporation (the “Company”) of the Merger Consideration (as defined below) to be paid by the Company pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 20, 2015 (the “Agreement”), by and among KLA-Tencor Corporation (“KLA-Tencor”), Topeka Merger Sub 1, Inc., a wholly owned subsidiary of the Company (“Merger Sub 1”), Topeka Merger Sub 2, Inc., a wholly owned subsidiary of the Company (“Merger Sub 2”), and the Company. Pursuant to the Agreement, Merger Sub 1 will be merged with and into KLA-Tencor, with KLA-Tencor as the surviving corporation in the merger (the “First Merger”), and immediately thereafter KLA-Tencor will be merged with and into Merger Sub 2, with Merger Sub 2 as the surviving entity in the merger. In the First Merger, each outstanding share of common stock, par value $0.001 per share (the “KLA-Tencor Common Stock”), of KLA-Tencor (other than Excluded Shares (as defined in the Agreement)) will be converted into the right to receive, at the election of the holder thereof, either (i) $32.00 in cash (the “Average Cash Per Share”) and 0.5000 shares of Company Common Stock (the “Average Company Stock Per Share” and, together with the Average Cash Per Share, the “Mixed Consideration”), (ii) an amount of cash equal to the sum of (A) the Average Cash Per Share plus (B) the product of (x) the VWAP of Parent Stock (as defined in the Agreement) multiplied by (y) the Average Company Stock Per Share (collectively, the “Cash Consideration”), or (iii) a number of shares of common stock, par value $0.001 per share (the “Company Common Stock”), of the Company (the “Stock Consideration”) equal to the sum of (A) the Average Company Stock Per Share plus (B) the quotient of (x) the Average Cash Per Share divided by (y) the VWAP of Parent Stock (collectively, the “Stock Consideration” and, taken in the aggregate with the Mixed Consideration and the Cash Consideration, the “Merger Consideration”), subject to proration and certain procedures and limitations contained in the Agreement.

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, KLA-Tencor and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. At your request, affiliates of Goldman, Sachs & Co. have entered into financing commitments and agreements to provide the Company with bridge financing in connection with the consummation of the Transaction, in each case subject to the terms of such commitments and agreements. We also note that an affiliate of Goldman, Sachs & Co. has entered into bond hedge transactions and issuer warrant transactions with the Company in connection with the Company’s 0.50% Convertible Senior Notes due May 2016 (initial aggregate principal amount of $450,000,000) and the Company’s 1.25% Convertible Senior Notes due May 2018 (initial aggregate principal amount of $450,000,000). The issuer warrant transaction may be adjusted by an affiliate of Goldman, Sachs & Co., as calculation agent, as a result of the announcement and/or consummation of the Transaction in accordance with the terms thereof in order to account for the effect of such event on the theoretical value of the Company’s shares or such issuer warrant transaction, including adjustments that could be in favor of such affiliate. We have

Board of Directors

Lam Research Corporation

October 20, 2015

provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as co-manager in the Company’s investment grade notes offering in March 2015. We may also in the future provide financial advisory and/or underwriting services to the Company, KLA-Tencor and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended June 28, 2015; annual reports to stockholders and Annual Reports on Form 10-K of KLA-Tencor for the five fiscal years ended June 30, 2015; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and KLA-Tencor; certain other communications from the Company and KLA-Tencor to their respective stockholders; certain publicly available research analyst reports for the Company and KLA-Tencor; certain internal financial analyses and forecasts for KLA-Tencor prepared by its management; and certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for KLA-Tencor, in each case, as prepared by the management of the Company and approved for our use by the Company (the “Forecasts”), including certain operating synergies projected by the managements of the Company and KLA-Tencor to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior managements of the Company and KLA-Tencor regarding their assessment of the past and current business operations, financial condition and future prospects of KLA-Tencor and with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the shares of Company Common Stock and the shares of KLA-Tencor Common Stock; compared certain information for the Company and KLA-Tencor with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the semiconductor industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or KLA-Tencor or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or KLA-Tencor or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Merger Consideration to be paid by the Company pursuant to the Agreement. We do not express any view on, and our opinion does not

Board of Directors

Lam Research Corporation

October 20, 2015

address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or KLA-Tencor, or any class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid by the Company pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or KLA-Tencor or the ability of the Company or KLA-Tencor to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by the Company pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.
(GOLDMAN, SACHS & CO.)

ANNEX C

October 20, 2015

Board of Directors

KLA-Tencor Corporation

One Technology Drive

Milpitas, CA 95035

Members of the Board:

We understand that KLA-Tencor Corporation (the “Company”), Lam Research Corporation (“Parent”), Topeka Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), Topeka Merger Sub 2, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs,” and each of the Company, Parent and the Merger Subs collectively, the “Parties” ) have entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the Merger Agreement, among other things, the Parties have agreed to effect a business combination through (a) the merger of Merger Sub 1 with and into the Company, with the Company being the surviving entity (the “First Merger”) and (b) immediately following the First Merger, the merger of the Company, as the surviving entity of the First Merger, with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (together with the First Merger, the “Mergers”). Pursuant to the First Merger, the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of common stock of the Company (“Company Common Stock”), other than shares held by Parent or any subsidiary of the Company or Parent and shares as to which dissenters’ rights have been perfected, will be converted into the right to receive at the election of the holder and subject to certain limitations and election and proration procedures set forth in the Merger Agreement, as to which procedures we express no opinion, (i) an amount in cash equal to the Per Share Cash Consideration, as defined in the Merger Agreement, (ii) a number of shares of common stock of Parent (“Parent Common Stock”) equal to the Per Share Stock Consideration, as defined in the Merger Agreement, or (iii) an amount in cash and a number of shares of common stock of Parent equal to the Per Share Mixed Consideration, as defined in the Merger Agreement (together with the Per Share Cash Consideration, the Per Share Stock Consideration and cash in lieu of any fractional shares of Parent Common Stock, the “Per Share Merger Consideration”). The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Per Share Merger Consideration to be received by the holders of shares of Company Common Stock, other than Parent or any affiliates of Parent (the “Holders”), pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

For purposes of the opinion set forth herein, we have reviewed the Merger Agreement, certain related documents and certain publicly available financial statements and other business and financial information of the Company and Parent. We have also reviewed (i) certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”), (ii) certain forward-looking information relating to Parent prepared by the management of Parent, including financial projections and operating data of Parent prepared by the management of Parent (the “Parent Projections”), (iii) certain forward-looking information relating to Parent prepared by the management of Parent, including financial projections and operating data of Parent prepared by the management of Parent and adjusted by the management of the Company (the “Adjusted Parent Projections”), and (iv) information relating to certain strategic, financial and operational benefits anticipated from the Mergers prepared by the managements of

Parent and the Company (the “Synergies”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company and Parent, including information relating to certain strategic, financial and operational benefits anticipated from the Mergers, with senior executives of the Company and Parent. We also reviewed the historical market prices and trading activity for Company Common Stock and Parent Common Stock and compared the financial performance of the Company and Parent and the prices and trading activity of Company Common Stock and Parent Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company and Parent. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. With respect to the Parent Projections and the Adjusted Parent Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Parent, as adjusted by the management of the Company in the case of the Adjusted Parent Projections, of the future financial performance of Parent and other matters covered thereby. With respect to the Synergies, we have been advised by the managements of Parent and the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Parent and the Company relating to the strategic, financial and operational benefits anticipated from the Mergers. We have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the Mergers, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company, Parent or the contemplated benefits expected to be derived in the Mergers. We have also assumed that the Mergers will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessments of the managements of the Company and Parent as to (i) the existing and future technology and products of the Company and Parent and the risks associated with such technology and products, (ii) their ability to integrate the businesses of the Company and Parent and (iii) their ability to retain key employees of the Company and Parent. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving the Company.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services payable upon rendering of this opinion. We will also receive an additional, larger fee if the First Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Qatalyst and its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst or its affiliates other than Qatalyst acting as financial advisor to the Company in connection with a potential strategic transaction; however, Qatalyst and/or its affiliates may in the future provide investment banking and other financial services to the Company and Parent and their respective affiliates for which we would expect to receive compensation.

Qatalyst provides investment banking and other services to a wide range of corporations and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.

This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how any holder of shares of Company Common Stock or shares of Parent Common Stock should vote with respect to the Mergers or any other matter including, without limitation, whether any Holder should elect to receive the Per Share Cash Consideration, the Per Share Stock Consideration or the Per Share Mixed Election Consideration or make no election with respect to any or all of such Holder’s shares of Company Common Stock, and does not in any manner address the price at which Company Common Stock or Parent Common Stock will trade at any time.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Mergers, or the relative merits of the Mergers as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Per Share Merger Consideration to be received by the Holders pursuant to the Merger Agreement and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or Parent, or any class of such persons, relative to such Per Share Merger Consideration.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Per Share Merger Consideration to be received by the Holders pursuant to the Merger Agreement is fair, from a financial point of view, to such Holders.

Yours faithfully,

/s/ QATALYST PARTNERS
QATALYST PARTNERS LP

ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

LAM RESEARCH CORPORATION ATTN: INVESTOR RELATIONS 4650 CUSHING PARKWAY FREMONT, CA 94538

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 18, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 18, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL BACK YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M98509-S40935

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LAM RESEARCH CORPORATION

THE LAM RESEARCH BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

For

Against

Abstain

1. Approval of the issuance of shares of Lam Research common stock to KLA-Tencor stockholders pursuant to the merger agreement.

2. Adjournment of the special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.

3. Approval of the amendment to the Lam Research certificate of incorporation, as amended, to increase the number of authorized shares of Lam Research stock from 405,000,000 to 590,000,000 and the number of authorized shares of Lam Research common stock from 400,000,000 to 585,000,000.

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

ANNEX E

FORM OF PROXY CARD – NOT TO BE USED FOR VOTING PURPOSES

E-1

m98510-S40935

LAM RESEARCH CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

February 19, 2016

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Martin B. Anstice and George M. Schisler, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all shares of common stock of Lam Research Corporation that the undersigned is entitled to vote at the special meeting of stockholders to be held at 8:00 a.m., Pacific time on February 19, 2016, at the Company’s principal executive offices, 4650 Cushing Parkway, Fremont, California 94538, or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on January 7, 2016 as the Record Date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

THIS PROXY WILL ALSO BE USED TO PROVIDE VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY (THE “TRUSTEE”) FOR ANY SHARES OF COMMON STOCK OF LAM RESEARCH CORPORATION HELD IN THE SAVINGS PLUS PLAN, LAM RESEARCH 401(K) (THE “401(K) PLAN”) ON THE RECORD DATE.

IF YOU HOLD SHARES OF LAM RESEARCH CORPORATION THROUGH THE 401(K) PLAN, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TO THE TRUSTEE AT VOTE PROCESSING, C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717, NO LATER THAN 11:59 P.M., EASTERN TIME ON FEBRUARY 16, 2016.

OTHERWISE, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

FORM OF PROXY CARD – NOT TO BE USED FOR VOTING PURPOSES

E-2

ANNEX F

FORM OF PROXY CARD – NOT TO BE USED FOR VOTING PURPOSES

C123456789 IMPORTANT SPECIAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on February 18, 2016. Vote by Internet • Go to www.envisionreports.com/klac • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Special Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR the Following Proposals: 1. Adoption of the Agreement and Plan of Merger and Reorganization by and among Lam Research Corporation, Topeka Merger Sub 1, Inc., Topeka Merger Sub 2, Inc. and KLA-Tencor Corporation. 2. Adjournment of the special meeting, if necessary and appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1. For Against Abstain 3. Approval, by a non-binding, advisory vote, of the compensation of KLA-Tencor Corporation’s named executive officers that is based on or otherwise relates to the mergers. 4. Approval of an extension of the applicability of KLA-Tencor’s outside director vesting acceleration policy to outside members of the KLA-Tencor Board who have served on the KLA-Tencor Board for less than six years as of their termination date, such that the vesting of all restricted stock units held by outside directors who have served on the KLA-Tencor Board for less than six years will accelerate on a pro rata basis upon a separation from service with KLA-Tencor and Lam Research. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Authority is hereby given to the proxies identified on the reverse side of this card to vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 2 6 3 7 1 2 1 028Y3A

F-1

FORM OF PROXY CARD – NOT TO BE USED FOR VOTING PURPOSES

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — KLA-TENCOR CORPORATION Special Meeting of Stockholders Three Technology Drive Building Three Milpitas, CA 95035 February 19, 2016 The undersigned hereby appoints Bren D. Higgins and Teri A. Little, and each of them, as proxies; each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all shares of common stock of KLA-Tencor Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 8:00 a.m., Pacific time, February 19, 2016, at Building Three of KLA-Tencor Corporation’s Milpitas facility, located at Three Technology Drive, Milpitas, California, 95035, or any adjournment or postponement thereof. The Board of Directors has fixed the close of business on January 7, 2016 as the Record Date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

F-2

ANNEX G

CHARTER AMENDMENT

Revise the first paragraph of Article Fourth of the Lam Research Certificate of Incorporation, as amended, to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 590,000,000 shares, consisting of 585,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).”

G-1